                         AGREEMENT

                          BETWEEN

                 TRANS WORLD AIRLINES, INC.

                            AND

                     FLIGHT ATTENDANTS

                     IN THE SERVICE OF

                 TRANS WORLD AIRLINES, INC.

                     AS REPRESENTED BY

          INTERNATIONAL ASSOCIATION OF MACHINISTS

                            AND

                     AEROSPACE WORKERS





                       AUGUST 1, 1999


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                        TABLE OF CONTENTS

ARTICLE                                                      PAGE

1    (A)    Recognition                                         1
     (B)    Scope                                               1
     (C)    Successorship and Parent Companies                  2
     (D)    Labor Protective Provisions                         3
     (E)    Bankruptcy                                          6
     (F)    Remedies                                            8
     (G)    Commuter Carriers, Code Sharing and Block Seating   9
     (H)    Definitions                                        12

2    DEFINITIONS

     (A)    Cabin Attendant                                     1
     (B)    Service Manager                                     1
     (C)    Employee                                            2
     (D)    Block-to-Block                                      2
     (E)    Domicile                                            2
     (F)    Satellite                                           2
     (G)    Deadhead                                            2
     (H)    Month                                               2
     (I)    (1)   Domestic Flight                               2
            (2)   International Flight                          2
            (3)   Tag Ends                                      3
     (J)    Operational Duty Hours                              3
     (K)    Reserve                                             3
     (L)    Standby Duty                                        3
            (1)   Residence Standby                             3
            (2)   Airport Standby                               3
     (M)    Wide-body Aircraft                                  3
     (N)    Ferry Flight Assignment                             3
     (O)    Average Line Value (ALV)                            3
     (P)    Daily Credit Rate                                   4
     (Q)    Alternate Line                                      4

3    PAY

     (A)    Hourly Rates Determined                             1
     (B)    Operational Duty Pay                                1
     (C)    Service Manager Override                            1
     (D)    Reserves                                            1
     (E)    Night Pay                                           1

                            Page i

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     (F)    Language of Destination                             1
     (G)    24 in 7                                             2
     (H)    Service Manager Emergency Downgrade                 2
     (I)    Random Drug/Alcohol Testing                         2
     (J)    Standby Penalties                                   2
     (K)    Vacation Increment Pay                              3
     (L)    Service Manager Temporary Upgrade                   3
     (M)    Special Assignment                                  3
     (N)    Deadhead                                            3
     (O)    Domestic Excess on Duty                             3
     Schedule A                                                 4
            Domestic Cabin Attendant                            4
            International Cabin Attendant                       4
            Domestic Flight Service Manager                     5
            International Flight Service Manager                5

4    EXPENSES

     (A)    Domestic Operations                                 1
            (1)   Expense Allowance                             1
            (2)   Other Expenses                                1
            (3)   Hotels                                        1
            (4)   Taxi Expense                                  1
            (5)   Domestic Ground Transportation                2
     (B)    International Operations                            2
            (1)   Rest Facilities                               3
            (2)   Room Selection                                3
            (3)   Expense Allowance                             3
            (4)   Other Expenses                                3
     (C)    General                                             3
            (1)   Additional Expenses                           3
            (2)   Lounges/Day Rooms                             3
            (3)   Operational Meetings/Training/Physicals       3
            (4)   Crew Meals                                    4
            (5)   Drug Testing                                  5
            (6)   Payment by Employee for Training              5
            (7)   Parking                                       5

5    UNIFORMS

     (A)    Standard Uniforms                                   1
     (B)    Purchase by Newhire Flight Attendants               1
     (C)    Basic Uniform Items                                 1
     (D)    Point Allowance System                              1

                            Page ii


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     (E)    Payroll Deduction of Uniform Items                  3
     (F)    Company Insignia                                    3
     (G)    Change in Uniforms                                  3
     (H)    Expense Cost in Change in Uniforms                  3
     (I)    New Accessory Items                                 3
     (J)    Review of Uniform Attire by Company and Union       3
     (K)    Terminated and Voluntarily Resigned Flight
              Attendants                                        4

6    HOURS OF SERVICE

     (A)(1) Full Line Flying - Scheduling of Maximum
              Flight Credit                                     1
     (A)(2) Alternate Line Flying - Scheduling of
              Maximum Flight Credit                             1
     (B)    Flight Credit Hours                                 1
     (C)    Flight Pay Hours                                    1
     (D)    Determination of Flight Credit and Pay Hours        2
     (E)    Trip Hours                                          2
            (1)   & (2) Trip Hours (Trip Rig)               2 & 3
            (3)   Duty Hours (Duty Rig) - Domestic              3
            (4)   Duty Hours (Duty Rig) - International         3
            (5)   Exclusions                                    4
            (6)   No Additional Duty Hours Under Certain
                  Circumstances                                 4
            (7)   Surface Transportation                        4
     (F)    Vacation Credit and Pay                             5
     (G)    Training/AER's Credit and Pay; Special
              Assignment                                        5
     (H)    Meetings or Courses                                 5
     (I)    Standby Duty                                        5
     (J)    Call-Out Pay                                        6
     (K)    Holding Pay                                         6
     (L)    Deadhead                                            6
     (M)    Supervisor Pay Assignments                          7
     (N)    Flight Time Limitations; Charters                   8
     (O)    Request for Relief from Duty                        8
     (P)    Non-Pay Status                                      8
     (Q)    Jury Duty                                           8
     (R)    FAA Minimum Rest Regulations                        9
            (1)   Domestic Operation                            9
            (2)   International Operations                     10
     (S)    24 in 7                                            11
     (T)    Rest Seats/Facilities                              11
     (U)    Guaranteed Days Off                                11
     (V)    Reserve Flight Attendants                          12
     (W)    Equipment Substitution                             12
     (X)    Enhanced Trip Option; BLIM; Quarterly Limitations  13
            (1)   Enhanced Trip Option                         13

                            Page iii



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            (2)   IP/BLIM                                      14
            (3)   Quarterly Minimums                           16
     (Y)    Drug/Alcohol Testing                               16
     (Z)    Guaranteed Trip Protection                         16

7    PASSES

     (A)    Passes                                              1
     (B)    Union Member System Board of Adjustment             1
     (C)    Reduced Rate Transportation on Union Business       1
     (D)    Jumpseat Authority                                  1
     (E)    Retired Employees                                   2
     (F)    Age 45 Retirement/Voluntary Termination             2
     (G)    Disability Retirement                               2
     (H)    Employee Pass Privileges                            2
     (I)    Improvements in Pass Policy                         2
     (J)    Furloughed/Displaced Flight Attendant Passes        2
     (K)    Emergency Pass Privileges                           3
     (L)    In-law Passes                                       3

8    SICK LEAVE

     (A)    Sick Leave Accrual                                  1
     (B)    Proof of Illness; Written Statement                 1
     (C)    Entitlement to Sick Leave Credit                    1
     (D)    Three (3) Banks                                     1
     (E)    Bid Run Flight Attendant                            1
              Trips Missed Personal Illness Bank                1
              Reserve Flight Attendant                          3
     (F)    Exhaustion of Sick Leave                            3
     (G)    Family Emergency                                    3
     (H)    Excess Flight Credit                                4
     (I)    Industrial Illness/Injury                           4
     (J)    Workers' Compensation Payments                      6
     (K)    Obligation to Prevent Sick Leave Abuse              6
     (L)    Flight Attendant Requirement When Calling Off Duty  6
     (M)    Posting of Sick Leave Accruals                      6
     (N)    Mid Pairing Illness/Injury                          7

9    VACATIONS

     (A)    Vacation Allowance                                  1
     (B)    Eligibility for Vacation                            2
     (C)    Vacations Not Cumulative; Rescheduling of
              Vacations                                         3

                            Page iv

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     (D)    Terminating Employees                               3
     (E)    Increment Pay                                       4
     (F)    Transfer to Overseas Domicile                       4
     (G)    Flight Time                                         4
     (H)    Splitting of Vacation Periods                       4
     (I)    Voluntary Vacation Sellback                         4
     (J)    Personal Business Days                              5

10   SENIORITY GENERAL

     (A)    Seniority Accrual                                   1
     (B)    Furloughed Employees                                1
     (C)    Retention of Seniority                              1
     (D)    Transfers from In-Flight Services Department        1
     (E)    Transfers or Assignments to Other Duty              2
     (F)    Removal from Seniority List                         2
     (G)    Probationary Flight Attendants                      2
     (H)    Return to Active Duty                               2

11   SENIORITY LISTS

     (A)    Posting of Flight Attendant Seniority List          1
     (B)    Twice Yearly Postings                               1
     (C)    Protest                                             1
     (D)    Successor Transaction; Merger                       1

12   REDUCTION IN FORCE AND RECALL

     (A)    Furlough Notice                                     1
     (B)    Offer of Leaves Prior to Furlough                   1
     (C)    No Expense to Company                               2
     (D)    Notification of Address Change                      2
     (E)    Failure to Comply                                   2
     (F)    Seven Year Furlough Provision                       3
     (G)    Displacement Passes                                 3
     (H)    Recall/bypass Letter of Agreement                   3
     (I)    Furlough Pay                                        3
     (J)    Furlough Pay Exclusions                             3
     (K)    Recall Followed by Subsequent Furlough              4
     (L)    Amount of Furlough Pay                              5
     (M)    Union Notification                                  5

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13   FILLING OF VACANCIES

     (A)    Transfer Bids                                       1
     (B)    Special Bid Requests; Involuntary Assignments       1
     (C)    Displacement/Involuntary Assignment                 1
     (D)    Permanent Bids                                      1
     (E)    Temporary Vacancies                                 2
     (F)    Passes                                              2
     (G)    Mutual Transfers                                    2
     (H)    Service Manager Vacancies                           2
     (I)    Notification of Transfers                           2

14   TRANSFER EXPENSES

     (A)    Transfer Expenses                                   1
     (B)    Company-Requested Transfers                         1
     (C)    Newly-Established or Re-Established Domiciles       2

15   LEAVES OF ABSENCE

     (A)    Personal Leaves of Absence                          1
     (B)    Medical Leaves of Absence                           1
     (C)    Union Leaves of Absence                             1
     (D)    Return to Duty Following Personal Leave,
              Maternity Leave or Adoption Leave                 2
     (E)    Return to Duty Following Medical or Union Leave     2
     (F)    Military Leave                                      2
     (G)    Maternity Leave                                     2
     (H)    Adoption Leave of Absence                           3
     (I)    Paternity Leave                                     3
     (J)    Hardship Leave                                      3
     (K)    Requirements Upon Return from Leaves of Absence     4
     (L)    Copies of PTO/Leave Awards to be Furnished to
              Union                                             4
     (M)    Submission of Bid Preferences                       4

16   GRIEVANCE PROCEDURE

     (A)    Representation                                      1
            (1)   Union                                         1
            (2)   Company                                       2
            (3)   Policy                                        2
     (B)    Full-Time Representatives                           3
     (C)    Discipline and Discharge                            4
            (1)   Investigation                                 4

                            Page vi


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            (2)   Request for Step I Hearing                    4
            (3)   Failure to Request Step I Hearing             5
            (4)   Step I Hearing                                5
            (5)   Step I Decision                               5
            (6)   Company Time Limitations                      6
            (7)   No Pay Loss Prior to Written Step I Decision  6
            (8)   General                                       6
     (D)    Other Grievances                                    7
            (1)   Pre-Grievance                                 7
            (2)   Step I                                        7
     (E)    Appeals                                             8
            (1)   Step II                                       8
            (2)   System Board of Adjustment                    8
     (F)    System/General Grievance                            9
     (G)    General Procedures                                  9
            (1)   Time Limits for Grievance Filing              9
            (2)   Group/"et al" Grievances                      9
            (3)   Probationary Employees                       10
            (4)   Untimely Grievance Appeals                   10
            (5)   Ground Transportation                        10
            (6)   Stenographic Report                          10
            (7)   Work Day                                     10
            (8)   Participation                                11
            (9)   Grievance Settlement                         11
            (10)  Grievance Withdrawal                         11
            (11)  Streamlining Grievance/Arbitration
                    Procedures                                 11
            (12)  Non-Disciplinary Discussions                 12

17   SYSTEM BOARDS OF ADJUSTMENT

     (A)    Establishment of System Board of Adjustment         1
     (B)    Members                                             1
     (C)    Board Jurisdiction                                  2
     (D)    Board to Consider Dispute                           2
     (E)    Neutral Referee to Serve as Chairman                2
     (F)    Location                                            2
     (G)    Notice of Dispute                                   3
     (H)    Selection of Referee                                3
     (I)    Selection of Hearing Date                           3
     (J)    Waiver of Hearing                                   3
     (K)    Decision                                            3
     (L)    Extension of Time Limits                            4
     (M)    Representation; Witnesses                           4
     (N)    Back-Pay Calculation                                4

                            Page vii


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     (O)    Stenographic Report                                 5
     (P)    Filing of Transcripts/Records                       5
     (Q)    Expenses of Board Members                           5
     (R)    Witness Expenses                                    5
     (S)    Additional Expenses; Board Member Travel            5
     (T)    Non-Reprisal                                        5
     (U)    Non-Abridgement of Railway Labor Act                5

18   SCHEDULING OF FLIGHT ATTENDANTS

     (A)    General                                             1
     (B)    System Scheduling                                   1

            (1)   Scheduling Committee                          1
            (2)   Away From Domicile Policy                     1
            (3)   Change in Schedules/Availability of
                    Information                                 2
            (4)   Scheduling Committee Reimbursement            2
            (5)   Required Category Bids                        2
            (6)   Additional Category Bids                      2
     (C)    Domicile Scheduling                                 3
            (1)   General                                       3
     (D)    Domicile Scheduling Policy                          4
            (1)   Purpose                                       4
            (2)   General                                       4
            (3)   Preparation of Bid Runs                       5
            (4)   Flight Attendant Assignment and Bidding       6
            (5)   Awarding of Run Selections                   12
            (6)   Open Time Information                        14
            (7)   Utilization                                  14
                  (a)  Maximum Utilization                     14
                  (b)  Initial Projection                      14
                  (c)  Initial Balancing                       15
                  (d)  Company Balance Limitation              16
                  (e)  Reserve                                 16
                  (f)  Balancing and Limitations               16
                       1)   Company Same Day Calendar Balance  17
                       2)   Balance Avoidance                  21
                       3)   Automatic Trip Drop                22
                       4)   Trip Drop During Month             23
                       5)   No Automatic Trip Drop During
                              Month                            23
                  (g)  Bow-wave Option                         24
                  (h)  Excess Credit Hours                     24
                  (i)  Excess Pay Hours                        25
                  (j)  Requests for Open Time                  25
                  (k)  Unprotected Flights                     25

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                  (l)  Insufficient Reserves                   26
            (8)   Reserve                                      26
                  (a)  Vacation                                26
                  (b)  Reserve Complement                      26
                  (c)  Set-up Period/Call-in Period            26
                  (d)  Reserve Assignments                     27
                  (e)  Residence/Airport Standby               27
                  (f)  Release from Call-in Period/Emergency
                         Exception                             29
                  (g)  Call-In Requirements                    29
                  (h)  Unavailable During Call-In Period       29
                  (i)  Open Time Move-up                       29
                  (j)  Reserve Recording                       29
                  (k)  Reserve List                            30
                  (l)  Spread Days                             30
            (9)   Availability for Flight                      32
                  (a)  At Domicile and Satellite               32
                       1)   Sequence Notification/Balancing    32
                       2)   Return to Duty Deadline/"Soft
                              Time" Openings                   32
                       3)   Rights to Trip                     33
                  (b)  Unprotected Flight/Domicile Layover
                         Station                               33
                  (c)  Notification of Schedule Changes        33
            (10)  Trading of Flights                           34
            (11)  Legal Rest at Layover Station After One-Way
                    Trip                                       36
            (12)  Opposite End of Trip                         36
            (13)  Scheduled Times Posted/Published             36
            (14)  Ferry Flights                                36
     (DD)   Alternate Line Flying Scheduling                   36
     (E)    Charters                                           38
     (F)    Satellites                                         40
     (G)    Back-To-Back Flying                                41
              Chart:  Examples of Back-to-Back Flying          45
     (H)    Trip Hours Formula Pro-ration Charts               49

19   PERSONNEL FILE

     (A)    Maintenance                                         1
     (B)    Passenger Complaint Letters                         1
     (C)    Disciplinary Documents                              2
     (D)    Non-Disciplinary Documents                          2
     (E)    Inflight Observation Reports                        2
     (F)    "IER" File/Report                                   2
     (G)    Active Service                                      2

                            Page ix


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20   GENERAL

     (A)    Copies of Agreement                                 1
     (B)    Orders in Writing                                   1
     (C)    Flight Attendant Responsibility                     1
     (D)    Other Benefits                                      1
     (E)    Other Employment with the Company                   3
     (F)    Customer Service Panel                              3
     (G)    Information to be provided by the Company to IAM    3
     (H)    Railway Labor Act                                   4
     (I)    Miscellaneous                                       5
            (1)   Bulletin Boards                               5
            (2)   Addresses of Employees                        5
            (3)   Payroll Deduction for Union Dues              5
            (4)   Union Materials in flight Attendant
                    Mailboxes                                   5
            (5)   Overpayments                                  5
            (6)   Drug Testing Notification                     5
            (7)   No Unlawful Discrimination                    5
            (8)   Direct Deposit                                6

21   RETIREMENT

     (A)    Retirement Plan Amendments                          1
            (1)   Early Retirement                              1
            (2)   Lump Sum Distribution                         1
            (3)   Lump Sum Notice                               2
            (4)   Freeze of Benefit Accruals                    2
            (5)   Defined Benefit Plan                          2
            (6)   Retirement Savings Plan [401(k)]              3
     (B)    Summary of Retirement Plan                          3
            (1)   Type of Plan                                  3
            (2)   Participants                                  3
            (3)   Participant Eligibility                       3
            (4)   Normal Retirement Age                         3
            (5)   Normal Benefit Formula                        4
            (6)   Lump Sum Distribution                         5
            (7)   Disability Retirement                         5
            (8)   Normal Form of Benefit                        5
            (9)   Contingent Annuitant Option                   5
            (10)  Optional Forms of Benefits                    5
            (11)  Vesting in Pension Accrued to Date            5
            (12)  Employee Contributions                        6
            (13)  Unisex Option Factors                         6
     (C)    Retirement Savings Plan for Flight Attendants       6

                            Page x


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            (1)   Plan Restatement/401(k) and FSM
                    Contribution                                6
            (2)   Lump Sum                                      7
            (3)   Delivery of Contributions                     7
            (4)   Allocation of Employer Contribution           7
            (5)   Cooperation and Study                         8
            (6)   Effect of Triggering Event on 401(k) Plan     8
            (7)   Expense Reimbursement                         8
            Appendix                                            9
            Factors                                             9

22   INSURANCE BENEFITS

     (A)    Group Insurance                                     1
            (1)   Group Medical Benefit Plan                    1
     (B)    Prescription Drug Program                           5
            (1)   Mail Order Drug Plan                          5
            (2)   Acute Care Drug Plan                          6
     (C)    Dental Plan Benefits                                6
     (D)    Life Insurance                                      8
     (E)    Group Coverage General                              9
     (F)    Outline of Plans                                    9
            (1)   Medical Plan                                  9
            (2)   Short Term Disability                        15
            (3)   Long Term Disability                         16
            (4)   Accidental Death and Dismemberment           16
            (5)   Life Insurance                               17
            (6)   Continuation of Insurance                    18
            (7)   Work Stoppage                                18
            (8)   Flight Attendant Waiver of Medical Coverage  18
            (9)   New Hire Coverage                            19
            (10)  Retiree Medical Coverage                     19
            (11)  Bomb Insurance                               20
            (12)  Aviation Insurance                           20

23   PHYSICAL EXAMINATION

     (A)    Requirements                                        1
     (B)    Neutral Medical Examiner                            1
            (1)   Medically Unfit for Duty                      1
            (2)   Neutral Medical Examination                   1
     (C)    Procedural Letter of Understanding                  2
     (D)    Employee/Company Rights                             3

                            Page xi


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24   UNION SECURITY

     (A)    Union Dues Check-off                                1
     (B)    Union Security                                      1
     (C)    Returning to Position                               2
     (D)    Loss of Membership in Good Standing                 2
     (E)    System Board Protest                                3
     (F)    Execution of Time Limits                            4
     (G)    Discharge                                           4
     (H)    Notice                                              5
     (I)    Return to Employment Following Discharge or
              Resignation                                       5
     (J)    Notification to Employee                            5
     (K)    Company to Furnish Names                            5
     (L)    Dues and Initiation Fee Check-Off                   5
     (M)    Dues Check-Off Form to be Furnished to Company      6
     (N)    Remittance of Union Dues                            7
     (O)    Automatic Revocation of Union Dues Assignment       7
     (P)    Collection of Back Dues                             7
     (Q)    Deduction of Membership Dues From Paycheck          7
     (R)    Recognition of Union Representation                 8
     (S)    Indemnification of Company                          8
     (T)    Definition of Time Limits                           8

25   SAFETY COMMITTEE

     (A)    Establishment of Safety Committee                   1
     (B)    Notification of Accident or Incident                1
     (C)    Travel to Investigation Site                        1
     (D)    OSHA 2000 Logs                                      2
     (E)    Acquisition of New Aircraft or Reconfiguration of
              Existing Aircraft                                 2
     (F)    Advisory Capacity; Non-Liability of Union           2

26   AIRCRAFT CREW COMPLEMENT

     (A)    Basic Crew Complement                               1
     (B)    FAA Minimum Staffing Requirement                    1
     (C)    Additional Cabin Staffing                           2
     (D)    Demand Staffing - Variable Staffing (VSU)           2

27   REOPENERS

     (A)    Foreign Bases                                       1
     (B)    Merger, Purchase, Acquisition, Absorption           1
     (C)    Deregulation                                        1

                            Page xii


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     (D)    Wage Controls, Deferrals, Cut-Backs                 1

28   DURATION OF AGREEMENT

29   LETTERS AND AGREEMENTS

INDEX


                            Page xiii





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                              AGREEMENT
                               BETWEEN
                      TRANS WORLD AIRLINES, INC.
                               AND THE
                 FLIGHT ATTENDANTS IN THE SERVICE OF
                      TRANS WORLD AIRLINES, INC.
                        AS REPRESENTED BY THE
               INTERNATIONAL ASSOCIATION OF MACHINISTS

                              ARTICLE I

(A)  RECOGNITION

     In accordance with the certification R6482 made by the National Mediation Board on March 6, 1997, the Company hereby recognizes the International Association of Machinists and Aerospace Workers, hereinafter identified as the "IAM," as the duly designated and authorized representative of the Flight Attendants in the employ of the Company for the purposes of the Railway Labor Act, as amended.

     Absent agreements by the IAM, the Company agrees that it shall not extend recognition to any other labor organization or other entity as collective bargaining representative of TWA's Flight Attendants unless required by the NMB after exhaustion of NMB procedures.

(B)  SCOPE

     (1) Except as provided in Article 1 (G) below, all present and future in-flight cabin service and safety duties of any form performed by or for the Company or any Affiliate shall be provided and performed by Flight Attendants on the TWA
          Flight Attendant System Seniority List in accordance with the terms and conditions of this Agreement. Such in-flight cabin service and safety duties shall include without limiting the generality of the foregoing all revenue and non-revenue flights, whether scheduled or unscheduled,
          (1) on the Company's or an Affiliate's aircraft, or (2) under the Company's or an Affiliate's operational control, or
          (3) over the Company's or an Affiliate's present and future routes, route authorities, and/or extensions thereof, or
          (4) subcontracted either to or for any other carrier or entity, or (5) conducted by any other carrier under the TWA name, logo or marks.

     (2) Except as provided in Article 1 (G) below, (a) all individuals who undergo Flight Attendant training to perform the Company's or an Affiliate's in-flight cabin service and safety duties and (b) all individuals who train Flight Attendants to perform the Company's or an Affiliate's aircraft cabin service and safety duties, except as to (a) such safety duties included within Annual Emergency Reviews which may be performed by Flight Operations personnel and/or Flight Attendants and (b) initial factory-conducted training in newly

                           ARTICLE 1 / Page 1


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          purchased aircraft and aircraft equipment, shall be Flight
          Attendants on the TWA Flight Attendant System Seniority List subject to the terms and conditions of the Agreement.

     (3) Absent written agreement by the IAM to the contrary, all present or future in-flight cabin service and safety duties of any form performed for any other carrier by Flight Attendants on the TWA Flight Attendant System Seniority List shall be performed under terms and conditions that are no less favorable than the comparable terms and conditions contained in the Agreement.

     (4) Neither the Company nor any Affiliate shall, without the IAM's prior written consent, enter into any sale, lease, transfer or other disposition of the Company's or an Affiliate's aircraft, international routes or international route authority to any person(s) or entity (the "Buyer") where the Buyer or any air carrier that Controls or is under the Control of the Buyer uses such aircraft or international routes to provide or receive passenger feed to or from the Company pursuant to an agreement or an arrangement with the Company or an Affiliate other than an industry standard interline agreement or its substantial equivalent.

     (5) Neither the Company nor any Affiliate shall establish any Flight Attendant domicile outside the United States or its territories without the IAM's prior written consent.

(C)  SUCCESSORSHIP AND PARENT COMPANIES

     (1) The Company and its Affiliates shall require any successor, assignee, transferee, administrator, executor and/or trustee of the Company or of a Parent (a "Successor") resulting from the transfer (in a single transaction or in multi-step transactions) to the Successor of the majority beneficial ownership and/or Control of all or substantially all of the equity securities and/or assets of the Company (a "Successorship Transaction") to employ the Flight Attendants on the TWA Flight Attendant System Seniority List in accordance with the provisions of the Agreement and to assume and be bound by the Agreement.

     (2) The Company and its Affiliates shall not conclude any agreement for a Successorship Transaction unless the Successor agrees in writing, as an irrevocable condition of the Successorship Transaction, to assume and be bound by the Agreement, to recognize IAM as the representative of the Successor's Flight Attendants, and to guarantee that the Flight Attendants on the TWA Flight Attendant System Seniority List will be employed by the Successor in accordance with the provisions of the Agreement.

                           ARTICLE 1 / Page 2

     (3) The Company shall not conclude, facilitate or permit any agreement or arrangement that establishes any Parent that is, Controls or is under the Control of an air carrier unless the Parent agrees in writing to be bound by this
          Article 1 of the Agreement in the same manner as the Company.

(D)  LABOR PROTECTIVE PROVISIONS

     (1)  Successorship and Merger

          In the event of a Successorship Transaction in which the Successor is an air carrier or any person or entity that Controls or is under the Control of an air carrier (the "Merger Partner"), the Company shall, as a condition of the transaction, require the Merger Partner to agree, and the Merger Partner shall agree, to employ the Company's Flight Attendants and to integrate, on the basis of on-line seniority, the pre-merger Flight Attendant seniority lists of the Company and the Merger Partner in a fair and equitable manner pursuant to Sections 3 and 13 of the Allegheny-Mohawk Labor Protective Provisions ("LPPs").

     (2)  Flight Attendant Transfer Rights in Substantial Asset Sales.

          If the Company or any Affiliate, in a single transaction or a series of related transactions:

          (i) sells, transfers or disposes of assets which have produced more than twenty (20%) percent of the gross operating revenue of the Company over the twelve (12) months preceding the closing of the asset sale, transfer or disposition; or

          (ii) sells, transfers, or disposes of assets or operations which reduce(s) or reasonably can be expected to lead to a reduction in the level of available seat miles ("ASMs") operated by the Company at the closing of the asset sale, transfer or disposition by fifteen (15%) percent or more.

          (iii) sells, transfers or disposes of any international route or route authority; or

          (iv) sells, transfers or disposes of ten (10%) or more of the Company's aircraft fleet as of the closing of the aircraft sale, transfer or disposition (except as part of a phased transport aircraft replacement program which is being diligently pursued in good faith by the Company, and pursuant to which the Company in fact replaces such aircraft within 180 days) to a person or entity or to a group of persons or entities acting in concert (the "Purchaser") that is, Controls

                           ARTICLE 1 / Page 3
                or is under the Control of an air carrier or that will operate as, Control or be under the Control of an air carrier following its acquisition of the Company assets (any such transaction or series of transactions that satisfies (i), (ii), (iii) or (iv) above, a "Substantial Asset Sale"), then:

                (a) The IAM shall determine, in its sole discretion, whether or not Flight Attendants from the TWA Flight Attendant System Seniority List (the "Transferring Flight Attendants") shall transfer to the particular Purchaser(s) pursuant to the Substantial Asset Sale. The number of Transferring Flight Attendants shall be determined by calculating the average Flight Attendant staffing on a monthly basis over the prior twelve (12) months attributable to the international route or route authority, aircraft and/or other assets or operations transferred to the particular Purchaser in connection with the Substantial Asset Sale. In addition to the above requirements the Company shall use its reasonable good faith efforts to have the particular Purchaser offer employment to the largest practicable number of TWA Flight Attendants as Transferring Flight Attendants under the terms of this Article 1(D); and

                (b) The Transferring Flight Attendants shall be selected on the basis of TWA system seniority on the TWA Flight Attendant System Seniority List from those Flight Attendants who are qualified, or who with FAA required training can become qualified, to serve on the aircraft, route, or operation related to the Substantial Asset Sale.

                (c) The Company and its Affiliates shall require each particular Purchaser, and each particular Purchaser shall agree, (i) to employ the Transferring Flight Attendants; (ii) to pay the Transferring Flight Attendants at no less than the lesser of the rates of pay being paid by TWA or the particular Purchaser for the applicable seniority level at the time of the transfer; and
                     (iii) to integrate the Transferring Flight
                     Attendants into the Purchaser's Flight Attendant seniority list in a fair and equitable manner pursuant to Sections 3 and 13 of the Allegheny Mohawk LPPs.

     (3)  Special Protections in a Carrier Fragmentation

                           ARTICLE 1 / Page 4

          (a) If the Company sells, transfers or disposes of assets within any twelve (12) month period which, net of asset purchases or acquisitions during the same twelve (12) month period,
               (i) produced fifteen (15%) percent or more of the ASMs operated by the Company over the prior twelve (12) months, or (ii) produced fifteen (15%) percent or more of the Company's Flight Attendant staffing positions over the prior twelve (12) months, or (iii) produced fifteen (15%) percent or more of the Company's annual block hours over the prior twelve (12) months (the closing of any such transaction(s) which alone or in the aggregate satisfy the aforesaid percentage being referred to as a "Triggering Event), then

               (1) no Flight Attendant on the Company's seniority list on the date of the Triggering Event shall be furloughed during the twelve (12) month period following the Triggering Event, or shall be furloughed in anticipation of any Triggering Event or for the purpose of depriving any Flight Attendant of protection under this paragraph; and

               (2) during the time period in which any of the restrictions described in this Article 1(D)(3) are in effect, the Company will be permitted, at its discretion, notwithstanding any other provision of the Agreement, to require a Flight Attendant who would have been furloughed but for the restrictions described in this Article 1(D)(3) to utilize his or her accrued unused vacation.

          (b) The special protections described in this Article 1(D)(3) are in addition to the Flight Attendant transfer and seniority integration rights established in Article 1(D)(2) above in connection with Substantial Asset Sales. However, the Substantial Asset Sales governed by Article 1(D)(2) above shall not be counted in determining whether the Company has reached a Triggering Event (and thereby triggered the special protections) under this Article 1(D)(3) in any twelve (12) month period.

          (c)  In addition, the special provisions described in this
               Article 1(D)(3) shall not apply if the Company can demonstrate, by clear and convincing evidence, based on all the information available at the time of the Triggering Event, that the asset sales, transfers or dispositions that result in a Triggering Event will not result, directly or indirectly, in the furlough of Company Flight Attendants during the 12 month period

                           ARTICLE 1 / Page 5
              following a sale, transfer, or disposition.

     (4)  General

          (a) The Company shall not conclude or enter into any agreement for any transaction or series of transactions that constitute a Substantial Asset Sale or a Merger unless the particular Purchaser or the Merger Partner, as applicable, agrees in writing to offer employment and integrate TWA Flight Attendants in accordance with the terms of this
               Article 1(D) or as otherwise agreed to by the IAM. The Company will not engage in a multiple party sale transaction or any other corporate transaction with the purpose or knowing effect of avoiding the applicability of this
               Article 1(D).

          (b) This Article 1(D) shall not apply to (i) any sale lease-back or any financing transaction in which the Company continues to use the financed assets in its operations or (ii) the sale of Trans World Express, Inc. ("TW Express, Inc.") or any or all of its assets.

          (c) The rights and protections provided the IAM and the TWA Flight Attendants under this Article 1(D) are in addition to any other rights and protections contained in any other agreement involving the IAM and the TWA Flight Attendants including other provisions of this Agreement. In the event of a conflict between Article 1 and any other provision of this Agreement, this Article 1 shall control.

     (5)  Acquisition of Airline Assets

          In the event (i) the Company acquires international routes or 20 or more aircraft from another carrier (the "Seller") and (ii) the Company's acquisition of such routes or aircraft materially increases the Company's Flight Attendant staffing needs and (iii) the terms of the Company's purchase agreement with the Seller require the Company to employ certain of the Seller's Flight Attendants with lateral seniority or seniority integration rights, then a reasonable number of transferring Flight Attendants from the Seller shall be integrated into the TWA Flight Attendant System Seniority List in a fair and equitable manner pursuant to Sections 3 and 13 of the Allegheny-Mohawk Labor Protective Provisions ("LPPs").

(E)  BANKRUPTCY

     (1) The Company and the IAM agree that the implementation of this Agreement constitute a complete restructuring of the parties' rights

                           ARTICLE 1 / Page 6
          and obligations under the IAM - TWA collective bargaining agreement and that such implementation has been negotiated in good faith as a part of an overall restructuring of the Company's rights and obligations with respect to its creditors, employees and other constituencies. In addition, the Company hereby represents and confirms that

          (a) The IAM has made significant and quantifiable concessions in this Agreement which have substantially benefited all other creditor groups and have allowed the Company to avoid liquidation; and

          (b) the Agreement has been negotiated in good faith by both parties on the basis of the Company's explicit representation that it will not seek, require or support any modification, alteration, revision or refection of any provision of this Agreement without the IAM's written consent, even if the Company is required to undergo additional reorganization or restructuring under the United States Bankruptcy Code or otherwise; and

          (c) any request by the Company to modify, alter, revise or reject any provisions of the Agreement without the IAM's written consent would therefore be made in bad faith.

     (2) As a result of the negotiations, agreements and representations described in the preceding Article 1(E)(1), in the event a petition under Chapters 7 or 11 of the Bankruptcy Code concerning the Company is filed, then:

          (a) Neither the Company nor any Affiliate shall file any application seeking rejection or modification of any agreement between the Company and the IAM pursuant to 11 U.S.C. Section 1113 or any other provision of the Bankruptcy Code, including a request to implement interim changes in the Agreement pursuant to 11 U.S.C.
               Section 1113(e).

          (b) The Company and its Affiliates stipulate and agree that this Agreement permits the reorganization of the Company and assures that all creditors. The debtor and all affected parties are treated fairly and equitably in any reorganization within the meaning of 11 U.S.C.
               Section 11 13. The Company and its Affiliates shall actively oppose a rejection or modification of the Agreement or implementation of interim changes to the Agreement if proposed or supported by any other party.

                           ARTICLE 1 / Page 7

     (3) In the event the Agreement is rejected or modified pursuant to 11 U.S.C. Section 1113 notwithstanding any provision herein, then the difference between the rates of pay, rules and working conditions established in this Agreement and the post-rejection rates of pay, rules and working conditions for the Company's Flight Attendants shall accrue and be treated as an expense of administration pursuant to 11 U.S.C. Sections 503(B)(1)(A) and 507 and shall be paid as an administrative priority pursuant to 11 U.S.C. Sections 503(b)(1)(A) and 507(a)(1).

(F)  REMEDIES

     (1) The Company agrees, and shall require the particular Purchaser (or Successor or Merger Partner if applicable) to agree, to resolve all disputes concerning the interpretation or application of this Article 1 through final and binding arbitration on an expedited basis directly before the IAM - TWA System Board of Adjustment sitting with a neutral arbitrator. The dispute shall be filed with the Company within ten (10) days of the interpretation or application of
          Article 1 and shall be heard no later than fifteen (15) days following the submission to the System Board and decided no later than thirty (30) days after submission (the provisions of Articles 16 and 17 herein notwithstanding), unless the parties agree otherwise in writing; but in no event shall such arbitration delay the closing of the sale of the transferred assets. The IAM shall cooperate with the Company and the Purchaser in order that any dispute which is not decided at the time of closing will be arbitrated post-closing, with any determination to be binding on the Purchaser unless the Company and the Purchaser agree, with the consent of the IAM (which consent shall not be unreasonably withheld or delayed by the IAM), that such determination shall be and remain the sole obligation of the Company; provided that the Purchaser shall have the right to become a party to and to participate in any such arbitration which could become binding upon such Purchaser.

     (2) The Company and the IAM agree that the rights and obligations contained in Article 1 of this Agreement are equitable in nature, that there are no adequate remedies at law for the enforcement of such rights and obligations, and that the IAM and the Company's Flight Attendants will be irreparably injured by any violation of this Article 1. The parties therefore agree that, in addition to any other rights and remedies available under law or the Agreement, this Article 1 shall be enforced by equitable remedies, including injunctions and specific performance, against the Company, its Affiliates and others in privity with the Company.

     (3) In addition, the parties agree that the equitable rights and obligations established in this Article 1 shall remain enforceable, through equitable relief and otherwise, until the Agreement is amended pursuant to Section 6 of the Railway Labor Act notwithstanding (a)

                           ARTICLE 1 / Page 8
          any filing concerning the Company under any chapter of the United States Bankruptcy Code, (b) any attempted alteration, modification or rejection of the Agreement pursuant to any provision of the Bankruptcy Code or otherwise, (c) any attempted sale of the property of the Company pursuant to any provision of the Bankruptcy Code or otherwise, or (d) any imposition of an automatic stay with respect to the Company's property.

(G)  COMMUTER CARRIERS, CODE SHARING AND BLOCK SEATING

     (1) The Company, its subsidiaries and its corporate affiliates may acquire an ownership interest in commuter carriers and may operate such commuter carriers under the terms of separate collective bargaining agreements with the IAM provided any such commuter carriers comply with the restrictions contained in Sections 1(G)(2) through 1(G)(5) below.

     (2) Except as agreed in the September 5, 1995 Letter of Agreement between TWA and ALPA pertaining to the use of ATR aircraft by Trans States, Inc., the Company, and its Affiliates will not operate, maintain any ownership interest in, or enter into any code sharing arrangement with, any United States air carrier as defined in 49 U.S.C. 40102(a)(2) that operates any aircraft under the Company's designator code, name, logo or marks with: (a) a maximum seating capacity in excess of sixty (60) seats; (b) a maximum certified gross takeoff weight in excess of 60,000 pounds; (c) a maximum certified cruising speed in excess of 400 miles per hour; or (d) any jet aircraft as defined herein. Any carrier that satisfies all of the restrictions contained in this Section 1 (G)(2) and that utilizes the Company's or an Affiliate's designator code is hereinafter referred to as a "TWA Commuter Carrier." For purposes of this subsection (G), "Jet Aircraft" is defined as any aircraft that uses a turbine-driven engine without an external propeller.

     (3) Notwithstanding the limitations in Section 1(G)(2) above, TWA Commuter Carriers may operate up to an aggregate of fifteen (15) Jet Aircraft with a maximum seating capacity of fifty (50) seats.

     (4)  In addition to the fifteen (15) Jet Aircraft referred in
          Section 1(G)(3) above, TWA Commuter Carriers may operate:
          (i) one additional Jet Aircraft for each additional three aircraft operated by TWA above its current fleet size of 184 aircraft until the TWA fleet size reaches 200 aircraft; and
          (ii) one additional Jet Aircraft for each two aircraft operated by TWA exceeding 200 fleet aircraft. The maximum seating capacity of the Jet Aircraft operated by TWA Commuter Carriers shall be: fifty (50) seats while the Company's fleet size is less than 190; fifty-four (54) seats while the Company's fleet size is between 191 and 195; fifty-six (56) seats while the Company's fleet size is between 196 and 200; and sixty (60) seats while the Company's fleet size

                           ARTICLE 1 / Page 9
          exceeds 200. The relationship of the Company's fleet size to the number of Jet Aircraft that may be operated by TWA Commuter Carriers and the average seating capacity of the Jet Aircraft that may be operated by TWA Commuter Carriers is shown in Section 1(G)(9) below.

     (5)
          (a) In no event will TWA Commuter Carriers operate more than a maximum aggregate of thirty (30) Jet Aircraft, and in no event will the certificated seating capacity of any Jet Aircraft operated by any TWA Commuter Carrier exceed seventy (70) seats.

          (b) If TWA owns (or leases) and operates regional jets, TWA employees covered by IAM Agreements shall perform all covered work. If regional jets are operated by a wholly-owned subsidiary of TWA, TWA employees otherwise covered by IAM agreements shall perform all covered work, provided that the IAM and TWA enter into a new, separate agreement establishing fully competitive market rates and market working conditions for the performance of such work. All work on regional jets operated by a commuter carrier shall be performed by the employees of the commuter carrier or its service provider.

     (6) As a limited exception to the restrictions contained in Sections 1(G)(2), (3), (4), and (5) above, the Company may enter into or maintain code sharing agreements with

          (a) carriers other than United States air carriers (as defined in 49 U.S.C. 40102(a)(2)) so long as the Company can demonstrate by clear and convincing evidence, that such code sharing arrangements: (i) do not result, directly or indirectly, in the furlough of any Company flight attendant or a reduction in pay status for any Company flight attendant (ii) do not directly or indirectly result in the involuntary furlough from his/her location of any active Mechanic & Related and Passenger Service Employees employed as of the signing and as listed on the Attached Exhibit A ("Active Employees").

          (b) United States air carriers (as defined in 49 U.S.C. 40102(a)(2)) other than TWA Commuter Carriers that permit such carriers to apply the Company's designator code to their operations within the United States and its territories as long as (i) the number of quarterly block hours operated by such carriers utilizing the Company's designator code does not exceed four percent (4%) of the total number of block hours operated by the Company for the same quarter

                           ARTICLE 1 / Page 10
               within the United States and its territories and (ii) the Company can demonstrate, by clear and convincing evidence, that such code sharing arrangements do not result, directly or indirectly, in the involuntary furlough of any IAM-represented employee or a reduction in pay status for any IAM-represented employee; provided, however, the IAM may, in its sole discretion, increase the total number of block hours available for such operations to up to ten (10%) percent of the total number of block hours operated by the Company for the same quarter within the United States; and

          (c)  The number of quarterly block hours specified in
               Section 1(G)(6)(b)(i) above, may be increased as follows: If the Company's fleet size increases to 193 aircraft, then the number shall be four and one-half (4.5%) percent; if the Company's fleet is at least 199 aircraft, then the number shall be five (5.0%) percent. The relationship between the Company's fleet size and the number of quarterly block hours that may be operated by such United States air carriers is shown in Section 1(G)(9) below.

     (7) The Company and its Affiliate may only enter into block seating arrangement (i.e., the advance purchase of reservation of blocks of seats on other carriers for resale by the Company) aboard any aircraft operated by any person or entity other than the Company if and to the extent that the Company can demonstrate, by clear and convincing evidence, that such block seating arrangements do not result, in the involuntary furlough of any IAM-represented employee or a reduction in pay status for any IAM-represented employee.

     (8) Mechanic & Related and Passenger Service Employees Listed on the Attached Exhibit "A" ("Active Employees") at a TWA location as of the date of signing shall not be involuntarily furloughed from that location as a direct result of a commuter carrier operating Regional Jets. The Company will not furlough any Flight Attendant on the TWA Flight Attendant System Seniority List as a result of the acquisition, expansion over TWA's domestic route system or operation of regional jets by any TWA Commuter Carrier.

                           ARTICLE 1 / Page 11

     (9)  Summary Chart - Sections 1(G)(4), (5), and (6)

          Company           Quarterly Code              No. of Jet                Max. Avg.
          Aircraft          Share Domestic              Aircraft                  Seating
                            Block Hours That            That May Be               Capacity of
                            May be Operated             Operated by               Jet Aircraft
                            by US Air Carriers          TWA Commuter              Operated by
                            Other than TWA                                        TWA Commuter
                            Carriers                                              Carriers

          187-189           4.0%                        16                        50
          190-192           4.0%                        17                        54
          193-195           4.5%                        18                        54
          196-198           4.5%                        19                        56
          199-200           5.0%                        20                        56
          201+              5.0%                        21 + 1 for 2              60
                                                        thereafter up to
                                                        30 maximum

     (10) In addition to and apart from the Jet Aircraft carrying only that TWA Commuter Carrier's and TWA's or Affiliate's designator code that TWA Commuter Carriers are otherwise authorized to operate by this Section 1(G), TWA Commuter Carriers may additionally operate a maximum of three (3) Jet Aircraft with a capacity of no more than seventy (70) seats for which that TWA Commuter Carrier has a code-sharing agreement involving both (a) TWA or an Affiliate and (b) a third-party code-sharing carrier ("Shared Code-Sharing Jet Aircraft"). These 3 Shared Code-Sharing Jet Aircraft are not subject to and will not count towards the maximum average seating limitations of Section 1(G)(4) and the 30 aircraft aggregate limitation of Section 1(G)(5). All other restrictions and limitations imposed by this Section 1(G) remain in effect for these Shared Code-Sharing Jet Aircraft.

     (11) Regional Jet Bids. TWA will make its best efforts to submit competitive bids for all work performed on regional jets operated by Commuter Carriers ("Regional Jet Bids"). The Company shall schedule 2 meetings each year with the IAM to discuss the results of the Regional Jet Bids it has submitted and review those situations where it chose not to submit such bids.

(H)  DEFINITIONS

     The following definitions shall apply to the capitalized terms in the Article 1 of the Agreement:

     (1)  Agreement. The term "Agreement" means and includes this
          ---------
          collective bargaining agreement between IAM and the Company and any and all other agreements between IAM and the Company.

                           ARTICLE 1 / Page 12

     (2)  Control. Person or entity A shall be deemed to "Control"
          -------
          person or entity B if person or entity A, whether directly or indirectly,

          (a) owns securities that constitute, are exercisable for or are exchangeable into twenty (20%) percent or more of (I) entity B's outstanding common stock or (ii) securities entitled to vote on the election of directors of entity B, or otherwise owns twenty (20%) percent or more of entity B, or

          (b) maintains the power, right, or authority by contract or otherwise - to direct, manage or direct the management of a substantial portion of entity B's operations, or provides a substantial portion of the controlling management personnel of entity B; or

          (c) maintains the power, right or authority to appoint or prevent the appointment of a majority of entity B's Board of Directors or similar governing body; or

          (d) maintains the power, right or authority to appoint a minority of entity B's Board of Directors or similar governing body, if such minority maintains the power, right or authority to appoint or remove any of entity B's executive officers or any committee of entity B's Board of Directors or similar governing body, to approve a material part of entity B's business or operating plans, or debt or equity offerings.

     (3)  Parent. As used in the Agreement, the term "Parent" refers
          ------
          to any entity that Controls the Company, whether directly or indirectly through the Control of other Entities that Control the Company.

     (4)  Affiliate. As used in the Agreement, the term "Affiliate"
          ---------
          refers to (i) any person or entity that Controls the Company whether directly or indirectly through the Control of other entities, or (ii) any person or entity that the Company Controls, whether directly or indirectly through the Control of other entities, or (iii) any other corporate subsidiary, parent or division of the Company, or any other Affiliate.

                           ARTICLE 1 / Page 13

                               ARTICLE 2
                              DEFINITIONS

As used in this Agreement, the term

(A) "Cabin Attendant" means an employee whose work shall include performing and assisting in the performance of all enroute cabin services, assisting ground personnel in the boarding process of each flight departure, including but not limited to the lifting of flight coupons in the gate area, and ground service to delayed or canceled passengers in a resourceful and gracious manner, and the responsibility to apply these services for the welfare, comfort, enjoyment and safety of passengers. A Cabin Attendant may be required to attend operational meetings, refresher training course, equipment checkouts, ditching drills, and similar procedures related to flight duties. A Cabin Attendant may, from time to time, be requested to participate in publicity and promotional assignments.

(B) "Service Manager" means an employee who exercises jurisdiction and direct control over all cabin attendants in matters concerning all phases of their duties and responsibilities as set forth by Company procedures. Vacancies in the Service Manager classification shall be opened for bid on a systemwide basis to Flight Attendants who have two (2) years or more line seniority and a minimum one (1) year pay seniority. The work of a Service Manager shall include, but not be limited to the assignment, direction and reassignment where necessary of the work of the cabin crew complement. During the pre-flight briefing, standard positions, assignments and recognition of work positions by seniority bid preference will prevail. However, when a passenger imbalance exists among the cabins or service requirements justify, the Service Manager shall request volunteers from the cabin where least needed. If no Flight Attendant(s) volunteer, the Service Manager has the authority to reassign the most junior Flight Attendant(s) to the cabin where needed. When two (2) or more Cabin Attendants are assigned to a wide-bodied aircraft, or to any other aircraft requiring a Flight Service Manager, at least one (1) of them shall be a Service Manager. The Company shall assign a Flight Service Manager on all narrow-body aircraft which operate on flights outside the contiguous 48 United States, Alaska and Puerto Rico. A Service Manager will be familiar with all cabin duties, be capable or performing all such duties at the direction of the Company or whenever the requirements of the service justify. A Service Manager is responsible for developing, maintaining and furthering a harmonious team spirit among the cabin attendants. A Service Manager may be designated to perform necessary duties in connection with a flight cargo operation and may be required to attend operational meetings, refresher training courses, equipment checkouts, ditching drill, and similar procedures related to flight duties. A Service Manager may, from time to time, be requested to participate in publicity and promotional assignments.


                           ARTICLE 2 / Page 1

(C)  "Employee" as used herein, means Cabin Attendant or Service
     Manager. Flight Attendant as used herein shall be synonymous with Employee.

(D) "Block-to-block" time shall mean that period of time beginning when an aircraft first moves from the ramp blocks, for the purpose of flight, and ending when the aircraft comes to a stop at the ramp blocks at the next point of landing.

(E) "Domicile" means a location where Flight Attendants are permanently based.

(F) "Satellite" means a location attached to a domicile and from which a Flight Attendant may bid to fly.

(G) "Deadhead" means, pursuant to Article 6(L) of this Agreement, the air travel on flight segment(s) on which a Flight Attendant is not scheduled to actively engage in Flight Attendant duties as a member of the working crew; or, surface travel time via ground transportation airport to airport while on Company duty other than travel between co-terminals.

(H) "Month" or "calendar month" as used in this Agreement shall mean the following inclusive periods:

     January          30 days                 1-30 January
     February         30 days                 January 31-March 1
                      (leap year 31 days)
     March            30 days                 2-31 March
     April            30 days                 1-30 April
     May              31 days                 1-31 May
     June             30 days                 1-30 June
     July             31 days                 1-31 July
     August           31 days                 1-31 August
     September        30 days                 1-30 September
     October          30 days                 1-30 October
     November         31 days                 October 31-November 30
     December         31 days                 1-31 December

(I)

     (1) A "DOMESTIC FLIGHT" is any flight which operates within the North American continent and the Caribbean. For pay purposes only (including expenses), flights to and from Mexico and the Caribbean will be compensated at international rates of pay.

     (2) An "INTERNATIONAL FLIGHT" is any flight which either departs or arrives at a station outside the North American continent or the Caribbean.


                           ARTICLE 2 / Page 2

     (3) International crews may be assigned to fly Domestic segments of International flights provided that a) the Domestic portion is a "tag end" to the origination or completion of the paired International flight; b) the Domestic and International flight segments are flown within a single on-duty period; c) both the Domestic and International segments have identical flight numbers.

(J) "Operational Duty Hours" start with the time an employee is required to report for active flight duty, or does report for such duty, whichever is later, and end one-quarter hour for Domestic and one-half hour for International after the conclusion of block time at a station where a cabin attendant is released, or if the flight does not depart, operational duty hours end when the employee is released from such flight. Block-to-block and deadhead time are not included in operational duty hours. If an employee is released from duty at an intermediate station, operational duty hours shall end at time of release and shall recommence when the employee reports, or is required to report, whichever is later, for continuation of flight duty. The Company may waive a Flight Attendant's report time at a layover station in a non-routine situation, to no less than fifteen (:15) minutes, in which case, operational duty hours shall not be less than the originally scheduled operational duty hours, it being understood that such payment will not affect a commencement of an on-duty period or trip hours as defined in 6(E)(1).

(K) "Reserve" means an employee who does not hold a monthly sequenced line of time.

(L)  Standby Duty

     (1) A reserve Flight Attendant shall be considered to be on "residence standby" if she/he is informed that she/he must stand by the telephone in order to be available for immediate flight duty on other than her/his assigned flight. Those reserve Flight Attendants assigned to residence standby must be available to report for flight duty within two (2) hours via surface transportation of being assigned to a flight.

     (2) A reserve Flight Attendant shall be considered to be on "airport standby" if she/he is informed that she/he must stand by, in uniform, at the airport in order to be available for immediate flight duty on other than her/his assigned flight.

(M) A "wide-bodied aircraft" is defined as an aircraft configuration with two or more aisles.

(N) An employee who is assigned to a "ferry flight" shall be considered as deadheading.

(O) "Average Line Value" (ALV) means the weighted average credit value of the bid lines as published in the bid packages.


                           ARTICLE 2 / Page 3

(P) "Fixed Daily Credit" is the number of hours of pay and credit fixed at a value of two hours thirty (2:30) minutes.

(Q) "Alternate Line" is defined as a bid line which contains all flying within the first fifteen (15) days or the last fifteen (15) days of the bid month. Alternate Lines shall be constructed between 32:30 and 45:00 credit hours.


                           ARTICLE 2 / Page 4

                               ARTICLE 3
                                  PAY

(A) Except as otherwise provided herein, hourly rates of pay under the TWA-IAM Agreement shall remain, for the entire term of this Agreement as shown in Schedule "A" attached hereto.

(B)  Operational Duty Pay

     Each Flight Attendant shall be paid operational duty pay at the scheduled rate of $.48 per hour for each operational duty hour as defined in Article 2(J).

(C)  Service Manager Override

     Each Service Manager on wide-bodied aircraft shall receive the scheduled rate of $1.27 per hour for each hour of flight time, actual or scheduled, block-to-block time, whichever is greater, calculated on a leg-by-leg basis, in addition to any other compensation to which she/he is entitled pursuant to this Article.

(D)  Reserves

     (1) All Flight Attendants who are on reserve during any part of a month shall receive not less than seventy-five (75) pay hours, provided, however, that the minimum 75-hour guarantee shall not apply to Flight Attendants whose monthly guarantees have been reduced pursuant to the provisions of
          Article 6(X) [Enhanced Trip Option] and/or Article 18(D)(7)(f)(2)(c) [Balance Avoidance].

     (2) Reserve Flight Attendants at domiciles which protect both International and Domestic flights shall be compensated at international rates of pay.

(E)  Night Pay

     A Flight Attendant shall receive the scheduled rate of $0.19 for each hour prorated to the nearest minute actually flown between the hours of 1800 and 0600 local time. The time of departure shall be the actual block out time of the flight. When changes in time zone occur in flight, the time zone at the station of last departure shall be used in computing the day and night flying for that leg of the flight.

(F)  Language of Destination

     A Flight Attendant who is eligible to receive pay pursuant to the Letters of Agreement No.s VII and VIII for Language of Destination shall receive the scheduled rate of $1.00 for each block hour flown during the month. A Flight Attendant who is eligible to receive pay pursuant to the Letter of Agreement


                           ARTICLE 3 / Page 1
     dated June 25, 1997 shall receive the scheduled rate of $2.50 for each block hour flown for any applicable segment.

(G)  24 in 7

     A Flight Attendant who is not granted 24 hours relief during the seven (7) calendar days as specified in Article 6(S) shall be compensated at two hours thirty minutes (2:30) at her/his hourly rate.

(H)  Service Manager Emergency Downgrade

     In an emergency when it is necessary to assign a Service Manager to a lower classification, she/he shall receive no less than his current rate of pay. In such situations, the bid Service Manager shall be in charge.

(I)  Random Drug/Alcohol Testing

     A Flight Attendant will be paid one hour (no credit) at her/his hourly rate for each occasion she/he is subject to Random Drug and/or Alcohol Testing. The provisions of this section are not applicable to events of "follow-up testing" as defined in Letter XXV, the Random Substance Testing Letter of Agreement, or drug/alcohol testing for cause.

(J)  Standby Penalties

     (1) Should a reserve Flight Attendant serve more than four (4) airport standby assignments, during any one bid month, she/he shall receive the scheduled rate of $19.73 for each additional airport standby assignment and such amount shall not be offset against base pay.

     (2) Should a reserve Flight Attendant serve more than a total of five (5) airport standby assignments and/or residence standby assignments during any one bid period, she/he shall receive the scheduled rate of $19.73 for each additional airport standby assignment or residence standby assignment and such amount shall not be offset against base pay.

     (3) For purposes of the two paragraphs immediately preceding, a single assignment of airport standby shall consist of any amount of time between one minute and eight (8) hours, not to exceed eight (8) consecutive hours.

          A single assignment of residence standby shall consist of any amount of time between one minute and 24 consecutive hours, not to exceed twenty-four (24) consecutive hours. For the purpose of Paragraphs 1)


                           ARTICLE 3 / Page 2
          and 2) above, a Flight Attendant shall not receive more than one (1) payment as scheduled above for each additional assignment so mentioned.

(K)  Vacation Increment Pay

     In addition to vacation pay and credit provided under Article 6(F), an employee shall receive increment pay based upon the number of credited vacation pay hours times the following applicable rate:

     Domestic Service Managers and Cabin Attendants:   $.24
     International Cabin Attendants:                   $.17
     International Service Managers:                   $.77

(L)  Service Manager Temporary Upgrade

     The Company will pay a Flight Attendant the applicable Flight Service Manager rate of pay commensurate with her/his seniority for each flight assignment in which she/he is upgraded to the Flight Service Manager classification.

(M)  Special Assignment

     Flight Attendants on Special Assignment (SPA) shall be credited with two hours and fifty (2:50) minutes for each day of the special assignment or trips missed credit, whichever is greater, to a maximum of eighty-five (85:00) hours per month for their respective classifications.

(N)  Deadhead

     If an employee deadheads under Company orders on any and all flights to or from protecting a flight he/she shall receive one hundred percent (100%) pay/credit of such deadhead flight time for each hour or fraction thereof prorated at the applicable hourly rate.

(O)  Domestic Excess On-Duty

     A Domestic Flight Attendant exceeding fifteen (15) consecutive hours on duty shall be compensated at his/her hourly rate for all such hours in excess of fourteen (14) hours. Such compensation shall not be offset against base pay and shall be in addition to that computed under Article 6(D).


                           ARTICLE 3 / Page 3

                  (SCHEDULE "A")
                  --------------

            DOMESTIC CABIN ATTENDANT
            ------------------------

                   HOURLY RATES
                   ------------


   Year              8/1/99               8/1/00
   1                 17.54                17.72
   2                 19.09                19.28
   3                 20.62                20.82
   4                 22.17                22.39
   5                 23.60                23.83
   6                 25.04                25.29
   7                 26.48                26.75
   8                 28.74                29.03
   9                 29.43                29.72
   10                30.00                30.30
   11                30.56                30.87
   12                32.22                33.35
   13                33.66                34.84

          INTERNATIONAL CABIN ATTENDANT
          -----------------------------

                   HOURLY RATES
                   ------------

   Year              8/1/99               8/1/2000
   1                 17.54                17.72
   2                 19.09                19.28
   3                 20.62                20.82
   4                 22.17                22.39
   5                 23.60                23.83
   6                 25.04                25.29
   7                 26.48                26.75
   8                 30.86                31.17
   9                 31.63                31.94
   10                32.24                32.56
   11                32.85                33.18
   12                34.70                35.91
   13                36.25                37.52


                           ARTICLE 3 / Page 4

         DOMESTIC FLIGHT SERVICE MANAGER
         -------------------------------

                   HOURLY RATES
                   ------------

   Year              8/1/99               8/1/2000
   3                 22.04                22.26
   4                 23.48                23.71
   5                 24.91                25.16
   6                 26.37                26.63
   7                 27.80                28.08
   8                 32.47                32.80
   9                 33.17                33.50
   10                33.92                34.26
   11                34.62                34.97
   12                36.51                37.79
   13                38.14                39.48


      INTERNATIONAL FLIGHT SERVICE MANAGER
      ------------------------------------

                  HOURLY RATES
                  ------------

   Years             8/1/99               8/1/2000
   3                 22.04                22.26
   4                 23.48                23.71
   5                 24.92                25.17
   6                 26.37                26.63
   7                 27.80                28.08
   8                 36.54                36.91
   9                 36.75                37.12
   10                37.90                38.28
   11                38.59                38.98
   12                40.64                42.07
   13                42.46                43.95


                           ARTICLE 3 / Page 5

                              ARTICLE 4
                              EXPENSES


(A)  DOMESTIC OPERATIONS

     When a Flight Attendant in Domestic Operations is on a trip away from his or her domicile or satellite on Company business, the following shall apply:

     (1)  Expense Allowance.  A Flight Attendant's expense allowance
          -----------------
          while engaged in operations away from his/her domicile and/or satellite shall be one dollar and eighty cents ($1.80) per hour for each hour or fraction thereof while away from domicile and/or satellite. Expenses shall be paid commencing at report and ending at release.

     (2)  Other Expenses.  When Flight Attendants are on duty at
          --------------
          locations other than their regular domiciles, regular satellites or regular layover stations, or on special assignment for the Company, and transportation, laundry, cleaning, meals, lodging and tips are not provided by the Company, actual reasonable expenses will be allowed.

     (3)  Hotels
          ------

          (a)  Room Assignments.  In addition to the allowance
               ----------------
               provided in Paragraph (A)(1) of this Article, and except as provided in Letter XXXIV (Voluntary Release of Layover Hotel Rooms), the Company shall provide at regular layover stations, comfortable and adequate lodging so that each Flight Attendant will be assigned to a single room.

               Recommendations of the Union, as furnished by the President, District Lodge 142 or his designee, after he or she has had opportunity to consult with the Council involved, shall be considered before making any change in lodgings. The quality of hotel rooms will not diminish when single rooms become effective for domestic Flight Attendants.

          (b) In the event that regularly assigned lodging at layover stations is in use, the Company will provide other suitable lodging or the Flight Attendant will be allowed the reasonable actual expenses for other necessary lodging.

          (c) Flight Attendants will check in and out of hotels in the normal manner and will pay any incidental expenses incurred by them such as telephone calls, room service, etc.

     (4)  Taxi Expense.  A Flight Attendant who does not receive two
          ------------
          (2) hours notice of flight departure when on reserve or on non-routine flights, will be allowed actual reasonable taxi expenses. Failure to give the


                           ARTICLE 4 / Page 1
          notice provided above must be verified by the Company representative notifying the Flight Attendant to report for flight duty. Such payment will be based on the actual charges with the establishment of no maximum, except as limited by the reasonableness of the expenditure.

     (5)  Domestic Ground Transportation

          (a) At other than his/her domicile or satellite, when courtesy car service is not provided by the layover hotel, Flight Attendants will be provided with ground transportation. The Company will arrange and pay for such transportation between the airport and the layover hotel and return, between airport and airport when on layover, or transiting and not on layover.

          (b) If ground transportation as outlined in (a) above is not provided by the Company within forty-five (45) minutes after block-in or scheduled block-in (whichever is later) at the airport of arrival, Flight Attendants will be issued a taxi voucher for transportation to the layover hotel. When more than one Flight Attendant is so affected, Flight Attendants shall be required to share taxis up to the maximum allowable passenger capacity of the taxis.

          (c) If ground transportation as outlined in (a) above is not provided by the Company within fifteen (15) minutes of scheduled pick-up time at the hotel, Flight Attendants may take a taxi to the airport and will be reimbursed for the actual/reasonable cost of such taxi within three (3) working days after submission of a proper receipt and Company expense report. When more than one Flight Attendant is so affected, Flight Attendants shall be required to share taxis up to the maximum allowable passenger capacity of the taxis.

          (d) Layovers of twenty (20) hours or more will continue to be scheduled at downtown hotels in those cities where downtown layovers are currently utilized, unless the Company and the Union mutually agree otherwise. Notwithstanding the above, Satellite pairings originating from Los Angeles, San Francisco, and San Diego shall not require a downtown hotel for layovers in excess of twenty (20) hours.

(B)  INTERNATIONAL OPERATIONS

     When a Flight Attendant in International Operations is on a trip away from his or her domicile or satellite on Company business, the following shall apply:


                           ARTICLE 4 / Page 2

     (1) The Company will provide adequate rest facilities for employees and will provide facilities comparable to those used by other crew members.

     (2) In selecting rooms at specific overseas hotels the following shall apply:

          On all aircraft involving Service Managers and Cabin
          Attendants, the Service Manager shall sign the hotel sheet first and then all other Cabin Attendants in order of their relative seniority.

     (3) The Company will furnish suitable and adequate lodging and transportation at all stations where International crews lay over. Flight Attendants will be paid at the rate of Two Dollars ($2.00) per hour for each hour or fraction thereof while away from domicile or satellite. Expenses shall be paid commencing at report and ending at release at domicile or satellite.

          At any station where International crews are laying over and the employee is required to remain at the airport for four
          (4) hours or more, the Company will provide suitable meals. Where the employee is released from duty so that he or she may leave the airport, a minimum of six (6) hours at the applicable hourly rate shall be paid.

     (4) When the Company does not provide such facilities as outlined above, reasonable actual expenses will be allowed therefor.

(C)  GENERAL

     (1)  In addition to the expenses allowed under paragraphs (A) and
          (B) above, the Company will allow additional expenses covering extraordinary conditions, including, but not limited to, transportation for attendance at meetings during nighttime hours. Such payment will be based on the actual charges with the establishment of no maximum, except as limited by the reasonableness of the expenditure.

     (2) The Company will furnish suitable lounges with reclining chairs and/or liedown facilities to be used exclusively by Flight Attendants at layover stations, and at all locations where Flight Attendants are based, unless conditions at a particular layover or domicile prevent it. When lounges are not provided as outlined above and the turn time is scheduled for four (4) hours or more (block-to-block), upon request a day room will be provided at a ratio of one (1) room for every three (3) Flight Attendants.

     (3)

          (a) A Flight Attendant required to attend operational meetings, training or refresher courses, for which credit is given under


                           ARTICLE 4 / Page 3

               Article 6(A), including probationary meetings, at his/her domicile or satellite, shall receive hourly expenses as provided in Article 4(A)(1) and Article 4(B)(3) for each hour or fraction thereof, report to release. At meetings where a suitable meal is provided by a Corporate Officer who is conducting the meeting, the expense allowance provided for herein shall not be applicable.

          (b) When a Flight Attendant is required to attend operational meetings, training or refresher courses, for which credit is given under Article 6, including the probationary meetings, away from domicile, he/she shall receive expenses as provided in Article 4(A)(1) and Article 4(B)(3) for each hour or fraction thereof block out to block in at his/her domicile or satellite. At meetings where a suitable meal is provided by a Corporate Officer who is conducting the meeting or training where room and board is provided, the expense allowance provided for herein shall not be applicable.

          (c) Flight Attendants shall receive 2:30 pay and credit and expenses in accordance with Article 4(A)(1) for the one-day Annual Emergency Review (AER) and all other training. In the event a Flight Attendant fails the one-day AER training, he/she will not be paid for the first retest following the first failure. A Flight Attendant shall receive 2:30 pay and credit and expenses for each day he/she is assigned to retraining subsequent to the second AER failure.

          (d) In addition, when a Flight Attendant is required to take a physical in accordance with Article 23 at a location other than where his/her domicile or satellite is located, he/she will be entitled to receive the expense allowance set forth in paragraph 4(A)(1) or 4(B)(3), as appropriate. Expenses in cases where the services of a Neutral Medical Examiner (N.M.E.) are required shall be handled in accordance with the provisions of Article 23.

          (e) Flight Attendants will be provided single rooms during training away from domicile, except as provided in Letter XXXIV (Voluntary Release of Layover Hotel Rooms), and except where training is held at a "Breech type" facility.

     (4)  Crew Meals
          ----------

          The Company will insure that crew meals are available for Flight Attendants on those flight segments over four (4) hours where crew meals are provided for other crew members. Such crew meals shall be consumed only after the normal order of service has been complete


                           ARTICLE 4 / Page 4
          and only in those areas outlined in the Company's Flight Service Manual. Crew meals will not be provided for flight segments scheduled for four (4) hours or less block-to-block except that the Company may, at its sole discretion, provide meals on an exception basis on such flights.

     (5)  Drug/Alcohol Testing
          --------------------

          The Company will reimburse the reasonable, actual transportation costs to and from the drug/alcohol testing facility, provided proper receipts and Company expense report are promptly submitted. The provisions of this section are not applicable to events of "follow-up testing" as defined in Letter of Agreement XXV, the Random Substance Testing Letter of Agreement, or drug/alcohol testing for cause.

     (6)  Payment by Employee for Training
          --------------------------------

          No Flight Attendant in the regular scheduled service of the Company shall, after employment, be required to pay for any training required or conducted by the Company.

          During other than assigned training periods, the Company may make reference materials available to Flight Attendants, but such Flight Attendants will not be required to complete such materials or to take a test during their own time.

          In order to assist Flight Attendants in learning a foreign language, the Company will provide training facilities which will include record/tapes, equipment for sound reproduction, texts, and instructors for reasonable consultation and instruction during the learning process, which shall take place on the Flight Attendant's own time. Seniority and a demonstration of interest shall be considered in scheduling students for the program.

     (7)  Parking
          -------

          At the request of the Union, the Company will confer with and consider the recommendations of authorized Union representatives as to the adequacy of the parking areas and the quality of security measures at Company lots in which employees park their automobiles at domiciles. The Company shall furnish, at no cost to the Flight Attendant, sufficient parking spaces to accommodate all Flight Attendants assigned to a domicile or satellite.

          The Company shall provide active Flight Attendants monthly parking for one vehicle at a TWA domicile or reimburse the Flight Attendant for parking of one (1) vehicle at any station (receipts required), not to exceed the amount paid for one (1) vehicle at the STL domicile.


                           ARTICLE 4 / Page 5

                             ARTICLE 5
                             UNIFORMS

(A)  Standard Uniforms.  Standard uniforms as prescribed in Company
     -----------------
     regulations shall be worn by employees at all times while on duty and at such other times as may be prescribed.

(B)  Purchase by Newhire Flight Attendants.  Employees, with less than
     -------------------------------------
     one (1) full year of service as a flight attendant, shall be required to purchase two (2) uniforms comprised of the basic items as described in Paragraph (C) below. The employee shall pay the actual cost of the basic uniform items as provided by the Vendor.

(C)  Basic Uniform.  The uniforms referred to in Paragraph (B) above
     -------------
     will consist of the following items:

     CABIN ATTENDANTS/ SERVICE MANAGERS

                            BASIC UNIFORM
     FEMALE:
     ------

     Dress or
     Blazer (2)
     Skirt or
     Pants (2)
     All-Weather Coat
     4 Uniform Shirts

     MALE:
     ----
     Blazer (2)
     Pants (2)
     All-Weather Coat
     4 Uniform Shirts

     UNISEX:
     ------
     Scarf/Tie
     Tie Bar
     Pocket Square
     Belt
     Wings
     Serving Garment (Vest/Smock)
     Sweater or Sweater Vest
     Epaulettes

(D)  Point Allowance System
     ----------------------

     Flight Attendants will be provided a monthly allowance based on active service, for the replacement of uniform items due to normal wear and for the acquisition of uniform pieces and accessory items. A maximum of fifty (50%) percent of a


                           ARTICLE 5 / Page 1

     Flight Attendant's annual allowance granted in an odd year may be carried over for use in the following year. All points shall be determined on a calendar year basis, to be determined January 1 of each year and awarded no later than February 1 of each year. The points shall be awarded on a look-back basis. For new employees with less than one (1) full year of service, as Flight Attendant, points shall be pro-rated. All points must be used at the end of each even-numbered year, as points will not be carried forward into any odd year. In addition, Flight Attendants shall receive 8.5 points per month for each month of active service for a Uniform Allowance Program. For purposes of this paragraph, active service is defined as any month in which a F/A completes the month with no less than 32:30. Upon ratification of this agreement, all F/As with greater than one year on-line seniority, will receive a full year's complement of 102 points, pro-rated from the month of ratification of the agreement. The points awarded will be on an individual look-back basis in accordance with monthly active service for the previous calendar year. Upon verification, uniform items that are torn or ripped during normal wear shall be replaced at no cost to the Flight Attendant. Cabin attendants initially transferring to the FSM category shall receive required FSM accessories at no cost to the employee.

               Female Items                        Male Items
               ------------                        ----------

     Description             Points      Description             Points
     -----------             ------      -----------             ------

     All-Weather-Coat            45      All-Weather-Coat            45
     Single-Breasted Jacket      39      Single-Breasted Jacket      50
     Double-Breasted Jacket      41      Double-Breasted Jacket      51
     Blouse (SS)                  7      Shirt (SS)                   7
     Blouse (LS)                  8      Shirt (LS)                   8
     Tie                          3      Tie                          5
     Pants                       21      Pants                       21
     Skirt                       19
     Scarf                        6
     Maternity Jumper/Blazer     29
     Handbag                     12
     Sweater                      8      Sweater                      8
     Sweater Vest                 6      Sweater Vest                 6
     Belt                         3      Belt                         3
     Serving Garment              5      Serving Garment              5
     Pocket Square (Unisex)       1
     Epaulettes (Unisex)          1
     Tiebar (Unisex)              1      FSM Tie                      3
     FSM Tie                      3
     Rollerboard (Unisex)        34
     Dress                       38

     Flight Attendants will not be required to pay any shipping costs incurred for the shipping of uniform items.


                           ARTICLE 5 / Page 2

(E)  Payroll Deduction of Uniform Items.  In addition to the point
     ----------------------------------
     system, purchases of uniform items may also be made by payroll deduction with a maximum biweekly deduction of no more than $25.

(F)  Company Insignia and Uniform items Provided by the Company.  All
     ----------------------------------------------------------
     Company insignia and uniform items which are provided by the Company at its expense shall be issued on a loan basis, and upon termination for any reason, the employee may be required to return such uniform items and insignia to the Company. The Company retains the right to collect any and all uniform items and accessories in the possession of a Flight Attendant. In such case the Flight Attendant will receive full reimbursement for any items collected which the Flight Attendant has purchased.

(G)  Change in Uniforms.  When the Company contemplates making changes
     ------------------
     in style, color or material of the uniform, it will first consult with the IAM District Lodge 142 to solicit the Union's recommendations. Prior to selection of the uniform the District Lodge representatives will be given an opportunity to submit their recommendations which will be considered provided such recommendations are made within thirty (30) days after being solicited by the Company.

(H)  Expense Cost in Change in Uniforms.  During the term of this
     ----------------------------------
     Agreement, the Company may elect to change the basic uniform items as described in Paragraph (C) above. In the event of a changeover which includes a new item and excludes the wearing of a present uniform item, such new item shall be initially issued at the Company's expense to all Flight Attendants who are on the line on the effective date of such uniform change. The Company may also elect to change a basic uniform item which does not exclude the wearing of the present uniform item. In that event, the employee may elect to acquire the new uniform either through the point system or by purchase. The Company may also elect to provide this additional item to the employees at the Company's expense. The Company and the Union shall meet to agree upon the point(s) allotted to any new uniform item.

(I)  New Accessory Items.  During the term of this Agreement, the
     -------------------
     Company may elect to offer new accessory items, including choices to basic items. In that event, the Company and the Union shall meet to agree upon the point(s) allotted to these items.

(J)  Review of Uniform Attire by Company and Union.  The Union
     ---------------------------------------------
     Professional Standards Committee and the Union Safety Committee, together with representatives designated by the Company, shall review all items of uniform attire, including shoes, and shall develop standards and guidelines for such attire


                           ARTICLE 5 / Page 3
     so as to assure maximum employee safety and professional appearance. Female Flight Attendants may, but are not required to, wear high-heeled shoes.

(K)  Terminated and Voluntarily Resigned Flight Attendants.  Flight
     -----------------------------------------------------
     Attendants who are terminated by the Company shall be required to return all uniform items to the Company and shall not be required to pay any outstanding balances due in connection with the purchase of the uniform item(s). Flight Attendants who voluntarily leave the employment of the Company shall continue to be responsible for any outstanding balances due in connection with purchase of any uniform item(s).


                           ARTICLE 5 / Page 4

                                ARTICLE 6
                             HOURS OF SERVICE

(A)(1)  Full Line Flying - Scheduling of Maximum Flight Credit.  Flight
        ----------------
        Attendants shall be scheduled for flight duty so as not to exceed the monthly maximum flight credit. Sixty-five (65) flight pay hours shall constitute the minimum pay guarantee and Eighty-five (85) flight credit hours shall constitute the maximum calendar monthly flight time except as otherwise provided in Articles 6(Y), 6(Z), 8(F) and 18(D)(7).

(A)(2)  Alternate Line Flying - Scheduling of Maximum Flight Credit.
        -----------------------------------------------------------
        Flight Attendants shall be scheduled for flight duty so as not to exceed the fifteen (15) day maximum flight credit. Thirty-two hours thirty minutes (32:30) flight pay hours shall constitute the minimum pay guarantee and Forty-five (45) flight pay hours shall constitute the maximum calendar half-monthly flight time except as otherwise provided in Articles 6(Y), 6(Z), 8(F), and 18(D)(7).

(B)     Flight Credit Hours.  For the purpose of (A) above, flight
        -------------------
        credit hours shall include the following:
        (1) Actual or Scheduled block-to-block time, whichever is greater, calculated on a stop-by-stop basis.
        (2) Trip hours as specified in (E)(2) below but as further qualified in (D) below.
        (3) Duty hours as specified in (E)(3) and (E)(4) below but as further qualified in (D) below.
        (4)   Flight credit hours accrued under paragraph (E)(5)(b) below.
        (5)   Vacation time as specified in (F) below.
        (6)   Training time as specified in (G) below
        (7)   Special assignment as specified in (G) below.
        (8)   Operational meetings as specified in (H) below.
        (9)   Standby as specified in (I) below.
        (10)  Call-out time as specified in (J) below.
        (11)  Holding time as specified in (K) below.
        (12)  Pay assignment as specified in (M) below.
        (13)  Jury duty as specified in (Q) below.
        (14)  Sick Leave time as specified in Article 8.
        (15)  Personal Business day(s) as specified in (F) below.
        (16)  Deadhead Time.
        (17)  Guaranteed Trip Protection.

(C)     Flight Pay Hours.  For the purpose of (A) above, flight pay
        ----------------
        hours shall include the following only:
        (1)   Flight pay hours as computed in accordance with (D) below.
        (2) Trip hours as specified in (E)(2) below but as further qualified in (D) below.
        (3) Duty hours as specified in (E)(3) and (E)(4) below but as further qualified in (D) below.
        (4)   Flight pay hours accrued under paragraph (E)(5)(b) below.


                           ARTICLE 6 / Page 1

        (5)   Vacation time as specified in (F) below.
        (6)   Training time as specified in (G) below.
        (7)   Special assignment as specified in (G) blow.
        (8)   Operational meetings as specified in (H) above.
        (9)   Standby time as specified in (I) below.
        (10)  Call-out time as specified in (J) below.
        (11)  Holding time as specified in (K) below.
        (12)  Pay assignment as specified in (M) below.
        (13)  Jury duty as specified in (Q) below.
        (14)  Sick leave as specified under Article 8.
        (15) Deadhead time as specified in (L) below; ferry as specified in (L) below.
        (16) Surface transportation as specified in (L) below [excluding co-terminals in 6(E)(7)].
        (17) Excess compensation accrued under paragraphs (R) and (D)(4) below.
        (18)  Personal Business day(s) as specified in (F) below.
        (19)  Guaranteed Trip Protection.

(D)     Determination of Flight Credit and Pay Hours.  When an employee
        --------------------------------------------
        returns to his or her domicile from a trip, he or she will be credited with flight credit and pay hours as determined in the following manner:

        (1) His or her credit and pay for each leg of his or her trip will be the greater of actual block-to-block or scheduled block-to-block time on each leg.

        (2) Additional credit and pay resulting from the application of paragraph (E)(3) and (4) below will be added to the greater of actual block-to block or scheduled block-to-block time on each leg.

        (3) Deadhead time as set forth in (L) below, excess on-duty time as specified in (R) and (D)(4) below and any other flight pay hours accrued under this Article shall be added to the pay hours under (1) above.

        (4)   The flight credit and pay hours computed in (D)(1), (2), and
              (3) above for each trip shall be totaled and the result compared with the credit and pay earned under (E)(2) below, when applicable, and the employee shall be credited with the greater.

(E)     Trip Hours.
        ----------

        (1) "Trip Hours" means all the time which passes from the time a Flight Attendant is required to report, or actually reports, whichever is later, at the airport of his or her domicile prior to proposed flight departure, until fifteen (:15) minutes after block-in time on the Domestic operation and until thirty (:30) minutes after block-in time on the International operation after arrival at his or her domicile for a legal rest, free from all duty with the Company. For purposes of this


                           ARTICLE 6 / Page 2
              paragraph and for purposes of Article 2(J), report times at domiciles for active Flight Attendants shall not be less than one (1) hour. In the case of reserves called out on an immediate basis, the time of actual report shall commence the trip hours and operational duty pay. If a Flight Attendant departs his or her domicile as a deadheading crew member for the purpose of protecting a flight, his or her Trip Hours shall commence at the block-out time of the flight except that where surface transportation is used for travel from the domicile for the purposes of working a trip, Trip Hours shall commence at the departure time of the surface transportation; if a Flight Attendant arrives at his or her domicile as a deadheading crew member, his or her Trip Hours shall be considered to end at the block-in time of the flight, except that where surface transportation is used for travel to the domicile from protecting a flight, Trip Hours shall be considered to end at the arrival time of the surface transportation. When a Flight Attendant is requested to deadhead at Company request, the Flight Attendant shall not be required to report for such deadhead flight earlier than thirty (:30) minutes on the Domestic operation and one (1) hour on the International operation.

        (2)   One (1) for Four (4) Trip Hours.  For each trip a Flight
              -------------------------------
              Attendant shall receive on a prorated basis, one (1) hour flight credit and pay for each four (4) hours of trip hours as defined in (E)(1) above.

        (3)   Domestic Operation - One (1) for Two (2) Duty Hours; Duty
              ---------------------------------------------------------
              Averaging.  A Flight Attendant on the Domestic operation who
              ---------
              flies a flight or flights during an on-duty period as defined below, shall receive a minimum of one (1) hour of flight credit and pay for each two (2) hours of such on-duty time prorated, with a minimum of four (4) hours for a single on-duty period flight assignment or an average of four (4) hours per duty period for flights containing more than one duty period. The total duty credit for the entire pairing shall be compared to the total services performed and the Flight Attendant shall receive the greater. For purposes of this paragraph, an on-duty period means all time which passes from the time a Flight Attendant is required to report or actually reports, whichever is later, for his/her flight assignment and shall continue until fifteen minutes (:15) after block-in time. If a Flight Attendant commences or completes an on-duty period by deadheading, his/her on-duty period shall begin at the block-out or end at the block-in time of the flight. A Flight Attendant's on-duty period shall run continuously until broken by a scheduled or actual layover of not less than that required by paragraph
              (R) of this Article.

        (4)   International Operation - One (1) for Two (2) Duty Hours;
              ---------------------------------------------------------
              Duty Averaging; Excess on Duty.  A Flight Attendant on the
              ------------------------------
              International operation who flies a flight or flights during an on-duty period as defined below, shall receive a minimum of one (1) hour of flight credit and pay for each two (2) hours of such on-duty time prorated.


                           ARTICLE 6 / Page 3

              This shall apply only to the first fourteen (14) hours of such duty period with a minimum of four (4) hours for a single on-duty period flight assignment or an average of four (4) hours per duty period for flights containing more than one duty period. The total duty credit for the entire pairing shall be compared to the total services performed and the Flight Attendant shall receive the greater. For purposes of this paragraph, an on-duty period means all time which passes from the time a Flight Attendant is required to report or actually reports, whichever is later, for his/her flight assignment and shall continue until thirty minutes (:30) after block-in time. If a Flight Attendant commences or completes an on-duty period by deadheading, his/her on-duty period shall begin at the block-out or end at the block-in time of the flight. In a duty period which contains a working segment the on-duty hours shall include debriefing time. A Flight Attendant's on-duty period shall run continuously until broken by a scheduled or actual layover of not less than that required by paragraph (R) of this Article.

        (5)   Exclusions.  The provisions of (E)(2), (3) and (4) above
              ----------
              shall not apply:

              (a) To flights in which a landing has not been made at an airport other than the airport of takeoff; and

              (b)  To flights local in nature, except that Flight
                   Attendants assigned to such flights shall receive not less than two (2) hours credit and pay for such flights.

              (c) While assigned to residence standby [airport standby will be governed by the provisions of Article 6(I) and 18(D)(8)].

              (d) Excess trip hours or on-duty hours resulting from a Flight Attendant's request to deadhead on flights other than those offered by the Company.

        (6)   No Additional Duty Hours Under Certain Circumstances.  If a
              ----------------------------------------------------
              strike, work-stoppage, picketing by other employee groups, personal reasons, or deadheading to or from domicile at his or her own request, except when the request is a result of a choice offered to him or her as a result of being an extra or excess crew member, results in additional Duty Hours or Trip Hours for a Flight Attendant, such additional Duty Hours or Trip Hours shall not be included in the computation outlined in (E)(2), (3) and (4) above.

        (7)   Surface Transportation.  Movement between the following
              ----------------------
              airports by surface transportation for purpose of taking out a flight or returning a flight, will not be considered as deadhead time. Each Flight Attendant shall be compensated for such movement, at the Flight Attendant's domicile only, at the operational duty rates specified in Article 3(C).


                           ARTICLE 6 / Page 4

             Between                          Normal Travel Time
             Newark-LaGuardia                        1:15
             Newark-Kennedy                          1:30
             Kennedy-Islip                           1:00
             LaGuardia-Kennedy                        :45
             Los Angeles-Burbank                     1:15
             Los Angeles-Long Beach                   :40
             Los Angeles-Ontario                     2:15
             Midway-O'Hare                           1:30
             San Francisco-Oakland                   1:00
             San Francisco-San Joe                   1:00

             The travel time provided in this paragraph shall be considered as an extension of the trip hours defined in
             (E)(1) and duty hours defined in (E)(3) and (4) above, and of the on-duty provisions of paragraphs (R) and (D) of this Article.

(F)     Vacation Credit and Pay.  When a Flight Attendant is on vacation
        -----------------------
        he/she shall be credited and paid the fixed daily credit of 2:30 for each day of vacation.

(G)     Training/AER's Credit and Pay; Special Assignment.  A Flight
        -------------------------------------------------
        Attendant shall be credited and paid the fixed daily credit of 2:30, or receive credit on a trips missed basis, whichever is greater, for each day he/she is in training or refresher courses. A Flight Attendant shall be credited and paid the fixed daily credit of 2:30 and expenses for Annual Emergency Review (AER). There shall be no credit and pay and expenses for the first retest. In the event it is necessary to schedule an AER which conflicts with a trip, the Flight Attendant will be removed from the trip and will be subject to balance. Notwithstanding the provisions of this paragraph, pay credit and expenses will accrue if a Flight Attendant, subsequent to the second AER failure, is assigned to retraining.

        When a Flight Attendant is removed from flight for special assignment to non-flying duty, such Flight Attendant shall be paid and credited with 2:50 for each day of special assignment to a maximum of 85:00 hours per bid month for his/her respective classification, or receive credit for trips missed on a scheduled basis. In the application of this paragraph, the Flight Attendant will receive the greater of 2:50 credit and pay hours per day or the scheduled credit and pay generated by the flight from which removed, whichever is greater, to a maximum of 85:00 hours.

(H)     Meetings or Courses.  No credit and pay will be given under (G)
        -------------------
        above for operational meetings or for training or refresher courses which are held in lieu of or in connection with operational meetings unless attendance at such meetings is required and such meetings exceed two meetings during the probationary period.

(I)     Standby Duty.  An employee who is assigned to standby duty, as
        ------------
        standby duty is defined in Article 2 hereof, shall receive flight credit and pay prorated on the


                           ARTICLE 6 / Page 5
        basis of one (1) hour credited for each eight (8) hours of assignment to standby duty, with a minimum of one (1) hour. In the event that the actual flight time flown or commenced during such eight (8) hour period an employee is required to standby exceeds the time credited hereunder, this provision shall not apply.

        An employee who is assigned to airport standby duty as airport standby duty is defined in Article 2 hereof, shall receive a minimum of one (1) hour of flight credit for each two (2) hours of such airport standby time prorated. For any on-duty period involving assignment to airport standby, an employee shall receive no less than three (3) hours of credit for such on-duty period.

(J)     Call-Out Pay.  An employee who reports for flight duty and is
        ------------
        not used will be granted two (2) hours of flight credit and pay unless such employee is not used due to his or her incapacity for flight duty.

(K)     Holding Pay.  Each time an employee is required by the Company
        -----------
        to accompany passengers to the scheduled destination when a flight terminates at another station, and each time an employee is required to remain with passengers prior to flight or following flight arrival at any station, he/she will receive flight pay and credit if the delay is one hour or more, subject to the following:

        (1) Such pay and credit shall be granted for each hour or fraction thereof so spent and when such duty time is required by the Company.

        (2) Scheduled ground time at an on-line station, thirty minutes ground time at a domestic off-line station and forty-five minutes ground time at an international off-line station shall not be counted and no credit and pay shall be given therefor.

        (3) Credit and pay will be given for all time spent with passengers when required by the Company to remain with them or with the aircraft while other crew members and the passengers are served a meal in ground restaurant facilities during a scheduled stop at an on-line station. Flight Attendants will not be required to serve meals or beverages to passengers other than on board the aircraft.

        (4) When holding time occurs at the conclusion of flight duty it shall be considered an extension of the trip hours as defined in paragraph (E)(1) and of the on-duty hours as defined in paragraphs (E)(3), (E)(4), (R) and (D) of this
              Article 6.

(L)     Deadhead.  If an employee deadheads under Company orders on any
        --------
        and all flight(s) to or from protecting a flight, he/she shall be credited with one hundred (100%) of such deadhead flight time for pay and credit purposes.

        If an employee deadheads on surface transportation to or from protecting a flight, he/she will be paid fifty percent (50%) flight time but no credit for the scheduled air time between the points traveled, provided that this provision shall not apply to surface transportation between co-terminals. Time spent in


                           ARTICLE 6 / Page 6
        deadhead transportation to and from duty assignment shall not be considered part of any rest period to which an employee is entitled under this Agreement. All time spent deadheading will be included in a Flight Attendant's on-duty period. A Flight Attendant whose on-duty period consists solely of deadhead shall not be entitled to the minimum trip credit provided in paragraphs (E)(3) and (4) above. Flight Attendant scheduled to complete his/her flight assignment by a deadhead return to his/her domicile or satellite shall be permitted (upon notification to station Operations personnel) to proceed directly to a location other than his/her domicile or satellite provided that he/she does not depart prior to the scheduled departure time of his/her scheduled deadhead flight. When utilizing the provisions of this paragraph, a Flight Attendant shall be deemed to have actually performed the deadhead assignment as scheduled. The only exception shall be that his/her trip expenses shall terminate at the scheduled departure time of the scheduled deadhead flight. The Flight Attendant must submit an exception paycard upon return to his/her domicile or satellite.

        A Reserve Flight Attendant who utilizes the provisions of this paragraph shall telephone his/her crew schedule office and determine his/her status.

        Flight Attendants who are scheduled to deadhead may be assigned to work the flight. In such case the Flight Attendant's duty time shall commence at the normal report time for a working Flight Attendant or at the time the Flight Attendant is assigned to work, as determined by the Company, whichever is later, and be paid applicable flight pay and credit.

        Assignments to work instead of deadhead will be made only by Crew Schedule or Operational Planning.

        Assignments to work instead of deadhead will be in inverse seniority order from among those Flight Attendants who by working will not become illegal for a subsequent flight in the same trip or for a subsequent trip.

(M)     Supervisor Pay Assignment.  When an employee is removed from his
        -------------------------
        or her regularly scheduled, promotional, or charter flight, for training purposes, due to the assignment of a supervisor, or due to the special requirements of the particular flight, the Flight Attendant so removed shall:

        (1) Be assigned the flight credit and pay hours she or he would have normally accrued had she or he taken the flight as scheduled; and

        (2) When the removal is at the employee's domicile or satellite, be placed on the schedule for her or his next flight in the same position had she or he taken the flight as scheduled. An employee will not be credited for flight credit hours or receive pay for any period in which she or he is accruing actual flight time.


                           ARTICLE 6 / Page 7

        (3) For purposes of training or refresher when a specific position on board the aircraft is required the assignor will displace the most senior cabin attendant scheduled for the flight and will assume the assignee's seniority.

        (4) The Company reserves the right to displace any cabin attendant on any regularly scheduled, charter or promotional flight regardless of seniority. In such event, the assignor will assume the assignee's seniority.

        (5) It is further understood that the procedures outlined herein are not to be considered optional on the part of either assignor or assignee.

        (6) Except in emergency situations, supervisory personnel will not cover open flights without first assigning a reserve.

(N)     Flight Time Limitations; Charters.  The flight time limitations
        ---------------------------------
        provided in paragraph (A) of this Article shall include all flight time during which an employee is assigned on regularly scheduled, publicity, extra-section, charters, [except those charters operated under the provisions of Article 18(E)(2) and
        (3)], ferry, scenic and other flights on which he or she performs regular flight duties.

(O)     Request for Relief From Duty.  An employee assigned to a flight
        ----------------------------
        which has been delayed at his or her domicile or satellite may request relief four (4) hours after reporting for duty in connection with such flight. Relief will be supplied if a relief employee is available. The employee requesting such relief will remain on duty and depart with a flight unless a relief arrives prior to the flight's departure. An employee relieved pursuant to this section will be granted a minimum of ten (10) hours of rest immediately following his/her release. At the end of such rest period, he/she may be balanced in accordance with Article 18.

(P)     Non-Pay Status.  During any calendar month when an employee is
        --------------
        in a non-pay status, such Flight Attendant will be credited with the applicable daily rate for flight time limitation purposes only.

(Q)     Jury Duty.  When a Flight Attendant is called to jury duty, the
        ---------
        Flight Attendant shall immediately notify the Company and the Company shall release the Flight Attendant from flight duty for the duration of such jury duty. For each day a Flight Attendant is required to be available for jury duty, the Flight Attendant shall be paid the daily credit rate, less any jury duty pay received. A Flight Attendant receiving pay and credit pursuant to this provision shall expeditiously report to his/her manager the amount of Government remuneration received. A Flight Attendant who suffers a loss of credit due to period(s) of jury duty shall not be subject to balance.


                           ARTICLE 6 / Page 8

(R)   FAA Minimum Rest Regulations.
      ----------------------------

      FAA minimum rest regulations are as follows:

                                                                          Additional
                                       Operator May      If Rest Period   Flight
                                       Reduce Rest       Reduced, Next    Attendants
Scheduled            Prescribed        Period to No      Rest Must Be     Required on
Duty Period          Rest Period       Less Than         At Least         Each Flight
-----------          -----------       ---------         --------         -----------

14 hours or less     9 hours           8 hours           10 hours         -
14-16 hours          12 hours          10 hours          14 hours         1
16-18 hours          12 hours          10 hours          14 hours         2
18-20 hours*         12 hours          10 hours          14 hours         3

      *Duty periods longer than 18 hours may be assigned only for operations to or from outside the 48 contiguous states.

      (1)   Domestic Operation. A Flight Attendant on the Domestic
            ------------------
            operation will not be scheduled out of his/her domicile, satellite or layover station to be on duty for more than thirteen (13) consecutive hours. Such Flight Attendant shall not be required to remain on duty for more than fifteen (15) consecutive hours. A Flight Attendant who exceeds fifteen
            (15) hours on duty will be compensated at the appropriate hourly rate for all hours in excess of fourteen (14) hours. Such compensation will be in addition to that computed under Paragraph (D) of this Article. Notwithstanding the above, an employee who is scheduled to complete a flight assignment by deadhead return to domicile or satellite may be scheduled to a maximum of fifteen (15) hours on duty, provided that the working portions of such on-duty period do not exceed the normal on-duty limitations. For purposes of this section, an employee's on-duty period cannot be broken by an off-duty period of:

            (a) Less than sixteen (16) hours at domicile after a Domestic flight prior to taking an International flight, except as provided under Article 18(G) [Back-to-Back Flying]; or

            (b) Less than ten (10) hours, at domicile or, in the case of relief from duty at a point where adequate sleeping accommodations are not provided in the immediate vicinity of the airport; or

            (c) Of less than eight (8) hours in the case of relief from duty at any airport where suitable and adequate sleeping accommodations are provided and available in the immediate vicinity of the airport. In accordance with FAA minimum rest regulations, no less than nine
                 (9) hours may be scheduled but in actual operation, such rest may be waived to eight (8) hours, in which event the Flight

                           ARTICLE 6 / Page 9

                 Attendant must receive no less than ten (10) hours in his/her next rest period.

            (d) For purposes of this paragraph, immediately vicinity of the airport shall be defined as not more than fifteen (:15) minutes normal driving time.

                 An employee will not be assigned to any duty with the Company during any rest period specified in this section. For purposes of this section, the on-duty period shall include the report time and debriefing time as applicable.

      (2)   International Operation.  Flight Attendants shall receive
            -----------------------
            minimum rest periods at their domicile or satellite of no less than twenty-four (24) hours from release to report following any International flight, except as provided under
            Article 18(G) (Back-to-Back Flying).

            (a) Rest periods shall commence upon the completion of the thirty minute (:30) de-briefing time or upon release from duty at domiciles and satellites.

            (b) At International layover stations the Company shall provide a minimum rest period of at least twelve (12) hours scheduled from release to report and a minimum rest of ten (10) hours actual from release to report; provided, however, that rest following duty periods in excess of fourteen (14) hours shall be provided in accordance with (R) above.

            (c) During the rest periods provided in this paragraph the employee shall be free from all duty with the Company.

            (d) An employee on the International operation will not be scheduled out of his/her domicile, satellite or layover station to be on duty in excess of fourteen
                 (14) consecutive hours, except to the extent necessitated by a nonstop flight or to meet the requirements of a military charter flight or to those charter flights operated under the provisions of
                 Article 18(E)(2) and (3) [Charters]. Actual hours on duty in excess of fourteen (14) will be compensated at the appropriate hourly rate. Such compensation will be in addition to that computed under paragraph (D) of this Article.

            (e) For purposes of this section, the on-duty period shall include the report time referred to in paragraph
                 (E)(1) above and the thirty minute (:30) debriefing time.

      NOTE: An on-duty period consisting solely of deadheading shall not include debriefing time.


                           ARTICLE 6 / Page 10

(S)   Contractual relief from all duty for not less than twenty-four
      (24) consecutive hours must be granted any bid line Flight Attendant at his/her domicile or satellite at least once during any seven (7) consecutive calendar days. Contractual relief from all duty for not less than twenty-four (24) consecutive hours must be granted any reserve Flight Attendant at his/her domicile at least once during any seven (7) consecutive calendar days. FAR relief from all duty for not less than twenty-four (24) consecutive hours must be granted any reserve Flight Attendant at his/her domicile or layover station at least once during any seven (7) consecutive calendar days.

(T)   Rest Seats/Facilities.
      ---------------------

      (1) The Company shall provide adequate rest facilities for Flight Attendants on all flights and will provide facilities equal to those used by other crew members. On flight(s) scheduled for less than ten (10) hours flight time in a single on-duty period and so long as a First Class seat is blocked out for the cockpit crew on such flights, the Company will block one (1) First Class seat in the First Class cabin for use exclusively for Flight Attendants. On international flight(s) scheduled for eight (8) or more hours flight time in a single on-duty period, and a seat is available after take-off, such seat on that flight may be used as a rest seat. Flight Attendants will be accorded the same prerogatives as may be extended to pilots under similar circumstances, including eating and sleeping. The provisions of this paragraph concerning rest facilities in the polar operation are satisfied on the basis that the Company will block and enclose two (2) First Class type seats in the First Class cabin for use exclusively by Flight Attendants. In addition, on international flight(s) scheduled for ten
          (10) or more hours flight time in a single on-duty period, the Company will block and curtain two (2) First Class seats in the First Class cabin for use exclusively by Flight Attendants.

      (2) In the event the Company operates aircraft larger than the B767 in its international operations and the block time in a single on duty period is ten (10) hours or more, the rest facilities provided exclusively for Flight Attendant use will be increased at a ratio of one (1) additional rest seat for each three (3) working Cabin Attendants above the B767 bid staffing of seven (7) Cabin Attendants. (For example, in the event the Company operates a 747 aircraft with thirteen (13) or more working Cabin Attendants [Flight Service Manager and 12 Flight Attendants or more], TWA will provide two (2) additional crew rest seats).

(U)   Guaranteed Days Off.  A Flight Attendant not on reserve shall
      -------------------
      receive a minimum of four (4) pre-scheduled two-day periods plus one (1) one-day period not pre-scheduled per month, at domicile, free from all duty with the Company. The two (2) day periods shall be indicated as such on the sequence bid sheets and shall be distributed throughout the month; however, one (1) two-day period will be subject to rescheduling as a result of initial balancing, but such period


                           ARTICLE 6 / Page 11
      must be rescheduled prior to the beginning of the bid month. Two
      (2) day periods for relief run holders will be established after the initial balancing. For purposes of this paragraph, the time for the commencement of days off shall be 0200 for each domicile and this time will not thereafter be changed unless mutually agreed to between the System Scheduling Committee and Vice President - In-Flight Services, at the Monthly Scheduling Meeting. After initial balancing has been accomplished, in the event that a Flight Attendant flies into a scheduled duty free period, such period shall commence at the designated time on the following day. If the entire duty free period is impinged upon, such period shall be rescheduled later in the bid month. Such duty free period shall not commence until the Flight Attendant has been released at domicile. If such rescheduling requires the removal of the Flight Attendant from a scheduled activity, the Company shall not be required to reschedule the two-day period unless the Flight Attendant calls Crew Schedule and requests the same. This specific request must be made to Crew Schedule no later than six (6) hours after the completion of the non-routine pairing that impinged on the guaranteed day off. Trades or request balance flights which result in interference with duty free periods shall not require the Company to reschedule the duty free period.

(V)   Reserve Flight Attendants.  Flight Attendants on reserve shall
      -------------------------
      be granted a reserve spread of twelve (12) days. All reserve spreads shall be considered immovable with the exception of one
      (1) spread, identified on the monthly bid sheet, which shall not be moved more than forty-eight (48) hours except by mutual agreement or when necessary to accomplish training for the Flight Attendant. Assignment of reserve spreads shall be made in accordance with preference bid in seniority order. A minimum of twenty percent (20%) of Cabin Attendant reserve spreads initially awarded shall consist of twelve (12) consecutive days. The remaining eighty percent (80%) of such Cabin Attendant reserve spreads shall be awarded as three, four, or six (6) day spreads, which in combination with the twelve day spread, may not exceed four (4) separate spreads. Such Cabin Attendant Reserve spreads or combinations thereof may be discontinued by mutual consent of the parties with notification to the Director of Crew Schedule no later than the first of the month preceding the affected month.

(W)   Equipment Substitution.  Subject to the provisions of Paragraph
      ----------------------
      6(Z),

      (1) In the event that a different type of equipment should be substituted on any scheduled flight or flight segment of a Flight Attendant holding a bid run and such Flight Attendant is qualified on the substituted equipment he/she will fly such substituted equipment.

      (2) Should an equipment substitution as above occur at the Flight Attendant's domicile and the Flight Attendant is not qualified to fly the substituted equipment, the Company may require such Flight Attendant to protect any segment of such flight assignment. A Flight Attendant may be required to deadhead into position to protect any segment of the Flight Attendant's flight assignment.


                           ARTICLE 6 / Page 12

      (3) Should an equipment substitution as above occur at other than the Flight Attendant's domicile, the Flight Attendant shall be scheduled as an extra crew member in accordance with the Away From Domicile Scheduling Policy.

      (4) At Domicile

          (a) Those bid Cabin Attendants who were originally scheduled on the flight and are qualified to fly the substituted equipment will be assigned to such flight in seniority choice order. In the event no Cabin Attendant accepts the offer to work, the junior Cabin Attendant(s) may be assigned to work.

          (b) In the event the substituted equipment does not utilize a Service Manager, the Service Manager will not be allowed to exercise his/her Flight Attendant seniority on the substituted equipment.

      (5) Away From Domicile

          (a) Those bid Cabin Attendants who were originally scheduled on the flight and are qualified to fly the substituted equipment will be assigned to such flight in seniority choice order. In the event no Cabin Attendant accepts the offer to work, the junior Cabin Attendant(s) may be assigned to work.

          (b) In the event the substituted equipment does not utilize a Service Manager, the Service Manager will not be allowed to exercise his/her Flight Attendant seniority on the substituted equipment. The Service Manager may either be assigned to an open flight requiring a Service Manager or deadheaded to domicile.

(X)   Enhanced Trip Option; BLIM; Quarterly Limitations
      -------------------------------------------------

      (1) Enhanced Trip Option.
          --------------------

          (a)  Full-line Flight Attendants.  Full-line Flight
               ---------------------------
               Attendants may offer into open time trips ("ETO OFFER") which they would like to drop from their lines subject to Paragraph (3) below. If another Flight Attendant selects the offered trip from open time ("ETO TAKE"), the trip will be dropped from the offering Flight Attendant's line and placed in the receiving Flight Attendant's line. Until the offered trip is selected by another Flight Attendant, the offering Flight Attendant will remain responsible for the trip. A selected trip must not conflict with any existing assignments and all contractual legalities must be observed.


                           ARTICLE 6 / Page 13

          (b)  Alternate Line Flight Attendants.  Alternate Line
               --------------------------------
               Flight Attendants may not utilize ETO OFFER.
               Alternate Line Flight Attendants may utilize ETO TAKE up to the maximum credit limit of fifty-five (55:00) hours per month.

          (c) The provisions of TWA/IFFA Arbitration Case No. 81-0057 "Claimed Reserve Guarantee" shall not apply to Flight Attendants whose monthly guarantees have been reduced pursuant to the provisions of Paragraph 6(X).

          (d) The terms "initial line projection", "credit limit", "85:00 credit hours" and "guarantee" as used in
               Article 6 and Article 18, are applicable to a Flight Attendant who has exercised the Enhanced Trip Option. As described herein, those terms shall be construed to mean the increased or decreased values, as may be applicable, resulting from the application of the provisions of this Paragraph 6(X).

          (e) LOD/ETO. An ETO trip that has language of destination (LOD) assigned to the sequence shall have the LOD requirement considered prior to the processing of the ETO trip. The LOD Flight Attendant who selects such a trip must be same language qualified as the LOD Flight Attendant offering the trip.

          (f) ETO FOR RESERVES. A reserve flight Attendant may add trips by utilizing the provision of the Enhanced Trip Option (ETO) in accordance with Art. 18(D)(8)(l)(3). Pay for such additional ETO trip(s) shall be paid over and above the Reserve Guarantee.

          (g) SICK LEAVE ALLOWANCE/ETO UNDER 32:30. Sick leave accrual shall not apply to a Flight Attendant who, through the use of the Enhanced Trip Option (ETO), reduces his/her time and as a result completes a month with less than 32:30 pay hours.

          (h) VACATION ALLOWANCE UNDER 32:30. Vacation accrual shall not apply to a Flight Attendant who, through the use of the Enhanced Trip Option (ETO), reduces his/her time and as a result completes a month with less than 32:30 pay hours.

(2)  IP/BLIM.
     -------

     (a)  IP/BLIM Decrease.  When the trip is dropped, the initial
          ----------------
          line projection ("IP") and Block Limitation "(BLIM")
          [established pursuant to the provisions of Article


                           ARTICLE 6 / Page 14

          18(D)(7)(c], the credit limit [initially 85:00 hours pursuant to the provisions of Article 6(A)], and the minimum guarantee [initially 65:00 pursuant to the provisions of Article 3] of the offering Flight Attendant will each be reduced by the amount of the credit of the dropped trip.

     (b)  IP/BLIM Increase.  The initial line projection and the
          ----------------
          credit limit of the Flight Attendant adding a trip through ETO will be increased by the number of credit hours of the trip received. If the current Block Projection is less than the current Block Limitation (95:00 hours) and there is an ETO added trip, the current Block Limitation should be increased by the scheduled block value of the added ETO trip. If the current Block Projection is equal to or greater than the current Block Limitation, a new Block Limitation will be established. The scheduled value of each additional ETO trip will be added to the current Block Projection, and the value of such Block Projection becomes the new Block Limitation (BLIM). If a Flight Attendant adds a trip, by using ETO, and that trip extends over the end of a bid period and that Flight Attendant is then awarded reserve in the new month, the normal 85:00 hour reserve BLIM will remain in the new month. If that Flight Attendant is later moved up to an open time line, the added ETO block time will be added to the normal 95:00 BLIM. Notwithstanding the above, and purposes of this paragraph only, a flight Attendant who picks up the additional block time through actual operation, anytime during the month, shall not be subject to trip removal for exceeding the adjusted block cap limitation unless such projected monthly block time, including the additional block time, exceeds the adjusted block cap limit by more than one (1) hour.

     (c)  Exceeding BLIM.  A Flight Attendant may add a trip or
          --------------
          trips through open-time trading or self-balancing that exceeds the normal 95:00 Block Limitation or the adjusted Block Limitation established through ETO activity. BLIM shall not be raised as a result of open-time trading or self-balancing pursuant to the terms of this Paragraph.

     EXCEPTION:  To recover loss of time pursuant to Article 6(Z) and
     Article 18(D)(7), the Company may balance a Flight Attendant up to the newly-established scheduled block hours. (For example: A Flight Attendant trades into a 2-day 10:00 hour trip that increases scheduled block hours from 90:00 hours to 100:00 hours. BLIM will remain at 95:00 hours. In the event a Flight Attendant suffers a loss of time which would allow the Company to balance the Flight Attendant [whether through Article 6(Z) or Article 18(D)(F)], the Company may not balance the Flight Attendant to exceed the newly-established


                           ARTICLE 6 / Page 15
     scheduled block hours of 100:00 hours. At the Flight Attendant's sole option, he or she may elect to exceed the maximum block hours).

     (3)  Quarterly Minimums.
          ------------------

          (a) Full-line Flight Attendants shall be required to accrue flight credit hours as defined in Article 6(B) of not less than 150:00 flight credit hours during each quarter.

          (b) A quarter shall be defined as January, February, and March (1st Quarter), April, May, and June (2nd Quarter), July, August, and September (3rd Quarter), and October, November, and December (4th Quarter).

          (c) Full-line Flight Attendants may offer trips into ETO which they would like to drop from their lines. In no event may a Flight Attendant offer a trip into ETO which would require the offering Flight Attendant to be scheduled in excess of sixty-five (65:00) credit hours in Month 3 of the Quarter in order to satisfy the 150:00 hours quarterly minimum limitation.

          (d) Excess credit carried forward as "bowwave" shall not be credited towards the quarterly minimum. Bowwave used to drop trips shall be credited towards the quarterly minimum. In connection with Article 18(D)(7)(f)(4)(g)(2), a full-line Flight Attendant shall be entitled to drop trip(s) up to a maximum of twenty-five (25) flight credit hours per month.

(Y)  Drug/Alcohol Testing.  Drug/alcohol testing will not be
     --------------------
     considered an extension of an on-duty period. Nonetheless, if a Flight Attendant will not receive minimum rest between release from the drug/alcohol test and report for his/her next assignment, he/she shall be released from the next assignment provided a request is made to Crew Schedule as soon as practicable after the Flight Attendant becomes aware that he/she will not receive minimum rest, but in no case later than departure from the drug testing facility. Flight Attendants removed from assignment in accordance with this paragraph shall be treated as having suffered a loss of flight time credit due to illegality and shall be subject to balance in accordance with the provisions of Article 18. A Flight Attendant who does not advise Crew Schedule before leaving the drug testing facility that a drug test has resulted in less than minimum rest may not thereafter be removed from his/her next assignment due to an untimely claim of having received less than minimum rest.

(Z)  Guaranteed Trip Protection.
     --------------------------

     (1) Subject to Paragraph 3(a) and 3(b) below, Credit and Pay Protection will be provided for a bid Flight Attendant who suffers a loss of credit and pay on any trip of the month, including VFL trip(s), and a Reserve


                           ARTICLE 6 / Page 16

          Flight Attendant who trades into a trip on his/her scheduled days off as a result of all:

          (a)  Cancellations.
          (b) Non-routine operations resulting in a loss of flight credit and pay including, but not limited to cancellation of flight segments and/or illegality of Flight Attendant(s) in connection with any trip.
          (c)  Equipment substitution.
          (d)  Inversals.
          (e)  Company-created errors.
          (f)  Move-ups.
          (g)  Transitions.
          (h)  Schedule changes.

     (2) The Flight Attendant shall be protected for the original trip and shall receive flight credit and pay for the protected trip or the trip actually worked, whichever is greater. For transitions, the Flight Attendant shall be protected for the original trip or the transition trip, whichever is greater.

     (3) This Article provides for complete credit and pay protection under specific circumstances on a trip-by-trip basis. As such, the loss of credit and balancing provisions shall be handled in accordance with Article 6(Z)(5). Should the Flight Attendant go non-routine and become illegal for his or her next flight activity, the Flight Attendant shall be protected for the affected trip provided that the "buffer" provisions contained herein have been satisfied. (In the event the Company sequences a trip, initially balances a Flight Attendant, or progressively balances a Flight Attendant under Article 18(D)(7) with less than the 12-hour buffer, the Flight Attendant shall be entitled to Trip Protection).

          Buffers.  Flight assignments that are the result of
          -------
          Flight Attendant trades (including MTD, OTD, SBL, and ETO) shall be protected subject to the following:

          (a) 12-Hour Buffer. A Flight Attendant must schedule himself or herself so that there is a minimum 12 hour duty-free period between the scheduled release time and scheduled report time of any 2 flight assignments. Failure to provide the minimum 12 hour duty-free period between the 2 flight assignments eliminates trip protection for the 2nd flight assignment.

          (b) 16-Hour Buffer. When a Flight Attendant is on a flight assignment (subsequent to block out of the first flight segment) and adds a flight assignment that is the next flight assignment, the Flight Attendant must provide a minimum


                           ARTICLE 6 / Page 17

               16 hour duty-free period from the scheduled release of the first flight assignment until scheduled report time of the next flight assignment. Failure to provide the minimum 16 hour duty-free period eliminates trip protection for the added flight assignment.

     (4) Credit and Pay Protection shall be provided for the entire value of the protected trip whether the trip operated totally within the current bid month or partially within the current bid month and partially within the following month.

     (5) In exchange for such protection, the Company shall retain the right to recover lost flight credit on the same calendar days as the protected trip in accordance with the following procedures:

          (a) When a loss of credit and pay as defined in paragraph 6(Z)(1)(a)-(h) above occurs, the Company may balance the Flight Attendant on a recovery trip(s) at the domicile provided that such trip(s) is scheduled to return to the Flight Attendant's domicile and release the Flight Attendant on the same calendar day as the trip for which protected. Such recovery trip(s) shall be scheduled to return the Flight Attendant to domicile in order to be legal for his/her next trip. The Company may balance the Flight Attendant on a recovery trip that is contained in hard time, soft time, or offered in ETO by another Flight Attendant. The Company may also balance the Flight Attendant on a recovery trip that has been previously assigned and/or partially flown by a Reserve Flight Attendant, except in cases where the Reserve Flight Attendant is flying on his or her days off. In the event the Reserve Flight Attendant has reported for the previously assigned flight and/or has flown a portion of the trip, he or she shall be entitled to call-out pay or credit for the portion of the trip actually flown, whichever is greater, as provided in the Collective Bargaining Agreement.

          (b) If, in actual operation, the recovery trip(s) causes the Flight Attendant to be illegal for his or her next scheduled trip, the Flight Attendant will be protected subject to Paragraph (3) above.

          (c) If the Flight Attendant is subject to balance in accordance with the above provisions and immediately assignment cannot be made, he/she shall only be required to contact Crew Schedule during the next call-in for which he/she is legal, if applicable. The Company shall not balance the Flight Attendant on any flight which departs prior to the scheduled check-in of the original flight without the prior consent of the Flight Attendant. However, the Flight


                           ARTICLE 6 / Page 18

               Attendant may initiate contact at any time when a trip becomes available.

          (d)  In the case of multiple balance trips, the Flight
               Attendant must be notified of all balance trips simultaneously.

          (e)  "Trip Protection" Balance Trips.
               -------------------------------

               (1) If the Flight Attendant self-balances on the same calendar day(s) as the protected trip (increases flight time), Guaranteed Trip Protection shall still apply and the Flight Attendant shall receive credit and pay for the protected trip or the trip actually worked, whichever is greater. For trips that operate on different day(s) or if the trip trade causes a decrease in time, the Flight Attendant shall lose the Guaranteed Trip Protection and shall receive the total credit and pay of the trip(s) actually flown.

               (2) If the Flight Attendant places the "Trip Protection" balance trip into ETO, it shall be subject to the provisions of Article 6(X). In the event another Flight Attendant selects the offered trip from ETO or the offered trip is used by Crew Schedule for any reason, the offering Flight Attendant shall be entitled to the credit for the difference between the Guaranteed Trip Protection and the balance trip that is dropped from his or her line.

               (3) Prior to a "Trip Protection" balance trip being placed in the Flight Attendant's line, he or she may request Balance Avoidance in accordance with Article 18(D)(7)(f)2.

          (f) A Flight Attendant who has a pairing offered in ETO and that pairing cancels while in the ETO offer position, shall not be provided trip protection. The Company will reduce the applicable credit and pay projection.

          (g) The provisions of this Article 6(Z) shall not apply to trips that are affected by any TWA IAM-represented employees' unlawful work stoppage or unlawful job action, including that of TWA Flight Attendants. The determination that there was an unlawful job action or work stoppage may only be determined by a Court of law or arbitration decision. In the event there is a determination that there was an unlawful job action or work stoppage by IAM-represented employees,


                           ARTICLE 6 / Page 19
               the Company shall be entitled to recoup all overpayments relating to Trip Protection payments (i.e. the difference between the credit and pay of the protected trip(s) and the credit and pay of the trip(s) actually worked). At the Company's option, the recoupment may be in one (1) lump sum. The Company shall provide documentation relating to the recoupment of any overpayment.


                           ARTICLE 6 / Page 20

                              ARTICLE 7
                               PASSES

(A)  Passes.  Employees shall be entitled to personal transportation
     -------
     passes as issued in accordance with Company regulations. A Class 3, positive term pass, or its equivalent, shall be granted to the Local Lodge 1997 President, Local Lodge 1997 Vice President, Local Lodge 1997 Secretary/Treasurer, Local Lodge 1997 Executive Board Members, Negotiating Committee, Grievance Representatives, and Full-time Representatives, for use on union business, subject to applicable Federal regulations.

(B)  Union Member System Board of Adjustment Passes.  Union members
     -----------------------------------------------
     of the System Board(s) of Adjustment who are required to travel on the Company's system in connection with official Union business shall be issued positive space passes, subject to applicable Federal regulations.

(C)  Reduced Rate Transportation on Union Business.  Reduced rate
     ----------------------------------------------
     transportation shall be available for employees on Union business to the same degree as for personal business in accordance with Company regulations. This in no way shall be construed as affecting the present policy regarding passes for Union business. Witnesses and representatives who are employees of the Company shall receive positive free transportation over the lines of the Company from the point of duty to the point of hearing and return.

(D)  Jumpseat Authority. The exclusive use of cabin jumpseat
     -------------------
     authority for personal business shall be granted to active Flight Attendants, on a first come, first served basis, in accordance with Company policy and procedures. On flights on which Additional Crew Members (ACM) and cabin jumpseat authority have been authorized, when a Flight Attendant is utilizing an XCAP for personal business, cabin passenger seat assignments shall be made among XCAPs and ACMs, regardless of rank, using Company seniority. The priorities of cabin attendant jumpseat authority shall be:

     XCAP 1 Essential Flight Attendant personnel proceeding to or from a flight assignment when no passenger seat is available.

     XCAP 2 Urgent Flight Attendant familiarization or Management personnel traveling to, from or on Company business.

     XCAP 3    Flight Attendant on family or personal emergency

     XCAP 4    Flight Attendant on Union business

     XCAP 5    Flight Attendant personal business--First come/First
               Served

     NOTE - The above is applicable to those Flight Attendants who are in an active status


                           ARTICLE 7 / Page 1

(E)  Retired Employees.  Employees who at the time of retirement are
     ------------------
     covered by this Agreement shall receive pass privileges in accordance with the policy and regulations specified in the Company Management Policy and Procedure Manual (provided federal law permits). In addition to the above, employees who have fifteen (15) or more years of service with the Company and who retire under the Flight Attendant Retirement Plan at age fifty
     (50) shall be entitled to retiree term pass and reduced rate transportation privileges for self, spouse and eligible dependents.

(F)  Age 45 Retirement/Voluntary Termination.  Employees who
     ----------------------------------------
     voluntarily terminate or retire at age forty-five (45) with a minimum of fifteen (15) years of service will be provided with a calendar year complement of six (6) Class 9 adult trip passes and three (3) Class 9 children trip passes. Employees who retire will also be entitled to receive unlimited reduced rates. However, employees who voluntarily terminate will be entitled to unlimited reduced rates on TWA and will receive reduced rates on other airlines only to the extent such is authorized by appropriate interline agreement between the Company and other airlines.

(G)  Disability Retirement.  Employees who disability retire with
     ----------------------
     fifteen (15) years of service will be entitled to receive a retirement term pass and reduced rate transportation privileges.

(H)  Employee Pass Privileges.  Employees will be afforded free and
     -------------------------
     reduced rate transportation as established by Company policy on the date of signing of this Agreement which will not be changed or discontinued during the term of this Agreement without first giving the Union thirty (30) days notice of the reason therefor and affording the Union an opportunity to confer with the Company.

(I)  Improvements in Pass Policy.  Any improvements in the pass
     ----------------------------
     policy which the Company extends to employees covered by a collective bargaining agreement will likewise be extended to Flight Attendants.

(J)  Furloughed/Displaced Flight Attendant Passes.  Flight
     ---------------------------------------------
     Attendants who are furloughed or displaced to another geographic location and remain active are entitled to unlimited Class 8 displacement passes, service charge exempt, for a period not to exceed twelve (12) months. Such service charge exempt Class 8 passes shall be issued through the local pass office and shall be used between the on-line station nearest the Flight Attendant's residence and the new domicile and shall be limited to travel in connection with work assignments.


                           ARTICLE 7 / Page 2

(K)  Emergency Pass Privileges.  When a member of an employee's
     --------------------------
     immediate family dies or suffers serious illness, such employee will be granted emergency pass privileges in accordance with the Company's Management Policy and Procedure Manual. The priority of any pass granted pursuant to this section shall not be less than the priority of such pass as provided in the Company's Management Policy and Procedure Manual on the effective date of this Agreement. Immediate family as used in this paragraph shall mean spouse, children, father, mother, stepfather, stepmother, father-in-law, mother-in-law, sister, brother, stepbrother, stepsister, grandparents, and legal guardian.

(L)  In-law Passes.   Effective January 1, 2000, a Flight
     --------------
     Attendant's father-in-law and mother-in-law shall be afforded access to purchase up to eight (8) I.D. 90 tickets in a year for travel on TWA provided that such Flight Attendant's pass allotment benefit includes eligible dependent children.


                           ARTICLE 7 / Page 3

                             ARTICLE 8
                             SICK LEAVE

(A)  Sick Leave Accrual.  Sick leave allowance will accrue at the
     ------------------
     rate of 5.0 hours for each month of continuous service, to a maximum of seven hundred fifty (750) hours. A Flight Attendant on leave of absence or furlough status shall retain but not accrue sick leave credit. Except as provided in Article 6(X) (Sick Leave Allowance/ETO), continuous service shall be considered as fifteen
     (15) days of service in a contractual month and less than fifteen
     (15) days shall not be considered.

(B)  Proof of Illness; Written Statement.  The Company may require
     -----------------------------------
     proof of illness or physical disability by doctor's certificate for illnesses of ten (10) or more days or where there has been an abuse of sick leave. For illnesses of less than ten (10) days, the Company may require a written statement as to the nature of the extended illness.

(C)  Entitlement to Sick Leave Credit.  A bid Flight Attendant will
     --------------------------------
     be entitled to sick leave on the first day the Flight Attendant is unable to report for scheduled flight duty. A reserve Flight Attendant will be entitled to sick leave on each day that the Flight Attendant is unavailable to be scheduled for reserve duty.

(D)  Three (3) Banks.  There shall be three types of banks:  (1)
     ---------------
     Industrial Injury Bank (consisting of 120 days or 288:00 hours @ 2:24 per day), (2) Trips Missed Personal Illness Bank; and (3) Master Personal Illness Bank.

(E)  Bid Run Flight Attendant.  A Flight Attendant who holds a bid
     ------------------------
     run and misses a trip or trips as a result of personal illness shall be paid as follows:

     (1)  Trips Missed Personal Illness Bank.
          ----------------------------------

          (a)  Flight Attendant with Sixty (60:00) Flight Credit
               -------------------------------------------------
               Hours in the Trips Missed Personal Illness Bank.  At
               -----------------------------------------------
               the beginning of each calendar year, a maximum of sixty (60:00) credit hours shall be deducted from the Flight Attendant's Master Personal Illness Bank and placed in the Flight Attendant's Trips Missed Personal Illness Bank to the extent that such Flight Attendant has accrued sick leave credit. The Trips Missed Personal Illness Bank shall be used for payment of trips missed up to sixty (60) flight credit hours. A bid Flight Attendant, with a Sixty (60:00) Credit Hours in his or her Trips Missed Personal Illness Bank, shall receive credit for the value of trip(s) missed up to sixty (60) flight credit hours per calendar year. During any given month, a Flight Attendant who has sufficient flight credit hours in his or her Trips Missed Personal Illness Bank to cover a specific trip, shall be paid on the basis of the then scheduled flight pay for the trip missed. If the flight credit hours in the Trips Missed Personal Illness Bank are not sufficient to cover a specific


                           ARTICLE 8 / Page 1
               trip, he or she will receive the daily credit rate of four (4:00) hours to be deducted from the Master Illness Personal Illness Bank for the scheduled flight duty. Any leftover credit hours in the Trips Missed Personal Illness bank will remain. Upon exhaustion of the Trips Missed Personal Illness Bank [below four (4:00) hours], the Flight Attendant will receive the daily credit rate of four (4:00) flight credit hours to be deducted from the Master Personal Illness Bank for the scheduled flight duty. Under this Paragraph, a Flight Attendant's monthly flight credit may exceed 72:00 flight credit hours.

          (b)  Flight Attendant with Less than Sixty (60:00) Flight
               ----------------------------------------------------
               Credit Hours in the Trips Missed Personal Illness
               -------------------------------------------------
               Bank.  At the beginning of each calendar year, a
               ----
               Flight Attendant who has less than sixty (60:00) flight credit hours in his or her Master Personal Illness Bank shall have that lesser amount placed in the Trips Missed Personal Illness Bank. The Trips Missed Personal Illness Bank shall be used for payment of trips missed up to the amount of credit hours in the Flight Attendant's Trips Missed Personal Illness Bank. A bid Flight Attendant shall receive credit for the value of trip(s) missed up to the amount of flight credit hours contained in his or her Trips Missed Personal Illness Bank. During any given month, a Flight Attendant who has sufficient flight credit hours in his or her Trips Missed Personal Illness Bank to cover a specific trip, shall receive credit for the value of the trip missed and be paid on the basis of the then scheduled flight pay for the trip missed. If the flight credit hours in the Trips Missed Personal Illness Bank are not sufficient to cover a specific trip, he or she will receive the daily credit rate of four (4:00) flight credit hours to be deducted from the Master Personal Illness Bank for the scheduled flight duty. Any leftover credit hours in the Trips Missed Personal Illness Bank will remain. Upon exhaustion of the Trips Missed Personal Illness Bank [below four (4:00) hours], the Flight Attendant will receive the daily credit rate of four (4:00) hours to be deducted from his or her Master Personal Illness Bank for the scheduled flight duty. Under this Paragraph, a Flight Attendant's monthly flight credit may exceed 72:00 flight credit hours.

     (2) If, upon return to active status, the Flight Attendant's monthly flight credit is below 65:00 (if a Full Line Flight Attendant) or 32:30 (if an Alternate Line Flight Attendant), he or she shall be subject to balance pursuant to Article 18(D)(7)(g).


                           ARTICLE 8 / Page 2

     (3)  Reserve Flight Attendant.  A reserve Flight Attendant
          ------------------------
          shall receive 4:00 flight credit hours for each day he or she is unavailable to be scheduled for reserve duty, which shall be deducted from the Master Personal Illness Bank.

     (4) A Flight Attendant who is unavailable for scheduled flight duty or reserve duty for an entire bid month and who has exhausted his or her Trips Missed Personal Illness Bank shall receive a maximum of 72:00 flight credit hours which shall be deducted from his or her Master Personal Illness Bank.

     (5) At the end of each calendar year, any unused Trips Missed Personal Illness hours shall be transferred to the Master Personal Illness Bank.

     (6) A Flight Attendant who is unavailable for assignments other than flight duty, due to illness, will receive the daily credit rate of two hours and thirty (2:30) minutes for each day of assignment. Such daily credit rate shall be deducted from the Master Personal Illness Bank.

(F)  Exhaustion of Sick Leave.  At such time as a Flight Attendant's
     ------------------------
     sick leave accrual is less than the daily credit rate of four (4:00) hours, the Flight Attendant's base pay shall be reduced by 1/14 of the bi-weekly pay for each day of continued illness. The Flight Attendant will receive the daily credit rate of four (4:00) hours for each day of scheduled duty when absent for flight time limitation purposes.

(G)  Family Emergency.
     -----------------

     (1) When a member of a Flight Attendant's immediate family dies or suffers serious illness, the Flight Attendant shall, upon request, be placed on Family Emergency. A Reserve Flight Attendant shall be paid four (4:00) flight credit hours for each day of unavailability for scheduled reserve duty, provided he or she has accrued sick leave. A bid Flight Attendant shall be paid at the rate of four (4:00) flight credit hours for each day he or she is unavailable for scheduled flight duty, provided he or she has accrued sick leave. The Flight Attendant's Master Personal Illness Bank shall be charged accordingly to the extent that such Flight Attendant has accrued sick leave credit.

     (2) One occurrence of Family Emergency shall be defined as scheduled flight duty if a bid Flight Attendant or scheduled availability for reserve duty if a Reserve Flight Attendant within a seven (7) calendar day period. A Flight Attendant shall be entitled to two (2) occurrences per calendar year. Upon request by the Flight Attendant, the two (2) occurrences may be used consecutively for a total of fourteen (14) consecutive calendar days. If a bid Flight Attendant has scheduled flight duty or if a Reserve Flight Attendant is scheduled to


                           ARTICLE 8 / Page 3
          be available for reserve duty and he or she has exhausted Family Emergency days, those additional days used for Family Emergency will be categorized as without pay, and pay guarantee, will, therefore, be reduced accordingly. In the event a Flight Attendant's monthly pay guarantee falls below 65:00 hours (if a full-line Flight Attendant) or below 32:30 (if an alternate-line Flight Attendant), he or she may apply for Balance Avoidance in connection with Article 18(D)(7)(f). Upon return to duty, a Flight Attendant shall not be subject to balance provided his or her monthly pay guarantee remains above 65:00 hours (if a full-line Flight Attendant or above 32:30 (if an alternate-line Flight Attendant).

     (3) Immediate family as used in this Paragraph (G) shall mean spouse, children, mother, father, stepfather, stepmother, father-in-law, mother-in-law, sister, brother, stepbrother, stepsister, grandparents, grandchildren, and legal guardian.

     (4) In conjunction with such time off duty, an employee will be granted emergency pass privileges in accordance with the Company's Management Policy and Procedure Manual. The priority of any pass granted pursuant to this section (G) shall not be less than the priority of such pass as provided in the Company's Management Policy and Procedure Manual on the effective date of this Agreement. For purposes of this Paragraph, the Company shall not be required to expand the Management Policy and Procedure Manual to provide pass privileges to include emergency travel for a grandchild.

(H)  Excess Flight Credit.  During any month that a Flight Attendant
     --------------------
     has used sick leave credit (whether for family emergency or personal illness), any flight credit in excess of 85:00 hours shall be paid off and will not be carried forward.

(I)  Industrial Illness/Injury.  During an employee's absence due to
     -------------------------
     occupational illness or injury compensable under the applicable Workers' Compensation Law, he or she shall receive from the Company the following benefits:

     (1) The bid Flight Attendant shall be paid on the basis of the then scheduled flight pay for the first trip missed and the Flight Attendant's Trips Missed Personal Illness Bank shall be charged accordingly, to the extent such Flight Attendant has accrued sick leave credit as provided in Paragraph (E). If such Bank has insufficient time to cover the entire trip missed, the Master Personal Illness Bank shall be charged at the daily credit rate of four (4:00) hours for each day of such scheduled duty. A reserve Flight Attendant shall be paid and credited the daily credit rate of four (4:00) hours for each day he or she is unavailable to be scheduled for reserve duty, up to a maximum of five (5) days, and the Flight Attendant's Master Personal Illness Bank shall be charged accordingly, to the extent such Flight Attendant has accrued sick leave credit.


                           ARTICLE 8 / Page 4

     (2) Commencing with the second trip missed (or no later than the sixth day for a reserve) and for a total period of one hundred twenty (120) consecutive calendar days, a Flight Attendant shall be paid and credited the daily credit rate of 2:24 hours offset by no more than the Workers' Compensation payments for which the flight attendant is eligible. Such credit (2:24 hr. [1 day]) shall be deducted from the Flight Attendant's Industrial Injury Bank for each day of such off-duty status.

     (3) For the first month that a Flight Attendant is absent due to occupational illness or injury, his or her flight credit shall be:

          (a) A bid Flight Attendant shall receive (i) the value of the first trip missed providing he or she has sufficient hours in the Trips Missed Personal Illness Bank and thereafter the daily credit rate of 2:24 hours shall apply to each calendar day that the Flight Attendant is absent due to industrial illness or injury or (ii) four (4:00) hours for each day of scheduled flight duty of the first scheduled trip if the Flight Attendant does not have sufficient hours in his or her Trips Missed Personal Illness Bank and thereafter the daily credit rate of 2:24 hours shall apply for each calendar day that the Flight Attendant is absent due to industrial illness or injury. Under this paragraph, a Flight Attendant's monthly flight credit may exceed seventy-two (72:00) flight credit hours.

          (b) A reserve Flight Attendant shall receive four (4:00) hours for each day he or she is unavailable for reserve duty, up to a maximum of five (5) calendar days and thereafter the daily credit rate of 2:24 hours shall apply for each calendar day that the Flight Attendant is absent due to industrial illness or injury.

     (4) For all following months thereafter, a Flight Attendant shall receive daily credit of 2:24 hours for each calendar day absent up to a maximum of seventy-two (72:00) flight credit hours per month.

     (5) Upon completion of the one hundred twenty (120) consecutive calendar days as referred to in (2) above, the Flight Attendant will advise the Company in writing that he/she elects to either receive Workers' Compensation or use their Master Personal Illness Bank:

          (a) The bid Flight Attendant may use his or her Master Personal Illness Bank on the basis of the then-scheduled flight pay of the trip(s) missed during such subsequent period. The scheduled flight credit of the trip(s) missed shall first be deducted from the Trips Missed Personal Illness Bank and thereafter, the flight credit shall be deducted from the Master Personal Illness Bank up to seventy-two (72:00) flight


                           ARTICLE 8 / Page 5
               credit hours per month and offset by no more than Workers' Compensation payments for which the employee is eligible. The Flight Attendant shall be required to mock bid under this provision.

          (b) A Flight Attendant without credit in his or her Trips Missed Personal Illness Bank or a reserve Flight Attendant shall have such credit deducted from the Master Personal Illness Bank up to seventy-two (72:00) flight credit hours per month offset by no more than Worker's Compensation payments, providing such Flight Attendant has accrued sick leave credit.

     (6) When a Flight Attendant is off duty due to an industrial injury and is receiving pay from the Company under paragraphs (1), (2), and (3), above, such Flight Attendant shall continue to accrue vacation and sick leave. These benefits shall be in lieu of any other payment provided for in this article for all absences due to the same illness or injury, and no deduction shall be made from her/his sick leave account for the payment provided by (2) above; however, payments made under (2), (3), and (4) above will be offset by Worker's Compensation payments for which the employee is eligible. A Flight Attendant absent from work under this provision shall continue to accrue seniority, including seniority for vacation, sick leave, and pay purposes during such absence subject to Article 15(B) of this Agreement.

(J)  Workers' Compensation Payments.  Workers' Compensation payments
     ------------------------------
     due a Flight Attendant under paragraph (I) above will be mailed directly to the affected employee.

(K)  Obligation to Prevent Sick Leave Abuse.  The Flight Attendants
     --------------------------------------
     and the IAM recognize their obligations to prevent abuse for reasons other than illness or other abuses of such sick leave privileges, and pledge their wholehearted cooperation to the Company to prevent abuse.

(L)  Flight Attendant Requirement When Calling Off Duty.  A Flight
     --------------------------------------------------
     Attendant will only be required to make one (1) call to Crew Schedule when such Flight Attendant is to be off duty due to personal illness, family illness or industrial injury as well as the expected duration of his/her absence. The Flight Attendant shall also provide a contact number which may be used by the Company for administrative purposes or to request a doctor's certificate. A Flight Attendant will not be required to obtain permission to leave his/her contact number. Furthermore, a Flight Attendant will not be disciplined solely for being unavailable at his/her contact number.

(M)  Posting of Sick Leave Accruals.  The Company will post current
     ------------------------------
     sick leave accruals for Flight Attendants on the monthly Flight Time Records (FTR).


                           ARTICLE 8 / Page 6

(N)  Mid Pairing Illness/Injury.
     --------------------------

     (1) When a Flight Attendant calls off sick/injured midpairing and is unable to complete his/her next flight assignment, Operational Planning/Crew Schedule shall reconstruct the flight pairing to reflect that such assignment will be completed with a RETDO, return to domicile. A Flight Attendant who incurs illness or injury mid-pairing will be paid for the balance of the trip missed and returned to domicile, provided that the Flight Attendant has accrued sick leave credit in his or her Trips Missed Personal Illness Bank. If such Bank has insufficient time to cover the entire trip missed, the Flight Attendant shall receive four (4:00) flight credit hours for each day that the Flight Attendant was unavailable for the scheduled flight duty.
          The Master Personal Illness Bank shall be charged accordingly. In addition, the Flight Attendant shall receive flight credit for the portion of the trip actually worked. The Flight Attendant will be paid for the remainder of the original trip missed as scheduled, in accordance with the provisions of (E).

     (2) In addition, if the Flight Attendant calls off sick/injured mid-pairing or becomes ill while at a layover station, the Flight Attendant will continue to receive normal trip expenses until return to Domicile or Satellite or upon arrival of the regularly scheduled turnaround flight, whichever is earlier.

     (3) If the Flight Attendant is unable to return to Domicile or Satellite as normally scheduled, reasonable actual expenses, as determined by the Flight Attendant's Regional General Manager, will be paid for the period beyond that which is covered by trip expenses outlined above. Expenses of this nature include room (if not at a contract hotel), meals, telephone, transportation to and from the airport and transportation associated with required medical attention. Such expenses are to be reported on form G-118 by the Flight Attendant for approval by the supervisor. In the event the Flight Attendant is hospitalized away from Domicile or Satellite, reasonable actual expenses will not include rooms or meals.


                           ARTICLE 8 / Page 7

                              ARTICLE 9
                              VACATIONS

(A)  Vacation Allowance.  Employees based in the continental United
     ------------------
     States will be eligible for vacation according to the number of full months in the employ of the Company in the preceding calendar year, computed according to the following schedule:

              Calendar Days to Be Allowed for Vacation
      According to Number of Years of Service with the Company
  Completed Prior to January 1 of Year Vacation is Due to be Taken

Months Worked
   Prior to      4 Years     5 Through     8 Through     25 Years
  January 1      Or Less      7 Years       24 Years     and Over
  ---------      -------      -------       --------     --------
      1             1            1              2            3
      2             1            2              3            5
      3             2            3              5            8
      4             3            5              6           10
      5             4            6              8           13
      6             5            7             10           15
      7             6            9             11           18
      8             6           10             13           20
      9             7           11             14           23
     10             8           12             16           25
     11             9           13             18           27
     12            10           14             19           29

Effective January 1, 2001
-------------------------

Months Worked
   Prior to      4 Years     5 Through     8 Through     25 Years
  January 1      Or Less      7 Years       24 Years     and Over
  ---------      -------      -------       --------     --------
       1            1            2              2            3
       2            2            3              4            6
       3            3            4              6            9
       4            4            6              8           12
       5            5            7             10           15
       6            6            9             12           18
       7            7           10             14           21
       8            8           12             16           24
       9            9           14             18           27
      10           10           15             20           30
      11           11           17             22           33
      12           12           18             24           36


                           ARTICLE 9 / Page 1

Vacation allowance will accrue during each calendar month for which an employee receives pay from the Company, whether she or he is working or is on sick leave or vacation; however, an employee loaned to another Company will not receive less vacation as a result of such loan than he would have received if he had spent such loan time with this Company. For the purpose of computing vacation accrual, any number of days off duty on leave or furlough over 15 shall count as a whole month, and any number up to and including 15 shall not be deducted from vacation accrual. However, in accordance with Article 6(X)(7), such vacation accrual shall not apply to a Flight Attendant who, through use of the Enhanced Trip Option (ETO), reduces his/her time and as a result completes a month with less than 32:30 pay hours.

(B)  Eligibility for Vacation.
     ------------------------

     (1) An employee will become eligible for a vacation on January 1 of each year, provided he/she has completed the probationary period or six (6) months with the Company, whichever is less. A schedule of available vacation periods for the succeeding year shall be posted by the Company by October 1 each year; however, the Company may commence the January vacation bid period on January 2 in order to insure flight protection for the preceding day. Employees shall bid and be awarded a vacation period on the basis of their domicile as of October 1. Preference of periods in which employees shall be permitted to take vacations shall be granted at each station in order of seniority, (including employees on a leave of absence) taking into consideration the requirements of the service. Employees shall file written preferences as to the period(s) for taking vacation, such preferences to be in the hands of the Company by November 15 each year. Vacation assignments shall be posted by the Company on or before December 1 and will remain posted through December 31. When vacation schedules have been established, senior employees will not be permitted to take the vacation period already assigned to junior employees. An employee's scheduled vacation period for the succeeding year shall not be changed because of a change in Domicile.

     (2) Not less than three percent (3%) of the vacations posted in accordance with paragraph (C) above shall be scheduled in any calendar month. Further, no less than one and one-half percent (1 1/2%) of such vacation periods shall be scheduled in either the first or second half of any bid month. Vacation periods may be traded between employees at the same domicile provided such trades are effected prior to the fifteenth (15th) of the month preceding the first vacation period involved.


                           ARTICLE 9 / Page 2

(C)  Vacations Not Cumulative; Rescheduling of Vacations.
     ---------------------------------------------------
     Vacations shall not be cumulative and must be taken within the calendar year. When a vacation period has been scheduled it will not be changed without the employee's consent, except upon thirty
     (30) days written notice, unless the Company does not have sufficient employees to maintain schedules and, in no event, without fifteen (15) days written notice, except with the employee's consent. However, in the event Company operations in any year do not permit any employee his regular vacation during such year, he shall be so notified in writing by the Company and he may be permitted to take such vacation in the succeeding year. When an employee is not granted a vacation, due to the operation of this paragraph, for a previous year of service, such employee shall be granted vacation pay for such vacation earned and not received.

(D)  Terminating Employees.  Vacation allowance will be granted to
     ---------------------
     terminating employees in accordance with the following rules:

     (1) Employees terminating because of layoff due to reduction in force or resigning after giving two weeks' written notice of such resignation shall be granted vacation pay for the period worked during the current calendar year in accordance with schedules set forth in this Article, and shall also be paid for vacation period due from a previous year and not taken. Pay under this paragraph is to be computed on the basis of the fixed daily credit rate of 2:30, for each day of accrued vacation, times the employee's base hourly rate. In addition, the employee will receive increment pay calculated under paragraph (E) below.

     (2) Employees terminating because of lay-off due to reduction in force, who received vacation allowance at the time of lay-off and who were recalled during the same calendar year, will after the start of the next calendar year, receive a vacation leave for the period served from the date of recall to the end of that calendar year. When a Flight Attendant is granted a personal leave of absence, accrued vacation credits will be retained unless the Flight Attendant has an outstanding indebtedness to the Company or requests to receive vacation pay.

     (3) Employees terminating because of resignation without giving two week's written notice of such resignation or terminating because of discharge will not be eligible for vacation allowance except for a vacation due from a previous year and not yet received.

     (4) In the case of the death of an employee, the vacation pay due shall be paid to his executor, administrator, or legal heir.


                           ARTICLE 9 / Page 3

     (5) An employee shall not be eligible to receive vacation pay until he or she has completed the probationary period or six (6) months of service with the Company, whichever is less.

(E)  Increment Pay.  In addition to vacation pay and credit provided
     -------------
     under Article 6(F), an employee shall receive increment pay based on the number of credited vacation pay hours times the following applicable rates listed in Article 3(L) for:

          Domestic Cabin Attendants and Service Managers
          International Cabin Attendants
          International Service Managers

(F)  Transfer to Overseas Domicile.  When an employee based in the
     -----------------------------
     United States is to be transferred to an overseas domicile, every effort will be made to extend the date of transfer for a sufficient period to enable him/her to take all accumulated vacation to date prior to departing for his overseas domicile.

(G)  Flight Time.  During any calendar month that an employee is on
     -----------
     vacation, his flight time for the period not on vacation during such month shall, on a pro rata basis, not exceed the normal flight time except as provided in 18(D)(7)(c)2)c); and when a vacation period extends from one month into the next month, the same conditions shall apply to such two months.

(H)  Splitting of Vacation Periods.  A vacation period with a
     -----------------------------
     minimum of fifteen (15) days may be split into three (3) segments with a minimum of five (5) consecutive days in each split. If due ten (10) to fourteen (14) days vacation, the Flight Attendant may elect one split with a minimum of five (5) consecutive days in the split. Providing that the seniority and the number of vacation days due will permit, a Flight Attendant will have the option to bid (a) for a single vacation period, i.e., no split;
     (b) for one split, i.e., two parts; or (c) for two splits, i.e., three parts. Requests for such split vacations shall be submitted at the time vacations are bid and shall be awarded in seniority order at the same time that initial vacation awards are granted. The initial vacation award shall not be moved or changed as a result of an employee being awarded a split vacation. An employee may specify a minimum five (5) days split as well as the maximum number of days which he/she is willing to accept as a split vacation award and may be granted any number within that range.

(I)  Voluntary Vacation Sellback.
     ---------------------------

     (1) Sixty (60) days prior to the beginning of the bid period in which a Flight Attendant's vacation is scheduled, he/she may notify the Company that he/she wishes to sell his/her vacation back to the Company. The Company may, at its option, buy the Flight Attendant's vacation. If the Company decides to do so, the Flight Attendant will be notified of the Company's acceptance no less than thirty (30) days prior to the beginning of the bid period, and a check will be issued to


                           ARTICLE 9 / Page 4
          the Flight Attendant on the 25th of the vacation month, for the full value of the vacation (fixed daily rate of 2:30 per day). The Flight Attendant shall then be considered by the Company as available to fly for the entire vacation period.

     (2) A Flight Attendant may elect to fly on his/her vacation without advance notification to the Company and fly only those trips he/she elects to fly to the extent the trips are available to him/her through the regular open time processes or through Enhanced Trip Option (ETO).


(J)  Personal Business Days.
     ----------------------

     Once during each calendar year an employee, upon request, will be granted up to three (3) days of urgent personal business and such days shall be deducted from the employee's current year vacation allowance. A Flight Attendant who has exhausted all vacation will have such occurrence deducted from the following year's vacation accrual. Options as provided in (I) above may not be utilized with Personal Business Days.


                           ARTICLE 9 / Page 5

                               ARTICLE 10
                           SENIORITY GENERAL

(A)  Seniority Accrual.  Seniority shall begin to accrue from the
     -----------------
     date of employment as a Flight Attendant and shall continue to accrue during such period of employment as a Flight Attendant except as otherwise provided in this Agreement. When Flight Attendants have equal seniority, their relative seniority shall be determined on the basis of their length of employment with the Company, or if the length of their Company employment is equal then their surname shall be listed in order of age as determined by date of birth as shown in the Company's personnel records (the oldest of them being listed first, the next oldest second, etc.). As to those Flight Attendants who are assigned to the line on or after July 1, 1976, if the length of Company employment is equal as between two Flight Attendants, then their surname shall be listed upon the seniority list on the basis of the last four (4) digits of the Flight Attendants social security number, with the Flight Attendant with the lowest last four (4) digits being deemed the senior.

(B)  Furloughed Employees.  Seniority shall govern all employees in
     --------------------
     case of furlough due to reduction in forces, re-employment after furlough, (subject to Article 12(G)) choice of vacancies, and preference of assignment to equipment, provided the employee is deemed sufficiently qualified by the Company for the operation involved, except that the term "sufficiently qualified" as used herein shall be applied the same as it was on July 31, 1969. In addition, qualifications or lack thereof on any equipment will not be used as a basis for denying seniority in cases of bidding or reduction in force. If a Flight Attendant bids and is awarded a line of time on equipment on which such Flight Attendant is not qualified, the provisions of Article 6(G) will apply during such training. In the event a senior employee is not considered sufficiently qualified, the Company will, upon request, discuss the matter with the employee and furnish reasons therefor, in writing.

(C)  Retention of Seniority.  Any employee given special assignment,
     ----------------------
     or Ambassador Club receptionist assignment, and any employee lent to a subsidiary, affiliate, or other company, shall retain and continue to accrue seniority and shall have the option to return to coverage under this Agreement. Employees accepting (a) promotion to supervisory positions, or (b) promotions to positions with duties directly associated with functions performed by employees covered by this Agreement, will retain and continue to accrue seniority in the classification from which promoted.

(D)  Transfers from In-Flight Services Department.  Employees
     --------------------------------------------
     authorized by the Company to transfer from the In-Flight Services Department to another department within the Company at their own request will retain, for six (6)


                           ARTICLE 10 / Page 1
     months after the date of transfer, seniority accrued to the date of transfer, and thereafter they shall lose all Flight Attendant seniority and their names will be removed from the seniority list(s).

(E)  Transfers or Assignments to Other Duty.  Seniority shall not in
     --------------------------------------
     any respect govern transfers or assignment to non-flying duty, supervisory duty, or special assignment duty.

(F)  Removal from Seniority List.  Any employee who resigns or who
     ---------------------------
     is dismissed from the service of the Company shall thereupon forfeit all previously accrued seniority, and the employee's name will be removed from the seniority list(s).

(G)  Probationary Flight Attendants.   Flight Attendants shall be on
     ------------------------------
     probation during their first eight (8) thirty-day incremental periods of active service with the Company as a Flight Attendant under this Agreement. The provisions of paragraph (B) above as pertains to preference of assignment to equipment shall not apply to an employee until completion of the probationary period. Flight Attendants' names will appear on the Flight Attendant seniority list regardless of probationary status. Nothing in this Agreement shall be construed to prevent the Company from releasing a Flight Attendant during the probationary period regardless of her or his position on the system seniority list. If a probationary Flight Attendant, starting from the date the Flight Attendant is assigned to the line, is absent sixteen (16) days or more during a thirty (30) day increment period, the Flight Attendant will be required to serve an additional thirty
     (30) day period. Active service shall include Days-off, vacation, and Special Assignment and shall not be counted as absences for purposes of determining absence during any thirty
     (30) day increment. UBS shall not be counted as active service for purposes of this Paragraph (G). If a Flight Attendant is furloughed during the probationary period due to a reduction in force, such Flight Attendants shall be required to serve only that time when added to his/her prior time will comply with the eight (8) thirty-day incremental period.

(H)  Return to Active Duty.  Upon return from a position described
     ---------------------
     in paragraph (C) above, an employee shall be permitted to return to the classification and domicile held prior to such assignment or may exercise system seniority on an existing vacancy in the classification held prior to such assignment provided the employee is qualified to perform the work of the job. An employee who is displaced by such exercise of seniority may in turn exercise displacement rights within the classification, seniority permitting or into a lower classification, seniority permitting. If the domicile of an employee is changed through the exercise of seniority rights, the Company will provide space available transportation over the Company's lines to the extent permitted by law and by Company regulations, but all other expenses incidental thereto shall be borne by the employee.


                           ARTICLE 10 / Page 2

                              ARTICLE 11
                           SENIORITY LISTS

(A)  Posting of Flight Attendant Seniority List.  The Company shall
     ------------------------------------------
     post a Flight Attendant System Seniority list containing the names of all Flight Attendants indicating classification and operation on a bulletin board and such list shall be available at all times at all stations where Flight Attendants are based. In addition, the Company shall post a domicile seniority list by classification and operation on bulletin boards at all stations.

(B)  Twice Yearly Postings.  Within ten (10) days after January 1,
     ---------------------
     and July 1 of each year, three (3) copies of the revised and updated Flight Attendant Seniority List, one (1) in payroll number order, one (1) in alphabetical order and one (1) in seniority number order, shall be posted, said list to be up-to-date as of January 1 and July 1. Additionally, copies of said list will be provided to the Union, along with the seniority information on a computer disk. Additionally, with each list provided, the Company shall provide a list of all changes, additions, and deletions and their respective effective dates for each between the previous list and the current list.

(C)  Protest.  Each employee entitled to be listed on the list
     -------
     referred to in (A) above shall be permitted a period of forty-five (45) days after posting of such list in which to protest in writing to the company any omission or incorrect posting affecting his or her seniority. In the event such employee does not file a written protest within forty-five (45) days after the list is posted, he or she shall not thereafter be entitled to file such protest. Such protests directed to any revision of the original list shall be strictly confined to errors or changes occurring subsequent to the posting of the previous seniority list, except that typographical or clerical errors may be corrected at any time.

(D)  Successor Transaction; Merger.  In the event the Company is
     -----------------------------
     involved in any Successor Transaction in which the Successor is an air carrier or any person or entity that Controls or is under the Control of an air carrier (the "Merger Partner"), the Company shall require the Merger Partner to agree, and the Merger Partner shall agree to employ the Company's IAM Flight Attendants and to integrate the pre-merger IAM Flight Attendant Seniority Lists of the Company and the Merger partner pursuant to the IAM merger policy if the Merger Partner's employees are represented by the IAM and otherwise pursuant to Section 3 and 13 of the Allegheny-Mohawk Labor Protective Provisions ("LPPs").


                           ARTICLE 11 / Page 1

                               ARTICLE 12
                     REDUCTION IN FORCE AND RECALL

(A)   Furlough Notice.  When Flight Attendants are to be furloughed
      ---------------
      due to a reduction in force, at least fifteen (15) days notice of such reduction will be given the Flight Attendant to be laid off, except that such notice will not be required in instances wherein a temporary reduction is occasioned by strikes or other work stoppages, grounding of a substantial number of the Company's aircraft, or other circumstances beyond the Company's control.

(B)   Offer of Leaves Prior to Furlough.  In those instances requiring
      ---------------------------------
      notification in (A) above, the Company will, prior to giving such notification, post a bulletin in all domiciles indicating the anticipated number of Flight Attendants to be furloughed by domicile and will offer an equivalent number of leaves of absence at those domiciles where the reduction will occur. The actual number and duration of such leaves to be granted at each domicile will be determined by the Company.

      When Flight Attendants are furloughed due to a reduction in force the Flight Attendants with the least system seniority in the job classification at the domiciles where the reduction occurs will be given furlough notice as specified in (A) above. At the time of issuing said furlough notice, the Company will post a bulletin in all domiciles containing the following information:

      1.   Names of those Flight Attendants receiving furlough notices.

      2.   Locations where vacancies exist by classification.

      3. The names, location and classification wherein the least senior Flight Attendants who are subject to displacement are based.

      (The information required to be posted in accordance with the provisions of paragraph (B) 3 above, will not be required when no further displacements will occur.)

      Flight Attendants who have been issued furlough notice shall, within seven (7) days of such notice being issued, send a telegram to the Company specifying their desire to accept the furlough or indicating those locations and classifications into which they will accept a transfer or displacement, in order of their preference. Telegram notifications shall be addressed to the Manager - Flight Resources, TWA, 11495 Natural Bridge Road, Bridgeton, MO 63044. Once having indicated their preferences for filling vacancies, displacement or furlough, Flight Attendants will not be permitted to refuse the award of said option. Exercise of displacement rights shall be as specified below and the


                           ARTICLE 12 / Page 1

      Flight Attendant may only displace another Flight Attendant with less system seniority at a location specified in the above mentioned bulletin.

      (1) When all telegram preferences have been received from Flight Attendants who have been issued furlough notice the Company shall award vacancies or displacement in system seniority order.

      (2) Flight Attendants who are furloughed due to a reduction in force or who have been displaced may elect any of the options set forth below for his/her respective classification:

      SERVICE MANAGER:

      1.   Bid any Service Manager vacancy on the system.
      2.   Displace the most junior Service Manager on the system.
      3. Displace the most junior Cabin Attendant at the same domicile.
      4.   Displace the most junior Cabin Attendant on the system.
      5.   Furlough.

      CABIN ATTENDANTS:

      1.   Bid any Cabin Attendant vacancy on the system.
      2.   Displace the most junior Cabin Attendant on the system.
      3.   Furlough.

(C)   No Expense to Company.  Changes in Domicile as a result of
      ---------------------
      exercising displacement options shall be without expense to the Company but non-positive air transportation on the Company's system shall be furnished to the extent permitted by law and in accordance with Company regulations. Flight Attendants who are displacing will exercise their system seniority in the Flight Attendant position for purposes of vacation, rates of pay, sick leave and bidding provisions of this agreement.

(D)   Notification of Address Change.  An employee who has been
      ------------------------------
      furloughed due to a reduction in force shall file his/her address with the domicile Regional General Manager and thereafter shall promptly advise the Company of any change in address.

(E)   Failure to Comply.  An employee on furlough shall not be
      -----------------
      entitled to preference in re-employment and his/her name shall be removed from the seniority list if he/she does not comply with the requirement of paragraph (D) of this Article, or if he/she does not notify the Company in writing or by telegraphing of his/her intention to return to the service within fifteen (15) days of sending notice offering re-employment; or if he/she does not return to the service of the


                           ARTICLE 12 / Page 2

      Company on or before the date specified in the notice offering such re-employment.

(F)   Seven Year Furlough Provision.  Employees furloughed due to a
      -----------------------------
      reduction in force on return to duty within seven (7) years from the furlough date, shall be allowed, for seniority purposes but not for purposes of determining future pay rate, all time accrued prior to returning to duty. At the end of seven (7) years after the date of furlough, the furlough shall expire and the employee's name shall be removed from the seniority list(s).

(G)   Displacement Passes.  Flight Attendants who are furloughed and
      -------------------
      displace to another geographic location are entitled to unlimited Class 8 displacement passes, service charge exempt, for a period not to exceed one (1) year. Such service charge exempt Class 8 passes shall be issued through the local pass office and shall be used between the on-line station nearest the Flight Attendant's residence and the new domicile and shall be limited to travel in connection with work assignments.

(H)   Recall/Bypass Letter of Agreement. In accordance with the April
      ---------------------------------
      23, 1991, Recall/Bypass Letter of Agreement, furloughed Flight Attendants shall indicate in order of preference those domiciles/classifications to which they will accept assignment. All Flight Attendants, whether active, on furlough or on a 12(B) leave of absence who have a recall right to the Flight Service Manager position, shall be merged into a single list and recalled in seniority order to Flight Service Manager. Consistent with the Recall/Bypass provisions, Cabin Attendant vacancies will be filled by active Flight Attendants in seniority order, with a priority recall right to the domicile(s) where the vacancies exist. Any vacancies remaining will be filled in seniority order from those Flight Attendants on furlough or 12(B) leave. Transfers to domiciles will then be made in seniority order from among those Flight Attendants who have standing bids on file. The priority of recall to the domicile(s)/classification(s) will apply only to the first available vacancy offered in the domicile(s)/ classification(s) to the furloughed or displaced employee.

(I)   Furlough Pay.  A Flight Attendant who is furloughed due to
      ------------
      reduction in force shall receive furlough pay as provided in paragraph (K) of this Article, subject to the limitations and conditions set forth therein.

(J)   Furlough Pay Exclusions.  A Flight Attendant will not be
      -----------------------
      eligible for or receive furlough pay if any of the following conditions exist:

      (1) The Flight Attendant has not completed at least one (1) year with the Company, on pay status in a position covered by this Agreement. For the purpose of this paragraph "pay status" includes all time spent in a


                           ARTICLE 12 / Page 3
           position covered by the Agreement, exclusive of leaves of absence or furlough.

      (2) The Flight Attendant remains in the employ of the Company in any position.

      (3) The Flight Attendant fails to exercise his/her seniority which would enable the Flight Attendant to remain in the employ of the Company, except where such exercise of seniority would require moving to a new geographic location.

      (4) The Flight Attendant is dismissed for cause, resigns, retires, or accepts personal time off.

      (5) The Flight Attendant has been furloughed as a result of a temporary reduction occasioned by strikes or other work stoppages, grounding of a substantial number of the Company's aircraft, other circumstances beyond the Company's control, or a seasonal schedule reduction of less than four
           (4) months duration.

(K)   Recall Followed by Subsequent Furlough.  An employee recalled to
      --------------------------------------
      work under the terms of this Article after being on furlough for more than four (4) months who is again furloughed under conditions that would entitle him/her to furlough pay, shall be entitled to the amount specified for his/her service with the Company in accordance with paragraph (L) of this Article, less the dollar amount received on the occasion of the previous furlough; provided, that such dollar amount deduction shall not be made if such employee completes at least one additional year of active service with the Company under this Agreement from the date on which he/she reported for duty upon the occasion of the prior recall.


                           ARTICLE 12 / Page 4

(L)   Amount of Furlough Pay.  The amount of furlough pay under this
      ----------------------
      paragraph shall be based on the length of active service with the Company as above defined in paragraph (J). It shall be computed on the Flight Attendant's base pay at the time of furlough as follows:

      Years of Service                  Benefit
      ----------------                  -------
            1 year                      2 weeks
            2                           3
            3                           4
            4                           5
            5                           7
            6                           8
            7                           9
            8                           10
            9                           11
            10                          12
            11                          14
            12 or more                  16


(M)   Union Notification.  TWA shall provide to the IAM one (1) copy
      ------------------
      of each furlough, recall and displacement notice whenever such activity occurs.


                           ARTICLE 12 / Page 5

                               ARTICLE 13
                         FILLING OF VACANCIES

(A)   Transfer Bids.  Flight Attendants who desire to transfer to a
      -------------
      different Domicile or classifications may file a permanent bid in writing with the Company, stating the station(s) and/or classification(s) (listing them in order of preference, if more than one) to which they desire to transfer. However, employees will not be permitted to transfer until the completion of their probationary period, unless a lesser restriction is determined by the Company. All bids must be filed with the Director Crew Resources and Administration, TWA, 11495 Natural Bridge Road, Bridgeton, Missouri 63044. When vacancies occur in positions expected to last ninety (90) days or longer, the employees having the most system seniority, subject to the provisions of Article 12(H), who are qualified to perform the job and who have bids on file, will be offered an opportunity to transfer and fill the vacancy. Any employee transferring to fill such vacancy shall be available to begin the assignment on the date set by the Company, which shall be not less than seven (7) days from the date notified of the assignment. An employee shall be allowed a reasonable period between the time he/she is relieved of duties and the time required to report at the new location. Such time shall be established in advance and shall be dependent upon the means of travel.

(B)   Special Bid Requests; Involuntary Assignments.  If no bids are
      ---------------------------------------------
      on file at the time the vacancy occurs, special bids may be requested for filling the vacancy. If no qualified employee expresses a desire to transfer, the vacancy may be filled by assigning the most junior qualified employee to the position, or, in the Company's discretion, by hiring a new employee. When special bids are requested, the bulletin will state the numbers of vacancies to be filled, the Domicile of each vacancy, and a reasonable deadline date after which bids will not be considered, which date will not be less than ten (10) days after the date the bulletin is posted. Bids under this paragraph must be made by telegram addressed to the appropriate Company official named in
      (A) of this Article.

(C) Employees involuntarily assigned pursuant to paragraph (B) above shall have prior rights to displacement in lieu of the most junior employees at the station where the displacement occurs. Such employee shall have the prerogative of returning to the Domicile from which the involuntary assignment was made.

(D)   Permanent Bids.  The Company will, at least once each month,
      --------------
      post a list of all standing (permanent) bids for all classifications at all domiciles where Flight Attendants are based. If a Flight Attendant fails to withdraw a standing (permanent) bid prior to the bid being awarded, the Flight Attendant will not be permitted to refuse the award, except in cases due to a hardship.


                           ARTICLE 13 / Page 1

(E)   Temporary Vacancies.  Vacancies expected to continue ninety (90)
      -------------------
      days or less will be considered as temporary vacancies. Employees may file a bid for temporary vacancy on the permanent bid form described in paragraph (A) above. Such temporary vacancies expected to be more than fifteen (15) days will be bulletined and such bulletin will state the number of vacancies to be filled at each Domicile. If sufficient bids for temporary vacancies are not received, the Company will assign the most junior qualified employee at the nearest station having an excess where the vacancy exists. Likewise, in case of temporary vacancies of less than fifteen (15) days, the Company will assign the most junior qualified employee at the nearest station where the vacancies exist. Employees assigned temporary vacancies will be allowed an expense allowance of $32.00 per day in addition to the expenses under Articles 4(A)(1), 4(A)(2), 4(A)(3)(b), 4(B)(3), and 4(B)(4),
      as appropriate. In addition, the Company will provide suitable lodging for a Flight Attendant on temporary assignment at the temporary domicile. In the event the Company fails to provide suitable lodging, the Flight Attendant will be allowed the actual/reasonable expenses for the necessary lodging. Single trip assignments involving a change in geographic location will be considered temporary assignments for purposes of this Paragraph 13(E); however, the trip formula under Article 6(E) will be calculated as if the Flight Attendant was based at the temporary domicile. Employees, in lieu of receiving an expense allowance of $32.00 per day may elect to receive a pass (Class 6, Non-Positive). This expense allowance shall be payable for single trip assignments.

(F)   Passes.  Successful bidders shall pay their own moving expenses
      ------
      to their new station, except that the Company shall furnish Flight Attendants and members of the employee's immediate family who are residing with, and dependent upon the employee, a one-way (Class
      6) non-positive transportation on the Company's system to the extent permitted by law and in accordance with Company regulations.

(G)   Mutual Transfers.  Mutual transfer requests shall be processed
      ----------------
      no later than five (5) days after normal transfers are processed but not later than the 15th of the month.

      Mutual transfer awards shall be posted within forty-eight (48) hours of the award. The awarding of either transfer (normal or mutual) will cancel all other transfer requests on file.

      System bid preferences for mutual transfers shall be matched against each other in system seniority order and permanent mutual transfers shall be awarded to the extent that there are matched preferences on file.

      Flight Attendants may mutually trade across categories provided that each Flight


                           ARTICLE 13 / Page 2



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

      Attendant is qualified, trained and available.

      Once a mutual transfer has been awarded, neither Flight Attendant can transfer for a period of six (6) months.

      Flight Attendants on probation cannot transfer until the completion of their probationary period unless a lesser restriction is determined by the Company.

(H)   Service Manager Vacancies.  Vacancies in the Service Manager
      -------------------------
      classification shall be opened for bid on a systemwide basis by Flight Attendants who have served as a Flight Attendant for two
      (2) years or more.

      If sufficient bids are not received to fill vacancies, Flight Attendants at the location where the vacancy exists will be assigned in inverse order of seniority from among those qualified Flight Attendants.

      A successful bidder to a vacancy in the Service Manager position shall be restricted to that position for a period of six (6) months from the date such vacancy is filled.

      Names of successful bidders will be posted at each domicile where employees in the status concerned are based.

(I)   Notification of Transfers.  TWA shall provide to the IAM:
      -------------------------

      (1) One (1) copy of the transfer request list to be delivered to the Union by overnight delivery immediately following transfer processing;

      (2) One (1) copy of each transfer message, to be furnished following the processing of all transfers.


                           ARTICLE 13 / Page 3



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

                               ARTICLE 14
                           TRANSFER EXPENSES

(A)   Transfer Expenses.  Flight Attendants transferred from one
      -----------------
      domicile to another within the United States at Company request shall be allowed to select one (1) of the following two (2) options for moving household effects:

      (1)  Option 1 - Company provided moving expenses.
           -------------------------------------------

           5,000 pounds - Single employee
           10,000 pounds - Employee + 1 dependent
           1,000 pounds - each additional dependent

      (2)  Option 2 - Flight Attendant provided moving expenses.
           ----------------------------------------------------
           Moving expenses handled by the Flight Attendant individually shall allow for a sum of money equal to the existing tariff for moving up to a maximum of 10,000 pounds of household effects between the two points. This reimbursement shall be based upon submission of verifiable receipts of expenses incurred when moving the primary residence.

      (3)  Enroute Travel Expenses.  If the Flight Attendant elects
           -----------------------
           to drive his or her own automobile to the point of relocation, he or she shall be reimbursed at a mileage rate equal to the amount allowed by the federal government for federal employees for the most direct AAA mileage between the domicile from and to which he or she is being transferred, plus en route expense at the rate of Two ($2.00) dollars per hour based upon 400 miles travel per day. A Flight Attendant who does not drive to his or her new domicile will be allowed en route expenses for twenty-four (24) hours at Two ($2.00) Dollars per hour.

      (4)  Relocation Expense.  A Flight Attendant will be allowed
           ------------------
           Four Hundred ($400.00) Dollar relocation expense.

(B)   Company-Requested Transfers.  In Company-requested transfers,
      ---------------------------
      the Company will furnish space available transportation for the transferring Flight Attendant, to the extent permitted by law and in accordance with applicable Company regulations.

      (1) In all transfers, if traveling other than by car, such Flight Attendant shall be allowed enroute travel time following legal rest as follows: JFK-STL or STL-JFK, two (2) days.


                           ARTICLE 14 / Page 1



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

      (2) A Flight Attendant transferring, but not at the request of the Company, will be allowed sufficient time off to drive 400 miles per day as prescribed in Paragraph (A) above.

      (3) A Flight Attendant who transfers permanently from one domicile to another will not be required to report for flight duty within twenty-four (24) hours of his or her arrival at the domicile to which he/she is so transferred. At the Flight Attendant's option, the twenty-four (24) hour period may be waived.

(C)   Newly-Established or Re-Established Domiciles.
      ---------------------------------------------

      (1) Successful bidders to newly established or re-established Domiciles will be considered transferred at Company request for purposes of this Article. Such newly established Flight Attendant domiciles shall be so considered for a period of not less than nine (9) months from the effective date of the first bid to such domicile, provided that the Flight Attendant moves within twelve (12) months of effective date of his/her transfer. This provision shall not apply to bidders for a vacancy which was created by a Flight Attendant leaving such domicile.

      (2) Flight Attendants transferring from domiciles closed after the date of signing this Agreement, will be considered as transferring at Company request and paragraph (A) of this
           Article 14 will apply, provided such Flight Attendants move within twelve (12) months of such closing.


                           ARTICLE 14 / Page 2



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

                               ARTICLE 15
                           LEAVES OF ABSENCE

(A)   Personal Leaves of Absence.  When the requirements of the
      --------------------------
      service will permit, an employee may be granted a personal leave of absence for a period not in excess of one hundred and eighty
      (180) days, upon receipt by the employee's supervisor of a written request, setting out the reasons therefor. When such leave is granted, the employee shall retain, and shall continue to accrue seniority, except for pay purposes. Such leave may be extended for additional periods not to exceed ninety (90) days each, when approved in writing by the employee's supervisor. If the employee engages in other employment within the field of aviation without prior written permission of the Company, she or he shall be deemed to have resigned and her or his name will be removed from the seniority list.

(B)   Medical Leaves of Absence.  When leaves of absence are granted
      -------------------------
      by the Company because of sickness or injury, an employee's seniority shall accrue, except for pay purposes, until he or she is able to return to duty or is found to be unfit for such duty, except that in no case shall leave for sickness or injury exceed a total continuous period of five (5) years. Return to duty after such leave shall be subject to a reasonable trial period not to exceed ninety (90) days. When leave of absence is granted for industrial injury, an employee's seniority shall accrue for pay purposes. Applications for medical leave and medical leave extensions (MED-356s) shall include an attachment, with space for Flight Attendant signature, providing "In the event of any dispute concerning my medical status and/or related employment rights, I authorize TWA to release my medical records to the IAM."

(C)   Union Leaves of Absence.  Up to six (6) employees accepting
      -----------------------
      full-time employment with the IAM, as officers or representative, shall be granted, if requested, an indefinite leave of absence by the Company for the period so employed so long as the IAM remains the exclusive bargaining agent of employees covered by this Agreement. Under such leaves such employee(s) shall continue to accrue seniority and shall have all employee benefits that can be reasonably continued in effect during his/her leave of absence. Upon his/her return from such leave of absence, the employee(s) will be credited with the maximum vacation, sick leave, and occupational illness or injury allowances provided by the Agreement then in effect for employees of like seniority provided that such employee(s) have been on leave of absence at least one
      (1) year. Further, upon return from said leave each individual shall be returned to active status in his/her domicile, and, seniority permitting, in his/her classification. Flight Attendants granted leaves under this paragraph shall be considered active under the provisions of Article 7(d).


                           ARTICLE 15 / Page 1



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

(D)   Return to Duty Following Personal Leave, Maternity Leave, or
      ------------------------------------------------------------
      Adoption Leave.  Immediately after expiration of a leave of
      --------------
      absence granted under paragraphs (A), (G) or (H) of this Article, a Flight Attendant may exercise bidding privileges on any vacancy existing on the system. If such employee fails to become a successful bidder, she or he may displace the least senior employee in her or his status on the operation to which the returning employee was assigned immediately prior to the leave, provided that such employee is senior to the employee being displaced. If the returning employee does not displace, she or he will immediately be placed on furlough status and the provisions of Article 12 shall apply.

(E)   Return to Duty Following Medical or Union Leave.  Immediately
      -----------------------------------------------
      after the expiration of a leave of absence granted under (B) or
      (C) of this Article, a Flight Attendant may displace the least senior employee in her or his status at the location where the returning employee was assigned immediately prior to the leave, provided that such employee is senior to the employee being displaced. If unable to so displace because of seniority, the provisions of (D) of this Article shall apply.

(F)   Military Leave.  When an employee is granted a leave of absence
      --------------
      for extended active military duty, he or she shall retain, and continue to accrue seniority until ninety (90) days after termination of such active duty. Return to duty with the Company from such leave shall not entitle the employee to any greater relative seniority than would have occurred had the employee not taken such military leave. As soon as possible, but in no event later than the completion of the ninety (90) day period mentioned in this paragraph, an employee hereunder will displace the least senior employee in her or his status at the location where the returning employee was assigned immediately prior to the leave, provided that such employee is senior to the employee being displaced. If unable to so displace because of seniority, the provisions of (D) of this Article shall apply.

(G)   Maternity Leave.
      ---------------

      A female employee, upon discovery that she is pregnant, shall notify the Company and provide medical certification of the pregnancy. A Flight Attendant may be allowed to work up through the twenty-seventh week of pregnancy at which time she will be disqualified from flight duty subject to the following restriction:

      Upon certification that the pregnancy has been classified as a "high risk" pregnancy, a Flight Attendant will immediately qualify for a leave under this Article. In the event the Company disagrees with the treating physician's report, the Flight Attendant will be required to provide a second opinion. The second opinion shall be from a doctor, selected by the Flight Attendant, who is not


                           ARTICLE 15 / Page 2
      affiliated with the Flight Attendant's personal physician. The cost of the second opinion shall be paid by the Company. The second opinion shall be final and binding on the parties. In no event shall the company require the Flight Attendant to attend a company-designated physical examination.

      Use of sick bank hours and/or medical leave will continue up to six (6) weeks from the birth of the baby, or eight weeks if delivery is by Caesarian. A Flight Attendant may request a maternity leave of absence for up to six (6) months following the date of delivery. An employee granted a maternity leave under the provisions of this paragraph shall continue to accrue seniority during such leave but shall not accrue vacation, sick leave or longevity for pay purposes and shall not be eligible for sick leave benefits for time lost as a result of pregnancy. To support the request for such a leave, the employee will be required to submit a physician's statement verifying the pregnancy. At the conclusion of the leave of absence following the date of delivery, the employee must be available to return to active flight duty unless additional leave is requested and supported by her physician's statement indicating that additional time is necessary.

(H)   Adoption Leave of Absence.   The Flight Attendant who so
      -------------------------
      requests shall be granted an adoption leave of absence, commencing with the date that the Flight Attendant takes physical custody of the child. The Flight Attendant shall provide the appropriate documentation to the General Manager of the Domicile (or his/her designee) which shall indicate the scheduled delivery date of the child to the Flight Attendant. In the event the scheduled delivery date is delayed by more than five (5) days, the Flight Attendant shall notify the General Manager in order to revise the start date of the adoption leave. Such leave shall be available for the period requested, but in no event for more than ninety
      (90) days. In order to qualify for the leave, the child to be adopted cannot have resided in the Flight Attendant's residence for any extended period of time prior to the adoption and cannot be the natural child of the Flight Attendant nor the natural child of the Flight Attendant's spouse, if applicable. The Flight Attendant's seniority shall continue to accrue, except for pay purposes, while on an adoption leave of absence.

(I)   Paternity Leave.  Flight Attendants will be allowed Paternity
      ---------------
      Personal Time Off of one (1) month's duration.

(J)   Hardship Leave.  In hardship situations a Flight Attendant will
      --------------
      be permitted to take a leave of absence pending the award of a transfer. Once awarded, the leave of absence will be terminated and the Flight Attendant will be permitted to proceed directly to the new Domicile for reprocessing and duty assignment. This procedure will apply only in hardship situations and shall be contingent on the following:


                           ARTICLE 15 / Page 3

      (1) The initial leave and any extensions thereto will be contingent on operational requirements.
      (2) The transfer request shall include an accurate telephone contact and address for notification of transfer and must be clearly marked, "HARDSHIP - WILL TERMINATE LEAVE ON
           TRANSFER."
      (3) The Flight Attendant's supervisor and the Union shall determine the Flight Attendant's eligibility for hardship transfer.

(K)   Requirements Upon Return from Leaves of Absence.  Flight
      ------------------------------------------------
      Attendants returning from leaves of absence under this Article 15 must meet the Company standards required to be met prior to the leave.

(L)   Copies of PTO/Leave Awards to be Furnished to Union.  TWA shall
      ---------------------------------------------------
      provide to the IAM one (1) copy of PTO/Leave Awards, to be provided whenever such activity occurs.

(M)   Submission of Bid Preferences.  A Flight Attendant on any leave
      -----------------------------
      of absence under this agreement, shall be allowed to submit his/her bid preferences before return to active service in the month preceding his/her return. The Flight Attendant shall be required to notify the Company no less than fifteen (15) days prior to the bid month.


                           ARTICLE 15 / Page 4

                               ARTICLE 16
                          GRIEVANCE PROCEDURE

(A)   Representation

      In the processing of disputes or grievances that may arise under this Agreement the parties will be represented as follows:

      (1)  Union

           (a) The Union will be represented by full-time representatives as in (B) below.

           (b) In addition the Union will be represented by other properly designated representatives at each Domicile.

           (c) The Union will be further represented by those representatives designated by IAM District Lodge 142 President and Directing General Chairman for dealing with the general officials of the Company.

           (d) When the Union provides at least two weeks notice, up to fifty (50) Flight Attendants may be removed at any one time from active duty for Union business at Union expense; provided, however, that with respect to each domicile and status, the number of Flight Attendants so removed shall not exceed twenty percent (20%) of the total number of Flight Attendants holding reserve schedules for such domicile and status. In the event that there are less than five (5) Flight Attendants holding reserve schedules within a domicile and status, at least one (1) Flight Attendant may be removed from active duty for Union business. The notice shall include the name(s) of the individual(s) who are to be removed, and specify the inclusive date(s) on which such removal(s) is/are to be effective. In cases where two weeks' notice is not possible, the Company will permit additional Flight Attendants to be removed from active duty for Union business, operational requirements permitting.

           (e) Should the Union desire that more than fifty (50) Flight Attendants be removed from active duty for Union business at Union expense, the Union shall notify the Company of the name(s) of the individual(s) who are to be removed, and specify the inclusive date(s) on which such removal(s) is/are to be effective. Such notice shall be received by the Company not later than thirty-five (35) days prior to the first day of the bid month in which the additional Flight Attendants are to be removed from active duty. If operational requirements permit, the Company may waive the thirty-five (35) day notice for any removal(s).


                           ARTICLE 16 / Page 1



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

      (2)  Company

           (a) The Company will be represented at each domicile by the General Manager or his/her properly designated representative, who will be empowered to settle local grievances or disputes to the extent and in the manner as hereinafter provided.

           (b) The Company will be further represented on a system-wide basis for dealing with the IAM District Lodge 142 President and Directing General Chairman or his or her designated representative(s).

      (3)  Policy.  In order to facilitate the conduct of Union-
           Management business in an orderly and businesslike manner, it is agreed:

           (a)  The Company will provide the full-time
                representative(s) at the domiciles specified in (B)(2) below with space for a single office with an intra-base telephone in the In-Flight Services area no later than thirty (30) work days following the signing of this Agreement.

           (b) All representatives will be allowed free access and availability to all work areas within their respective areas of representation in order to conduct their business in a proper, efficient and expedient manner. In so doing, they will contact the appropriate Departmental Manager or his/her designee.

           (c) The Company and the Union will, at all times, keep each other advised, through written notice, of any changes in its authorized representatives. The Company will, in writing, advise the IAM of the names of the Manager designees who will function as Step I hearing officers. In this connection the Company further understands that such Manager designee shall not be changed unless the individual functioning as the named designee ceases to occupy such position in the In-Flight Services organization. In such instance the Company will then designate another Manager designee within the time period prescribed herein.


                           ARTICLE 16 / Page 2

           (d)  The President and Directing General Chairman of
                District Lodge 142 and/or his/her designated representatives shall be permitted at any time to enter the facilities of the Company for the purpose of representing employees covered by this Agreement, after notifying the Company official in charge.

           (e) The Company and the Union will make every effort to keep to a minimum the time spent in disposing of grievances, disputes and complaints.

(B)   Full-time Representatives

      (1) Full-time representative(s) will be empowered to settle all local grievance(s) or disputes not involving changes in policy or the intent or purposes of the Agreement.

      (2) There shall be seven (7) full-time representatives to be assigned as the President and Directing General Chairman of IAM District Lodge 142 determines.

      (3) Full-time representatives shall be considered to be on special assignment under this Agreement. They shall be compensated by the Company at the rate of 2:50 hours per day to a maximum of 85 hours per month for their respective classifications. Such representative(s) will also receive 2:50 hours per day while they are on vacation, sick leave, industrial injury/illness, family illness and jury duty.

      (4) Full-time representatives will continue to accrue company, job, pay and vacation seniority. Accordingly, as such, these representatives will continue to accrue the monthly sick leave allowance, referred to in Article 8, as appropriate, vacation days in Article 9(A) and be entitled to all other benefits, consistent with their respective classifications, which active Flight Attendants under the Agreement are entitled to receive. These benefits include but shall not be limited to the following: Pass and reduced rate privileges, insurance and retirement benefits.

      (5) Notwithstanding the provisions of Article 12, full-time representatives shall not be subject to furlough or displacement while serving in such capacity at an active domicile. If the Company, pursuant to the provisions of the Agreement, closes a domicile, the full-time representative who may be assigned to such domicile would then become subject to the provisions of Article 12.


                           ARTICLE 16 / Page 3



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

(C)  Discipline and Discharge

     (1)   Investigation

           (a) In no event will a Flight Attendant be disciplined or discharged from the Company without a thorough, impartial and expeditious investigation of the alleged cause. Prior to such investigation, the Company will provide the Flight Attendant and the full-time Union representative with a written notice advising them of such investigation. This written notice shall include the subject matter or precise nature giving rise to such investigation. In addition, the Company will provide the full-time Union representative with any and all all documents it intends to use as part of the
                Article 16 investigatory meeting prior to such meeting. Such documents may be redacted.

          (b)   In meetings for the purpose of investigation of any

                matter which may lead to or result in the application of discipline or discharge, the Company will advise the Flight Attendant, in writing, prior to such meeting that he/she is entitled to a Union representative. Such Union representative will be present if the Flight Attendant so desires.

          (c) At the conclusion of such investigation, the Company will notify the Flight Attendant and full-time representative, in writing, of any discipline or discharge action intended by the Company. Such notice to the Flight Attendant shall be sent, in writing by certified mail, return receipt requested, and will contain the precise charge or charges. This notice may be hand delivered by the Company to the Union if the signature of the full-time representative is secured at the time of delivery. Alternate methods of notification to the Union may be utilized provided proof of delivery is available. In the event there is no intended discipline or discharge, the Flight Attendant and the Union Representative will be so notified.

     (2) Request for Step I Hearing. No Flight Attendant shall be disciplined or discharged without a hearing, provided that within ten (10) work days after the Flight Attendant receives the notification in writing of the intended discipline or discharge as stipulated above, the Flight Attendant or a Union representative makes written request for a hearing to the domicile General Manager.


                           ARTICLE 16 / Page 4

     (3) Failure to Request Step I Hearing If the Flight Attendant or the full-time Union representative fails to request a hearing within the prescribed time limits, the Company may thereafter effect discipline or discharge and shall notify the Flight Attendant by certified mail, return receipt requested, of such action. In such case the discipline or discharge shall be final. If the Company fails to provide a Step I hearing as requested within the ten (10) day time frame, no discipline or discharge shall be implemented.

     (4)   Step I Hearing

           (a) When a hearing, as provided in (2) above, is requested, such hearing shall be held by the General Manager - In-Flight Services or his/her manager designee within ten (10) work days after the Flight Attendant or Union representative requests such hearing.

           (b) Not later than the day prior to such hearing, the Company shall furnish the Union representative with a copy of all grievance related materials which the Company plans to introduce at the hearing. The Company may not present any grievance related materials at the hearing that were not furnished to the Union representative no later than 3:00 PM the prior business day.

           (c)  Postponement.   Upon written request, either party
                ------------
                shall be granted a postponement of hearing not in excess of ten (10) work days in which to prepare and secure the presence of witnesses. Upon written request from the Flight Attendant or the Union, the Company will make available at such hearing consistent with operational requirements, witnesses who are employed by it. Notwithstanding the provisions of (7) below, a Flight Attendant requesting postponement of the initial hearing as provided in this paragraph may be removed from active flight duty and from the payroll for the duration of such postponement. However, in the event the grievance is sustained at the initial or any subsequent hearing, all elements of pay shall be restored as provided in Article 17(N). In the event the Company and the Union shall mutually agree to postpone a Step I hearing, no removal from active flight duty or payroll shall occur. Nothing in
                Article 16 shall require that the grievant be present at the Step I hearing.

     (5)   Step I Decision

           A notification to the employee and the full-time representative of the decision of such hearing is to be mailed and postmarked no later than


                           ARTICLE 16 / Page 5
           ten (10) work days after the close of the hearing. A copy of the decision will be sent by certified mail, return receipt requested to the employee. Alternate methods of notification may be utilized provided proof of delivery is available. Such proof of delivery must include the Flight Attendant's signature. A copy of the decision will be sent to the Union and the designated IAM District Lodge 142 representative via facsimile transmission (with acknowledgement of receipt by the Union returned via facsimile transmission) or via hand-delivery with written acknowledgement of receipt or by alternate method that provides proof of delivery.

     (6) If the Company does not adhere to the time limitations set forth in (C)(4)(a) and (5) above, the contemplated discharge/discipline will not be implemented.

     (7)   No Pay Loss Prior to Written Step I Decision

           (a)  Except as otherwise provided in (d), no Flight
                Attendant shall be removed from active flight duty and the payroll until after the full-time Union representative receives and signs for the written decision.

           (b) No discharge or discipline shall be effected during the time when the Flight Attendant involved is on reserve spread, vacation, legal rest or flight assignment.

           (c) The Company shall make every reasonable effort to contact the employee to inform him/her of removal from flight status, if applicable.

           (d) In cases involving violence, destruction of Company property, use of alcohol or drugs, and theft, the Flight Attendant may be removed from active flight duty and from the payroll at any time prior to the Step I decision. Such time will be used to offset any discipline assessed as a result of a Step I decision.

     (8)   General

           (a) Discipline and discharge may be assessed only for just cause, after consideration is given to the gravity of the offense, seniority and the work record of the employee involved.

           (b) If, as a result of any hearing as provided in this Agreement, an employee is exonerated, such employee shall be reinstated without loss of seniority and shall be paid for such time lost in an amount which the employee would have ordinarily earned had she/he been continued in service


                           ARTICLE 16 / Page 6
                during such period. In the administration of this provision it is agreed that a Flight Attendant will receive all elements of back pay and benefits as further calculated and identified in Article 17(N). Further, if as a result of any hearing as provided herein an employee is exonerated, all personnel records shall be cleared of the charge, including IER.

(D)   Other Grievances

      Any Flight Attendant or group of Flight Attendants covered by this Agreement who have a grievance concerning any action of the Company affecting them except matters involving discipline or dismissal shall have such grievance considered in accordance with the following procedure.

      (1)  Pre-Grievance

           Any employee and/or Union Representative having a grievance not involving discipline or discharge shall make every reasonable effort to discuss the grievance with the Manager
           - Flight Attendants or his/her designated representative prior to filing such grievance. In the event the written pregrieve has not been answered within fifteen (15) work days, following receipt of the pre-grievance by the Company, the Union may be proceed to Step I.

      (2)  Step I

           (a) If the employee or the Union representative is unable to secure satisfactory adjustment in the pre-grievance, the Union representative will, if in his/her opinion the grievance is justified, present the written grievance to the Domicile General Manager
                - In-Flight Services.

           (b)  A hearing, conducted by the General Manager - In-
                Flight Services or his/her manager designee shall be held not later than ten (10) work days after the presentation of the written grievance.

           (c) The Union Representative may file and sign grievances on behalf of the employee or groups of employees.

           (d) A decision, in writing, by the General Manager - In-Flight Services or his/her manager designee shall be rendered not later than ten (10) work days after the close of such hearing. A copy of the decision will be sent by certified mail, return receipt requested to the employee. Alternative methods of notification may be utilized provided proof of delivery is available. Such proof of delivery must include the Flight Attendant's signature. A copy of the decision will be sent to the Domicile Chairperson and designated IAM District


                           ARTICLE 16 / Page 7

                Lodge 142 representative via facsimile transmission (with acknowledgement of receipt returned by the Union to the Company via facsimile transmission or by hand-delivery with written acknowledgement of receipt or by alternate method which provides proof of delivery.

(E)  Appeals

     (1)   Step II

           (a) If the decision in Step I under (C)(5) or (D)(2)(d) is unsatisfactory, the Domicile Chairperson may refer the matter to the District General Chairperson who may appeal the matter to the TWA Labor Relations Department, One City Centre, 18th Floor, 515 N. Sixth Street, St. Louis, MO 63101. The notice of appeal must be made in writing and sent by facsimile transmission (with acknowledgement of receipt returned by the Company via facsimile transmission) or certified mail, return receipt requested, or an alternative method that provides proof of delivery within twenty (20) work days after receipt of the Step I decision. In the event the notice is sent via facsimile transmission, the original notice shall be sent by U.S. first class regular mail to the TWA Labor Relations Department.

           (b) Within thirty (30) work days after the Step II appeal is received by the Company, an official of the Labor Relations Department and IAM District 142 General Chairperson or his/her designee will meet and endeavor to reach a settlement of the issues involved in the matter appealed.

           (c) If the issues are resolved to the satisfaction of the officials at the hearing, the parties shall, prior to adjournment of the meeting, issue a joint written statement setting forth the resolution of the issue(s).

           (d) If the matter appealed is not resolved, the official of Labor Relations Department who heard the appeal shall, within five (5) work days following adjournment of the meeting, issue a written decision setting forth the Company's position on the issue(s).

           (e) Flight Attendant discharge grievances shall automatically proceed to Step II without the request or requirement of an appeal.

      (2) System Board of Adjustment. If the Step II decision is unsatisfactory, the IAM District 142 General Chairperson or his/her designee may appeal the matter to the System Board of Adjustment as provided for


                           ARTICLE 16 / Page 8
           in Article 17, provided such appeal is made within thirty
           (30) work days after the date of receipt by the Union of the Step II decision. There shall be a 5-year statute of limitations within which time to have the matter heard before the System Board of Adjustment, except where waived by mutual agreement of the parties. The 5-year limitation shall commence upon receipt of the Step II decision.

(F)   System/General Grievance.

      (1) Grievances relating to corporate or In-Flight Services departmental policies or interpretations of the Agreement having applicability beyond a single domicile, which cannot be settled by the Domicile General Manager and the Domicile Chairperson, shall be submitted, in writing, by the President-Directing General Chairperson or his/her designee to the Company's Vice-President-Labor Relations.
                                                          -

      (2) No later than ten (10) work days following the receipt of the grievance the issue shall be discussed by the Vice
           President-Labor Relations or his/her designee and the President-Directing General Chairperson or his/her designee.

      (3) If a satisfactory settlement is not reached during the discussion, the Vice President - Labor Relations or his/her designee shall issue to the offices of the IAM District 142 a written decision setting forth its position on the issue(s) no later than ten (10) work days after the conclusion of the discussion.

      (4) The Union may then proceed directly to the System Board of Adjustment three (3) member Board.

      (5) The Company and the Union shall select a neutral referee in accordance with Article 17.

(G)   General Procedures

      (1)  Time Limits for Grievance Filing

           All grievances except those involving discharge and discipline must be filed promptly after the cause giving rise to the grievance is evident and no grievance will be valid if not filed within thirty (30) work days of the date the employee knew or could reasonably be expected to have known of the grievance.

      (2)  Group/"et al" Grievances

           When the policy or action complained of in a grievance similarly affects more than one grievant, the Union may process the grievance in the name of an individual employee on behalf of all employees affected by the Company policy or action. Any settlement or decision


                           ARTICLE 16 / Page 9
           shall be applicable to all employees so affected by the policy or action complained/grieved of, provided that such employees file their claim with the Company within forty-five (45) work days of the date of the decision.

      (3)  Probationary employees

           Nothing in this Agreement shall extend the right of investigation and hearing to an employee who, during the probationary period, is disciplined or discharged for cause, except that such employee will be notified at the meeting of the reasons therefor.

      (4)  Untimely Grievance Appeals

           If any decision rendered by the Company under the provisions of this Article is not appealed within the time limits prescribed herein for such appeals, the decision of the Company shall become final and binding. Time limits may be extended by mutual agreement.

      (5)  Ground Transportation

           Witnesses and representatives who are employees of the Company shall receive positive free transportation over the lines of the Company from the point of assignment or residence to the point of which they must appear as witnesses and return, to the extent permitted by law.

      (6)  Stenographic Report

           When it is mutually agreed that a stenographic report is to be taken of the investigation and hearing in whole or in part, the cost will be borne equally by both parties to the dispute. In the event it is not mutually agreed that a stenographic report of the proceedings shall be taken, any written record available taken of such investigation and hearing made by either of the parties to the dispute shall be furnished to the other party to the dispute upon request, provided that the cost of such written record so requested be borne equally by both parties to the dispute.

      (7)  Work Day

           In the time limits outlined herein "work" day shall be defined as exclusive of Saturdays, Sundays and holidays.


                           ARTICLE 16 / Page 10

      (8)  Participation

           It is understood that either or both the designated IAM District 142 representative and the Vice President Labor Relations or his/her authorized designee may intervene and participate in the handling of a grievance or dispute at any level of the grievance procedure.

      (9)  Grievance Settlement

           If at any point in the grievance procedure prior to the rendering of the Step I decision, the issue in question is resolved to the mutual satisfaction of the parties, such resolution shall be committed to writing on a form provided by the Union. The form will be completed so as to include the statement of grievance, date of settlement, name of grievant(s), employee payroll number, employee domicile, IAM grievance case number and a concise statement indicating the terms of settlement. Should the terms of settlement provide for monetary payment, the grievant(s) shall receive such payment by means of a local office draft, no later than seventy-two (72) hours after the settlement is concluded. The form shall be signed by the General Manager or Manager designee and the full-time Union representative.

      (10) Grievance Withdrawal

           The Union's decision to withdraw grievances, not to process or appeal a grievance to the next step shall not in any way prejudice its position on the issues involved or serve as precedent in later grievances.

      (11) Streamlining Grievance/Arbitration Procedures

           TWA and the IAM hereby jointly recognize the mutual benefits of timely, expeditious and economical resolution of Flight Attendant and the IAM grievances arising under this Agreement. The parties therefore agree to continue discussions and, where agreed, to institute new and amended grievance and arbitration procedures, on either a trial or permanent basis, in order to facilitate these objectives. TWA agrees that when monetary compensation to Flight Attendant(s) is required by either voluntary settlement or System Board Award, it shall, within thirty (30) days of such settlement or Award, pay such required compensation to the affected Flight Attendant(s) and provide notice of such payment together with the computation to the IAM.


                           ARTICLE 16 / Page 11

(H)   Non-Disciplinary Discussions.

      The Company shall have the right to open non-disciplinary discussions with a Flight Attendant relating to their employment responsibilities. The Flight Attendant shall be entitled to have a Union representative attend any such discussion. Prior to such discussion, The Company will advise the Flight Attendant and the IAM Union Representative of the matter or matters to be discussed. The discussion shall take place during regular business hours.
      Any Company notation and related documents concerning the discussion shall be filed in the Flight Attendant's personnel file in accordance with Article 19(D). For the purpose of this paragraph non-disciplinary discussion and notations regarding such discussion(s) shall not be subject to the grievance procedures contained in this Article 16.


                           ARTICLE 16 / Page 12

                               ARTICLE 17
                      SYSTEM BOARDS OF ADJUSTMENT

(A)  Establishment of System Board of Adjustment.  In compliance with
     -------------------------------------------
     Section 204, Title II, of the Railway Labor Act, as amended, there is hereby established System Boards of Adjustment for the purpose of adjusting and deciding disputes which may arise under the terms of the Flight Attendants' Agreement and which are properly submitted to it after exhausting the procedures for settling disputes as set forth in Article 16.

(B)  Members.  The System Board of Adjustment shall consist of three
     -------
     (3) members; one (1) appointed by the Company, one (1) appointed by the Union and one (1) selected by the parties from a standing panel of eight (8) referees. Each of the parties shall name four
     (4) individuals who shall serve on this panel.

     (1) Either party may cause the services of a Referee on the eight (8) member standing panel to be terminated at anytime, (except as to cases already scheduled for hearing) upon thirty (30) days written notice to the other party and to the Referee whose services are being terminated.
          Replacement members shall be provided for as in (2) below. Each party is limited to two (2) such replacements in any calendar year.

     (2) In the event a vacancy or vacancies on the eight (8) member panel of Referee exists, the party who originally appointed the referee to the panel must thereafter appoint a new referee to the panel.

     (3) The parties may agree to select a Referee who is not a member of the eight (8) member panel to hear a case with the Company and the Union Board members and such panel, will, for such case, constitute the System Board of Adjustment. Should the Company and the Union be unable to agree upon the selection of such Referee, they may make joint request to the National Mediation Board to name an "Ad Hoc" Arbitrator.

     (4) The Company and the Union member of the Board shall serve until their successor is duly appointed.

     (5)  Secretary to the Board.
          -----------------------

          The Office of "Secretary to the Board" shall alternate January 1 of each year between the Company member of the Board and the Union member of the Board with the Union member serving on even numbered years and the Company member serving on odd numbered years.

          The responsibilities of the Secretary shall include, but are not limited to, setting the Arbitration Docket, scheduling of hearing dates, contract with neutral member(s), and all correspondence relating to the


                           ARTICLE 17 / Page 1
          administrative matters of the System Board of Adjustment. The date of hearing by the System Board of Adjustment will be set by the Secretary at a time mutually agreeable to the parties and subject to the availability of the Arbitrator selected to serve as the neutral referee.

(C)  Board Jurisdiction.  The Board shall have jurisdiction over
     ------------------
     disputes between any employee covered by this Agreement and the Company growing out of grievances, interpretation or application of any of the terms of this Agreement. The jurisdiction of the Board shall not extend to propose changes in hours of employment, basic rates of compensation, or working conditions covered by this Agreement or any amendment. Unless the Company and the Union agree upon a combination of cases to be presented to a Referee, each case presented to the Board shall be treated as a separate case; except those grievances involving more than one (1) employee or incident concerning an alleged violation with similar facts and circumstances which shall be treated as one case.

(D)  Board to Consider Dispute.  The Board shall consider any dispute
     -------------------------
     properly submitted to it by the President/General Chairman of the Union or his/her authorized representative, or by the chief operating official of the Company or her/his authorized representative, when such dispute has not been previously settled in accordance with the terms provided for in this Agreement, provided that notice of the dispute is filed with the Company and the Union members of the Board, with copy to the Company or Union, as may be appropriate, within forty-five (45) work days after the decision in the last step of the grievance procedure. The date of notice shall determine the order for considering cases, unless the parties mutually agree otherwise.

(E)  Neutral Referee to Serve as Chairman.  The neutral member
     ------------------------------------
     (Referee) shall preside at the meetings and hearings of the Board and shall be designated as Chairman of the System Board of Adjustment. It shall be the responsibility of the Chairman to guide the parties in the presentation of testimony, exhibits, and arguments at hearing to the end that a fair, prompt, and orderly hearing of the dispute is afforded.

(F)  Location.  The Board shall meet at such location or locations
     --------
     where the parties may agree, generally to be the location(s) where the grievance arose or the location most convenient to the majority of the individuals necessary to the proceedings. If the parties cannot agree to a location, then the Secretary to the Board shall promptly request in writing with notice to the parties that the Chairperson, in consultation with the Company's and Union's designees to the Board, determine the location or locations where the Board will convene.


                           ARTICLE 17 / Page 2

(G)  Notice of Dispute.  The notice of disputes referred to the Board
     -----------------
     shall be addressed in writing to the Company member and the Union member jointly and shall include a statement of:

     1)   Question or questions at issue
     2)   Statement of facts
     3)   Position of appealing party
     4)   Position of the other party

     A copy of the notice of dispute shall be served upon the other party.

(H)  Selection of Referee.  Upon filing the notice of dispute, the
     --------------------
     Company and the Union Board members shall within five (5) work days, select a Referee to sit with the Board to settle the dispute and the Secretary of the Board shall advise the appealing party and other party of the name and address of the Referee. If the Board members are unable to agree upon a Neutral Referee within five (5) work days, a joint request will be directed to the Chairman of the National Mediation Board for the appointment of a Neutral Referee. A copy of the notice of dispute shall be forwarded by the Secretary of the Board to the Neutral Referee who has been appointed or selected to serve in this manner. All subsequent documents filed with the Board shall be addressed to all three members, with copy to the other party or parties.

(I)  Selection of Hearing Date.  The Neutral Referee shall set a date
     -------------------------
     for hearing scheduled within thirty (30) days after her/his appointment. If the Neutral Referee is a member of the standing panel and cannot serve during this thirty (30) day period, the parties may agree to another date or to another member of the standing panel who is available during this same period or the parties shall jointly petition the Chairman of the National Mediation Board to assign a Neutral Referee.

(J)  Waiver of Hearing.  If neither party or the Chairman requests a
     -----------------
     hearing, such hearing shall be waived. If either party desires a hearing to present evidence or oral argument to the Board, or if the Referee desires that evidence or arguments be presented by either party, request for hearing shall be made to the Board and served upon the parties within fifteen (15) days after the appointment of the Neutral Referee. If such request is served, the hearing shall be held within thirty (30) days of the date the request is served at a time mutually satisfactory to the Chairman and the Company and Union members of the Board.

(K)  Decision.
     --------

     (1) Following the hearing, the Board shall convene in Executive Session, unless the parties mutually agree otherwise. In no event shall a decision be issued until after an Executive Session has been held if either the Company or the Union Board Member has requested such session.


                           ARTICLE 17 / Page 3

     (2) The three (3) member System Board shall consider the dispute pending before it, and a majority vote of the Board shall be final, binding, and conclusive upon the Company and the Union and anyone they may represent having an interest in the dispute. The decision by the three (3) member System Board shall be rendered within thirty (30) work days after the close of the hearing if written briefs are not filed by either party or within thirty (30) work days after the submission of written briefs. If written briefs are submitted by either party, the briefs shall be due within thirty (30) days following the close of the hearing, unless the time limits are extended by mutual consent of the parties.

     (3) In the event there is to be no hearing, the Chairman shall set a date which is agreeable to the Board members, for an Executive Session of the Board. The Board shall issue its decision at the conclusion of the Executive Session, if possible. However, a written award will be rendered to the parties not later than thirty (30) work days following the Executive Session.

(L)  Extension of Time Limits.  The time limits expressed in this
     ------------------------
     Article may be extended by mutual agreement of the parties to this Agreement.

(M)  Representation; Witnesses.  Employees covered by this Agreement
     -------------------------
     may be represented at Board hearings by such person or persons as they may choose and designate, and the Company may be represented by such person or persons as it may choose to designate. Evidence may be presented either orally or in writing or both. The Board may, at the request of either the Union member or the Company member, call any witnesses who are employed by the Company and who may be deemed necessary to the dispute.

(N)  Back-Pay Calculation.  In System Board cases involving
     --------------------
     disciplinary suspension or discharge, any award of back pay will be as set forth below. Unless otherwise provided in the award, the Employee will be entitled to contributions to 401(k) and retirement plan, restoration of sick leave accrual and vacation, and payment for actual unreimbursed medical expenses that would have been covered by Company provided medical benefits had she/he not been held out of service. Unreimbursed medical expenses will include medical insurance premiums paid by the employee.

     For purposes of calculating the amount of back pay due, the Company shall be required to calculate the total number of flight hours flown by the Employee during the previous twelve (12) months of active flight service. The total number of flight hours shall be divided by twelve (12) to establish her/his monthly average flight hours. The monthly average flight hours shall then be multiplied by the rate(s) of pay then in effect for the period of time in question. For periods of less than a full month, the average monthly flight hours shall be divided by 30 to establish the daily flight hours. The daily flight hours shall then be multiplied by the rate(s) of pay then in effect to determine the pay due for any period of time of less than a full month. The Company shall be required to


                           ARTICLE 17 / Page 4
     reimburse the Employee for Language of Destination pay (LOD), if applicable, Service Manager Overide, if applicable, and operational duty pay based on the same twelve (12) month "look back" formula. The Company shall provide the Union with all records to substantiate proper payment to the Employee.

(O)  Stenographic Report.  If the parties mutually agree, a
     -------------------
     stenographic report will be made. The costs of such report shall be borne equally.

(P)  Filing of Transcripts/Records.  The Chairman's copy of any
     -----------------------------
     transcripts and/or all records of cases will be filed at the conclusion of each case in a place to be provided by the Company, and will be accessible to Board members and to the parties.

(Q)  Expenses of Board Members.  Each of the parties will assume the
     -------------------------
     compensation, travel expense, and other expenses of the Board member selected by it. The expenses and reasonable compensation of the Referee selected shall be borne equally.

(R)  Witness Expenses.  Each of the parties will assume the
     ----------------
     compensation, travel expense, and other expenses of the witnesses called or summoned by it. Witnesses who are employees of the Company shall receive positive free transportation over the lines of the Company from the point of assignment or residence to the point at which they must appear as witnesses and return, to the extent permitted by law.

(S)  Additional Expenses; Board Member Travel.  The Company and the
     ----------------------------------------
     Union members, acting jointly, shall have the authority to incur such other expenses as in their judgment may be deemed necessary for the proper conduct of business of the Board, and such expenses shall be borne one-half by each of the parties hereto. Board members who are employees of the Company shall be granted necessary leave of absence for the performance of their duties as Board members. Board members shall be furnished positive free transportation over the lines of the Company for the purpose of attending meetings of the Board, to the extent permitted by law.

(T)  Non-Reprisal.  It is understood and agreed that each and every
     ------------
     Board member shall be free to discharge her/his duty in an independent manner, without fear that her/his individual relations with the Company or with the Union may be affected in any manner by any action taken by her/him in her/his capacity as a Board member.

(U)  Non-Abridgement of Railway Labor Act.  Nothing herein shall be
     ------------------------------------
     construed to limit, restrict, or abridge the rights or privileges accorded either to the employees or to the Company, or to their duly accredited representatives, under the provisions of the Railway Labor Act, as amended.


                           ARTICLE 17 / Page 5



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

                               ARTICLE 18
                    SCHEDULING OF FLIGHT ATTENDANTS

(A)  General

     It is the intent and purpose of this Article to provide for Flight Attendant participation in the development of Flight Attendant Scheduling Policies and Procedures that will promote the most efficient and economical operation of flights, the best possible pairing or grouping of flights into bid runs, the most equitable assignment of flying time to domicile, the most reasonable degree of stability of bids at each domicile, and the intent that Article 6 operate so as to effect favorable working conditions. Consistent with the above, the general concept of seniority will be given appropriate recognition. The assignment of time to domiciles and the pairing or grouping of runs to effect the purpose of Article 6 will not be done in such a manner as to effect a general deterioration of working conditions and domicile stability. The Company and the Flight Attendant representatives will consult with regard to the above as outlined herein, the Company retaining the right to determine the geographical location of domiciles, the assignment of flight time to domiciles, and the pairing or grouping of flights for purposes of bid runs.

(B)  System Scheduling

     (1) A Scheduling Committee composed of a minimum number of domestic and international representatives, as determined by the IAM, but not more than one representative, from each domicile, may be designated to consult with the Company concerning all Flight Attendant scheduling problems of the entire system not covered by the Scheduling Policies. In addition, the System Scheduling Committee shall consult with the Director - Crew Resources and Administration as to the allocation of commercial flying time to the various domiciles, the pairing or grouping of flights into bid runs, and the stabilization of bids at each domicile.

          The Average Line Value(s) will be made available to the Scheduling Committee at or before the monthly meeting of the Committee. The daily credit rates will be published in the monthly bid packages.

          The System Scheduling Committee may request re-pairing or regrouping of Flight Attendant assignments allocated to the domicile(s), and the Company may allow such re-pairing or re-grouping; provided, however, that such action by the Company will not alter the Company's rights as provided in
          (A) of this Article.

     (2)  Whenever the Company intends to change the Away From
          Domicile Policy, it shall seek the recommendations of the President-Directing Chairman, IAM District Lodge 142 or his/her designees in this regard


                           ARTICLE 18 / Page 1
          and will give them full consideration prior to making any such change. If on such an occasion the President-Directing General Chairman of District Lodge 142 or such members thereof as the President designates, and will give full consideration to any recommendations of the Committee prior to making any such change.

          When any of the provisions of the Away From Domicile
          Policies or procedures are in conflict with any of the provisions of the Working Agreement, the Agreement shall govern.

     (3) The Company will notify the System Scheduling Committee whenever a change is planned in flight schedules which would result in an increase or decrease in the bid requirements at a domicile. Proposed flight schedules, trip pairings, and information concerning charter flights and the domicile(s) by which they will be protected will be furnished to the Committee on the earliest practicable date such information can be made available by the Company which will normally be no later than twenty (20) days prior to the beginning of the month or bid period covered in the schedules.

     (4) Flight Attendant members of the System Scheduling Committee shall be entitled to expenses as provided in Article 4(A)(1) and not more than three (3) such Flight Attendant members shall be entitled to reimbursement for flight credit and pay loss incurred while attending meetings convened by the Company for the purpose provided in (A) above. Reimbursement of such flight credit and pay loss shall be paid by the Company on a trips missed basis.

     (5) The number of Service Manager and Cabin Attendant bids required for each domicile shall be determined as follows:

          (a) Every month the Company will publish a single bid package for each Flight Attendant category and domicile. Individual published sequences shall not contain both domestic and international flight pairings unless otherwise provided herein. At domiciles where both Domestic and International flights are flown, a Flight Attendant shall indicate his/her choice of operations via his/her monthly bid sheet.

          (b) Domicile bid runs shall include all known commercial flight time assigned to that domicile which can be sequenced. The Company may publish lines of any value to a maximum of eighty-five (85:00) credit hours. Nothing in this paragraph shall require the Company to post bid sequences that yield less than sixty-five (65:00) credit hours.

     (6) In addition to the number of bids in each bid category at each domicile as provided in (5) above, additional bids in the Cabin Attendant and


                           ARTICLE 18 / Page 2

          Service Manager categories at each domicile shall be established which will be sufficient to perform all reserve duties and to assure that Flight Attendants holding a bid run as a result of the domicile bid preference sheet will fly in accordance with the established scheduling policies except in unusual circumstances.

(C)  Domicile Scheduling

     (1)  General
          (a) A Domicile Scheduling Committee shall be established at each domicile to consult with the Regional General Manager - In-Flight Services concerning all problems of Flight Attendant scheduling that are of concern only to that domicile.

          (b) All changes or amendments to the Domestic Domicile Scheduling Policy as contained in this Article shall be mutually agreed to: however, the Vice President In-Flight Services may make temporary changes in such Scheduling Policy when such changes are required to continue efficient operation of flights. In such an event, the Vice President In-Flight Services shall, without delay, consult the General Chairpersons or their designee for the purpose of resolving a mutually approved amendment to cover the problems which required the temporary changes. For the purpose of this paragraph, the Domestic Domicile Scheduling Policy will be limited to those matters and procedures relating to orderly methods of scheduling Flight Attendant personnel.

          (c) In each category at each domicile bid runs at each domicile bid runs shall be posted and bid in accordance with this Article and shall not be constructed to exceed eighty-five (85:00) flight credit hours. For the purposes of this paragraph relief runs" shall be construed to be bid runs.

          (d) Concurrently with posting and bidding of bid runs, as provided in (c) above, Flight Attendant reserve schedules shall be posted and bid. A Flight attendant may bid and be assigned a bid run or a reserve schedule in his/her category. Flight Attendants who do not hold a bid run shall hold a reserve schedule.


                           ARTICLE 18 / Page 3

(D) Domicile Scheduling Policy

     (1) Purpose - To establish a policy outlining the methods to be used to schedule Flight Attendants out of their respective Domiciles/Satellites.

     (2)  General
          (a) Whenever a change of flight times, stops, layover points occurs on the domicile flight assignments, or if flights are added or deleted after the closing of bid preference period, the decision regarding posting of new preference sheets shall be made by the Regional General Manager, In-Flight Services of the respective Domicile after consulting with the local scheduling representative(s). Such decision is to be made on the basis of the extent of such changes and the time of the month.

               At the time the bid package is distributed to all Flight Attendants at the domicile it shall contain a cover letter, all commercial flights which can be sequenced, the number of relief runs as required and Flight Attendant reserve sequences.

               1) The following information shall be included in the pairings:
                    (a)  Flight number
                    (b)  Equipment
                    (c)  Deparure Time
                    (d)  Crew Change Station
                    (e)  Scheduled Stops
                    (f)  Arrival Time
                    (g)  Layover Station and Time
                    (h)  Total Trip Hours
                    (i)  Total Scheduled Block-To-Block
                    (j)  Deadhead in a flight pairing
                    (k)  Total round-trip credit/pay
                    (l)  Pairing number

               2) In construction of bid lines the following information shall be included, as appropriate in the bid lines or reserve schedules:

                    (a) Originating flight number or in the case of deadhead, it will show deadhead and the first operating flight.
                    (b) The number of required Flight Attendants per line.


                           ARTICLE 18 / Page 4

                    (c) Total credit and total pay per flight and per line.
                    (d)  Bid line sequence number.
                    (e)  Reserve spreads/prescheduled duty free
                         days.
                    (f)  Day and date of departure and return to
                         domicile.
                    (g)  Type(s) of equipment.
                    (h)  Layover destination (International only).

               3) The cover letter shall contain the following information:

                    (a)  Dates of Bid duration.
                    (b)  Domicile.
                    (c)  Times of reserve call-in periods and an
                         example.
                    (d)  Closing time and date of submission of
                         Flight Attendant option form as specified in (7)(f).
                    (e)  Sequence notification time and date.

     (3)  Preparation of Bid Runs

          (a) The scheduling of Flight Attendants out of each Domicile or satellite shall be in accordance with seniority and the provisions of the Agreement. Since all situations cannot be covered, any question of interpretation should be brought to the attention of the Regional General Manager, In-Flight Services of the respective Domicile. If such interpretation is not satisfactory to the Flight Attendant involved, he/she shall nevertheless follow instructions received from the Regional General Manager, In-Flight Services of the respective Domicile without prejudice to the Flight Attendant's rights under Article 16 of the Agreement.

          (b) In each category at each Domicile, bid runs shall be posted and bid in accordance with this Article. The minimum number of relief runs anticipated shall be indicated in the bid package. Relief bids will be constructed after completion of initial balancing and shall be construed to be bid runs.

          (c) International pairings and domestic pairings published in the bid package will be sequenced separately.
               Relief runs and open time lines may contain both international and domestic pairings.


                           ARTICLE 18 / Page 5



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

          (d) All flights which cannot be included in a published sequence shall be listed separately at the back of the monthly bid package.

          (e) One Cabin Attendant reserve complement and one Service Manager reserve complement shall be established at each domicile in order to protect open flights on both operations.

          (f) Concurrently with posting and bidding of bid runs, as provided in (b) above, Cabin Attendant reserve spreads shall be posted and bid. These reserve run selections shall be posted in such a manner as to reflect the date of the projected reserve spread for each Cabin Attendant awarded a reserve run selection. A Cabin Attendant may bid and be assigned a bid run or reserve spread. Each Cabin Attendant who does not hold a bid run shall hold a reserve spread. Concurrently with posting and bidding of bid runs, as provided in (b) above, Service Manager reserve spreads shall be posted and bid. These reserve run selections shall be posted in such a manner as to reflect the date of the projected reserve spread for each Service Manager awarded a reserve run selection. A Service Manager may bid and be assigned a bid run or reserve spread. Each Service Manager who does not hold a bid run shall hold a reserve spread.

     (4)  Flight Attendant Assignment and Bidding

          Every month the Company will publish a single bid package for each Flight Attendant category and domicile. Individual published sequences shall not contain both domestic and international flight pairings unless otherwise provided herein.

          Once having been awarded a bid to a location with both
          Domestic and International flying, a Flight Attendant shall indicate his/her choice of operations via his/her monthly bid sheet.

          At domiciles where both Domestic and International flights are flown, the Company may publish one bid package for the purposes of Flight Attendant bidding on either operation.

          Bid packages shall be distributed no later than the twelfth
          (12th) day of each month. Flight Attendants will be allowed a minimum of eight (8) days, information permitting, to express their preferences. Closing date of the bids as indicated on the cover letter of the bid package shall be no earlier than the twentieth (20th) of the month.

          The date and time of closing of bids as indicated on the cover letter


                           ARTICLE 18 / Page 6



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

          shall be final and binding in all instances.

          The System Scheduling meeting as specified in paragraph
          18(B) above shall be conducted as early in the month as possible, but in no event later than the sixteenth (16th) day of the month.

          (a)  Each Flight Attendant should indicate a minimum of six
               (6) choices on the preference sheet regardless of seniority. Such choices should include at least two
               (2) separate flight assignments. Reserve Flight Attendants desirous of being moved up to a pattern of open flights that can be developed into a line of time subsequent to the initial balance and prior to the 7th day of the month should indicate "open time" by placing the word "open" in the appropriate block on the bid preference sheet.



               [EXAMPLE IMAGE NOT DISPLAYED]




          (b) Each run selection shall be numbered and lettered. Run selections may be made singularly or in series. For series bidding, the run numbers must be side by side with a dash in the position column in between.

               Example:

               Series Bid: 999Z - A bid in ascending run order for all runs and available positions: 110-11 5Z - A bid in ascending run order for all inclusive runs and available positions: 140-137C - A bid in descending run order for all inclusive runs and positions for the first three (3) positions only. A bid of 999Z will not subject a Flight Attendant to being awarded any satellite sequence unless a Flight Attendant's bid preferences include at least one sequence for a specific satellite. If a domicile has more than one satellite in any given month a bid of 999Z will only subject a Flight Attendant to being awarded the satellite that he/she had indicated in his/her bid preferences.

               Position: "A" signifies a bid for the senior Cabin
               Attendant position, B signifies that either "A" or B is acceptable, "C"


                           ARTICLE 18 / Page 7
               signifies that either "A", "B" or "C" is acceptable, etc. "Z" in the position column always means a bid for all available positions.





               [EXAMPLE IMAGE NOT DISPLAYED]









               NOTE: The "A", "B" and "C" in no way relate to the position or duties Flight Attendants will assume on the airplane.

          (c) Each Flight Attendant shall indicate in the identified box on the bid preference sheet his/her preference(s):

               Line fifty (50):      bow-wave/initial balance:
                                     initial down balance; back-to-
                                     back flying (waive and/or
                                     defer): and bow-wave payoff. A
                                     Flight Attendant must indicate
                                     with a "yes" or no A failure
                                     to so indicate shall result in
                                     a default to "no".

               Line fifty-one (51):  flights for initial balance
                                     purposes. Such preferences may
                                     be identified by flight
                                     number(s).

               Line fifty-two (52):  voluntary Annual Emergency
                                     Review (AER) preference. A
                                     Flight Attendant who fails to
                                     enter a date preference may be
                                     assigned to an AER in his/her
                                     prior, due or grace month on
                                     any date that he/she is legal.
                                     A Flight Attendant must
                                     indicate preferences only for
                                     those dates on which he/she
                                     wishes to attend. Each date
                                     must be followed


                           ARTICLE 18 / Page 8
                                     by the letter "Y" or "N". Y
                                     indicates that a Flight
                                     Attendant is willing to attend
                                     training on a Guaranteed Day
                                     Off (GDO). "N" indicates that
                                     a Flight Attendant is
                                     unwilling to attend training
                                     on a GDO. A date not followed
                                     by the letter "Y" or "N" will
                                     result in the Flight Attendant
                                     not being scheduled if that
                                     date is a GDO.



               [EXAMPLE IMAGE NOT DISPLAYED]







               A Flight Attendant may bid for the AER as follows:

               1.   With respect to the "prior" month:

                    a.   Bid for specific date(s):
                         If requested date available- awarded.

                         If unavailable - no assignment in the
                         prior month.

                    b.   Bid for any date:

                         If a date is available - assign any date.

                    c.   Decline assignment in the prior month.

                         No assignment.

                    d.   Silent, i.e., no bid.

                         Assign any date.

               2.   With respect to the "due/base" month:

                         a.   Bid for specific date(s):
                              If requested date available -awarded.


                           ARTICLE 18 / Page 9

                            If unavailable - assign any date.

                       b.   Silent, i.e., no bid. Assign any date

                  3.   With respect to the "grace" month:

                       a.   Bid for specific date(s):
                            If requested date available -awarded.

                            If unavailable - assign any date.

                       b.   Silent, i.e., no bid:

                            Assign any date

          NOTE: If a Flight Attendant's bid for an AER conflicts with a flight in the sequence which he/she has bid, the bid for the sequence will take precedence. In the event the Company changes a Flight Attendant's AER "due/base" month, the Company will notify the Flight Attendant in writing or in the JXCAF not later than the first week of the bid period preceding the Flight Attendant's new "prior" month.

          A Flight Attendant who bids for a relief run or a Flight Attendant who is subject to move-up to an open line of time may express her/his relief run preferences and balance preferences as outlined below by listing the appropriate letter code on line(s) fifty-three (53) through fifty-eight
          (58) of the bid sheet. To the extent possible preferences will be awarded in the order listed.

                  Action Code       Preference
                  -----------       ----------
                  A                 Specific dates off
                  B                 Weekends off
                  C                 Charter Flights
                  D                 Domestic Flights
                  E                 Consecutive days off at any time
                  F                 Long Flights
                  G                 Short Flights
                  I                 International Flights
                  K-K               Back-to-Back Flights
                  L                 Layover
                  M                 Limousine
                  P                 Late departure - early arrival
                  S                 Satellite
                  T                 Turnaround Flights
                  W                 Specific departure date
                  Z                 Deadhead


                           ARTICLE 18 / Page 10

          (d) When two Cabin Attendants desire to fly together during a bid period, the senior of the two shall not submit sequence preferences. The senior Cabin Attendant must list on the bid sheet or by computer input the name and payroll number of the Cabin Attendant with whom he/she wishes to fly, and may indicate such additional preferences as specified in paragraph (c) above other than sequence preferences. The junior Cabin Attendant must list all the bids and must also write the name and payroll number of the Cabin Attendant with whom he/she wishes to fly. If the junior Cabin Attendant fails to write the name and payroll number of the senior Cabin Attendant, the senior Cabin Attendant shall be handled in accordance with paragraph (5)(d) below.

               NOTE: If a senior Cabin Attendant enters any bid preferences the request for partner preference is negated.

          (e) It will be the responsibility of each Flight Attendant to ensure that his/her bid preference is submitted by the time and date of the closing of bid preferences. Bid preferences may be submitted through computer input, the automated bid preference form and telegram or U.S. mail. Non receipt of a bid preference sheet will be handled in accordance with paragraph (5)(d) below.

          (f) Flight Attendants who are absent from their Domicile by reason of vacation, illness, personal time off, leaves of absence or irregular flight operations during the period preferences are posted for bid shall be responsible for having their preferences submitted. Valid excuses will not be limited to the above. Under unusual circumstances permission may be obtained from the Regional General Manager - In-Flight Services to bid by telegram.

               Bid preferences sent by telegram or U.S. Mail must be received by the Regional General Manager prior to the time and date of the close of bid preferences. If the above bid preferences are submitted by either telegram or certified U.S. Mail the Company will not be responsible for the non-receipt of any bid preferences submitted in accordance with the above.

          (g) The Company will ensure that the bid packages for every domicile and category will be available at each domicile in order to provide information to Flight Attendants transferring per paragraphs (5)(e) and (f) below.


                           ARTICLE 18 / Page 11

     (5)  Awarding Of Run Selections

          (a) Run selections shall be awarded in accordance with seniority and posted. Every effort shall be made to post the run selection awards within forty-eight (48) hours after the time and date of the closing of the bid preferences.

               Flight Attendants may call Crew Schedule during specified hours for bid results. Those specified hours will be indicated on the cover letter of the bid package. If the bid results are not posted forty-eight (48) hours prior to the beginning of the new bid period, Flight Attendants may call Crew Schedule other than the specified times indicated on the cover letter for results.

               At each domicile for each classification, copies of the alphabetical listing of monthly bid awards will be available for use by Flight Attendants. In addition, one (1) copy of the Bid Results as applicable to each domicile, in alphabetical, seniority and run order, shall be provided on a monthly basis by each domicile to a Union representative designated by the IAM.

          (b) Pursuant to Paragraph (4)(d) above, when awarding bids, the senior Cabin Attendant will be by-passed until the junior Cabin Attendant with whom he/she wishes to fly is reached. If there is only one position on a sequence, neither Cabin Attendant will be awarded it since they requested to fly together.

          (c) Flight Attendants who will be unavailable for the entire period will be by-passed in the awarding of bids. However, those Flight Attendants who are expected to be on personal illness, industrial injury or jury duty for thirty (30) days or more during a bid period may be awarded a bid run, seniority permitting. In the event a Flight Attendant returns to duty during the month, he/she will be given a sequence of open flights or a reserve schedule.

          (d) If a Flight Attendant fails to bid or submits insufficient bid, her/his assignment, after all other awards have been made, shall be in seniority order and in the following order: A run selection, relief run selection, a pattern of open flights or reserve. However, in any month in which it is necessary to re-bid due to schedule changes, a Flight Attendant who was absent from her/his Domicile during the period in which bid


                           ARTICLE 18 / Page 12
               preference sheets were posted for bid shall be awarded a bid in accordance with her/his original bid for the month.

               NOTE: If the run selection originally bid by such Flight Attendant has been eliminated because of the scheduled change, and a re-bid occurs as specified above she/he would be awarded a sequence based on her/his original bid preferences.

          (e) A Flight Attendant who is scheduled to transfer to another Domicile or who will resign during a bid period shall be entitled to bid at her/his present Domicile only if she/he will be available at her/his present Domicile for a minimum of fifteen (15) days during such bid period; otherwise, she/he will be assigned to a pattern of open flights or reserve.

          (f) If a Flight Attendant's request for transfer to a new Domicile is awarded prior to or during the period bid preference sheets are posted at her/his new Domicile and she/he will be available for a minimum of fifteen
               (15) days during the subsequent bid period, such Flight Attendant may file a bid by either hand-delivered telegram or certified U.S. mail, addressed to the Regional General Manager - In-Flight Services. Such bid must be received by the Regional General Manager - In-Flight Services prior to the closing of bids at that station. In the event such a bid is not received, the Flight Attendant will be assigned to a bid line, relief line or open time line, or may also be assigned to reserve, whichever is available. Under extenuating circumstances, such as short notice of transfer or emergencies, her/his supervisor may, on occasion, accept telephone bids from the transferee.

          (g) Bid sequences, other than reserve sequences, shall not be traded.

          (h) Bid sequences not covered by bid shall be assigned in order of seniority.

          (i) Flight assignments which form a complete relief run selection will normally be constructed by the first day of the bid period but in no case later than 0001 of the fourth (4th) day of such bid period. In no case will the relief run holder be considered a reserve during any part of the bid period.


                           ARTICLE 18 / Page 13

          (j) If, subsequent to the initial balancing, but prior to the 7th day of the month, there is open time that can be developed into additional Flight Attendant lines of time, such lines may be awarded in seniority order amongst the following: Insufficient bidders, transferees or Flight Attendants holding a reserve run selection who have indicated a preference for Open Time.

          (k) Subject to reserve availability, Flight Attendants who bid or are assigned a reserve run selection in any bid period they are scheduled for vacation, may have their reserve spread(s) attached to their vacation, upon request to the Flight Attendant category planner.

          (l) The Company shall provide four (4) copies of the Crew Activity Display (JXCAF) microfiches monthly to IAM. The Company shall provide to the IAM one (1) copy of each JXCAF microfiche for the period March 1986 through the effective date of this Agreement.

     (6)  Open Time Information

          (a) The Company shall provide Open Time information, on both commercial and charter flights, through computer terminals on Company property. Such computer terminals and open time information shall be available to the Flight Attendants on a twenty four (24) hour basis.

               The following information will be included in the Open Time computer display: 1) pairing number; 2) flight number; 3) date of departure; 4) departure time; 5) departure station; 6) arrival date; 7) arrival time; and 8) total trip block, credit and pay.

     (7)  Utilization

          (a) The Company shall have the prerogative of obtaining maximum utilization of each Flight Attendant's monthly available flight hours.

          (b)  Initial Projection

               The published credit value of each Flight Attendants awarded sequence shall establish the Flight Attendants initial line projection for the bid period. A Flight Attendant


                           ARTICLE 18 / Page 14



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

               will be subject to initial balance if his/her projected credit for the bid period, including inbound credit, is less than (a) the credit guarantee or (b) the published credit value minus five credit hours.

          (c)  Initial Balancing

               1) The purpose of initial balancing is to correct any illegality as specified in Article 6 in a bid line which is a result of time carried over from the previous month or time flown in the previous month or to increase a projection which was lowered due to instances such as vacation, personal illness, industrial injury, family emergency, leaves of absence, PTO, or special assignment. However, a Flight Attendant will not be initially balanced solely by reason of low original projection.

               2) In order to minimize the incidents of initial balancing, the Company will comply with the following procedures:

                    a) The Company will not engage in automatic trading of flights.

                    b)   In the event the published monthly
                         sequences are low, the Company will not
                         unilaterally increase them.

                    c) Inbound time which does not overlap with another trip shall not occasion initial balancing or automatic trip drop even though the Flight Attendant's inbound time when added to the scheduled projection exceeds eighty-five (85) flight credit hours. Flight Attendants at their option will not be down balanced if their monthly projection exceeds eighty-five (85) credit hours as a result of vacation, personal illness, industrial injury, family emergency, leaves of absence, PTO, training, Company required meeting or special assignment. In no event, however, may the full line Flight


                           ARTICLE 18 / Page 15



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

                         Attendant exceed ninety-five (95) hours
                         block-to-block or fifty-five (55) hours
                         for the alternate line Flight Attendant.

                    d)   A Flight Attendant may indicate in the
                         appropriate box on line fifty (50) of the monthly bid preference sheet his/her request to use excess credit (bow-wave) carried forward from the previous month (if he/she has a sufficient amount to increase the line projection to no less than his/her initial projection minus five
                         (5) hours to avoid initial balancing. Such request will be granted in seniority order, reserve availability permitting.

                         Use of excess credit to avoid initial
                         balancing shall not result in make-up base pay. Failure to indicate this request on the bid sheet will result in initial balancing as otherwise specified in this Article.

               3) Flight Attendants will have the ability to request an initial balance for the beginning, middle or end of month; however, in the event the Company is unable to grant the request, such balance shall be accomplished by assignment of any available trip(s), and such assignment will be made at the time such initial balances are normally made. The Company will not engage in automatic trading of flights.

          (d) After initial balancing, except when no other Flight Attendant is available, a Flight Attendant shall not be further balanced, subject to the provisions of
               Article 6(Z) and paragraph (f)1) below.

          (e)  Reserve

               The Company may schedule a Flight Attendant holding a reserve schedule to a maximum of eighty-five (85) block hours per bid month.

          (f)  Balancing and Limitations:

               The Company may schedule a full-line Flight Attendant holding a bid run to complete his/her last bid trip of the


                           ARTICLE 18 / Page 16



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

               month, if at the time of leaving his/her domicile, the scheduled flight time block-to-block for the trip to be flown prior to the end of the month will not, when added to his/her already accumulated block-to-block hours, total more than ninety-five (95) hours. A Flight Attendant shall receive pay and credit for the portion of the trip flown during that month. The balance of the pay and credit for the trip (including penalty) shall be paid and credited in the subsequent month. Flight Attendants exceeding the ninety-five
               (95) hour block-to-block limit through the use of the Enhanced Trip Option shall be covered by the provisions of Article 6(X). Provided that the trip is not scheduled to fly into the "no fly zone" of the subsequent month, the Company may schedule an alternate line Flight Attendant to complete his/her last bid trip of the month, if at the time of leaving his/her domicile, the scheduled flight time block-to-block for the portion of the trip flown prior to the end of the month will not, when added to his/her already accumulated block-to-block hours, total more than fifty-five (55) hours, provided that the trip is not scheduled to fly into the "no fly zone" of the subsequent month. If the trip is scheduled to operate during the "fly zone" of the subsequent month, a Flight Attendant shall receive pay and credit for the portion of the trip flown during the month that the trip originates. The balance of the pay and credit for the trip (including penalty) shall be paid and credited in the subsequent month.

               1)   a)   Company Same Calendar Day Balance (When
                         the Flight is not provided "Guaranteed
                         Trip Protection" under Article 6(Z).

                         In the event a Flight Attendant,
                         subsequent to initial balancing, suffers a loss of credit due to cancellations, illegalities, transitions, schedule changes, non-routine operations, AER assignment, no shows, illegality due to drug testing or equipment substitution and the provisions of Article 6(Z) - Guaranteed Trip Protection - do not apply, the Flight Attendant will be subject to balance to restore the loss of time only (except as provided in paragraph e) below) on the same calendar days as originally scheduled prior to the loss of credit.


                           ARTICLE 18 / Page 17



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

                    b) Flight Attendant Responsibility To Call In To Obtain Balance Trip.

                         All Flight Attendants  subject to "same
                         calendar day" balance under the provision must contact Crew Scheduling as soon as such loss occurs, and if not balanced at that time, must contact Crew Schedule following the completion of FAA rest or, at his/her option, during the reserve call-in periods applicable to the calendar day(s) of the originally scheduled flight, until balanced. Such balance may consist of more than one (1) flight and such flight(s) need not be assigned simultaneously.

                    c)   No Further Balance If Flight Attendant
                         Self Balances To Within Five (5) Hours
                         Below Initial Line Projection.

                         If not yet balanced by the Company, Flight
                         Attendants may balance themselves as long as the balance flight(s) increase their projections to be not more than 5:00 below their initial line projection. The credit limitation for any Company balance in this event will be 5:00 over initial line projection.

                    d)   After Same Calendar Days No Balance If
                         Above Credit Guarantee.

                         In the event there is a loss of credit
                         which does not result in a below-guarantee credit projection, and the Company does not "same calendar day" balance the Flight Attendant, the Flight Attendant will not be subject to balance. The Flight Attendant may at any time take trip(s) from open time to increase or replace the credit as long as the prevailing credit limitations are not exceeded.

                    e)   Flight Attendant 48-Hour Opportunity


                           ARTICLE 18 / Page 18



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

                         To Correct Projection If Company Does Not
                         Balance For Below-Guarantee Credit
                         Projection During Same Calendar Days.

                         In the event of a loss of flight time
                         which results in a below guarantee credit projection, and the Company does not "same calendar day" balance the Flight Attendant, the Company, at any time after 48 hours has elapsed since the end of the last required reserve call-in period described in paragraph b) above, may balance such low projected Flight Attendant with a trip(s) to bring the projection to the guarantee; provided, however, that if there are less than 72 hours remaining in the bid month, the 48-hour provision shall not apply. A Flight Attendant who has a below guarantee credit projection and who is subject to balance due to the provisions of this paragraph must thereafter contact Crew Schedule during each reserve call-in period until the low projection is cured.

                    f)   Protection For Below-Guarantee Initial
                         Credit Projection.

                         In the event of a loss of flight time by a Flight Attendant who has a below-guarantee initial credit projection (64:59 or less), such Flight Attendant will not be subject to Company balance until the loss of flight time exceeds two (2) hours.

                    g) Other Below-Guarantee Credit Loss; Company Opportunity For Immediate Balance; Flight Attendant Opportunity To Correct
                         Projection.

                         Notwithstanding the provisions of
                         paragraph i) below, in the event a Flight
                         Attendant suffers a loss of credit which results in a below-guarantee credit projection, such as a net loss of credit due to a period of illness being paid at the daily rate of 4:00, the Company may


                           ARTICLE 18 / Page 19



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                         balance the Flight Attendant at the time
                         of the return-to-duty call by assigning a trip departing no earlier than twelve (12) hours after the return to duty call; provided, however, that the Flight Attendant may waive the twelve (12) hour restriction. If the Company balance is not accomplished at that time, the Flight Attendant will have 48 hours to bring the credit projection to guarantee before the Company may balance the Flight Attendant; provided, however, that if there are less than 72 hours remaining in the bid month, the 48-hour provision shall not apply. The Company may, as a result of such balance, increase the credit in the balanced Flight Attendant's line no more than five (5) hours above the initial line projection; in such event the Company shall endeavor to assign a balance trip having only such hours as is necessary to increase the Flight Attendant's line to the initial line projection, but in no event in excess of 85:00 credit hours.

                    h) Flight Attendant Responsibility To Call In When Below Guarantee Credit Projection Not Corrected.

                         A bid Flight Attendant who, after the
                         expiration of the periods described in
                         this paragraph (f), is still projected
                         below credit guarantee must contact Crew
                         Schedule during the reserve call-in
                         periods until the low credit projection is corrected or unless a request for balance avoidance is granted by the Company.

                    i)   No Balance For Jury Duty.

                         A Flight Attendant who suffers a loss of credit due to a period(s) of jury duty shall not be subject to balance.

                    j)   Other Below-Guarantee Losses And Balance.

                         All other losses of credit resulting in a


                           ARTICLE 18 / Page 20



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
                         below guarantee credit projection may
                         subject the Flight Attendant to immediate balancing.

                    k)   Bow-wave Used to Avoid Progressive
                         Balance:

                         Notwithstanding the above, a Flight
                         Attendant may request that his/her excess credit be used (if he/she has a sufficient amount to make up for the flight time loss) to avoid progressive balancing and has not utilized the 25-hour per month bow-wave limit. Such request shall be granted in seniority order and subject to operational requirements. Further, such request must be made immediately upon return to domicile or if at domicile at the time the under-projection occurs. If the Flight Attendant does not indicate this request, he/she shall be progressively balanced in accordance with the above paragraph. Use of excess credit to avoid balancing shall not result in make-up base pay.

                    l)   Request Balance:

                         Notwithstanding the foregoing, nothing in this section (D)(7) precludes a Flight
                         Attendant from requesting and being
                         awarded a balance trip.

                    m) Whenever a bid Flight Attendant is removed from flight assignment because of a Company-created error, the Flight Attendant will be paid no less than the scheduled value of the flight assignment and shall be subject to the provisions of
                         Article 6(Z).
               2)
                    a)   Balance Avoidance

                         Flight Attendants who are subject to
                         balance shall be provided an opportunity to avoid balancing. Requests to avoid balancing must be telephoned to Crew Schedule. The decisions of Crew Schedule to reduce the base guarantee


                           ARTICLE 18 / Page 21



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                         and/or the initial projection to avoid
                         balancing, or to avoid same calendar day balance when the current projection is not more than five (5) hours below the initial projection, will depend on the forecast of availability of reserves and operational considerations. Crew Schedule's decision will be based on the circumstances at the time of the request.

                    b)   Avoidance of Balance When at or Above
                         Credit Guarantee

                         When a Flight Attendant suffers a loss of time or trades down where his/her credit is more than five (5) hours below his/her initial projection, the Flight Attendant may call Crew Schedule after the bid month has begun to request a reduction in his/her IP to the then current credit projection plus five (5) hours. Such request, if accepted, shall remove the Flight Attendant from the balance list. A Flight Attendant who suffers a loss of time or trades down below this reduced Initial Projection shall be subject to balance in accordance with the terms of this Article.

                    c)   Avoidance of Below Guarantee Balancing

                         When a Flight Attendant suffers a loss of time where his/her credit is projected below the applicable credit guarantee, the Flight Attendant may call Crew Schedule after the bid month has begun to request a reduction in his/her credit guarantee to the then current projection. A reduction of the same amount will be made in the pay guarantee.

               3)   Automatic Trip Drop

                    All credit hours accrued, as provided in this paragraph (f), in excess of eighty-five (85) hours shall be paid and credited in the following month for a full-line Flight Attendant or forty-five (45) hours for an alternate line Flight Attendant. Such


                           ARTICLE 18 / Page 22



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                    pay and credit carried forward may result in an
                    over-projection of the Flight Attendant in the new month. When such over-projection is equivalent to or greater than the credited time of an entire trip (commencing and terminating within a month) in the Flight Attendant's projection in the current month, a flight shall be deleted from his/her bid run projection up to a maximum of 25:00 hours (if a full-line Flight Attendant) or a maximum of 12:30 hours (if an Alternate Line Flight Attendant). When a Flight Attendant is over-projected as specified above the Flight Attendant must select the flight assignment to be deleted from his/her current bid run projection, subject to reserve availability, as outlined in (7)(g) below. If the Flight Attendant does not make the selection, the Company will designate the trip or trips to be deleted. If such deletion reduces the projection below the Flight Attendant's base pay, exclusive of the credit brought forward, such reduction shall not result in make-up base pay. Notwithstanding the foregoing, a full-line Flight Attendant who has accrued credit hours in excess of eighty-five (85) hours or an alternate-line Flight Attendant who has accrued credit hours in excess of fifty-five (55) hours may exercise the option in paragraph (7)(g) below.

               4)   Trip Drop During Month

                    If subsequent to the forty-eight (48) hour period as specified in (7)(g) below, a Flight Attendant accrues excess credit hours which would require a complete trip within a month to be dropped, the Flight Attendant must immediately upon return to domicile from the trip which caused the over-projection advise Crew Schedule of his/her preference of trip(s) to be dropped. If such deletion reduces the projection below the Flight Attendant's base pay, exclusive of the credit brought forward, such reduction shall not result in make-up base pay.

               5)   No Automatic Trip Drop During Month:

                    If the Flight Attendant does not immediately upon return to domicile from the trip that caused the over projection advise the Company of the trip(s) to be deleted he/she will not be removed from a


                           ARTICLE 18 / Page 23
                    trip(s) and will fly his/her flights as
                    scheduled subject to paragraph (f) above. Any such credit in excess of eighty-five (85) hours will be carried forward into the following month or paid to the Flight Attendant as specified on the option form defined in paragraph (g) below.

          (g)  Bow-wave Option

               As specified in the cover letter of the bid package, but in no case less than forty-eight (48) hours after bids have been awarded and posted, Flight Attendants may deposit in the locked box, or receptacle provided for that purpose, a form identifying his/her option. On such form the Flight Attendant may indicate:

               1) Payment for all accrued excess credit, including excess credit as determined in Article 6(X), and corresponding bank deduction for credit accrued in the current bid period; or

               2) Trip(s) up to twenty-five (25) hours for full-line Flight Attendants or twelve hours thirty minutes (12:30) for alternate line Flight Attendants which are to be dropped in the succeeding bid period by reason of over-projection as specified in (7)(f)4) above; or

                    Failure to submit a form or failure to request payment for excess credit will automatically result in the application of the provisions of paragraph (7)(f)4) above. The Flight Attendant selection of the trip(s) to be deleted will be honored subject to reserve availability. If the Flight Attendant has not indicated the trip(s) to be deleted, the Company will make the designation.

               3) Excess credit carried forward as bow-wave shall not be credited towards the Quarterly Minimum. Bow-wave used to drop trip(s) shall be credited towards the Quarterly Minimum.

                    NOTE: A Flight Attendant's Bow-wave bank shall be capped at a maximum of 100 credit hours. Any credit in excess of 100 hours shall be paid pursuant to Paragraph (i) below.

          (h) In the event that a Flight Attendant accrues excess credit hours, the pay and credit for such hours shall not be offset


                           ARTICLE 18 / Page 24




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

               against the Flight Attendant's base pay or any other form of pay and credit, except as provided in paragraphs (4) and (5) above.

          (i)  Notwithstanding the limitations contained in paragraph
               4) above, when a Flight Attendant changes category during a month in which excess credit (Bow Wave) has been brought into such month, such excess credit will be counted toward the monthly limitation, but the excess pay shall be paid to such Flight Attendant at the appropriate earned rate.

          (j) Flight Attendants who are subject to balance and who have not requested and been awarded an open time flight may be assigned to cover open flights at their Domiciles or to cover open flights at their satellite stations within their respective categories in seniority order.

               Operational requirements permitting, requests for open time flights for purposes of trading and/or self balance shall be honored in accordance with the provisions of Article 6(X) [Enhanced Trip Option].

               NOTE: In the event of an equipment substitution a Service Manager may be balanced in accordance with
               Article 6(W)(4)(b). In the event the substituted equipment does not utilize the Flight Service Manager, the Flight Service Manager will not be permitted to exercise his/her Flight Attendant seniority on the substituted equipment.)

          (k) Any flights which are not protected in accordance with paragraphs (c) and (j) above, shall be classified as open flights and will be covered in the following order;

               1)   Covering FSM Openings

                    All flight time which cannot be covered by Flight Attendants holding a run selection shall be assigned to reserve Flight Attendants. One reserve complement will be established at each combined location in order to protect all open positions on both domestic and international operations. In the event a Service Manager position is available due to circumstances as outlined above, the working cabin crew will apply the concepts of consensus decision making to determine which crew member is best qualified and will fulfill the Service Manager responsibility. The individual so designated must be on a parallel pairing and must


                           ARTICLE 18 / Page 25



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                    fulfill the Service Manager responsibility for
                    the entire pairing. The Cabin Attendant will be compensated for each flight assignment in which she/he is upgraded and will receive the applicable Service Manager rate of pay.

               2) Inverse Seniority - Assign the most junior qualified Flight Attendant in the category.

          (l) After exhausting the order for covering open flights as outlined in paragraph (k) above, in order to ensure the availability of legal and qualified Flight Attendants, only when insufficient reserves are available or legal, the most junior qualified Cabin Attendant required for such protection may be placed on residence standby status.

     (8)  Reserve

          (a) A Flight Attendant who is scheduled for vacation may bid and be awarded, seniority permitting, a reserve schedule.

          (b) All flight time which cannot be covered by Flight Attendants holding a run selection shall be assigned to reserve Flight Attendants in that category. One reserve complement for each category shall be established at each combined location in order to protect open flights on both Domestic and International operations.

          (c) Whenever flight openings are known in advance, a reserve shall be assigned as far in advance as practicable subject to the following procedures:
               A one-hour reserve assignment set-up period shall precede each call-in period. For the purpose of receiving assignments, call-in periods for reserves shall be between the hours of 2000 and 0100 and between the hours of 1000 and 1300. Only those known open flights departing not earlier than four (4) hours nor later than twenty (20) hours after the end of the call-in period shall be assigned to a reserve Flight Attendant.

               Example 1: During a call-in period commencing at 2000 on the 10th, a reserve may be assigned to a flight departing between 0500 and 2059 on the 11th.

               Example 2: During a call-in period commencing at 1000 on the 10th, a reserve may be assigned to a flight departing no


                           ARTICLE 18 / Page 26



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                    earlier than 1700 on the 10th nor later than
                    0859 on the 11th.

               (d) During the call-in period as mentioned in (c) above, the Company may assign a reasonable number of reserves to residence standby and airport standby to protect unanticipated open flights, Assignments to residence standby and airport standby shall not commence earlier than two (2) hours after the end of the respective call-in period except as provided for in (f) below.

               (e)  Standby duty shall be defined as specified below:

                    1)   Residence Standby

                         A reserve Flight Attendant shall be
                         considered to be on residence standby if she/he is informed that she/he is assigned to residence standby and that she/he must standby the telephone in order to be available for immediate flight duty. A reserve will not be assigned to a residence standby period for more than twenty-four (24) consecutive hours. The Company may release a reserve on residence standby for a period not in excess of two
                         (2) hours, operational requirements
                         permitting. Those reserve Flight
                         Attendants assigned to residence standby must be available to report for flight duty within two (2) hours via surface transportation of being assigned to a flight.

                    2)   Airport Standby

                         Reserve Flight Attendants may be called to the airport without specific flight assignments on a standby basis. Flight Attendants assigned to airport standby will be considered on duty for the purposes of 6 (I) and 6(R) from the time they report until they are released from such duty or from the time they report for such duty until actual release time of the last flight of a trip assignment flown during that on-duty period. Airport standby duty shall not be scheduled for more than eight (8) consecutive hours and shall not commence prior to 0600 nor after 2200. When a reserve Flight Attendant reports for airport standby duty and is not given a flight assignment, she/he shall be released and shall not be assigned any other duty


                           ARTICLE 18 / Page 27



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                         with the Company earlier than the next
                         calendar day.  In no event may such
                         release be less than ten (10) hours. The
                         Flight Attendant shall be free from all
                         duty with the Company until his/her next regularly scheduled call-in period.

                    3)   Standby Rotation

                         During any bid month a reserve Flight
                         Attendant will not be assigned to
                         residence standby and/or airport standby for more than three (3) occasions unless all other reserves in the domicile who are legal and available during such call-in period have been assigned a minimum of three (3) residence standby assignments and/or airport standby assignments.

                    4)   Standby Penalties

                         Should a reserve Flight Attendant serve
                         more than four (4) airport standby
                         assignments, during any one bid month,
                         she/he shall receive standby penalty pay pursuant to Article 3(K) for each additional airport standby assignment and such amount shall not be offset against base pay.

                    5)   Should a reserve Flight Attendant serve
                         more than a total of five (5) airport
                         standby assignments and/or residence
                         standby assignments, during any one bid
                         month, she/he shall receive standby
                         penalty pay pursuant to Article 3(K) for each additional airport standby assignment or residence standby assignment and such amount shall not be offset against base pay.

                    6)   For purposes of the two paragraphs
                         immediately preceding, a single assignment of airport standby shall consist of any amount of time between one minute and 8 hours, not to exceed 8 consecutive hours.

                         A Single assignment of residence standby shall consist of any amount of time between one minute and 24 consecutive hours, not to exceed twenty-four (24) consecutive hours. Further for purposes of paragraphs 4) and 5) above, a Flight Attendant shall not receive more than one
                         (1) standby


                           ARTICLE 18 / Page 28



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                         penalty payment for each additional
                         assignment so mentioned.

               (f) During the call-in periods as outlined in paragraph (c) above, the Company may also assign a reserve Flight Attendant to training, an AER or any other Company required assignment. Those Flight Attendants not assigned to flight assignments, airport standby, residence standby, training, AER or any other Company required assignment will be free from all duty with the Company, until his/her next call-in period. However, during an emergency situation, if Crew Schedule contacts a Flight Attendant for assignment to a specific flight, residence standby or airport standby, the Flight Attendant, if legal, must accept the assignment.

               (g) Reserves not on their reserve spread, vacation, FAA rest or on off duty status must contact Crew Schedule twice daily during the call-in periods, unless released by the reserve recording as specified in paragraph (j) of this Article.


               (h) A Reserve Flight Attendant who is unavailable during the call-in period due to FAA rest or flight assignment, may be assigned during the call-in period. Upon return to domicile and upon completion of FAA rest, such Flight Attendant must contact Crew Schedule to be advised of his/her status.

               (i) If subsequent to initial balancing but prior to the seventh day of the month, there is open time that can be developed into additional Flight Attendant lines of time, such line will be subject to the provisions of Paragraphs 18(D)(5)(i) and 18(D)(5)(j) and may be awarded to those reserve Flight Attendants who have indicated a preference for Open Time. The total number of open time lines available to reserves will be awarded in seniority order.

               (j)  The Company will provide a recorded message for

                    Reserve Flight Attendants. The recorded message will list by name and by groups or numbers those reserves that will be required to contact Crew Scheduling during the next call-in period. Such recording shall be updated no later than two (2) hours prior to the commencement time of each call-in period. All other reserves not so listed will be released until the next call-in period except as provided in (h) above.


                           ARTICLE 18 / Page 29



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               (k)  For scheduling purposes at the beginning of the
                    month, a reserve Flight Attendant shall be assigned his/her relative position on the reserve list on a first-legal, first-out basis consistent with paragraph 8(c) above. If a Flight Attendant's assignment to a Domicile occurs subsequent to the first day of the bid period he/she shall be given, for scheduling purposes only, credit on a prorated basis as if he/she had been available at the commencement of the bid period. The Company reserves the right to deviate from first-legal, first-out scheduling subsequent to the first day of the bid period in order to equalize flight time and assignment to residence standby/airport standby status as defined in paragraph (e) above.

               (l)  1)   The number of days of reserve spread is to
                         be determined on a pro rata basis as
                         follows:

                               Duty Days
                         Actual or Anticipated     Reserve Spread
                           (Including Spread)           Days


                         1 to 2                          0
                         3 to 4                          1
                         5 to 7                          2
                         8 to 10                         3
                         11 to 12                        4
                         13 to 14                        5
                         15 to 17                        6
                         18 to 19                        7
                         20 to 21                        8
                         22 to 23                        9
                         24 to 25                        10
                         26 to 28                        11
                         29 to 31                        12

                    2) If a Flight Attendant arrives at her/his Domicile (or satellite station if so assigned) after the scheduled commencement of her/his reserve spread, the Flight Attendant's reserve spread will be rescheduled to commence at 2400 that day.

                    3)   Flight Attendants will not be scheduled
                         for any duty during their spread by the
                         company. Reserve Flight Attendants may add trip(s) by utilizing the


                           ARTICLE 18 / Page 30



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                         Enhanced Trip Option (ETO) or adding trips
                         from open time during their spread. Such trips may not be added to the spread any earlier than 48 hours prior to the departure of the requested flight and must be totally within:

                         a)   a fixed scheduled spread (DOF); the
                              report time for the added trip(s)
                              must commence no earlier than the
                              second day of the spread and the
                              scheduled arrival must be no later
                              than 2359 hours of the next to last
                              day of the spread;

                         b)   a fixed  spread (DOF) or a movable
                              spread (DOM) either of which are in
                              progress; the report time for the
                              added trip(s) may commence on the
                              first day of the spread and the
                              scheduled arrival must be no later
                              than 2359 hours of the next to last
                              day of the spread.

                    4)   Reserve Flight Attendants may mutually
                         trade their spreads with other reserves, however, four (4) available days between spreads shall be maintained within the bid period. Reserve Flight Attendants may mutually trade two (2) six (6) day spreads, if such spreads are in their lines, for a twelve (12) day spread.
                         Those twelve (12) consecutive day spreads, initially awarded, which are vacated as a result of Reserve Flight Attendants being moved up to relief lines or open time lines shall be included in the open time computer display for trading purposes. Reserves may trade into a twelve (12) day spread up to the maximum number of the original awards.

                    5) Assignment of reserve spread shall be made in accordance with preference bid in seniority order. A reserve spread so awarded shall be considered immovable with the exception of one (1) spread, identified on the monthly bid sheet, which shall not be moved more than forty-eight
                         (48) hours except by mutual agreement or when necessary to accomplish training for the Cabin Attendant.


                           ARTICLE 18 / Page 31



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     (9)  Availability for Flight

          (a)  At Domicile and Satellite

               1) The Company will publish a sequence notification date and time in the monthly bid package for each domicile and category. All Flight Attendants holding bid and relief lines and Cabin Attendants holding reserve will be responsible for the scheduled activities in their respective lines as of that date and time. Those bid Flight Attendants who are subject to balancing shall, when legal, be available to domicile Crew Schedule until such balancing is completed. In the event a Flight Attendant will be illegal or unavailable for any bid flight in her/his sequence she/he shall bear the responsibility of advising her/his domicile Crew Schedule of such illegality or unavailability for flight duty at the time she/he becomes aware of the illegality or unavailability. Similarly the Company will make every effort to contact the Flight Attendant to notify him/her of an illegality for a trip and/or balance which is the result of an illegality or a flight time loss.

               2) A Flight Attendant who is off duty for personal illness, industrial injury, family emergency or jury duty, must contact Crew Schedule and return to duty no later than two and one-half (2:30) hours prior to the commencement of the call-in period in which her/his domicile flight would be assigned. A Flight Attendant, who is off duty for personal illness, industrial injury family emergency or jury duty; and who holds a satellite flight, must contact Crew Schedule and return to duty no later than two and one-half (2:30) hours prior to the commencement of the call-in period in which a reserve Flight Attendant is assigned the positioning flight at the commencement of the pairing. A Flight Attendant who fails to contact Crew Schedule and return to duty, prior to such deadline, will lose all rights to that trip. Those flights vacated at 0730 and 1930 respectively will become "soft openings". If such vacated flights are not used for balancing purposes, they will be released for open time trading and self balancing not later than 0800 and 2000, respectively.


                           ARTICLE 18 / Page 32

                    Domicile flights not taken in open time by line holders may be assigned to reserves at 0900 and 2100, respectively. Satellite flights not taken in open time by line holders may be assigned as a domicile pairing and assigned to reserves at 0900 and 2100, respectively. A Flight Attendant on Union Business, who has been removed from a flight that is currently a soft opening, will lose all rights to that trip per the policy as stated above. In all cases, should a Flight Attendant return to duty after a reserve has been assigned, Crew Schedule will make one attempt to call the reserve Flight Attendant at her/his normal contact. If successful, the line holder may be placed on her/his original flight and the reserve may be given another assignment or released to the next call-in period.

               3) Flight Attendants who have not checked in when required by the Company to so report, prior to scheduled departure of his/her flight will forfeit his/her right to the trip at the time a Flight Attendant notified to protect the flight has left his/her residence, unless it will cause a delay to the flight. Any bid Flight Attendant not departing on his/her flight may be reassigned or subject to balance under Paragraph
                    (7)(f)(1)(a) preceding.

          (b) At a Domicile Layover Station If a Service Manager or Cabin Attendant cannot be contacted at his/her designated crew call time prior to the departure of his/her flight, the provisions of Section E(2)(h) of the Away From Domicile Policies shall be adhered to. If it is necessary to call out a reserve to protect the flight the reserve will protect the flight unless the Service Manager or Cabin Attendant to whom the flight was originally assigned arrived at the airport in sufficient time to board the plane without incurring a flight delay.

          (c)  Notification of Schedule Changes

               The Company agrees that timely notification of schedule changes to Flight Attendants is a necessity. The primary responsibility for this function rests with the individual TWA station personnel. Airport Operations staff will issue the necessary instructions to each station so that Flight Attendant personnel receive schedule change notifications. Further, the Company agrees to review with IAM the application of pay penalties associated with non-standard


                           ARTICLE 18 / Page 33
               reporting where the failure is through no fault of the Flight Attendant.

     (10) Trading of Flights

          Trips may be exchanged by mutual agreement between Flight Attendants within the same classification based at the same domicile upon the following conditions:

          (a) Flight Attendants may submit open flight trades into pairings up to one hour prior to the last call-in period that the first departure of such affected pairing would be assigned. This provision applies to Domestic and International domicile flights only.

               On the International operation, trips may be exchanged at layover station by submitting a request to Station Operations which will seek the approval of Operational Planning. A Flight Attendant so trading may not make himself/herself illegal for any subsequent scheduled assignment within the bid month.

               For flights departing from satellite locations, trades may be submitted no later than 16 hours prior to departure on both domestic international operations.

          (b) There is no limit as to the number of mutual flight trades. Flight Attendants at both domicile and satellite locations may submit mutual trades up to the report time of the first departure of such affected pairings.

          (c) There is no limit as to the number of open flight trades. A bid holder may trade one or more flights, taking trip(s) from open time (other than a trip offered by another Flight Attendant pursuant to the Enhanced Trip Option) and returning trip(s) from the line into open time.

          (d) A Flight Attendant, through trading, may not reduce his/her line projection below his/her applicable guarantee. In the event a Flight Attendant through trading, reduces his/her line projection more than 5:00 below the applicable initial line projection, that Flight Attendant shall, within 48 hours from the end of the next reserve call-in period following the trade which produced the low line projection, restore his/her line projection by self-balancing to a value not more than


                           ARTICLE 18 / Page 34

               5:00 below the initial line projection. In the event the Flight Attendant fails to restore sufficient time within 48 hours as described in the preceding sentence, the Flight Attendant will be subject to balance and the Company may thereafter at any time balance such low projected Flight Attendant with a trip(s) to bring the projection at least to a value of 5:00 below initial projection; provided, however, that if there are less than 72 hours remaining in the bid month, the 48-hour provision shall not apply. A Flight Attendant who, as a result of trading, has a line projection more than 5:00 below the initial projection and who is subject to balance due to the provisions of this paragraph must thereafter contact Crew Schedule during each reserve call-in period until the low projection is cured. In the event a Flight Attendant is on a trip, the duties of which prevent the Flight Attendant from contacting Crew Schedule during the prescribed reserve call-in period(s), such Flight Attendant must contact Crew Schedule not later than the end of the trip. The Company may, as a result of such balance, increase the credit in the balanced Flight Attendant's line no more than five (5) hours above the initial line projection; in such event the Company shall endeavor to assign a balance trip having only such hours as is necessary to increase the Flight Attendant's line to the initial projection, but in no event in excess of 85 credit hours. In accordance with Article 6(X), a Flight Attendant shall have, at his/her option, the ability to exceed ninety-five (95) block hours through trading.

          (e) Trades into open flight(s) shall be permitted in accordance with this article, however, the Company requirements for available open flights for training and balancing purposes shall be given consideration prior to the processing of such trades. The number of trades creating additional open flights on any one day will be limited to the availability of qualified reserves at the domicile.

          (f) Crew Schedule will allow trades to be processed during each reserve set-up hour but the trade must not affect that reserve setup hour. All trade requests during the reserve set-up hours must be self input via the computer, as they will not be accepted by telephone.

          (g) A listing of open, unassigned AER training dates shall be made available through the CAMS system display and


                           ARTICLE 18 / Page 35

               Flight Attendants will be allowed to trade into such open AER dates. In addition, Flight Attendants may make mutual trades of AERs through CAMS.

     (11) Legal Rest at Layover Station After One-Way Trip

          (a) When a Flight Attendant is required to deadhead to his/her Domicile or Satellite station after flight assignment, he/she shall return to his/her Domicile or Satellite station on the first available flight for which legal, unless otherwise indicated in the flight pairing. In no way will the above nullify the provisions of Article 6(L) which allows Flight Attendants to proceed to a location other than their domicile.

          (b) The only exception to paragraph (a) above shall be when a Flight Attendant (other than a reserve Cabin Attendant) obtains permission from the Regional General Manager - In-Flight Services or his/her designated representative at the Flight Attendant's Domicile to remain at the layover station for an additional period of time.

               For the purpose of this paragraph, Crew Schedule will not be considered the designated representative.

     (12) A Flight Attendant's schedule shall not be changed at the opposite end of the trip without permission of the Flight Attendant affected unless it is the Company's opinion that an emergency exists.

     (13) A Flight Attendant will receive no less than the projected time of his/her monthly bid sequence should, in reality, the scheduled times posted for bid be less than those published. A Flight Attendant will not be balanced as a result of the application of this provision.

     (14) On all ferry flights where a Flight Attendant crew is deadheading, the Service Manager in charge on wide-body equipment is responsible for the performance of cabin duties while in flight and will be paid full flight credit/pay including report and release, and receive legal rest as a working crew member.

(DD) Alternate Line Flying Scheduling.
     --------------------------------

     (1) The provisions of Article 18(A) and (B) shall apply in their entirety to this Article.

     (2) Published lines of time shall consist of construction ranges of a minimum of 32:30 credit hours and a maximum of 45:00 credit hours. Under no circumstances may a Flight Attendant be scheduled to


                           ARTICLE 18 / Page 36
          exceed fifty-five (55:00) credit hours.

     (3)  In any bid month, alternate lines shall be divided into two
          (2) parts. Alternate lines shall be constructed so that the published lines of time shall be flown during the first fifteen (15) days of the month or the last fifteen (15) days of the month. The days that a Flight Attendant is available to fly or available for any other Company activity (such as training) shall be defined as a "fly zone." The days that a Flight Attendant is not available to fly or not available for any other Company activity (such as training) shall be defined as a "no fly zone." Neither the Company nor the Flight Attendant may schedule any activity during the "no fly zone."

     (4) Lines designated as alternate lines shall be clearly designated as such in the monthly bid package.

     (5) The Company shall determine the pairings to be used in connection with the construction of the Alternate Lines.
          The Company shall only use domicile pairings in construction of alternate lines.

     (6) The number of alternate month vacancies to be offered for each quarter not to exceed 13% of the average number of equivalent full month bid positions published during the corresponding quarter of the previous year. The number of Flight Attendants participating in the Alternate Line Program shall be determined by the number of Flight Attendant who request to be in the Alternate Line Program not to exceed the percentage as identified above. Under no circumstances may the Company publish Alternate Lines in excess of the number of Flight Attendants requesting to participate in the Alternate Line Program.

     (7) Flight Attendants shall apply to fly alternate lines on a quarterly basis. Bids shall be awarded in seniority order. Quarters shall consist of January, February, and March (1st Quarter); April, May, and June (2nd Quarter); July, August, and September (3rd Quarter); and October, November, and December (4th Quarter). In order to be considered, applications must be submitted no later than the 1st day of the month sixty (60) days prior to the beginning of any quarter. TWA shall notify the Flight Attendants on or before the 10th day the following month of participation in the Alternate Line Program. For example, a Flight Attendant who wishes to apply for the 1st Quarter (January, February, and March) shall be required to submit his or her application no later than November 1. TWA shall notify the Flight Attendant on or before November 10.


                           ARTICLE 18 / Page 37

     (8) Flight Attendants participating in the Alternate Line Program shall be paid for vacation days if those days are scheduled in the "no fly zone." Those vacation days scheduled during the "fly zone" shall be handled in accordance with Article 6(B) and 18(D)(7).

     (9) Flight credit in excess of 45:00 shall be considered excess credit and shall be handled in accordance with Article
          18(D)(7)(G).

     (10) Flight Attendants participating in the Alternate Line
          Program may not place trips into ETO Offer but may elect to take ETO trips subject to the limitations contained in Paragraph (2) above.

(E)  Charters

     (1) All Charter time which is assigned to a domicile and which is known prior to the bid period will be included in the domicile relief run requirements. Relief runs will be completed no later than 0001 of the fourth day of the new month and such runs shall be constructed so as to consist of at least sixty-five (65) flight credit hours. All charter time which cannot be placed in such run selections shall be handled as open time. As soon as relief runs are constructed as above, the duty free periods as required in Article 6(V) will be inserted in the lines and shown as such in the Crew Activity Display. The Company will provide the Union with a copy of the monthly charter schedule and revisions thereto.

          Known open time will be made available through computer terminals on Company property. Trades into such open time will be processed and honored subject to the availability of reserves to cover the resultant open trips.

          The Company reserves the right to assign Flight Attendants to any charter flight when a purchaser so requests by name or qualification. In such cases the Company shall be prepared to document that the request is a bona tide request of the purchaser.

     (2)  Extended Charter or Special Interest Flights:

          The provisions of this Article notwithstanding, an "Extended Charter" or "Special Interest" Flight(s) is a flight(s) chartered by a single chartering agency or interest, the length and/or nature of which requires or would deem desirable the continuous assignment of the same employee and/or employees for a total period scheduled to be


                           ARTICLE 18 / Page 38
          away from the Domicile in excess of three hundred and forty hours (340:00).

          (a) An employee assigned to such flight as outlined in (2) above, shall receive flight credit hours for no less than the following:

               1) Actual or scheduled block-to-block time, whichever is greater, calculated on a stop-by-stop basis.

               2) Trip hours as outlined in Article 6 computed as follows:

                    1:4.00 credit hours to a maximum of 340 trip hours.
                    1:4.00 pay hours to a maximum of 340 trip hours.

                    All trip hours in excess of those outlined above, are to be credited and paid on the basis on one (1) hour for each six (6) trip hours, prorated.

                    (a) Notwithstanding the provisions of Article 6 all credit accrued, as a result of (a) above, shall be paid and credited in the month earned, except as otherwise provided in this Article 18(D)(7).

                    (b)  An employee assigned to an "Extended
                         Charter" or "Special Interest" flight(s) for a continuous period in excess of thirty (30) days, may, after thirty (30) days, request relief from such assignment from the Regional General Manager - In-Flight Services and such relief will be granted provided notice of at least seventy-two (72) hours is given.

     (3) Off-line and Special On-line charters are non-military charter operations defined as follows:

          (a) An off-line charter is a charter flight operating between two (2) regular airports, at least one of which is not a TWA regular or provisional airport. If a Flight Attendant deadheads or ferries on the aircraft between such airports or between two regular TWA stations to commence, continue


                           ARTICLE 18 / Page 39
               or end such flights, the provisions of this paragraph and paragraph (b) will apply.

          (b) A special On-line charter is a charter flight which may be operated between airports between which TWA does not serve in scheduled service on a non-stop basis. Revenue load carried on such charter must be bona fide charter sales and not consolidation of canceled scheduled flights. If an intermediate stop is made at a regular TWA station, additional revenue load must be limited to consolidation of the original charter or to the boarding of charter passengers on a segment that does not compete with regularly scheduled non-stop service.

          (c) For charter flights operated under this subparagraph 3, the Domestic thirteen hour maximum scheduled on duty limitation of Article 6(R)(2)(d) shall be increased to thirteen and one-half (13 1/2) hours and the International fourteen (14) maximum scheduled on-duty limitation of Article 6(R)(4) shall be increased to fifteen (15) hours. All other provisions of
               Article 6 shall apply.

(F)  Satellites

     (1) Satellites may be established by the Company at any city served by TWA at present or in the future. Satellite lines of time may be posted for bid at any domicile.

     (2) Satellite lines of time shall consist only of pairings operating out of the satellite airport and shall be identified by separate code and posted for bid in a domicile bid package. Unsequenced pairings that originate and terminate at a satellite shall be placed into open time and awarded in accordance with Flight Attendant open time preferences.

     (3)  Satellite lines of time shall only be awarded to Flight
          Attendants bidding such lines on their monthly bid preference sheet. Flight Attendants will not be involuntarily assigned to such lines. Flights in lines of time not awarded will be handled as unsequenced time as in paragraph 2 above.

     (4) Flight Attendants awarded satellite lines of time shall report directly to the satellite. Mailboxes and suitable free parking shall be provided to Flight Attendants holding a line of time at the satellite. All duty limitations, trip credit. duty credit and expenses for flights originating and terminating at the satellite shall be based on satellite report and release times for Flight Attendants awarded satellite lines of time.


                           ARTICLE 18 / Page 40

     (5) Reserve coverage of satellite flights shall be provided by domicile reserves. Should the Company decide to staff reserves at a satellite, the Company may advertise and award satellite reserve lines to Flight Attendants who bid such reserve lines. The proportion of satellite reserve lines to domicile reserve lines shall be determined by the Company. For a Flight Attendant awarded a satellite reserve line, the roles of the domicile and satellite shall be reversed for the purpose of the provisions of this letter.

     (6) Domicile reserves, domicile inversed Flight Attendants and domicile Flight Attendants involuntarily balanced on or involuntarily assigned to open satellite flights shall be provided Class B transportation (or positive off line if appropriate) from the domicile to the satellite. For all Flight Attendants assigned satellite flights under this paragraph, expenses, trip credit and duty credit provided in the working agreement shall be based on domicile report and release times. Duty limitations will be the same as the rescheduled maximums in Articles 6(R) and 6(D) of this Agreement for the originating and terminating duty periods of such flight assignment. A Flight Attendant may elect to report directly to the satellite under this paragraph and will then have his trip and duty limitations and credit and expenses based on the satellite report and release times.

     (7) Flight Attendants trading into satellite flights, requesting balance on satellite flight or awarded open satellite flights in accordance with open time preferences shall be handled as in paragraph 4 above.

     (8) The Company shall have the option to assign a Reserve Flight Attendant from the Saint Louis (STL) or New York (JFK) domicile, to any open Satellite Flight(s). Such assignment shall not be considered a temporary assignment pursuant to
          Article 13(E).

(G)  Back-To-Back Flying

     (1) Back-to-Back flying will be available to Flight Attendants through self balance/trade and the Enhanced Trip Option
          (ETO). Back-to-Back flying may also be available through bid award and relief/open time award.

     (2) Back-to-Back flying may result in either a waiver of rest or a deferral of rest in association with international flying. A waiver of rest will result in no less than twelve hours (12:00) of actual rest between flight pairings, where an international flight pairing is involved. A deferral of rest will result in no less than twelve hours (12:00) of rest between pairings, where an international flight pal ring is involved, and the amount of rest deferred between the first and second pairings will be added to the full legal rest following the second pairing, unless


                           ARTICLE 18 / Page 41
          prevented by FAA rest requirements.

     (3) On line fifty (50) of the bid input format there will be options available to Flight Attendants to elect either to waive or defer, to no less than 12:00 hours, their required legal rest following an international flight pairing (or following a domestic flight pairing prior to an international flight pairing). These options are available to bid line holders only. When the Flight Attendant indicates a "yes" in both boxes, the waiver of rest will apply to that bid month. A Flight Attendant opting for the deferral of rest, must have full legal rest plus the deferred rest from the first trip in the pair following the second trip of the Back-to-Back pair. If the Flight Attendant does not indicate "yes" in the waive or defer box and is not awarded a Back-to-Back sequence, such Flight Attendant shall always require full legal rest following an international flight pairing, unless he/she exercises the automatic waive option by trade/self-balance/ETO.

     (4) The Company may, with timely concurrence of the System Scheduling Committee, publish international sequences in the bid package with Back-to-Back flying at each domicile and satellite. No domestic trips may be sequenced in the bid package with international trips. Back-to-Back pairings in sequences must depart on consecutive calendar days and be scheduled to have no less than 20:00 hours rest between the two pal rings. The awarding of a sequence with Back-to-Back flying results in an automatic deferral of rest for the entire bid month. Flight Attendants who are awarded Back-to-Back trips as part of a published sequence may not decline such trips and, subject to the election on line fifty (50) of the bid sheet to waive and/or defer rest, will be deemed to have agreed to waive or defer rest, as appropriate, in accordance with paragraph (G)(2) above. Once having indicated "yes" in the waiver box the waiver shall only be used in actual operation and shall have priority over the automatic deferral.

     (5) A Flight Attendant desiring "Back-to-Back" flying in a relief/open time sequence must bid the COREL option code "K-K" in his/her specific COREL preferences. In order to defer rest in the construction of relief open time awards, the Flight attendant must indicate "yes" in the defer box for bid preferences. Indicating "no" in the defer box when the "K-K" option is requested could result in consecutive day flying, but would require full legal rest between trips. In the construction of relief/open time sequences the waiver of rest cannot be used; however, if the Flight Attendant indicates "yes" in the waive box the waiver shall, in actual operation, have priority over the automatic deferral.


                           ARTICLE 18 / Page 42

     (6) If the Flight Attendant has elected "no" in both the waive and defer box such Flight Attendant may exercise a trip-by-trip waiver of the rest through trading, self-balance and ETO in association with international flying. An automatic waiver of rest shall occur when a Flight Attendant's trade, self-balance or ETO results in less than the required legal rest. In no event will a Flight Attendant's rest be less than twelve (12:00) hours, or as required by FAA minimum rest.

     (7) The Back-to-Back option transition from one month to the next shall always be governed by the bid award and/or waive or defer preferences of the new bid month. This applies to both bid line holders and reserves.

     (8) Rest associated with international "Back-to-Back" flying to be taken prior to the first trip in the new bid month shall be waived, if necessary, when the Flight Attendant indicates "yes" in the waive box and is a bid line holder in the new month. Rest associated with international "Back-to-Back" flying to be taken prior to the first trip in the new bid month shall be deferred, if necessary, when the Flight Attendant indicates "yes" in the defer box, "no" in the waive box and is a bid line holder in the new month. This would apply even if the Flight Attendant was a reserve in the old bid month. Reserve Flight Attendants will receive a minimum of 24:00 hours rest after an international trip preceding their next reserve assignment.

     (9) Rest associated with international flying to be taken prior to the first trip in the new bid month must be full legal rest as required under Articles 6(R) and (U) of this Agreement if the Flight Attendant has placed "no" in the waive box, "no" in the defer box, has not been awarded a published "Back-to-Back" sequence, or is a reserve in the new bid month.

     (10) Flight Attendants who fly Back-to-Back trips and suffer a loss of flight time shall be subject to balance in accordance with Article 6(Z) or Article 18(D)(7), as applicable.


     (11) A Flight Attendant who has exercised any option that results in waived or deferred rest in her/his sequence and suffers a loss of time may be balanced on the same calendar days in the same manner as the Back-to-Back option in effect for the affected pairings in accordance with Article 6(Z). A Flight Attendant who elects to waive rest may be balanced to no less than twelve (12:00) hours, or rest as required by FAA minimums, between trips. A Flight Attendant who elects to defer rest may be balanced to no less than twenty (20:00) hours between trips. In cases where the Flight Attendant has indicated "yes" in both the waive and defer boxes on line fifty (50) of the bid input format, the waive option shall take precedence over the option to defer. The day/number of waivers/deferrals need not be identical to the


                           ARTICLE 18 / Page 43
          day/number of waivers/deferrals affected.

     (12) Flight Attendants who are scheduled to receive full legal rest between trips, and later incur pairing changes which result in less than full legal rest between trips, would normally be removed from their next scheduled trip as the result of not receiving full legal rest. However. if the Flight Attendant indicated "yes" in the waive box or defer box on line fifty (50) of her/his bid preferences, that option will be used to determine her/his required legal rest.

          The following chart indicates the rest and balancing requirements. on a scheduled basis, as determined by a Flight Attendant's election on the bid input format to waive and/or defer rest:


          BOX 3         BOX 4
          WAIVE         DEFER       REST
          -----         -----       ----


A. IF -   NO            NO          Full legal rest after every flight.

B. IF -   NO            YES         Defer international rest down to
                                    12:00 hours to be taken after second
                                    trip of "back-to-back" pair. Company
                                    may defer only a maximum of 4:00
                                    hours down to 20:00 for balancing
                                    purposes.

C. IF -   YES           NO          Waiver of rest down to 12:00 - no
                                    deferral of rest. Company may also
                                    waive rest down to no less than
                                    12:00 hours for balancing purposes.


D. IF -   YES           YES         Waiver of rest down to 12:00 hours
                                    no deferral of rest.  Company may
                                    also waive rest down to no less than
                                    12:00 hours for balancing purposes.
                                    (Same as "C") Waive option takes
                                    precedence over defer option.


                           ARTICLE 18 / Page 44

                                 EXAMPLES OF BACK-TO-BACK FLYING

TYPE OF INTERNATIONAL TRIP           SCHEDULED REST                    ACTUAL REST

1. Bid Flight Attendant trades/      Scheduled rest following the      If the actual rest is less
   self-balances/ETOs into an        international trip is equal       than 24:00 but 12:00 or
   international or domestic trip    to or greater than 12:00 but      greater, the second trip
   such that an international        less than 24:00 at the time       remains in the line. If
   trip precedes a domestic or       of the MTD/OTD/SBL/ETO            the actual rest following
   international trip.               and the second trip               the international trip is
                                     departs no later than the         less than 12:00, the
                                     next calendar day. This           second trip is removed
                                     establishes an automatic          from the line. Flight
                                     waiver down to 12:00 hours.       Attendant becomes subject
                                                                       to balance on the same days
                                                                       as originally scheduled for
                                                                       the second trip.

2. Bid Flight Attendant who has      Scheduled rest following the      If the actual rest following
   not elected to defer or waive     international trip must be        the international trip is
   rest and who has not been         24:00 or greater.                 less than 24:00, the second
   awarded a back-to-back                                              trip is removed from the line.
   sequence is balanced on an                                          Flight Attendant becomes subject
   international or domestic trip                                      to balance on the same days
   which follows an international                                      as originally scheduled for
   trip; or is balanced on an                                          the second trip.
   international trip that precedes
   a previously scheduled
   international or domestic trip.


                           ARTICLE 18 / Page 45




TYPE OF INTERNATIONAL TRIP           SCHEDULED REST                    ACTUAL REST

3. Bid Flight Attendant who has      Scheduled rest following          If the actual rest is less
   elected to defer rest or who      the international trip            than 24:00 but 12:00 or greater,
   has been awarded a published      is 20:00 or greater.              that portion of the rest not
   back-to-back sequence and has                                       taken between the first and
   elected not to waive rest, is                                       second pairing is deferred
   balanced on an international of                                     until after the second trip;
   domestic trip which follows an                                      the second trip remains in
   international trip; or is                                           the line. If the actual rest
   balanced on an international                                        following the international
   trip which precedes a previously                                    trip is less than 12:00, the
   scheduled international or                                          second trip is removed from
   domestic trip.                                                      the line. Flight Attendant becomes
                                                                       subject to balance on the same
                                                                       days as originally scheduled for
                                                                       the second trip.

4. Reserve Flight Attendant is       Scheduled rest following the      If the actual rest
   assigned an international or      international trip must be        following the international
   domestic trip which follows       24:00 or greater.                 trip is less than 24:00,
   an international trip.                                              the second trip is removed
                                                                       from the line. Normal
                                                                       reserve assignment
                                                                       provisions will apply.


                           ARTICLE 18 / Page 46




TYPE OF INTERNATIONAL TRIP           SCHEDULED REST                    ACTUAL REST

5. Flight Attendant who is           Scheduled rest following          If the actual rest following
   awarded a relief run containing   international trip must           the international trip is
   an international or domestic      be 24:00 or greater.              less than 24:00, the second
   trip following an international                                     trip is removed from the line.
   trip but who did not elect on                                       Flight Attendant becomes
   the monthly bid sheet a                                             subject to balance on the
   preference to waive or defer                                        same days as originally
   rest.                                                               scheduled for the second trip.

6. Flight Attendant who is awarded   Scheduled rest following          If the actual rest is less than
   a relief run containing an        the international trip            24:00 but 12:00 or greater,
   international ordomestic trip     must be 20:00 or greater.         that portion of the rest not
   following an international trip                                     taken between the first and
   and who elected on the monthly                                      second pairing is deferred
   bid sheet a preference to defer                                     until after the second trip;
   rest and did not elect to waive                                     the second trip remains in the
   rest.                                                               line. If the actual rest following
                                                                       the international trip is less than
                                                                       12:00, the second trip is removed
                                                                       from the line. Flight Attendant
                                                                       becomes subject to balance on the
                                                                       same days as originally scheduled
                                                                       for the second trip.


                           ARTICLE 18 / Page 47




TYPE OF INTERNATIONAL TRIP           SCHEDULED REST                    ACTUAL REST

7. Flight Attendant who is awarded   Scheduled rest following          If the actual rest following
   an international sequence which   each international trip           the international trip is
   contains trips not leaving the    must be 24:00 or greater.         less than 24:00, the second
   next calendar day; and the                                          trip is removed from the line.
   Flight Attendant did not elect                                      Flight Attendant becomes subject
   to waive or defer rest.                                             to balance on the same days
                                                                       as originally scheduled for the
                                                                       second trip.

8. Bid Flight Attendant who has      Scheduled rest following          If the actual rest following
   elected to waive rest is          the international trip            the international trip is
   balanced on an international      must be 12:00 or greater.         less than 12:00, the second
   or domestic trip which follows                                      trip is removed from the line.
   an international trip; or is                                        Flight Attendant becomes subject
   balanced on an international                                        to balance on the same days
   trip which precedes a previously                                    as originally scheduled for
   scheduled international or                                          the second trip.
   domestic trip.


                           ARTICLE 18 / Page 48

(H)   Trip Hours Formula Pro-ration Charts

      Pro-ration Chart for Trip Hours Formula 1:4:00
      Trip          Hours of       Trip        Hours of
      Hours          Credit        Hours        Credit
      :01                         176:00         44:00
      Thru            4:00        180:00         45:00
      16:00                       184:00         46:00
      20:00           5:00        188:00         47:00
      24:00           6:00        192:00         48:00
      28:00           7:00        196:00         49:00
      32:00           8:00        200:00         50:00
      36:00           9:00        204:00         51:00
      40:00          10:00        208:00         52:00
      44:00          11:00        212:00         53:00
      48:00          12:00        216:00         54:00
      52:00          13:00        220:00         55:00
      56:00          14:00        224:00         56:00
      60:00          15:00        228:00         57:00
      64:00          16:00        232:00         58:00
      68:00          17:00        236:00         59:00
      72:00          18:00        240:00         60:00
      76:00          19:00        244:00         61:00
      80:00          20:00        248:00         62:00
      84:00          21:00        252:00         63:00
      88:00          22:00        256:00         64:00
      92:00          23:00        260:00         65:00
      96:00          24:00        264:00         66:00
      100:00         25:00        268:00         67:00
      104:00         26:00        272:00         68:00
      108:00         27:00        276:00         69:00
      112:00         28:00        280:00         70:00
      116:00         29:00        284:00         71:00
      120:00         30:00        288:00         72:00
      124:00         31:00        292:00         73:00
      128:00         32:00        296:00         74:00
      132:00         33:00        300:00         75:00
      136:00         34:00        304:00         76:00
      140:00         35:00        308:00         77:00
      144:00         36:00        312:00         78:00
      148:00         37:00        316:00         79:00
      152:00         38:00        320:00         80:00
      156:00         39:00        324:00         81:00
      160:00         40:00        328:00         82:00
      164:00         41:00        332:00         83:00
      168:00         42:00        336:00         84:00
      172:00         43:00        340:00         85:00


                           ARTICLE 18 / Page 49

      Credit for Minutes Over 16:00 Hours

      Trip Hours     Credit       Trip Hours       Credit

      :01               :00        1:58-2:01          :30
      :02- :05          :01        2:02-2:05          :31
      :06- :09          :02        2:06-2:09          :32
      :10- :13          :03        2:10-2:13          :33
      :14- :17          :04        2:14-2:17          :34
      :18- :21          :05        2:18-2:21          :35
      :22- :25          :06        2:22-2:25          :36
      :26- :29          :07        2:26-2:29          :37
      :30- :33          :08        2:30-2:33          :38
      :34- :37          :09        2:34-2:37          :39
      :38- :41          :10        2:38-2:41          :40
      :42- :45          :11        2:42-2:45          :41
      :46- :49          :12        2:46-2:49          :42
      :50- :53          :13        2:50-2:53          :43
      :54- :57          :14        2:54-2:57          :44
      :58-:1:01         :15        2:58-3:01          :45
      1:02-1:05         :16        3:02-3:05          :46
      1:06-1:09         :17        3:06-3:09          :47
      1:10-1:13         :18        3:10-3:13          :48
      1:14-1:17         :19        3:14-3:17          :49
      1:18-1:21         :20        3:18-3:21          :50
      1:22-1:25         :21        3:22-3:25          :51
      1:26-1:29         :22        3:26-3:29          :52
      1:30-1:33         :23        3:30-3:33          :53
      1:34-1:37         :24        3:34-3:37          :54
      1:38-1:41         :25        3:38-3:41          :55
      1:42-1:45         :26        3:42-3:45          :56
      1:46-1:49         :27        3:46-3:49          :57
      1:50-1:53         :28        3:50-3:53          :58
      1:54-1:57         :29        3:54-3:57          :59
                                   3:58-4:00         1:00

          In the computation of the "Trip Hours" formula, pay credit generated by same shall be computed as an extension of the final portion of the last leg flown as an operating Flight Attendant.




                           ARTICLE 18 / Page 50

                               ARTICLE 19
                             PERSONNEL FILE

(A) A personnel file shall be maintained for each employee in the employ of the Company, containing all records and reports, including electronic ("IER") file/reports, involving said employee. All records and reports shall be opened for inspection by the flight attendant or the flight attendant's specifically authorized Union representative upon appointment during normal business hours. For hearing and investigative purposes, a flight attendant's file shall on request be made available to the flight attendant or her/his specifically authorized Union representative upon appointment during normal business hours.

(B)  Passenger Complaint Letters

     (1) A passenger complaint letter shall not be placed in a flight attendant's personnel file unless:

          (a) The flight attendant is clearly identified in the letter.

          (b) The alleged misconduct or disservice was something over which the flight attendant had control.

          (c) The letter is reviewed with the flight attendant and she/he is afforded the opportunity to add her/his comments to the letter.

          (d) The name of the person writing such a report or letter is clearly identified to the Company. The Company will provide a copy of the letter of complaint to the affected flight attendant after deleting the identification of the sender.

     (2) All passenger complaint letters will be removed at the first opportunity from the employee's file after a period of twelve (12) months of active service from the date of the receipt, provided there has been no other infractions during that period. The letters shall be removed at the flight attendant's request. In the event other passenger complaint letters are received at any time during the said twelve (12) months, the letter will be retained for an additional twelve
          (12) months, after which time the documents shall be removed from the flight attendant's file upon request.


                           ARTICLE 19 / Page 1

(C)  Disciplinary Documents.

     (1) Documents two (2) years or older reflecting discipline or reprimand will not be considered by the Company in assessing discipline nor will they be introduced in support of such action. The Company will consider any disciplinary action taken against a flight attendant as cleared from her/his record after a two (2) year period of active service.

     (2) A flight attendant may attach comments to any disciplinary document that is placed in her/his file.

     (3) Such documents upon the flight attendant's request shall be removed from her/his file after the expiration of the two
          (2) year period. Any such document removed from the flight attendant's file will be date-stamped to reflect removal from the personnel file, placement in the corporate file, and shall not be used for the purpose of assessing discipline.

     (4) The flight attendant's record including notations may be cleared earlier, when, in the judgment of the Company, her/his performance warrants such action.

(D) Non-Disciplinary Documents. As provided in Article 16(H), the Company shall have the right to make a notation in the flight attendant personnel file indicating that such discussion was held. A copy of such notation shall be provided to the flight attendant. In no event shall such notation or discussion be used by the Company in assessing discipline, except as to indicate prior counseling relating to the same subject matter. Any notations shall be subject to removal by the flight attendant as provided in Paragraph (C).

(E) Inflight observation reports shall be removed from the flight attendant's personnel file after two (2) years of active service from date of issuance upon request from the flight attendant. A flight attendant may attach comments to any observation reports placed in her/his file.

(F) Any matters contained in a flight attendant "IER" file/report shall, as appropriate, be subject to the same terms and conditions contained in Paragraphs (B) and (C) above.

(G) For definitional purposes, active service shall exclude any period of time while on furlough or leave of absence which may be granted to the flight attendant.


                           ARTICLE 19 / Page 2

                               ARTICLE 20
                                GENERAL

(A)  COPIES OF AGREEMENT

     Within sixty (60) days of signing this Agreement, the Company will provide each employee with a copy, printed and bound in a pocket-sized booklet which shall include Letters of Understanding, Amendments, or Addenda to the Agreement. Any Amendments to the Agreement completed subsequently shall be printed in similar format and distributed by the Company to each employee for inclusion in the Agreement within sixty (60) days of signing of such Amendments. The Agreement will have the complete title of the organization on the cover, will contain an appropriate printer's union logo, will contain an index of materials contained herein, including letters and examples of Back-to-Back Flying.

(B)  ORDERS IN WRITING

     All orders to Flight Attendants involving a change in Domiciles, promotions, demotions, furloughs, and leaves of absence shall be stated in writing, except that when time does not permit, assignments of Flight Attendants shall not require a written order. Such assignments shall be confirmed later in writing.

(C)  FLIGHT ATTENDANT RESPONSIBILITY

     Flight Attendants have a responsibility to exercise reasonable prudence in safeguarding Company property entrusted to them, including money, however, Flight Attendants are not guarantors and where circumstances indicate there is a loss despite the exercise of reasonable prudence the Flight Attendant will not be held liable.

(D)  OTHER BENEFITS

     (1) In the event that flying on International Operations shall cause an increase in premium for personal life insurance policies carried by an employee hereunder, the Company will, upon prompt submission of proof, reimburse such employee for such increased premium.

     (2) Any Flight Attendant who while engaged in Company business becomes missing, interned, or held as a hostage shall be entitled to monthly compensation as provided below, until released from such internment or hostage or, if missing, until death is established in fact or is presumed in accordance with this rule. Such monthly compensation shall be equal to the rate being paid to such employee at the time she or he becomes missing, interned, or held as hostage. Said monthly compensation will be paid to the beneficiary or beneficiaries


                           ARTICLE 20 / Page 1
          designated by said employee and filed with the Company. If the whereabouts or existence of an employee is not reasonably ascertained or established within twenty-four
          (24) months of disappearance, she or he shall be presumed to be dead.

     (3) Where obvious inequalities in the cost of living between stations outside the United States are such as to constitute a marked difference in the monthly income of Flight Attendants of equal pay status after fixed and continuing expenses have been deducted, the Company shall adjust the inequalities by means of a station allowance to cover cost of living differential which shall not be less than the cost of living differential paid to any other Company flight crew member stationed at the same domicile.

     (4) If the Flight Attendant is injured or becomes ill while at a layover station, the Flight Attendant will continue to receive normal trip expenses until return to Domicile or Satellite or upon arrival of the regularly scheduled turnaround flight, whichever is earlier.

          If the Flight Attendant is unable to return to Domicile or Satellite as normally scheduled, reasonable actual expenses, as determined by the Flight Attendant's Regional General Manager, will be paid for the period beyond that which is covered by trip expenses outlined above. Expenses of this nature include room (if not at a contract hotel), meals, telephone, transportation to and from the airport and transportation associated with required medical attention. Such expenses are to be reported on form G-118 by the Flight Attendant for approval by the supervisor. In the event the Flight Attendant is hospitalized away from Domicile or Satellite, reasonable actual expenses will not include rooms or meals. Under exceptional circumstances wherein a Flight Attendant is unable, by reason of illness, to visit a physician and one is summoned, payment for these services will be reimbursed under the provisions of Article 4(C)(1) of the TWA-IAM Working Agreement. Any employee who becomes sick or injured as a result of having been outside the United States on Company business, due to causes related to his/her occupation or to the living and health conditions peculiar to the countries in which she or he performed services, shall be properly hospitalized at Company expense. If the sickness or injury necessitates treatment or convalescence in the United States, such employee shall be returned by the Company to the United States in a passenger seat, positive space. This provision shall apply to recurrences of the same sickness or injury so long as the Flight Attendant remains an employee of the Company.


                           ARTICLE 20 / Page 2

(E)  OTHER EMPLOYMENT WITH THE COMPANY

     Flight Attendants will be given consideration in other types of employment with the Company if, in the opinion of the Company, they are properly qualified for such positions.

(F)  CUSTOMER SERVICE PANEL

     The Vice President In-Flight Services and the President-Directing Chairman or designated IAM District 142 representative are mutually committed to the consistent delivery of TWA's In-Flight Service product in accordance with TWA's Customer Service Standards. A panel, to be known as the "Customer Service Panel" co-chaired by the Vice President In-Flight Services and the President-Directing Chairman designated IAM District 142 representative, or their designees, will meet on a quarterly basis to review the appropriateness of the Company's handling of in-flight performance feedback.

(G)  INFORMATION TO BE PROVIDED BY THE COMPANY TO IAM

     TWA shall provide prospectively (and retroactively where indicated) the following documents and reports to IAM so long as these documents and reports continue to be prepared. In the event that TWA ceases to prepare such documents but continues to maintain the information contained therein, TWA shall provide the information in whatever form or format it deems convenient. Nothing contained herein shall require TWA to prepare reports or maintain information of any kind.

     (1)  JXCAF Microfiche
     (2)  Transfer Request List
     (3)  Transfer Message
     (4)  Furlough, Recall and Displacement Notices
     (5)  Bid Results (Alphabetical, Seniority and Run order)
     (6)  PTO/Leaves
     (7) Other Documents. All documents specifically addressed in the settlement dated September 9, 1985, in the Central Crew Schedule Lawsuit will be furnished as required.
     (8) Dues Notices Should an arbitration arise out of the application of Article 24, the Company shall furnish to IAM District 142 and Local Lodge 1997 no later than seven (7) days prior to the arbitration, its file copy and return receipt green card from the letter of notification to the affected individual.
     (9) TWA will provide the IAM with hardware (CRT, Terminal, Printer) and software (CAMS, PARS, DRS access, and PROFS access) which will be used to assist the IAM in providing service and representation to its members. Such access will be provided no later than November 1, 1994, and will include, but not be limited to: i) all information


                           ARTICLE 20 / Page 3
          currently available to Flight Attendants via Company
          CRT/Home Access; and ii) the following codes:

      CAMS INQUIRIES

      JXCAF =  F/A Monthly Schedules (Unsuppressed & Suppressed)
      JXSKF =  Sick Leave Bank
      JXQIF =  (SPV, IER, FAQ)
      JXMHF =  Category Change History
      JXCIF =  Pairing History
      JXSHF =  Sequence History
      JXHAF =  Lost Time History
      JXTIF =  Transfer Requests on File
      JXRVF =  Reserve List
      JXSLF =  Stand-by List
      JXOPF =  Open Time Flights (All)
      JXEIF =  Block Time History Inquiry
      JXFSF =  Flight Staffing (Unrestricted)
      JXTW  =  Training History

      DRS

      G/IFS/SUM         =     IFS Summary
      G/APS/TVL/RRT     =     Reduced Rate Information
      G/IFS/JIA (TIA)   =     Central Crew Scheduling - Pages
      G/IFS/TRN/P04     =     In-Flight Training Course Codes
      GM/OPS/CRW        =     Mask to Operations Planning
      <F*>Special Operations Mask to Central Crew Scheduling/Operations
      Planning from IAM

Access to PROFS for all IAM Representatives
Access to MOBIUS for six (6) grievance representatives as designated by District Lodge 142

      PARS

      4L*F#/DAMON STA         = S.P.I.L.
      WPDF#/DAMON STA         = POST DEPARTURE LOAD

      TWA will provide such other computerized data as may be required pursuant to the Central Scheduling lawsuit settlement. In addition, the IAM shall be provided such other information necessary to the Union in its participative, joint decision making role.

(H)   RAILWAY LABOR ACT

      Nothing in this Agreement shall be construed to limit or deny any Flight Attendant hereunder any rights or privileges to which he or she may be entitled under the provisions of the Railway Labor Act, as amended.


                           ARTICLE 20 / Page 4

(I)  MISCELLANEOUS

     (1) The Company shall provide and make available at each Domicile a bulletin board to be used exclusively by the Union. The board shall be similar in size and construction to boards provided other associations or unions at that base. All notices posted on this board shall be signed or initialed by a duly authorized representative of the Union. The Union may make Bulletin Boards available at Satellite Locations. These Bulletin Boards will be supplied and paid for by IAM and will be for their exclusive use.

     (2) The Company shall furnish the Union upon request the printed list of current addresses of employees.

     (3) The Company shall also furnish a computer diskette to the Union regarding Article 24 payroll deductions for Union Dues check-off.

     (4) Official Union bulletins, newsletters, notices, etc., may be distributed in employees' mail boxes if they have been approved for such distribution by the Vice-President - In-Flight Services or his/her designee.

     (5) When a Flight Attendant receives an overpayment from the Company, the Flight Attendant shall have the option of repaying such overpayment in a lump sum or at the rate of $50 per biweekly paycheck. This shall not apply in cases of terminating employees, Flight Attendants taking leaves of absence or any overpayment resulting from the terms of the Enhanced trip Option provisions under Article 6.

     (6) Commencing with the effective date of this Agreement, TWA will provide, on a monthly basis, a list of the names and payroll numbers of Flight Attendants who were tested and the dates of testing. Upon specific request from IAM in each instance TWA will thereafter provide the IAM with a copy of TWA Employee Drug/Alcohol Test Notification/Verification form for the applicable Flight Attendant who has been tested as outlined in Article 6(Y).

     (7) There shall be no unlawful discrimination against employees covered by this Agreement because of race, sex, religion, sexual orientation, creed, age, color, handicap or disability, or national origin, veteran status including veteran, Vietnam era veteran or special disabled veteran status. Neither the Company nor the Union will condone acts of sexual harassment. The Company agrees not to unlawfully discriminate against any employee because of Union membership or activity and the Union agrees not to unlawfully discriminate against any employee based on non-membership in the Union. This paragraph


                           ARTICLE 20 / Page 5
          reaffirms the longstanding mutual practice of both parties to this Agreement.

     (8) Effective January 1, 2000, at the Flight Attendant's option, the Company shall provide direct deposit of all pay and expense checks, by electronic transfer, to the bank or financial institution of the Flight Attendant's choice. If the Flight Attendant utilizes the electronic direct deposit, his/her paycheck stub will be available at his/her domicile or the Flight Attendant may provide a self-addressed stamped envelope of appropriate size with the domicile administration for the purpose of mailing his/her paycheck stub.


                           ARTICLE 20 / Page 6

                               ARTICLE 21
                               RETIREMENT

(A) Unless alternate dates are specified below, the Company has amended the Retirement Plan for Flight Attendants effective as of March 7, 1986, and as further effective January 8, 1993, and September 22, 1994. Except as specifically amended hereunder, all provisions of the Retirement Plan for Flight Attendants as amended and in effect August 1, 1981, shall remain in full force and effect.

     (1)  Early Retirement

          A Member who retires early on or after the attainment of age forty-five (45) shall be entitled to receive, at his/her election, either:

          (a) A retirement income commencing on his/her normal retirement date in an amount calculated under the provisions of Article (B)(5) below for normal retirement but on the basis of his/her Continuous Employment up to such early retirement; or

          (b) Effective March 7, 1986, a retirement income commencing on the first of any earlier month equal to the retirement income described in (a) above reduced by 5/12% for each month by which the commencement date precedes age 60. Notwithstanding the foregoing, the retirement income of any Member who commences the receipt of early retirement income hereunder subsequent to March 7, 1986, shall be based on the greater of:

               1) the Member's accrued benefit as of March 6, 1986, reduced by 4/12% for each month by which the commencement date precedes age 60; or

               2) the Member's accrued benefit as of the date benefits commence, reduced by 5/12% for each month by which the commencement date precedes age 60.

     (2)  Lump Sum Distribution

          Effective March 7, 1986, the monthly benefit will be reduced by five per cent (5%) for each year by which the termination date precedes age sixty (60), with the lump sum actuarial adjustments computed on the basis of two per cent (2%) over the prevailing interest rate of the Pension Benefit Guaranty Corporation, but not higher than the highest percentage permitted by law.


                           ARTICLE 21 / Page 1

          NOTE: As a result of the change in the reduction factor from four per cent (4%) to five per cent (5%), a Flight Attendant will receive the greater of:

          (a) A lump sum calculated by reducing the monthly benefit accrued prior to March 7, 1986, by four per cent (4%) for each year by which the termination date precedes age sixty (60); or

          (b) A lump sum calculated by reducing the monthly benefit accrued during the employee's total continuous service by five per cent (5%) for each year by which the termination date precedes age sixty (60).

     (3)  Lump Sum Notice

          Effective September 1, 1992, the requirement for a six-month notice of election in order to receive a lump sum distribution is eliminated.

     (4)  Freeze of Benefit Accruals

          The Retirement Plan for Flight Attendants of Trans World Airlines, Inc. has been amended to freeze future benefit accruals after December 31, 1992. Earnings after December 31, 1992, will not be taken into account in computing benefits under the Plan. No person who is not a Plan Member or former Member on December 31, 1992, shall become a Member on or after January 1, 1993.

     (5)  Defined Benefit Plan

          (a) If the IAM elects to have a spin-off of its portion (The Retirement Plan For Flight Attendants of Trans World Airlines, Inc.) of the Employee's Plan, and such spin-off occurs, then TWA shall not object to the selection by the IAM of a person or entity to act as the benefits administrator for the spun-off IAM portion unless and until that Plan is terminated or transferred to the control of the PBGC.

          (b) The spin-off shall comply with the provisions of the Comprehensive Settlement Agreement providing for such a spin-off. The actuarial assumptions for such spin-off shall be determined by the Plan's actuary and approved by the IAM and PICHIN Corp. Nothing herein shall narrow or otherwise limit the rights of the Company or the IAM to legally challenge those assumptions on the basis that they are detrimental to the lAM or non-contract employees.

          (c) If a Triggering Event occurs and if the IAM does not elect to have its plan spun off, the Company and the IAM shall


                           ARTICLE 21 / Page 2
               select a person or an entity reasonably agreeable to both parties and use their respective best efforts to cause such entity to act as a benefits administrator for the Employee's Plan until that Plan is terminated and transferred to the control of the PBGC.

     (6)  Retirement Savings Plan [401(k)]

          Effective November 1, 1988, the Trust Plan for Pursers of Trans World Airlines, Inc. has been amended and restated to include a 401(k) feature available to all TWA Flight Attendants and has been renamed "The Retirement Savings Plan for Flight Attendants of Trans World Airlines, Inc." Company contributions for recognized service under the former Pursers' Plan continue under the restated Plan for Flight Service Managers who qualify under the plan eligibility standards. Effective September 1, 1992, but subject to the provisions of Article 21(C), TWA will include and extend payment of Company contributions to Flight Service Managers on both the International and Domestic operations.

(B)  Summary of Retirement Plan

     The Summary of your Plan and your Rights as a Plan Participant as required by the Employee Retirement Income Security Act of 1974 appears in the TWA booklet entitled, "Your TWA Retirement Plan for Flight Attendants" as amended and in effect on August 1, 1981; and further amended effective January 1, 1986; and as further amended March 7, 1986; and as further amended effective January 8, 1993.

     (1)  Type of Plan: Fixed

     (2)  Participants:

          Flight Attendant Employees who have met the eligibility requirements specified in the Plan.

     (3)  Participant Eligibility:

          Notwithstanding paragraph (A)(4) above, all Flight Attendants in active service who have completed one Year of Service shall automatically become Members of the Retirement Plan. Membership shall be effective on the first day of the month coincident with or next following the completion of one Year of Service. This provision shall also be applicable to those Flight Attendants on furlough or authorized leave of absence upon their return to active service.

     (4)  Normal Retirement Age: Age sixty (60).


                           ARTICLE 21 / Page 3

     (5)  Normal Benefit Formula:

          (a) For participants in the Plan on and after August 1, 1981:

               Past Service:

               2.0% of gross earnings per month for each year of Continuous Employment from date of hire to July 31, 1981, less any unpaid absences. Gross earnings are the average monthly earnings for calendar years 1979, 1980, 1981. Average monthly earnings will be determined by dividing the total earnings as a Flight Attendant for the calendar years 1979, 1980 and 1981 by the total number of months of active service as a Flight Attendant during these years. ("Months of active service" will be determined by dividing the total number of days of active service as a Flight Attendant during 1979, 1980 and 1981 by 30.44, which is the average number of days per month during this period.)

               Flight Attendants who had no earnings during these years will be credited with the average of the average monthly earnings for such years of the next most senior and the next most junior Flight Attendants who had earnings in the same category and same division on the System Seniority List on January 1, 1982.

               Future Service:

               For service on and after August 1, 1981 or the actual date the Employee becomes a Member of the Plan if subsequent to August 1, 1981, an annual benefit equal to 2% of each year's gross earnings after that date.

          (b) Participants in the Plan prior to August 1, 1981 will receive the greater of (i) the benefit described above or (ii) the benefit accrued through July 31, 1981 under the prior Plan.

               Temporary Annuity Supplement:

               A temporary annuity will be provided to Flight Attendants, while alive, who are receiving normal, early or disability retirement income and who have accumulated ten (10) or more years of credited Plan participation, equal to 50% of a normal, early or disability retiree's pension on a life annuity basis to a maximum of $250 per month to be paid only from age 60 to age 62 or the earliest age at which non-disability social security benefits become available. Such temporary annuity supplement will not be subject to early retirement reduction factors or a joint and survivor or other option


                           ARTICLE 21 / Page 4
               elections; nor shall it be included in the determination of any lump sum settlements; nor shall it be applicable to vested terminations.

     (6)  Lump Sum Distribution

          Age forty-five (45); lump sum benefit reduced according to Plan provisions for each year by which the termination date precedes age sixty (60), with actuarial adjustments as provided in the Plan.

     (7)  Disability Retirement:

          Ten (10) years of Company service: benefit equal to accrued pension to date of disability retirement.

     (8)  Normal Form of Benefit:

          If unmarried, life annuity; if married, fifty percent (50%) Automatic Qualified Joint and Survivor Annuity actuarially reduced, unless employee opts out.

     (9)  Contingent Annuitant Option:

          (a)  Members may elect a joint annuitant not less than six
               (6) months prior to commencement of benefits.

          (b) For married participants who retire subsequent to January 1, 1976, an actuarially equivalent fifty percent (50%) joint and surviving spouse pension will be provided unless the participant has, with proper notice, elected another available option.

     (10) Optional Forms of Benefits:

          Joint annuities above fifty percent (50%); level income, lump sum.

     (11) Vesting in Pension Accrued to Date:

          A participant will become one hundred percent (100%) vested in the pension accrued to date, upon completion of ten (10) or more years of continuous service with the Company, (with due consideration for Breaks in Service or reinstatement of service prior to a Break in Service, to the extent permitted under ERISA). Effective January 1, 1989, A participant will become one hundred percent (100%) vested in the pension accrued to date, upon completion of five (5) or more


                           ARTICLE 21 / Page 5
          years of continuous service with the Company, (with due consideration for Breaks in Service or reinstatement of service prior to a Break in Service, to the extent permitted under ERISA).

     (12) Employee Contributions:

          None. The Plan Sponsor will assume the full cost of the Retirement Plan for Flight Attendants. Consequently, the Plan will be non-contributory for all Flight Attendants.

     (13) Unisex Option Factors:

          A single set of factors, equally applicable to male or female participants, is to be used where the form of pension is other than a life annuity. This table will reflect the relative proportion of males versus female participants currently and in near future, as well as the likely proportion of each sex on this form of pension. Representatives of the IAM will have the opportunity to review these factors.

(C)  Retirement Savings Plan for Flight Attendants of Trans World
     Airlines, Inc.

     (1) Effective November 1, 1988, the Trust Plan for Pursers of Trans World Airlines, Inc. has been amended and restated to include a 401(k) feature available to all TWA Flight Attendants and has been renamed "The Retirement Savings Plan for Flight Attendants of Trans World Airlines, Inc." Company contributions for recognized service under the former Pursers' Plan continue under the restated Plan for Flight Service Managers who qualify under the plan eligibility standards. Effective September 1, 1992, TWA will include and extend payment of Company contributions to Flight Service Managers on both the International and the Domestic operations, provided, however that:

          (a) The Company 5% contribution to the Retirement Savings/401(k) Plan accounts of Flight Service Managers for recognized service pursuant to Exhibit B, Section B(3)(B) of the Agreement in Principle signed August 13, 1992, shall continue to be suspended pursuant to the Agreement in Principle dated August 13, 1992 until the day prior to the amendable date of this Agreement. Thereafter, Flight Service Managers shall become eligible to receive contributions for recognized service under the Plan, which contributions shall be borne by and distributed from the Company defined contribution payment required by the Comprehensive Settlement Agreement dated January 8, 1993, between and among TWA, Labor, PBGC, Unsecured Creditors' Committee and the Icahn Affiliates.


                           ARTICLE 21 / Page 6

          (b) Payments pursuant to this agreement shall be made monthly, and the Retirement Savings Plan for Flight Attendants shall be amended so as to provide for such monthly contribution to participant accounts.

     (2) A vested Plan member upon termination at age forty-five (45) or later may elect to receive a lump sum of the Accumulation Units credited to the member's account as of termination date.

     (3)  Delivery of Contributions

          The contributions required to be made by the Company for the benefit of IAM members pursuant to the arbitrator's allocation decision and award, which decision and award allocated among the four employee groups receiving the contributions required to be made by the Company pursuant to
          Section 15 of the Comprehensive Settlement Agreement of 1993, shall, unless otherwise agreed in writing by the Company and the IAM, be made in accordance with such arbitration decision and award and paid over to the trustee for the 401(k) Plan by the Company at the end of the plan year to which the contributions are attributable. Evidence of payment by the Company to the trustee will be provided to the IAM showing the total contribution and confirming that the percentage is in accordance with the arbitration decision and award.

     (4) Allocation of Employer Contribution for Plan Years beginning on or after January 1, 1993

          Employer Contributions to be allocated for any Plan Year beginning on or after January 1, 1993, shall be allocated to the respective Employer Contribution Accounts for each Eligible Participant. Each Eligible Participant's Compensation received during the Plan Year while a Participant shall be weighted by multiplying such Compensation by the applicable factor set forth in Appendix A (attached to and made a part of the Plan) based on the Participant's age as of January 1 of the year following the Plan year for which such contribution is made. The allocation of the Employer's Contribution shall be made to each such Participant on a pro rata basis according to the ratio that such weighted Compensation for the Eligible Participant for the Plan Year bears to the weighted Compensation for all such Eligible Participants for the Plan Year. (Capitalized terms in this paragraph shall be defined as in the existing 401(k) Plan).


                           ARTICLE 21 / Page 7

     (5)  Cooperation and Study

          The Company in its capacity as representative of the non-contract workers and the IAM shall work together in good faith to study all material problems in connection with, and to provide for, administration of all relevant retirement trusts related to the IAM and/or non-contract workers in the event of Triggering Events, as defined below. Such study shall include the possibility of transferring administration of IAM plans to entities organized by or designated by the IAM but, in such event, the expense shall continue to be borne by the Company.

     (6)  Effect of Triggering Event on 401(k) Plan

          (a) "Triggering Event" shall mean liquidation, merger, petition in bankruptcy, amalgamation, winding up or other like event affecting the Company or other event agreed by the Company and the IAM.

          (b) If a Triggering Event occurs, the IAM shall have the option of becoming the plan sponsor/administrator of the 401(k) Plan, or the IAM may select an entity as plan sponsor/administrator. The option to become or select the plan sponsor/administrator shall continue to be exercisable until final liquidation, merger or winding up of the Company.

          (c) The IAM shall have the option of requesting that the 401(k) Plan and Retirement Savings Plan for the benefit of non-contract workers be included under a common sponsor/administrator, provided that such sponsor/administrator is reasonably acceptable to both the IAM and the Company. Other TWA Defined Contribution plans that are not terminated or transferred to another corporate sponsor may be transferred and included under the common sponsor/ administrator if the Company and the IAM shall so agree.

     (7)  Expense Reimbursement

          The Company shall reimburse the IAM for its reasonable out-of-pocket costs and expenses, including professional fees,
          (a) in studying and negotiating the agreement concerning administration contemplated in Section (5) above and up to five thousand dollars ($5,000) (b) in amending the IAM ESOP to reflect the new securities issuable to the IAM in connection with the restructuring initiated by the Company.


                           ARTICLE 21 / Page 8

     APPENDIX

     In accordance with the provisions of Section 2 of the amendment to the 401(k) Plan, an Eligible Participant's Compensation for any Plan Year beginning on or after January 1, 1993 for which a contribution is made shall be multiplied by the applicable factor set forth below based on such Participant's age as of the Valuation Date for which the contribution is being made. For purposes of said Section 2, an Eligible Participant's age is determined as of the birthday in the calendar year preceding the Valuation Date for which the contribution is being made. (The factors set forth below are based on an interest rate of 7.5% and an assumed retirement age of 60.)

     FACTORS
     AGE                                       7.5%

     20 & UNDER                                0.0554
     21                                        0.0596
     22                                        0.0640
     23                                        0.0688
     24                                        0.0740
     25                                        0.0796
     26                                        0.0855
     27                                        0.0919
     28                                        0.0988
     29                                        0.1063
     30                                        0.1142
     31                                        0.1228
     32                                        0.1320
     33                                        0.1419
     34                                        0.1525
     35                                        0.1640
     36                                        0.1763
     37                                        0.1895
     38                                        0.2037
     39                                        0.2190
     40                                        0.2354
     41                                        0.2531
     42                                        0.2720
     43                                        0.2925
     44                                        0.3144
     45                                        0.3380
     46                                        0.3633
     47                                        0.3906
     48                                        0.4199
     49                                        0.4513
     50                                        0.4852
     51                                        0.5216
     52                                        0.5607
     53                                        0.6028


                           ARTICLE 21 / Page 9

     54                                        0.6480
     55                                        0.6966
     56                                        0.7488
     57                                        0.8050
     58                                        0.8653
     59                                        0.9302
     60 & OVER                                 1.0000


                           ARTICLE 21 / Page 10

                               ARTICLE 22
                           INSURANCE BENEFITS

Except as specifically amended hereunder, all provisions of the Summary Plan Description and Article 22 of the agreement dated November 1, 1994 except as amended by the provisions of the following group benefits, shall remain in full force and effect:

(A)  Group Insurance

     (1) Effective November 1, 1994, the Group Medical Benefit Plan (the "Plan") will be a plan that incorporates a Preferred Provider Organization ("PPO") and provides two levels of comprehensive benefits based upon whether the service is obtained through the PPO network ("In-Network") or outside the PPO network ("Out-of-Network"). Employees who live in areas where no PPO network is available are paid in accordance with the In-Network benefits.

          (a) The Group Medical Benefit Plan shall provide for the following schedule of benefits:

-----------------------------------------------------------------------------------------
        PLAN FEATURES               PPO IN-NETWORK OR              PPO OUT-OF-NETWORK
        ---- --------                NO PPO AVAILABLE              ------------------
                                     ----------------
-----------------------------------------------------------------------------------------
      Annual Deductible                $200 family                  $600 individual
                                   All members combined         $1800 family (3 persons)
-----------------------------------------------------------------------------------------
      Retiree Deductible               $200 family                  $600 individual
   For those retiring after        All members combined         $1800 family (3 persons)
            8/1/99
-----------------------------------------------------------------------------------------
          Applies to             All expenses except for              All expenses
                             office visits, routine physical      except Chiropractic
                                exams, immunizations, in-
                                hospital confinements, out
                                     patient surgery
-----------------------------------------------------------------------------------------
     Deductible carryover                  None                           None
-----------------------------------------------------------------------------------------
         Co-Insurance                    90%/10%                Plan pays 70%/30% after
                                   Plan pays 90% after            deductible based on
                              deductible; but for physician      reasonable & customary
                                visits pays 100% after $10
                                      office co-pay
-----------------------------------------------------------------------------------------
    Employee co-insurance        $1,000 individual/$3,000       $3,000 individual/$9,000
   limits per calendar year       family plus deductible         family plus deductible
                                 ($1,000 per individual,        ($3,000 per individual,
                                  3 individual at $1,000      3 individual at $3,000 each
                                     each for family)                 for family)
-----------------------------------------------------------------------------------------
       Lifetime Maximum                 Unlimited                      Unlimited
           Benefit
-----------------------------------------------------------------------------------------


                           ARTICLE 22 / Page 1

NOTE: Covered expenses from Out-of-Network providers will be based on the reasonable and customary fee for that geographical area.

          (b)  Hospital Expense Benefits

               In-Network, the Plan will pay 90% of hospital charges for room and board, services and supplies, no deductible. Out-of-Network, the Plan will pay 70% of hospital charges for room and board, services and supplies, after the annual deductible has been satisfied. Covered Expenses under the Medical Plan shall include in-hospital expenses incurred for newborn children.

          (c)  Inpatient Surgical Expense Benefits

               In-Network, the Plan will pay 90% of surgeon charges, after the annual deductible has been satisfied. Out-of-Network, the Plan will pay 70% of surgeon charges, after the annual deductible has been satisfied.

          (d)  Outpatient Surgical Expense Benefits

               In-Network, the Plan will pay 90% of hospital and surgeon charges, no deductible. Out-of-Network, the Plan will pay 70% of doctors visit charges, after the annual deductible has been satisfied.

          (e)  In-Hospital Doctors Visit Benefits

               In-Network, the Plan will pay 90% of doctors visit charges, after the annual deductible has been satisfied. Out-of-Network, the Plan will pay 70% of doctors visit charges, after the annual deductible has been satisfied.

          (f)  Doctor's Office Visit Benefits

               In-Network, the Plan will pay 100% of doctor's office visit charge, after a $10 co-payment. Out-of-Network, the Plan will pay 70% of doctor's visit charges, after the annual deductible has been satisfied.

          (g)  Chiropractic Care Benefits

               Chiropractic benefits will be paid subject to reasonable and customary charges with no deductible and will be limited to 20 visits per member per year. These visits are not subject


                           ARTICLE 22 / Page 2
               to medical necessity.

          (h)  Preventive Health Care Benefits

               In-Network, after a $10 office visit co-payment, the Plan will pay for routine physical exams, including Pap smears and mammograms, not to exceed the following:

               Six (6) visits, including immunizations, up to 1 year of age; no coverage for immunizations beyond age 1; One (1) visit per calendar year from ages 1 through 5 years;
               One (1) visit every calendar year, age 6 and older.

               Effective 8/1/1999, Pap smears, mammograms, proctosigmoidoscopys and PSA tests will be a covered expense eligible for submission every calendar year. No preventive health care benefits are payable Out-of-Network.

          (i)  Diagnostic X-ray and Laboratory Expense Benefits

               In-Network, the Plan will pay 100% of expenses for outpatient x-rays and laboratory tests for diagnosis of an injury, illness or pregnancy, up to $500 per year for all illnesses and up to $500 for each accident. Expenses in excess of $500 will be paid at 90% after the annual deductible has been satisfied. Out-of-Network, the Plan will pay 100% of expenses for outpatient x-rays and laboratory tests for diagnosis of an injury, illness or pregnancy, up to $500 per year for all illness and up to $500 for each accident. Expenses in excess of $500 will be paid at 70% after the annual deductible has been satisfied.

          (j)  Pre-Admission Testing Expense Benefits In-Network,

               The Plan will pay 100% of expenses for outpatient tests ordered by a physician as a planned preliminary to inpatient admission within four (4) days, no deductible. Out-of-Network, the Plan will pay 70% of expenses for outpatient tests ordered by a physician as a planned preliminary to inpatient admission within tour (4) days, after the annual deductible has been satisfied.

          (k)  Pre-Admission Certification and Continued Stay Review

               Pre-Admission Certification and Continued Stay Review (PAC/CSR) is a process performed through a utilization review program that is used to certify the medical necessity and length of any inpatient hospital confinement. PAC/CSR will be required under the Plan. If Pre-Admission


                           ARTICLE 22 / Page 3

               Certification is not received four (4) days prior to a planned admission, a $300 penalty will be assessed. Hospital charges otherwise payable will be reduced by 50% for any day in excess of the number of days that have been certified through PAC/CSR. No benefits will be paid for hospital expenses incurred during a hospital confinement for which Pre-Admission Certification was performed but which was not certified as medically necessary. All eligible employees should call TWA Special Health Services to obtain certification for in-patient mental, nervous and substance abuse confinements.

          (l)  Second Opinion Surgical Benefits

               In-Network, the Plan will pay 100% of reasonable and customary expenses for a second opinion as to the need for non-emergency surgery. Out-of-Network, the Plan will pay 70% of reasonable and customary expenses for a second opinion as to the need for non-emergency surgery, after the annual deductible has been satisfied.

          (m)  Free-Standing Surgical Facility Expense Benefits

               In-Network, the Plan will pay 90% of expenses incurred in a Free-Standing Surgical Facility. Out-of-Network, the Plan will pay 70% of expenses incurred in a Free-Standing Surgical Facility, after the annual deductible has been satisfied.

          (n)  Supplemental Accident Expense Benefits

               In-Network, the Plan will pay 100% of physician charges for treatment of an injury during the 90-day period following an accident, up to a maximum of $300 per calendar year. Physician charges exceeding $300 will be paid at 90% after the annual deductible has been satisfied. Out-of-Network, the Plan will pay 100% of physician charges for treatment of an injury during the 90-day period following an accident, up to a maximum of $300 per calendar year. Physician charges exceeding $300 will be paid at 70% after the annual deductible has been satisfied.

          (o)  Skilled Nursing Facility Expense Benefit

               After the annual deductible has been satisfied, the Plan will


                           ARTICLE 22 / Page 4
               pay 80% of Skilled Nursing Facility expenses for room and board, services and supplies for medical care and treatment up to 60 days of confinement per calendar year. Payment for room and board will be based on the facility's most common semi-private room charge.

          (p)  Home Health Care Benefits

               In-Network, the Medical Plan shall pay 90% of expenses for up to 60 home health care visits per calendar year, after $50 of the $200 deductible has been satisfied. Out-of-Network, the Medical Plan shall pay 70% of expenses for up to 60 home health care visits per calendar year, after the full deductible has been satisfied.

          (q)  Hospice Care Benefits

               The Medical Plan shall pay 80% of hospice care expenses, incurred in a hospice care facility or at home, after the $200 annual deductible has been satisfied, up to a maximum lifetime benefit of $10,000 per individual.

          (r)  Medical Plan Prescription Drug Benefits

               The Plan will pay based on hospital affiliation for prescription drug expenses, after the applicable family deductible has been satisfied, for drugs administered in a hospital facility. Employees who live in an area where there is a pharmacy, but there is no INTEQ network pharmacy available, will submit their prescription drug claims for reimbursement at 80% through their third party company authorized administrator for medical claims.

(B)  Prescription Drug Program

     Effective November 1, 1994, the Prescription Drug Program will include the Mail Order Maintenance Drug Plan and an Acute Care Drug Plan.

     (1) The Mail Order Drug Plan provides for the following schedule of benefits:

          (a)  $5 co-payment for generic drugs;

          (b) $15 co-payment for brand name drugs when generic is not available;

          (c) Co-payment for brand name drugs when generic drug is available will be $5 plus the difference in generic and brand


                           ARTICLE 22 / Page 5
               name ingredient costs;

          (d)  Initial prescriptions will be limited to 30 days.
               Subsequent prescriptions may be filled for up to 90 days.

     (2) The Acute Care Drug Plan provides for the following schedule of benefits:

          (a) Employees issued prescription drug cards for use at participating pharmacies;

          (b) All drug prescriptions must be submitted through the Inteq Drug Plan (Acute and/or Mail Order). However, drugs dispensed in conjunction with hospital visits will continue to be processed through Third Party Administrator; Employees who live in an area where there is a pharmacy (but there is no Inteq network pharmacy available, will continue to submit their prescription drug claims for reimbursement through their third party company authorized administrator for medical claims;

          (c) Five dollar ($5.00) co-pay for generic drugs or 30% for brands when no generic substitution is available;

          (d) Five dollar ($5.00) co-pay plus the difference in ingredient cost between brand and generic when generic substitution is available.

          (e) Effective August 1, 1999, there shall be no deductible. All drug prescriptions will be submitted through the Inteq Drug Plan. (Acute or Mail Order).

(C)  Dental Plan Benefits

     The Group Dental Plan effective October 1, 1999 includes a Preferred Provider Organization (PPO) which provides three (3) levels of comprehensive benefits based upon whether the service is obtained through the PPO network (In-Network), outside the PPO network (Out-of-Network), or through a voluntarily elected Dental Health Maintenance Organization (DHMO) to be effective January 1, 2000. Employees who live in areas where no PPO network is available are paid in accordance with the In-Network benefits. In-Network shall


                           ARTICLE 22 / Page 6
     be defined as at least two (2) general practitioners within a ten
     (10) mile radius. Features of the Group Dental Plan are as follows:

                                      DENTAL HMO
----------------------------------------------------------------------------------------
     DENTAL             BENEFITS PAYABLE           DEDUCTIBLE            MAXIMUM
     SERVICE
----------------------------------------------------------------------------------------
    Class I<F*>       100% of network fees            None                None
----------------------------------------------------------------------------------------
   Class II<F*>       90% of network fees             None                None
----------------------------------------------------------------------------------------
   Class III<F*>      80% of network fees             None                None
----------------------------------------------------------------------------------------
   Class IV<F*>       60% of network fees             None                None
----------------------------------------------------------------------------------------

                                   IN-NETWORK (PPO)
----------------------------------------------------------------------------------------
     DENTAL               BENEFITS             DEDUCTIBLE               MAXIMUM
     SERVICE              PAYABLE
----------------------------------------------------------------------------------------
     Class I          100% of network             None             $3000 per calendar
   (Preventive)             fees                                     year per member
   (Oral Exams)                                                   inclusive of Class I,
     (X-rays)                                                           II, III
----------------------------------------------------------------------------------------
     Class II        90% of network fees    $100 per calendar      $3000 per calendar
      (Minor                                 year per member         year per member
   Restorative)                           inclusive of Class II   inclusive of Class I,
   (Periodontal)                                 and III                II, III
    (Fillings)
   (Root Canals)
----------------------------------------------------------------------------------------
     Class III      60% of network fees     $100 per calendar      $3000 per calendar
      (Major                                 year per member         year per member
   Restorative)                           inclusive of Class II   inclusive of Class I,
     (Crowns)                                    and III                II, III
     (Bridges)
    (Dentures)
----------------------------------------------------------------------------------------
     Class IV       50% of network fees    $100 per member for      $1500 per member
  (Orthodontics)                          life inclusive of Class       for life
                                                   IV.
----------------------------------------------------------------------------------------


                           ARTICLE 22 / Page 7




                                  OUT-OF-NETWORK (PPO)
----------------------------------------------------------------------------------------
     DENTAL               BENEFITS             DEDUCTIBLE               MAXIMUM
     SERVICE              PAYABLE
----------------------------------------------------------------------------------------
     Class 1        100% of reasonable            None              $500 per calendar
  (Preventive)         and customary                                 year per member
  (Oral Exams)            charges
    (X-rays)
----------------------------------------------------------------------------------------
    Class II         75% of reasonable            None              $1250 per calendar
     (Minor            and customary                                  year per member
  Restorative)            charges
  (Periodontal)
   (Fillings)
  (Root Canals)
----------------------------------------------------------------------------------------
    Class III        50% of reasonable       $100 per calendar      $1500 per calendar
     (Major            and customary          year per member         year per member
   Restorative)           charges           inclusive of Class
    (Crowns)                                        III
    (Bridges)
    Dentures)
----------------------------------------------------------------------------------------
    Class IV         50% of reasonable       $100 per member for     $1500 per member
 (Orthodontics)        and customary       life inclusive of Class       for life
     charges                IV.
----------------------------------------------------------------------------------------

<F*>Classes for DHMO same as for PPO

(D)  Life Insurance

     (1)  Basic and Additional Life Insurance

          Basic life insurance shall be provided in accordance with the schedule in paragraph (E)(8) below. Additional life insurance will be made available to each Flight Attendant as follows:

     (2)  Spouse Life Insurance

          The Company will provide coverage for spouse in the amount of five thousand dollars ($5,000).

     (3)  Child Life Insurance

          The Company will provide coverage for eligible dependent children in the amount of two thousand five hundred dollars ($2,500) dollars.


                           ARTICLE 22 / Page 8

(E)  Group Coverage General

     (1) The Company agrees to continue group basic life and medical/dental coverage for Flight Attendants furloughed for a period of ninety (90) days from date of furlough. The insurance coverage shall be that in effect on the date of furlough.

          Flight Attendants can elect, only during this ninety (90) day period, to purchase this same coverage, as a package, at the prevailing group rates for an additional twenty-four
          (24) months. If elected, this option takes effect on the ninety-first (91st) day from date of furlough. This coverage is not renewable if cancelled at any time.

     (2) Flight Attendants married to other TWA Employees: In the event that a Flight Attendant elects family coverage and the spouse incurs a claim, the spouse's plan will be primary, making payment first. The Flight Attendant's plan will be secondary for the spouse, just as it would if the spouse were employed elsewhere with employee only coverage unless the spouse's TWA plan provides otherwise. Medical/Dental benefits will be coordinated between the two plans so that the two plans may pay up to 100% of incurred covered expenses, but no more than 100%.

     (3) Flight Attendants in need of care for substance abuse or mental emotional illness shall have access to Special Health Services whether or not such Flight Attendant is in job jeopardy.

          The Summary of your Plan and your rights as a Plan participant as required by the Employee Retirement Income Security Act of 1974 appears in the TWA booklet entitled TWA Group Benefits for Flight Attendants effective January 1, 1989 and October 1989, and as further effective November 1, 1994, and January 1, 1995.

(F)  Outline of Plans

     (1)  Medical Plan:

          (a)  Type of Plan: Comprehensive Medical 90/10 (In-
               Network); 70/30 Out-of-Network.

          (b) Inpatient Hospital Charges In Network is 90%, after the Out-of-Network deductible 70% of reasonable and customary charges for semi-private room and board, services and supplies. Surgeon's and anesthesiologists fees for surgery performed while an inpatient; and physician's (other than surgeon's) charges for visits during hospital confinement (note: if surgery is performed, any visit on the


                           ARTICLE 22 / Page 9
               day of surgery is excluded); and ambulance.

               Pre-admission tests will be covered as an In-Patient Hospital expense with First Dollar Coverage, 100% of reasonable and customary charges established by locale, with no deductible, if performed within four days of a planned admission. [See 22(A)]) above.]

               Hospital bed and board charges incurred between Friday noon and Sunday noon will not be covered if admitted to the hospital during that period unless medical care is administered during that period or the admitting physician is in attendance.

               Hospital Pre-admission Certification and Continued
               Stay Review; PAC/CSR Requirements:

               Pre-Admission Certification (PAC) and Continued Stay Review (CSR) refer to the process used to certify the medical necessity and length of any Hospital Confinement as a registered bed patient. PAC and CSR are performed through a utilization review program directed by Third Party Administrator. PAC should be requested by the employee or her/his Family Member or the Employee's Physician for each Inpatient Hospital admission. CSR should be requested, prior to the end of the certified length of stay, for continued inpatient Hospital Confinement.

               Expenses incurred for which benefits would otherwise be paid under this Plan will not include the first $300 of Hospital charges made for each separate admission to the Hospital as a registered bed patient unless PAC is received: (a) prior to the date of admission; or (b) in the case of an emergency admission, certification must be made within 48 hours.

               The amount otherwise payable under this Plan for the Hospital charges listed below will be reduced by 50%:

               Hospital charges for Bed and Board and necessary services and supplies, during a Hospital Confinement for which PAC is performed, which are made for any day in excess of the number of days certified through PAC or CSR, even if such charges are determined to be medically necessary.


                           ARTICLE 22 / Page 10

               No benefits are payable for any Hospital charges made during any Hospital Confinement as a registered bed patient: (a) for which PAC was performed; but (b) which was not certified as medically necessary.

               In any case, those expenses incurred for which payment is excluded by the terms set forth above will not be considered as expenses incurred for the purpose of any other part of the medical plan, except for the "Coordination of Benefits" section.

               The Review Organization is an organization with a staff of Registered Graduate Nurses who perform the PAC and CSR process in conjunction with consultant
               Physicians.

               As of July 1, 1988, all Flight Attendants should call TWA Special Health Services to obtain approval for inpatient substance abuse and psychiatric admissions.

               Admissions for such care which are not pre-certified by Special Health Services will result in out-of-pocket costs to the employee, as described above.

          (c)  Hospital Out-Patient for:

               1)   Emergency care immediately following an accident.
               2)   Surgery.
               3)   Chemotherapy.

          (d)  Maximum amounts payable:

               If a Flight Attendant or one of the Flight Attendant's Family Members incurs Covered Expenses as the result of an injury, sickness or pregnancy, payment will be based on the percentages listed below subject to the specific benefit maximums.

               100% of Covered Expenses for charges made by a Physician for treatment of an injury during the 90-day period following the accident, but not more than a maximum of $300 per calendar year. This benefit is payable only for treatment of an injury. Charges in excess of this maximum will be considered under other Covered Expenses which are subject to the Plan deductible and payable at 90% In-Network (70% Out-of-Network);


                           ARTICLE 22 / Page 11

               90% of Covered Expenses for charges made by a Hospital for outpatient "emergency care" of an injury within 48 hours after the injury is received. Outpatient care in an out patient facility of an injury for charges will be covered at 90% of covered expenses for In-Network services or 70% for Out of Network. after deductible. This benefit is payable only for treatment of an injury;

               100% of Covered Expenses for charges made by a Hospital for tests performed as an outpatient ordered by a Physician as a planned preliminary to admission within four days;

               In-Network, 90% of Covered Expenses (Out-of-Network, 70% after deductible) for charges made by a Hospital for chemotherapy treatment performed on an outpatient basis;

               In-Network, 90% of Covered Expenses (Out-of-Network, 70% after deductible) for charges made by a Free-
               Standing Surgical Facility or the outpatient department of a Hospital for or in connection with outpatient surgery;

               100% after $10 co-payment for physician office visit charges.

               However:

               In-Network, 90% of Covered Expenses (Out-of-Network, 70% after deductible) for charges made by a Physician for anesthesia or the performance of a surgical procedure, including post-operative care, if performed in a Free Standing Surgical Facility, the outpatient department of a Hospital or a physician's office;

               100% of Covered Expenses for charges for outpatient X-ray examinations and laboratory tests for diagnosis of an injury, sickness or pregnancy while not confined in a Hospital, up to $500 for each accident, and $500 for all sicknesses in a calendar year;

               Charges in excess of these maximums will be considered under other Covered Expenses subject to the Plan deductible;

               100% of Covered Expenses for charges made by a Physician for consultation and charges for X-ray examinations and laboratory tests in connection with obtaining a second surgical opinion prior to performance of a surgical


                           ARTICLE 22 / Page 12
               procedure.

          (e) Diagnostic X-Ray and Lab Test: Up to five hundred dollars ($500) for all illness per calendar year per individual. Applies only for diagnosing illness, not preventive. Up to five hundred dollars ($500) per accident per individual.

          (f)  Maternity: Covered as any other illness.

          (g) Skilled Nursing Facility: 80% after deductible for up to sixty (60) days confinement per person per calendar year based on semi-private room rate.

          (h)  Maximum: Unlimited per individual per lifetime.

               Deductible: In-Network, two hundred dollars ($200) per calendar year per family; (Out-of-Network, six hundred dollars [$600] per individual/one thousand eight hundred dollars [$1,800] per family) maximum 3 individuals.

               Stop Loss: In-Network after deductible, if an individual's out-of-pocket Covered Expenses exceed $1,000 (maximum 3 individuals, $3,000 per family) or Out-of-Network after deductible of $3,000 per individual (maximum 3 individuals, $9,000 per family). The Plan pays 100% of any further Covered Expenses incurred by that individual in that calendar year.

          (i)  Mental Illness:

               Covered Expenses in connection with Non-Hospital confined treatment of mental illness or functional nervous disorder, payment will be made at 80% of Covered Expenses for charges incurred from a psychiatrist or licensed clinical psychologist during a calendar year. The maximum visits in any one (1) calendar year will be thirty five (35).

          (j)  Exclusive Provider Care

               The Company shall provide for an "Exclusive Provider" organization network for mental illness, substance abuse, and/or psychiatric inpatient care.

               1) There will be no change in existing levels for in-hospital treatment for mental illness and substance


                           ARTICLE 22 / Page 13
                    abuse in Exclusive Provider Facilities.

               2) Except as provided in (4)(b) below, in-hospital treatment for mental illness and substance abuse in Non-Exclusive Provider Facilities will be covered at fifty percent (50%) of reasonable and customary covered charges after deductible.

               3) The Company and Union will jointly designate hospitals or freestanding facilities as Exclusive Providers for the treatment of mental illness, functional nervous disorders, alcohol abuse, or drug abuse on the basis of the quality of care and competitive cost structures. The list of Exclusive Providers may be changed by mutual agreement in order to satisfy these criteria.

               4)   (a)  The Company and Union will jointly
                         designate a minimum number of such
                         facilities in order to provide a
                         reasonable choice of quality facilities in a given geographic area while affording the Company an opportunity to negotiate significant discounts on provided services.

                    (b) For Flight Attendants and their dependents not residing within one of the twelve designated regions and requiring inpatient mental health and/or substance abuse treatment, TWA will recognize, for the purpose of reimbursement, charges that do not exceed the seventy-fifth percentile for similar services provided within the same geographic area.

          (k)  Home Health Care

          (l)  Coordination of Benefits: YES.

          (m)  Dependent Definition: Spouse, children to twenty-one
               (21) years; students to age twenty-three (23) and still an employees dependent; mentally or physically handicapped children to any age, so long as one (1) parent remains covered under the Plan. However, coverage for a dependent child will continue through December 31 of the year in which the child attains age 21 or age 23 if the child is


                           ARTICLE 22 / Page 14
               enrolled as a full-time student.

          (n)  Financing: Paid by Company.

          (o)  Furloughed Employees: Coverage continued for ninety
               (90) days. May be continued at Flight Attendant's expense for an additional twenty-four (24) months.

          (p) No-Fault Integration: Excludes benefits for medical and dental expenses to the extent the individual is indemnified for those expenses under the mandatory portion of any "No Fault" automobile insurance policy.

          (q) Retired Employees prior to August 1, 1999: Coverage includes hospitalization and surgical. Improvements negotiated for active Flight Attendants will also apply to Flight Attendants who have officially retired on or after November 1, 1994, at age 50 or over who retire under the Flight Attendant Retirement Plan at age 50 or over disability retired while eligible. If retired prior to November 1, 1994 benefit will not be changed.

     (2)  Short Term Disability

          (a) Basic Earnings: 50% of base pay; maximum $400 per week.

          (b) Duration: If unable to perform own occupation, payable if disability commences:

               PRIOR to reaching age 61, until no longer disabled, or up to five (5) years from date of disability or up to age 65, whichever comes first.

               AFTER age 61 or older, until no longer disabled or for period based on age at disablement (e.g., 3 1/2 years if age 62, reduced per schedule to 1 year if age 69), whichever occurs first.

               All payments will be discontinued when Flight
               Attendant actually retires or on 70th birthday.

          (c) Waiting Period: The later of: (a) 1st day of disability due to an accident, or (b) the 4th day of disability due to sickness (unless confined to hospital before 4th day - then with 1st day of hospital confinement or (c) day after the TWA Sick Leave pay is exhausted.


                           ARTICLE 22 / Page 15

          (d)  Exclusions:

               No payment will be made for any disability:

               (1) which is caused by an injury arising out of, or in the course of any employment for wage or profit;

               (2) which is caused by sickness for which the Employee is entitled to benefits under any Workers' Compensation Legislation;

               (3) which commences during any period of work stoppage by any class of employee;

               (4) during which the Employee is not regularly treated by a Physician;

               (5) during any period of work stoppage by the class of Employees to which the Employee belonged on the date the disability began;

               (6) following the date of the Employee's actual retirement.

          (e) Integration: State disability laws; social security after fifteen (15) months from the date the Flight
               Attendant becomes disabled.

          (f)  Financing: Paid by Company.

     (3)  Long-Term Disability

     (4)  Accidental Death and Dismemberment

          (a)  Basic monthly earnings              Amount of Coverage
               less than $600                           $ 12,500
               $ 600 but less than 800                  $ 15,000
                 800 but less than 1,200                $ 17,500
               1,200 but less than 2,400                $ 20,000
               2,400 or more                            $ 25,000

          (b)  Financing: Paid by Company.

          (c) Restrictions: Risks Excepted - The insurance does not cover, and no payment will be made for, any loss which results


                           ARTICLE 22 / Page 16
               directly or indirectly from

               1) Suicide or intentionally self-inflicted injury, while sane;

               2) Infection (except pus-forming infections resulting from an accident, cut or wound), disease, war or any act of war.

     (5)  Life Insurance

          (a)  Basic Monthly Earnings             Basic Insurance

               less than $ 600                         $27,500
               $ 600 but less than 800                  30,000
                 800 but less than 1,200                32,500
               1,200 but less than 2,400                35,000
               2,400 or more                            40,000

          (b)  Additional Life Program

               Effective January 1, 2000 the existing Voluntary
               Additional Life Insurance for IAM represented employees will be replaced by a new program described below. The key provisions are:

               (1)  Guaranteed issue upon portability when
                    terminating or retiring from TWA;

               (2) Guaranteed issue up to plan maximum or $150,000 whichever is lower for new enrollees;

               (3)  Guaranteed rates for three years;

               (4) Rates shall remain fixed upon portability at retirement;

               (5) An additional Life Insurance program will be made available for spouses and children of active employees that will include limited portability.


                           ARTICLE 22 / Page 17

          Provisions of Additional Life Program at Portability

          ----------------------------------------------------
                                            Employee Rates
          ----------------------------------------------------
            (Rate / $1000 of Covered       Age         Rate
            Payroll)Volume - #
                                           < 30        0.10
                                          30-34        0.15
                                          35-39        0.20
                                          40-44        0.25
                                          45-49        0.40
                                          50-54        0.70
                                          55-59        1.10
                                           60+         2.10
          ----------------------------------------------------

     (6)  Continuation of Insurance

          Should an active Flight Attendant or a Flight Attendant on approved medical leave die, dependent medical and dental coverage then in effect shall continue for twenty-four (24) months to eligible dependents and to the spouse until remarriage or twenty-four (24) months, whichever is earlier.

     (7)  Work Stoppage

          Should another group cause a work stoppage, the Flight
          Attendant benefits plans shall continue (except for existing Disability Claims).

     (8)  Flight Attendant Waiver of Medical Coverage

          (a) All active Flight Attendants shall be permitted to waive TWA sponsored medical coverage in accordance with the following terms:

               (1) The employee must certify in writing that he or she is covered by another (non-TWA) medical plan.

               (2) The employee must certify in writing that the waiver of his or her medical benefits is not prohibited by any court order or court-approved settlement.

               (3) The waiver must also be signed by the employee's spouse.


                           ARTICLE 22 / Page 18

               (4) Election forms for waiving medical benefits must be received by TWA between November 1 and November 30 of the year preceding the calendar year for which the waiver applies.

               (5) The waiver shall remain in effect for a one-year period commencing January 1. If, however, an employee who waived TWA coverage subsequently loses his or her other coverage prior to the expiration of the one year period, TWA medical coverage shall be reinstated as of the date written notification is received by TWA. TWA may, however, request documentation with respect to the employee's loss of other coverage and may refuse or delay reinstatement of that employee's benefits at TWA's sole discretion.

          (b) An employee shall receive $500.00 for each full year that he or she is not covered by TWA's medical plan. All such payments shall be paid to the employee at the end of the year. In the event an employee's coverage is reinstated as provided in paragraph (A)(5) above, the employee shall not receive any payment for the year in which coverage is reinstated.

               (1) Medical benefits for purposes of this waiver program shall include dental benefits.

               (2) TWA reserves the right to terminate or modify this waiver program if it is determined that the tax-qualified status of TWA's medical plans are adversely affected or if it is determined that the waiver program adversely affects TWA's costs or liabilities.

     (9)  New Hire Coverage

          Effective with the signing of this Agreement, a 120-day waiting period will be required for all new hire employees' dependents for Medical/Dental/Prescription Drug, and Life Insurance coverage begins.

     (10) Retiree Medical Coverage

          Effective October 1, 1999, a new Post-65 PPO Medical Plan, administered by a Company authorized Third Party
          Administrator will


                           ARTICLE 22 / Page 19
          be made available to TWA retirees. The current 65 Plus enrollees will be given the option of converting to the new Post-65 PPO Medical Plan or remaining under the old 65 Plus Plan. All future retirees will only be eligible for the new Post-65 PPO Medical Plan.

          The Post-65 PPO Medical Plan premiums will be $45.05 per month per member for the duration of the Collective
          Bargaining Agreement.

     Provisions of this Post-65 PPO Medical Plan are:

     ------------------------------------------------------------------------------
                            Post-65 PPO Medical Plan

     ------------------------------------------------------------------------------
                                       In-Network               Out-of-Network
     ------------------------------------------------------------------------------
        Annual Deductible                 $750                      $1,000
                                         $1,500                     $2,000

     ------------------------------------------------------------------------------
        Hospital Coverage                 90%                80% after deductible
                                    after deductible             and $200 per
                                                                 confinement

     ------------------------------------------------------------------------------
           Coinsurance                    90%                        80%
         Scheduled/Units            after deductible           after deductible

     ------------------------------------------------------------------------------
          Out-of-Pocket                  $2,000                     $3,000
             Maximum                     $4,000                     $6,000

     ------------------------------------------------------------------------------
          Doctor Office                   90%                        80%
              Visit                 after deductible           after deductible

     ------------------------------------------------------------------------------
           Prescription                Brand 80%                  Brand 80%
                                      Generic 90%                Generic 90%

     ------------------------------------------------------------------------------
           Plan Maximum                     $1,000,000 per insured
     ------------------------------------------------------------------------------

     (11) Bomb Insurance. Bomb Insurance for all IAM employees will be increased to $200,000.00.

     (12) Aviation Insurance. Aviation Insurance for all IAM employees will be increased to $200,000.00.


                           ARTICLE 22 / Page 20

                               ARTICLE 23
                         PHYSICAL EXAMINATIONS

(A)  REQUIREMENTS

     An employee shall not be required to submit to any Company physical examinations in excess of one (1) in any twelve-month period without the employee's consent unless it is apparent that his or her health or physical condition is seriously impaired, in which case the employee's personal physician shall be furnished a copy of the Company's medical examiner's report, when so requested in writing by the employee.

(B) (1) Flight Attendants Considered Medically Unfit for Duty. The term "medically unfit" as used herein means a prognosis or finding by the Company that the Flight Attendant is, and will continue to be, disabled with limitations which will preclude the Flight Attendant from performing the duties of a Flight Attendant for a period of time which will exceed the five (5) year maximum period for a medical leave of absence. A Flight Attendant who has been found by the Company to be medically unfit to perform the duties of a Flight Attendant shall be administratively dismissed subject to the provisions outlined below. The Company shall inform the Flight Attendant and the IAM Full-Time Representative of its findings and its intent to administratively dismiss the Flight Attendant, by Certified Mail, Return Receipt Requested.

     (2)  NEUTRAL MEDICAL EXAMINATION
          ---------------------------
          In the event the Company's physician considers that an employee does not meet the physical requirements of the job as determined by the Company, or in the event the Company's physician considers that an employee meets the physical requirements of the job as determined by the Company, and in either event the employee's physician has made a contrary determination, the employee shall have fifteen (15) calendar days from the date he/she is notified of the contrary determination, to elect to have a third party impartial physician who specializes in the treatment of the medical condition at issue make a determination resolving the contrary determination. If the employee elects a third impartial physician to make such a determination, a third impartial qualified physician will be selected by the Company from the predetermined, mutually agreed upon medical panels to examine the employee. Pending review by a third impartial physician, the employee shall remain in his or her current status. The decision of the third impartial physician will determine the employee's ability to meet the physical requirements of the job (i.e. whether the employee should return to work or not return to work) and shall be final and binding upon the Company and the Employee. For Flight Attendants, the decision of the third impartial physician will determine the employee's ability to meet the physical requirements of the job [i.e. whether the


                           ARTICLE 23 / Page 1
          employee shall return to work or not return to work or determine whether or not the employee is permanently unfit to return to work under the meaning of Article 15(b)].

          The predetermined medical panels will be mutually agreed upon by both the Company and the Union and will consist of physicians who will be board certified in their respective specialties. The third impartial physician's determination shall be final and binding upon the Company and the employee on the issue submitted. The parties further agree that they shall establish the procedures, forms, and guidelines to be used by the impartial physician in making the determination as to fitness to return to work. The Union shall be entitled to review and approve the Regional Medical Panel facility for determination as to whether or not such facility shall be entitled or qualified to provide the services herein described. The parties shall each appoint one (1) individual for purposes of making the selections. All facilities must be a teaching hospital or affiliated with a medical school.

          The parties agree that if the third impartial physician determines that the employee has continuously met the physical requirements of the job as determined by the Company, and the Company has held that employee out of service pending this determination, the employee will be reinstated and paid for sick/industrial pay or wages, as appropriate. If, however, the employee has held himself/ herself out of service pending this determination, the employee will receive no back pay for the time period that the third impartial physician determines that the employee should have been in service for the Company. In the event the third impartial physician determines that the employee is unable to return to work and should remain on medical leave, the employee shall be returned to his or her medical leave status. The expense of the employee's physician will be borne by the employee; the expense of the Company's physician will be borne by the Company; and the expense of the impartial physician will be borne by the Company.

(C) Procedural Letter of Understanding. The Procedural Letter of Understanding (No. LII) will provide the parameters to be followed in the selection and implementation of Article 23(B) Medical Facilities and the procedures to facilitate the application of
     Article 23(B).


                           ARTICLE 23 / Page 2

(D)  Employee/Company Rights

     Any information obtained by or as a result of a Company physical examination shall be confidential between and/or among the doctor, the employee, and those supervisory and administrative personnel concerned with the employee's physical condition. The above notwithstanding, there is no intent to restrict the use of medical information necessary to arrive at a correct medical diagnosis or to interfere with the processes of this selection or the grievance sections of this Agreement, or to interfere with or prevent investigations required in legal processes.


                           ARTICLE 23 / Page 3

                               ARTICLE 24
                             UNION SECURITY

(A)  Union Dues Check-off.  The Company shall provide the District
     --------------------
     with union dues collected in connection with Union Dues Check-off no later than the 25th day of the month for which the dues have been collected.

(B)  Union Security
     --------------

     (1) Each employee now or hereafter employed as a flight attendant covered by this Agreement shall, as a condition of continued employment within sixty (60) days following the beginning of such employment or the effective date of this Agreement, whichever is later become a member of the Union, and shall maintain membership in good standing (as described below) in the Union so long as this Section remains in effect; provided, that such condition shall not apply to any employee to whom such membership is not available upon the same terms and conditions as generally applicable to any other member of his/her occupation or with respect to any employee to whom membership is denied or terminated for any reason other than the failure of the employee to tender the initiation and reinstatement fees, assessments, and monthly dues uniformly required of other employees in her/his occupation as a condition of acquiring or retaining membership.

     (2) The condition of payment shall be met if the amount due is tendered to the Local Lodge Financial Secretary of the Union in person or is mailed to him/her within the prescribed time limits or if the employee has executed a valid assignment and authorization for checkoff of Union initiation, reinstatement, assessments and dues.

     (3) For purpose of this Agreement "membership in good standing in the Union" shall consist of the payment by the employee not later than the last day of the following calendar month and initiation, reinstatement, fees and assessments (not including fines and penalties) which are uniformly required of other members of his/her classification as a condition of acquiring ore retaining membership, provided however, that the time limits prescribed in the preceding portion of this sentence shall not apply to employees beginning employment in work covered by this Agreement who shall, instead be required to fulfill the requirements of "membership in good standing" within sixty (60) days following the beginning of such employment.

     (4) Employees on leave of absence, including sick leave, must maintain membership in good standing in the Union.

     (5) Any employee who has not held membership in good standing with the Union at any time on or after March 6, 1947, who was in the employ of the Company previous to such date shall not be required, as


                           ARTICLE 24 / Page 1
          a condition of continued employment, to become a member of the Union as set out above. However, any such employee who, subsequent to the effective date of this Article and during the term of this Agreement, joins the Union, must thereafter maintain his/her membership in the Union as provided in (A) above.

(C)  Returning to Position.
     ---------------------

     (1) When a person holding seniority under this Agreement returns from a position in which he was not covered by the Agreement, he/she will assume his/her obligation to the Union within seven (7) calendar days after return in the same manner, as if he had been continuously employed in such position from the effective date of this Article.

     (2) Persons on military leave holding seniority under this Agreement shall not be required to maintain good standing in the Union. However, when the employee returns to a position covered by this Agreement, he/she will assume his/her obligation to the Union within seven (7) calendar days after return in the same manner as if he/she had been actively employed in such position on the effective date of this Article.

(D)  Loss of Membership in Good Standing.  When an employee begins
     -----------------------------------
     employment or loses his good standing membership in the Union, because of failure to pay dues and initiation, reinstatement fees and assessments, the following procedures shall be observed:

     (1) The Local Financial Secretary for the Union for the particular location involved shall notify the employee by registered or certified letter, return receipt requested, with copies to the President-General Chairman, District Lodge 142 IAM, 400 NE 32nd Street, Kansas City, MO 64116 and the Company's Director - Labor Relations, In-Flight, that the employee is delinquent in the payment of dues, initiation or reinstatement fees and assessment as specified herein and accordingly is subject to discharge as an employee of the Company. Such letter shall also notify the employee that she or he make the required payment to the Financial Secretary of the Union's local lodge with jurisdiction at the location where he/she works within fifteen (15) calendar days of the date of mailing of the notice or be subject to discharge under the terms of the Agreement. If the notice above is not received by the employee or is delayed in reaching such employee as the result of the employee's failure to keep both the Company and the Union informed as to his or her correct current mailing address, no extension in the time limit specified in the original notice is required.


                           ARTICLE 24 / Page 2

     (2) Upon the expiration of the fifteen (15) day period following the mailing of the notice in subsection (1) above, if the employee still remains delinquent, the President-General Chairman of the Union may certify in writing to the Company's Director - Labor Relations, In-Flight, that the employee has failed to make the required payment within the fifteen (15) day grace period and is, therefore, to be discharged.

     (3) Within seven (7) calendar days after receipt by the Company of the certified letter set forth in (2) above that the employee is to be discharged the Company shall discharge the employee from its service for failure to pay or tender dues, reinstatement or initiation fees or assessments under this Article.

(E)  System Board Protest
     --------------------

     (1) If the employee discharged or to be discharged under this Article contends that he or she is not properly subject to discharge under the terms of this Article, he or she may protest such action to the Trans World Airlines Flight Attendants' System Board of Adjustment provided that such protest in writing is mailed to the Board prior to the expiration of the seven (7) days set forth in paragraph D(3) of this Article. If the employee fails to file a protest with the Board, his/her discharge shall be effective upon the expiration of the fifteen (15) day period as set forth in paragraph (D)(3).

     (2) If a protest is filed as provided in (1) above, such protest shall be submitted in triplicate to the Chairman of the System Board of Adjustment, with one copy to be mailed in care of the Director Labor Relations, In-Flight, TWA, One City Centre, 18th Floor, 515 N. Sixth St., St. Louis, MO 63101 and the other copy to be mailed in care of the President-General Chairman of the Union. The letter to the Chairman of the Board and both copies shall be sent by certified mail, return receipt requested. In the event no protest is so filed within the above time limits, the action will be considered as proper and will be final and binding upon all parties concerned. Within ten (10) days of receipt of such a protest, the System Board of Adjustment will meet and consider the dispute. A representative of the Company, a representative of the Union, and the employee affected will be allowed to present to the Board all evidence and argument which is pertinent to the issue. Prior to the expiration of the work day following such Board meeting, the Board will issue either a majority decision or a notice of deadlock. If a majority decision is issued, it will be final and binding upon all parties concerned. If a deadlock is reached, and if at the time


                           ARTICLE 24 / Page 3
          of the deadlock the Board cannot agree upon a neutral to sit with the Board to decide the dispute, the Board will immediately request the National Mediation Board to appoint a neutral, and the Board will meet with him at the earliest opportunity and decide the dispute. At the meeting of the Board, sitting with a neutral, a representative of the Union, a representative of the Company and the employee affected will be allowed to present to the Board all evidence and argument which is pertinent to the issue. A majority decision of the Board, including the neutral, will be issued within five (5) days after such meeting and will be final and binding upon all parties concerned. The expenses and reasonable compensation of the neutral selected as provided herein shall be borne equally by the parties to this Agreement.

     (3) The provisions of Article 16 shall not apply to disputes arising under this Article, and the provisions of the Agreement establishing a System Board of Adjustment shall apply to such disputes except as they are superseded by the above provisions relating to procedures for handling disputes.

     (4) During the period a protest is being handled under the provisions of this paragraph (E) and until after final award by the System Board of Adjustment the employee shall not be discharged from the Company as a result of alleged non-compliance with the terms and provisions of this agreement. If a decision is made that the employee should be discharged, the discharge shall be effected the day following the issuance of the decision. In the event a reduction in force occurs during such time as an employee's status is being protested under the provisions of this Article, such employee will be considered as having seniority under this Agreement for purposes of effecting the reduction.

     (5) Should an arbitration arise out of the application of this Article, the Company shall furnish to IAM no later than seven (7) days prior to the arbitration, its file copy and return receipt green card from the letter of notification to the affected individual.

(F)  Extension of Time Limits.  Time limits specified in this Article
     ------------------------
     may be extended in individual cases only, and then only by written agreement between the Company and the Union.

(G)  Discharge.  An employee discharged under the provisions of the
     ---------
     Article shall be deemed to have been "discharged for just cause" within the meaning of the terms of the Agreement.


                           ARTICLE 24 / Page 4

     (H)  Notice.  Unless otherwise specified in this Article 24, all
          ------
          letters and notices provided for by this Article shall be sent by certified mail, return receipt requested. Such letters and notices or copies sent to the Union shall be addressed to the President-General Chairman, District Lodge 142, 400 NE 32nd Street, Kansas City, MO 64116 while those sent to the Company shall be directed to the Director-Labor Relations, In Flight, TWA, One City Centre, 18th Floor, 515 N. Sixth St., St. Louis, MO 63101.

     (I)  Return to Employment Following Discharge or Resignation.  When
          -------------------------------------------------------
          an employee is discharged or resigns, she or he will be considered as a new employee for purposes of this Article if she or he returns, at a later date, to pay status under this Agreement.

     (J)  Notification to Employee.  Both the Union and the Company, or
          ------------------------
          either of them, shall have the right at any time, to notify individual employees directly of any provisions of this Agreement.

     (K)  Company to Furnish Names.  When new employees are hired or
          ------------------------
          transferred into classifications covered by this Agreement the Company will furnish monthly to the Union the names, classification, point of employment and payroll register number of such new employees. The Company will furnish to the Union the names, present and previous classification, point of employment and payroll register number of all employees who may transfer out of classifications covered by the Agreement; in addition, the Company will furnish to the Union the names, location, payroll register number and status of employees covered by the Agreement who terminate their payroll status for any reason, such listings will be furnished monthly.

                          DUES AND INITIATION FEE CHECK-OFF

     (L) During the life of this Agreement the Company will deduct from the pay of each member of the Union and remit to the Union initiation fees and monthly membership dues uniformly levied in accordance with the Railway Labor Act, as amended, and the constitution and by-laws of the Union, provided such member of the Union voluntarily executes the agreed form, which is hereinafter included in this Agreement to be known as "check-off form", which shall be prepared and furnished by the Union. The Company will not be required to deduct initiation fees and monthly membership dues from the pay of employees covered by this Agreement unless (i) the Company has received a check-off form and has not received a notice of revocation thereof, and (ii) the dues for the employee conform to the applicable dues for employees of his or her classification at his or her point on the system.


                           ARTICLE 24 / Page 5

                      ASSIGNMENT AND AUTHORIZATION
                    FOR CHECK-OFF OF INITIATION FEES
                             AND UNION DUES

TO:  TRANS WORLD AIRLINES, INC.

     I,                             , (print name), hereby assign to
        ----------------------------
     the International Association of Machinists and Aerospace Workers:
     A sum of money to cover (initiation)(reinstatement), or (assessments) from the wages earned by me as your employee which sum is to be certified by the District Secretary-Treasurer of the Union.

     I also assign a sum to be designated by the District Secretary-Treasurer of the Union to cover the standard monthly membership dues, or such monthly membership dues as may hereinafter be established by the Local Lodge, as dues for employees in my present or future classification under the Agreement earned by me or to be earned by me as an employee of Trans World Airlines, Inc. and I hereby authorize and direct you to deduct that amount from my first pay period following my sixtieth (60th) day of employment and remit the same to the District Secretary-Treasurer of the Union.

     This authorization and direction is made subject to the provisions of the Railway Labor Act, as amended, and in accordance with existing agreement between the Union and the Company.

     Employee Register No.
                           --------------------------------------------

     Classification:
                     --------------------------------------------------

     Date:
           ------------------------------------------------------------


     ------------------------------------------------------------------
     Signature of Employee


     ------------------------------------------------------------------
     City/State

(M)  Dues Check-Off Form to Be Furnished to Company.  When a member
     ----------------------------------------------
     of the Union properly executes such check-off form, the President-General Chairman of the Union shall forward the original signed copy to the Manager of Payroll, Kansas City Administrative Center, Kansas City, Missouri 64195. A check-off form must be completed in a legible manner or it will be returned to the President-General Chairman of the Union for correction. Any notice of revocation as provided for in this Section or the Railway Labor Act, as amended, must be in writing, signed by the employee and two copies delivered by certified mail, addressed to the President-General Chairman of the Union. Dues deductions will be continued until one (1) copy of such notice of revocation is received by the Manager of Payroll, Kansas City Administrative


                           ARTICLE 24 / Page 6

     Center, Kansas City, Missouri 64195, from the President-General Chairman of the Union. Check-off forms and notices received by the Manager of Payroll will be stamp-dated on the date received and will constitute notice to the Company on the date received and not when mailed.

(N)  Remittance of Union Dues.  When a check-off form, as specified
     ------------------------
     herein, is received by the Manager of Payroll fifteen (15) days or more before the issuing date of the first bi-weekly paycheck of the month, deductions will commence with such paycheck and continue thereafter until revoked or canceled as provided in this Article. The Company will remit a check to the Union in payment of all dues collected as soon as practicable after the pay day on which deductions are made, but no later than the 25th day of the month. The remittance of Union membership dues by the Company to the office of the Financial Secretary of District Lodge 142 will be accompanied by two (2) copies of a list for each location which includes (1) names, (2) employee register numbers, (3) location numbers, and (4) individual amounts deducted.

(O)  Automatic Revocation of Union Dues Assignment.  An employee who
     ---------------------------------------------
     has executed a check-off form and who has been (1) transferred or promoted to a job not covered by the Agreement, (excluding transfers or promotions on a "Temporary" or "Acting" basis),
     (2) who quits or resigns from the Company, or is (3) otherwise terminated from the employ of the Company, shall be deemed to have automatically revoked his/her assignment as of the date of such action and if he/she (1) transfers back or returns to a job covered by the Agreement, (2) is rehired, or (3) re-employed, further deductions of Union dues will be made only upon execution and receipt of another check-off form.

     No deductions of Union dues will be made from the wages of any Flight Attendant who has executed a check-off form and who has taken a leave of absence without pay or who has been laid off. Upon return to work as a Flight Attendant, deductions will be automatically resumed, provided the Flight Attendant has not revoked the assignment in accordance with the other appropriate provisions of this Agreement and of the Railway Labor Act, as amended.

(P)  Collection of Back Dues.  Collection of any back dues owed at
     -----------------------
     the time of starting deductions for an employee, collection of dues missed because the employee's earnings were not sufficient to cover the payment of dues for a particular pay period, and collection of dues missed because of accidental errors in the accounting procedure, will be the responsibility of the Union and will not be the subject of payroll deduction. It will be the Union's responsibility to verify apparent errors with the individual Union member before the representative contacts the Company's Manager of Payroll.

(Q)  Deduction of Membership Dues From Paycheck.  Deductions of
     ------------------------------------------
     membership dues shall be made from one (1) paycheck each month provided there is a balance in the paycheck sufficient to cover the amount after all other deductions authorized by the employee or required by law have been justified. In the event of termination of employment, there shall be no obligation of the Company to


                           ARTICLE 24 / Page 7



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

     collect dues until all such other deductions (including money claims of the Company and the Credit Union) have been made, and such obligation to collect dues shall not extend beyond the pay period in which the employee's last day of work occurs.

(R)  Recognition of Union Representation.  This Article shall be in
     -----------------------------------
     force only so long as the Union continues as the recognized representative of the employees under this Agreement.

(S)  Indemnification of Company.  The Union shall indemnify and save
     --------------------------
     the Company harmless against all forms of liability that shall arise out of or by reason of action taken by the Company which action was requested by the Union under the provisions of this Article. It is agreed that the Company will promptly notify the Union of all claims of liability made against the Company pursuant to such action taken by the Company, and the Company will make every reasonable effort to defend itself against such liability.

(T)  Definition of Time Limits.  For purposes of calculating the time
     -------------------------
     limits prescribed in this Article, the term "days" shall be understood to mean calendar days unless otherwise specified.


                           ARTICLE 24 / Page 8



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

                               ARTICLE 25
                            SAFETY COMMITTEE

(A)  Establishment of Safety Committee.  There is established a
     ---------------------------------
     Flight Attendant Safety Committee which shall consist of three (3) members designated by the Union and three (3) members designated by the Company.

     (1) The Safety Committee shall meet quarterly or on a more frequent basis should a need arise. To ensure prompt resolution of issues and the provide necessary focus and attention to safety concerns, resources of all support groups under the control or jurisdiction of the Vice-President Flight Operations shall be made available to the Committee, to the IAM and to In-Flight Services. Such support group shall include Industrial Safety, Maintenance Engineering, Ground and In-Flight Support Services and Flight Safety.

     (2)  Any recommendations of the Union members of the Safety
          Committee will be considered in relation to all matters affecting the safety of Flight Attendants.

     (3) The Company shall assume all costs for three (3) IAM designees who are members of the Accident Investigation Team and Critical Incident Response Program (CIRP), including Critical Incident Response Team. The Company will also assume all costs related to initial and recurrent training and equipment purchases for three (3) members who are so designated by the IAM. The three (3) Team members will be compensated on a trips missed or daily rate basis, whichever is greater. All out of pocket expenses incurred by the three (3) team members shall be paid by the Company.

(B)  Notification of Accident or Incident.  In the event of an
     ------------------------------------
     accident or incident involving a TWA aircraft, a hostage or assault situation, or a mid-trip injury or illness requiring the hospitalization of a Flight Attendant, TWA Systems Operational Control shall notify the IAM Director of Safety and Health or other IAM designee via electronic pager. The Union shall be included in the current notification process that has been established in conjunction with the Company. A Company designee, or the Company members of the Safety Committee, shall, upon request, confer with the Union Director of Safety and Health or IAM designee, or the Union members of the Safety Committee, to provide other relevant information and discuss matters pertaining to the affected Flight Attendants.

(C)  Travel to Investigation Site.  In addition, the Company shall
     ----------------------------
     arrange positive space on-line transportation (or the same transportation used by TWA in the positioning of its personnel) to the Union Director of Safety or IAM designee, Accident
     Investigation Team Members and CIRP Team members for travel from any location to the site of any accident, incident, injury/casualty situation,


                           ARTICLE 25 / Page 1
     assault or hostage-taking incident, so that, IAM can participate in any investigation regarding Flight Attendant procedures or duties or the role of the Flight Attendants in the specific situation and provide aid to affected Flight Attendants covered by this Agreement.

(D)  OSHA 2000 Logs.  On a quarterly basis, the Company shall provide
     --------------
     to the IAM Director of Safety copies of the current OSHA 2000 log maintained at each domicile.

(E)  Acquisition of New Aircraft or Reconfiguration of Existing
     ----------------------------------------------------------
     Aircraft. In the process of acquisition of new aircraft or
     --------
     redesign/reconfiguration of existing aircraft, the Company shall notify the Union of the major changes in aircraft configuration or interior design expected in the implementation of the new or redesigned/reconfigured aircraft. To the extent possible and/or practical, prior to the introduction of the new/reconfigured aircraft, the Company will arrange to meet with the Union for purposes of the Union offering comments and suggestions in the interests of cabin safety and efficiency. The Company will provide on-line positive space transportation for two (2) designees of the Union to attend the meeting.

(F)  Advisory Capacity; Non-Liability of Union.  It is agreed that
     -----------------------------------------
     the Safety and Health Committee acts exclusively in an advisory capacity regarding Health and Safety related issues and that the Union, and its officers, agents and employees shall not be liable for any unsafe working condition or work-connected injuries, disabilities or diseases which may result from the implementation of Union suggestions and/or recommendations.


                           ARTICLE 25 / Page 2

                               ARTICLE 26
                        AIRCRAFT CREW COMPLEMENT

(A)  BASIC CREW COMPLEMENT

     The Company has agreed to basic crew complements by equipment type, both Domestic and International for commercial and charter flights.

     (1)  International

          Type of Aircraft                    Basic Crew Complement
          ----------------                    ---------------------

          747                                 1 FSM          9 C/As
          747 SP                              1 FSM          7 C/As
          1011                                1 FSM          7 C/As
          767                                 1 FSM          4 C/As
          767-300                             1 FSM          4 C/As
          727-231/737/MD-80/DC-9-50           1 FSM          3 C/As
          DC-9-10/30/40                       1 FSM          2 C/As

     (2)  Domestic

          Type of Aircraft                    Basic Crew Complement
          ----------------                    ---------------------

          747                                 1 FSM          8 C/As
          747SP                               1 FSM          6 C/As
          1011                                1 FSM          6 C/As
          767                                 1 FSM          4 C/As
          767-30                              1 FSM          4 C/As
          727-231/737/MD-80/DC-9-50                          3 C/As
          DC-9-10/30/40                                      2 C/As

     Note: The Company shall assign a Flight Service Manager on all aircraft which operate outside the contiguous 48 United States, Alaska and Puerto Rico.

(B)  FEDERAL AVIATION ADMINISTRATION MINIMUM STAFFING REQUIREMENT

     Type of Aircraft              FAA Minimum
     ----------------              -----------

     747                                  9
     747SP                                6
     1011                                 6
     767                                  4
     767-300                              5
     727-231/MD-80/DC-9-50                3
     DC9-10/30/40                         2


                           ARTICLE 26 / Page 1

     On commercial and charter flights where there is no service the Company reserves the right to operate such flights pursuant to FAA staffing requirements.

     Note: FAA minimum requirement is one (1) Flight Attendant per every fifty (50) passenger seats.

(C)  ADDITIONAL CABIN STAFFING

     Cabin Attendant staffing in addition to the above for all International and Domestic flights shall be determined by the Company in accordance with requirements of service and projected loads.

(D)  DEMAND STAFFING - VARIABLE STAFFING (VSU)

     TWA and the IAM mutually acknowledge that the segment-by-segment Cabin Attendant staffing, i.e. variances from Basic Crew Complement as determined by aircraft type, operation, service requirements, etc., in individual flight segments will: (a) materially affect the work load of Flight Attendants comprising the Cabin Crew; (b) enhance the Company's ability to respond quickly to market and service demands in an ever-changing airline transportation environment and; (c) provide TWA the opportunity for greater Cabin Attendant utilization and efficiency. It is therefore agreed that, subject to the following conditions and notwithstanding the provisions above, TWA may establish a variable cabin staffing unit or program (VSU) whereby, on a segment-by-segment basis, Cabin Attendant crew staffing levels may be increased above, or reduced below, those contained in the Basic Crew Complement in effect in actual operation at the time of the Agreement.

     (1) TWA, in consultation with the IAM Scheduling Committee, and based on projections then made as to passenger load and service requirements, may construct for bid pairings and/or segments with a Cabin Attendant Crew Complement at, above, or lower than that prescribed in the Basic Crew Complement;

     (2) At any time following construction of monthly pairings, and throughout the month, the Company's [VSU/Operational Planning Unit/Scheduling Unit - as appropriate] may decide to staff additional Cabin Attendants on any segment(s) based on passenger load, service requirements, marketing/ competitive consideration, or any other reason;

     (3) Subject to the provisions of Article 18(D)(7), VSU additional postings/pairings shall be posted in open time and made available to bidholders for self-balance;

     (4) VSU positions not filled by bidholders shall be placed in a pool from which reserve assignments will be made during the appropriate call-in periods;


                           ARTICLE 26 / Page 2

     (5) Staffing of Flight Service Managers as required by this Agreement shall not be reduced by virtue of provisions of this Section (D);

     (6) Consistent with the principles of participative management embodied in this Agreement, and in recognition of employee ownership of this Airline, TWA's VSU Director or other appropriate designer shall meet regularly with, and as requested by, the IAM Director of Scheduling to jointly review VSU variable staffing determinations; trends in Crew Planning; market and competitive considerations affecting cabin staffing; and any other matters that may be relevant to determination of cabin staffing levels and requirements as well as Cabin Attendant in-flight work load. The function will be incorporated into an existing operational department.


                           ARTICLE 26 / Page 3

                               ARTICLE 27
                               REOPENERS

(A)  Foreign Bases
     -------------

     Should the Company decide to establish foreign bases outside the contiguous forty-eight (48) United States and Washington, D.C., it shall promptly notify the IAM. Thereafter conferences may, irrespective of any provisions of Article 28 (Duration) of the Agreement be initiated by either the Company or the Union under the provisions of the Railway Labor Act, as amended, for the purpose of negotiating rates of compensation, rules and working conditions with respect thereto.

(B)  Merger, Purchase, Acquisition, Absorption
     ------------------------------------------

     In the event the Company purchases, acquires or absorbs another airline or portions thereof, or in the event the Company or a portion thereof is purchased, acquired or absorbed by another airline, or in the event the Company merges with another airline, the Company will promptly notify the Union and conferences may irrespective of any provisions of Article 28 (Duration) of the Agreement, be initiated by either the Company or the Union under the provisions of the Railway Labor Act, as amended for the purpose of negotiating rates of compensation, rules and working conditions with respect thereto.

(C)  Deregulation
     -------------

     In the event that the Company, because of the enactment of Federal legislation on the deregulation of the Air Transport industry, undertakes a major restructuring of its existing routes which seriously and adversely affects the Company and/or the employees covered by this Agreement, conferences may, irrespective of any provisions of Article 28 (Duration) of the Agreement, be initiated by either the Company or the Union under the provisions of the Railway Labor Act, as amended for the purpose of negotiating rates of compensation, rules and working conditions for such operation.

(D)  Wage Controls, Deferrals, Cut-Backs
     -----------------------------------

     Should the Federal Government institute any form of wage controls, review or reporting requirements, the parties to this Agreement shall meet and jointly prepare any and all reports to be filed with the Government. Further, should any portion of this Collective Bargaining Agreement be deferred or cut back by action of the Federal Government, the Union irrespective of any provisions of Article 28 (Duration) of such Agreement, shall have the right to initiate conferences under the provisions of the Railway Labor Act, as amended, for the purpose of negotiating rates of compensation in compliance with Government requirements.


                           ARTICLE 27 / Page 1

                               ARTICLE 28
                         DURATION OF AGREEMENT

This Agreement signed this 1st day of August, 1999 shall supersede and take precedence over all agreements, supplemental agreements, amendments, letters of understanding, except those contained herein, and similar documents executed between the Company and the Union prior to signing of this Agreement, except as modified herein.

Except as specified in this Agreement, this Agreement shall be effective August 1, 1999, shall remain in effect until January 31, 2001, and thereafter shall renew itself without change for yearly periods after the amendable date unless written notice of intended change is served in accordance with Section 6, Title 1 of the Railway Labor Act, as amended, by either party hereto, at least 90 days prior to the amendable date in each year.

IN WITNESS WHEREOF, the parties have signed this Agreement on August 1,
1999


For the Company:
Trans World Airlines, Inc.
/s/ William F. Compton
President and Chief Executive Officer

Witness:
Bette E. Dubinsky
Director, Labor Relations

Terry L. Hayes
Managing-Director, Labor Relations

For the Flight Attendants in the Service of Trans World Airlines, Inc. as Represented by the International Association of Machinists and Aerospace Workers

/s/ William O'Driscoll
President and Directing General Chairman

/s/ Sherry L. Cooper                /s/ Michael Woicekowski
General Chairperson                 IAM Negotiating Committee Member

/s/ Art Teolis                      /s/ Cynthia Jones
General Chairperson                 IAM Negotiating Committee Member

/s/ C.W. Numrich
General Chairperson


                           ARTICLE 28 / Page 1

                                  ARTICLE 29
                           LETTERS AND AGREEMENTS

SUBJECT                                                         LTR. NO.           PAGE

In-Flight Service Performance Policy                                   I              3
Labor Advisory Board                                                  II              6
Revised Attendance Control Program                                   III              8
Language of Destination [8/1/78]                                      IV             13
Language of Destination [9/1/92]                                       V             16
Language of Destination - German Corridor                             VI             18
Language of Destination [5/31/94]                                    VII             20
In-Flight Sales Incentive Program [6/8/89]                          VIII             21
In-Flight Sales Incentive Program [3/15/91]                           IX             22
In-Flight Sales Incentive Program [1/27/93]                            X             23
In-Flight Sales Incentive Program [3/6/94]                            XI             24
In-Flight Sales Incentive Program [9/22/94]                          XII             25
Joint Statement of Marketing Objective [9/22/94]                    XIII             26
Paycheck Distribution                                                XIV             27
Retirement Savings Plan Investment Committee                          XV             28
Retirement 'A' Plan Rollover                                         XVI             30
Ozark Flight Attendants Entry into TWA Retirement Plan
    [6/15/90 and 7/1/90]                                            XVII             31
Recall/Bypass                                                      XVIII             35
Advocate on Furlough [4/5/95]                                        XIX             42
Flight Service Manager - Narrowbody                                   XX             43
Flight Service Manager Rotating Reserve                              XXI             44
Redeployment of In-Flight Service Supervisors [6/6/76]              XXII             45
Redeployment of In-Flight Service Supervisors [7/21/76]            XXIII             46
CAMS Home Access/Reserves Over Cap                                  XXIV             47
Random Substance Testing [9/22/94]                                   XXV             50
Joint Drug Policy (Appendix Letter of Agreement)                    XXVI             55
Drug Test Technician [5/18/95]                                     XXVII             58
Maternity Leaves of Absence - Unemployment                        XXVIII             59
747 SP Agreement                                                    XXIX             60
Re-Engineering of TWA [9/22/94]                                      XXX             64
Order of Removal -- Ground Service Manual [9/22/94]                 XXXI             70
Preferential Bidding [9/22/94]                                     XXXII             71
IFFA-TWA pay Study Committee                                      XXXIII             72
Voluntary Release of Layover Hotel Rooms [9/22/94]                 XXXIV             73
Direct Report [5/31/94]                                             XXXV             74
PTO Computer Mask [6/1/94]                                         XXXVI             75
Code 4/UBS Override [7/28/94]                                     XXXVII             76
Professional Standards [8/1/94]                                  XXXVIII             77
Ok'ing Reserve Assignment
     and Changes to Bid Awards [2/9/95]                            XXXIX             80
Reserve Spreads [4/19/95]                                             XL             81
Workers' Compensation Task Force                                     XLI             82

                         ARTICLE 29 / Page 1


Amendment to Article 24 (R) -- Deduction of
     Membership Union Dues [10/10/95]                               XLII             83
Reserve Spreads                                                    XLIII             84
Downtown Layover Hotels                                             XLIV             85
Reserve Trading                                                      XLV             86
Reserve Assignment Set-up/Call-in Periods                           XLVI             88
Union Dues                                                         XLVII             90
Uniforms                                                          XLVIII             91
Mental Health/Substance Abuse Program                               XLIX             93
757 Staffing Agreement                                                 L             94
Pension Plan Contributions                                            LI             96
Procedural Letter of Understanding (Article 23(B))                   LII             97


                         ARTICLE 29 / Page 2

LETTER I - IN-FLIGHT SERVICE PERFORMANCE POLICY

                        LETTER OF AGREEMENT
               IN-FLIGHT SERVICE PERFORMANCE POLICY

                          I. PHILOSOPHY

A. TWA is committed to providing a superior service to its customers. Every employee of TWA is expected to be dedicated and sensitive to this commitment.

B. Well developed competitive standards of service, when consistently applied, will ensure that our customers perceive excellence in TWA. All members of TWA In-Flight Services and IFFA are expected to be committed to:

   1.   Professional presentation of TWA's on-board product;

   2. Personal attention, to each TWA customer consistent with the delivery of overall service, passenger load, staffing and duration of flight;

   3.   A helpful, courteous, and responsive attitude;

   4.   A gracious and friendly cabin atmosphere;

   5.   A cooperative team spirit.

C. To these ends, TWA In-Flight Services is committed to fully supporting its Flight Attendants by providing guidance, counseling and positive reinforcement necessary for the achievement of customer service excellence.

            II. ANALYSIS OF PERFORMANCE FEEDBACK

A. Delivery of In-Flight Service in accordance with TWA's Customer Service philosophy and standards will be measured through feedback received from, but not limited to the following:

   1.   Customers;
   2.   TWA Flight Attendants;
   3.   Supervisors;
   4.   IFFA;
   5.   Quality assurance observers;
   6.   Company employees;
   7.   Outside contractors, e.g., catering and security personnel.

B. Reflecting the high level of service normally provided by TWA Flight Attendants, the majority of In-Flight Service feedback is positive. In accordance with existing practice positive feedback will be relayed to Flight Attendants with letters/notes of appreciation and will also be included in their personnel files.

C. Negative feedback will be carefully and fairly analyzed. Such analysis shall be conducted so as to pursue the truth, to qualify, validate or invalidate a negative report/perception. The factors to be considered in the analysis may include, but are not limited to:

   1.   Relevant flight reports/flight attendant feedback;
   2.   Pilot debrief reports;


                         ARTICLE 29 / Page 3

    3.  Station reports;
    4.  Quality assurance reports;
    5.  Customer correspondence and feedback;
    6.  Passenger load and aircraft staffing;
    7.  Delays;
    8.  Provisioning discrepancies;
    9.  Mechanical problems; and
   10.  Emergency situations.

D. Where such information exists and provides adequate explanation for any perceived service deficiency, no further action will be taken.

E. Where follow-up action with the involved Flight Attendant(s) is determined to be necessary, the In-Flight Service Supervisor must view each individual as a separate and distinct case. Along with the provisions of the contract and the perceived discrepancy, the supervisor must consider:

   1. The entire two-year time frame of each Flight Attendant's performance record;
   2.   The nature of each prior discrepancy;
   3.   The frequency of prior discrepancies;
   4. Treatment of similar Flight Attendants in similar circumstances;
   5.   The overall work record and seniority of the Flight
        Attendant;
   6.   The gravity of the instant discrepancy; and
   7. The Supervisor's own feelings as to the necessity for and probable success of the discipline -- a "common sense" rule that asks the question, "Will a correction occur without the imposition of discipline?"

F. When valid constructive performance feedback is received that warrants dissemination to the Flight Attendant, but -- in the Supervisor's judgement -- does not warrant an informal or formal disciplinary meeting, such feedback shall be routed to the Flight Attendant, for her/his information.

G. When it is determined, based on the steps covered above, that the Flight Attendant's service performance has been below TWA's published standards, and further action is deemed appropriate, the following shall apply:

   1. The primary objective of the In-Flight Service Performance Policy being positive reinforcement, perceived performance deficiencies shall be addressed primarily through instruction and counseling between the Supervisor and the Flight Attendant. Discipline, including letters of reprimand, may be utilized:

        (a) where there is a basis for believing that improvement will not result from positive reinforcement through instruction and/or counseling; or

        (b) where prior instruction or counseling for similar performance deficiency(ies) have failed to yield required improvement; or

        (c) where the Flight Attendant's action/inaction, considered alone, constitutes more than a performance deficiency, but


                         ARTICLE 29 / Page 4
             rather a violation of General Rules of Conduct or Personal Rules of Conduct or any action deemed gross misconduct.

   2.   When the Supervisor schedules a meeting with the Flight
        Attendant, notice of such meeting shall be provided to the Flight Attendant and to the IFFA Full-time domicile representative in accordance with Article 16.

   3. When disciplinary action resulting from negative performance feedback is warranted, such discipline shall be handled in accordance with the steps of Progressive discipline and
        Article 16 Progressive discipline and Article 16 Progressive discipline and Article 16 Progressive discipline and Article 16 Progressive discipline and Article 16 Progressive discipline and Article 16 Progressive discipline and Article 16 Progressive discipline and Article 16 Progressive discipline and Article 16 progressive discipline and Article 16.

        a. When a Flight Attendant receives performance feedback which warrants a conference, a discussion will be scheduled. The Supervisor will outline the Customer Service Philosophy/Standards and establish a clear understanding of why the employee's action/discrepancy warrants attention. When validated by the investigatory hearing and when appropriate, in accordance with the steps of progressive discipline, a formal warning letter may be sent to the employee, notifying the employee of the Supervisor's intent to take disciplinary action.

        b. If the specific performance and/or behavior deficiency(ies) identified are considered egregious in nature and validated by the investigatory hearing, it may result in a disciplinary letter of warning with disciplinary suspension or a letter of intent to terminate employment.


                         ARTICLE 29 / Page 5

LETTER II              LETTER OF AGREEMENT
                       LABOR ADVISORY BOARD

                                             September 1, 1992

Ms. Victoria L. Frankovich
President
Independent Federation of Flight Attendants
630 Third Avenue
New York New York 10017

Dear Ms. Frankovich:

This will confirm our agreement reached during negotiations that Trans World Airlines, Inc. ("TWA") will establish and maintain a Flight Attendants' Labor Advisory Board of which the initial members shall be a Vice Chairman of TWA and two representatives of the Independent Federation of Flight Attendants ("IFFA"). The Labor Advisory Board will meet at least quarterly and at least five (5) business days prior to each quarterly scheduled TWA Board of Directors (the "Board") meeting and, to the extent practicable, each special Board meeting. At the option of any of its members, such meeting may be had by telephone. Otherwise, such meetings shall be held at the TWA offices in Mt. Kisco, New York or at such other location in the New York metropolitan area as the members shall select.

The IFFA representatives who are members of the Flight Attendants' Labor Advisory Board shall have the right to submit twenty (20) typewritten pages in length to the Board in connection with any regularly scheduled meeting or, to the extent practicable, any special meeting. If not satisfied with the report concerning the Board's consideration of any such written presentation or suggestion, with the unanimous agreement of all of its members, the Labor Advisory Board shall have the right to appear at the next regular Board meeting or the next special Board meeting, to the extent practicable, for the purpose of making such presentation or suggestion in person.

If any other craft or class of employees of TWA represented by a labor organization shall obtain more favorable corporate governance participation rights than those provided for in this letter, TWA shall extend such more favorable corporate governance participation rights to IFFA. TWA's representative of the Flight Attendants' Labor Advisory Board shall serve as the Flight Attendants' Labor Advisory Board's official liaison with Senior management of TWA and the Board. The responsibilities of TWA's representative on the Labor Advisory Board shall be to advise the Senior management of TWA and the Board. As appropriate, TWA agrees to make members of Senior management available to the Labor Advisory Board on reasonable notice.

If the Vice Chairman initially designated by TWA to serve on the Labor Advisory Board shall be unavailable for any reason to serve in the capacity specified in this letter, the

                         ARTICLE 29 / Page 6

TWA Board shall, after consultation with the other members of the Flight Attendants' Labor Advisory Board, designate a successor who shall be reasonably acceptable to the remaining members of the Flight Attendants' Advisory Board.

Very truly yours,

William L. Schecter
ACCEPTED AND AGREED


-------------------------------
Victoria L. Frankovich


                         ARTICLE 29 / Page 7

LETTER III        REVISED ATTENDANCE CONTROL PROGRAM

The following program calls for the elimination of any requirement for Flight Attendants to attend discussions regarding legitimate illnesses or dependability discrepancies with a Management person through the "Second Warning" letter in the Company Attendance Control Program. Individual attendance control letters will not be subject to the grievance procedure but the grievances of any Flight Attendants progressing to the "Final Warning" and "Intent to Terminate" stages, if timely appealed, will be scheduled on a monthly basis to have their case heard before a Neutral Arbitrator at an expedited arbitration.

1. After each dependability discrepancy or recorded absence from duty, a Flight Attendant's attendance record for the past 24 months (in the form of a copy of a printed JXHAF record) will be deposited in the Flight Attendant's mailbox after the Flight Attendant's return to duty. A copy of the attendance record will also be delivered to the domicile Union Representative after the Flight Attendant's return to duty. A pre-printed note will be attached to each record indicating that an absence or dependability discrepancy was recently recorded and that the Flight Attendant should insure that the record is correct. If it appears that an error has been made, the Flight Attendant should contact his/her supervisor to resolve the discrepancy within 30 days of the date of distribution of the JXHAF record.

2. After each dependability discrepancy or recorded absence from duty, a Flight Attendant's attendance record will be reviewed. If the record is sufficient to warrant concern by management, a non-disciplinary note will be attached to the JXHAF record containing the same information as the note in item 1 above but will also indicate that the attendance record indicates a pattern of absence or dependability that requires the Flight Attendant's attention. The note ("Informal Warning Notice") will inform the Flight Attendant that if a correction in attendance is not noted the Flight Attendant may be placed on the Company Attendance Control Program. A copy of the note and the JXHAF record will be placed in the Flight Attendant's personnel file under Article 19 and the Union will receive a copy.

3. Flight Attendants who have received an "Informal Warning Notice" will progress to a "First Warning" if they continue to incur absences and/or dependability discrepancies that are considered to be excessive by the Company. If the record indicates a frequency, length or pattern of absence or undependability that is considered excessive by the Company, the Company will notify the Flight Attendant that the Flight Attendant is being placed on an Attendance Control Program. Notification will take the form of a certified letter written to the Flight Attendant's address of record, delivered after the Flight Attendant's return to duty, indicating why the dependability is considered unsatisfactory and including a copy of the JXHAF for the past twenty-four (24) months containing the most recent absence or dependability discrepancy. This letter is considered to be the "First Warning" (Letter A) and will inform the Flight Attendant that a correction in attendance and/or dependability is expected or the Flight Attendant will progress to the next stage in the Attendance Control Program. A copy of the "First Warning" letter will be placed in the Flight Attendant's personnel file and the Union will receive a copy.

                         ARTICLE 29 / Page 8

4. Flight Attendants who have received a "First Warning" will progress to a "Second Warning" if they continue to incur absences and/or dependability discrepancies that are considered to be excessive by the Company. Notification of the "Second Warning" (Letter B) will be by certified mail to the Flight Attendant's address of record after the Flight Attendant's return to duty and will include a copy of the JXHAF for the past twenty-four (24) months containing the most recent absence or dependability discrepancy. "Letter B" will indicate why the dependability is considered unsatisfactory and inform the Flight Attendant that a correction is expected or the Flight Attendant will progress to the next stage in the Attendance Control Program. A copy of the "Second Warning" letter will be placed in the Flight Attendant's personnel file and the Union will receive a copy.

5. Flight Attendants who have received "Formal Warning" letters (A, B, or C) and who incur additional absences or dependability discrepancies that warrant concern on the part of the Company but do not necessarily indicate a need to progress to the next level in the Attendance Control Program may receive an "Exception Letter" (Letter E). "Letter E" will indicate why the latest absence or dependability discrepancy is of concern and that a correction in attendance dependability continues to be expected or the Flight Attendant will progress to the next stage in the Attendance Control Program. A copy of "Letter E" will be placed in the Flight Attendant's personnel file and the Union will receive a copy.

6. Access to the grievance procedure for the receipt of JXHAF Attendance Records, the attached "Informal warning notice", "First Warning" or "Second Warning" letters is limited to the question of whether or not the absence and/or discrepancy have been accurately recorded on the attendance record. Attendance records or dependability discrepancies to which no objection has been indicated in writing by the Flight Attendant within 30 days of distribution of the JXHAF record will be considered to be accurate and not subject to grievance as to the occurrence of the absence or discrepancy.

7. Flight Attendants who have received a "Second Warning" and continue to incur absences and/or dependability discrepancies that are considered to be excessive by the Company will be scheduled for a discussion and investigation under Article 16. Based on the outcome of the investigation, a letter of "Final Warning" (Letter
   C) may be sent. "Letter C", sent via certified mail, to both the Flight Attendant's address of record and the IFFA Full-time domicile representative, will indicate why the Flight Attendant's dependability is considered unsatisfactory and inform the Flight Attendant that a correction is expected or the Flight Attendant will be subject to termination of employment. Flight Attendants receiving a "Final Warning" letter will be scheduled to have their cases reviewed by a Neutral Arbitrator at the next expedited attendance arbitration, scheduled in accordance with Paragraph 9. At issue in this expedited arbitration is the just cause for the Company's actions, pursuant to Article 16(C)(8) of the Agreement, taking into account each of the "Formal Warning" letters measured against the Flight Attendant's overall attendance record, consistent with Article 19(B) of the Agreement.

                         ARTICLE 29 / Page 9

8. Flight Attendants who have received a "Final Warning" and continue to incur absences and/or dependability discrepancies that are considered to be excessive by the Company will be scheduled for a discussion and investigation under Article 16. Based on the outcome of the investigation, a letter of "Intent to Terminate" (Letter D) may be sent. "Letter D", sent via certified mail, to both the Flight Attendant's address of record and the IFFA Full-time domicile representative, will indicate why the Flight Attendant's dependability is considered unsatisfactory and inform the Flight Attendant that the Company intends to terminate the Flight Attendant's employment. Flight Attendants receiving an "Intent to Terminate" letter will be scheduled to have their cases reviewed by a Neutral Arbitrator at the next expedited attendance arbitration, scheduled in accordance with Paragraph 9. At issue in this expedited arbitration is the just cause for the Company's Intent to Terminate, pursuant to Article 16(C)(8) of the Agreement, taking into account the Flight Attendant's attendance record subsequent to the issuance of a Final Warning Letter as upheld by the Neutral Arbitrator pursuant to Paragraph 7 above.

9. Expedited attendance arbitrations before a Neutral Arbitrator will be scheduled, to the extent practical, in the third calendar week at each domicile. If four or fewer total "Final Warning" and/or "Intent to Terminate" letters have been issued by the last day of the preceding month at the domicile, the scheduled arbitration may be postponed by the Company until no later than the following month, or, upon mutual concurrence between the Company and the Union, be combined with a scheduled expedited arbitration at another domicile. Not later than the day prior to such hearing the Company will provide the Union with copies of all grievance related materials that the Company plans to introduce at the hearing. The Company will not be required to provide documents already furnished to the Union under paragraphs 1 through 8, above. Any Flight Attendant whose grievance was the subject of an expedited arbitration shall have the right to attend, or decline to attend, the expedited arbitration hearing. If the Flight Attendant is precluded from attending the scheduled expedited arbitration by an assigned Company duty, the Company will agree to remove the Flight Attendant from the assigned duty and credit the Flight Attendant with the daily rate for the day(s) of the expedited arbitration. Based on the length of the assigned duty the Flight Attendant was removed from, the Flight Attendant may be subject to balance under the terms of Article 18.

10. Flight Attendants achieving twelve (12) consecutive months of perfect attendance, or 24 consecutive months of dependability that is considered by the Company to be acceptable, will be removed from the Attendance Control Program.

11. Nothing in any of the preceding paragraphs is intended to prohibit the Flight Attendant from initiating discussions, meetings or phone conversations with management regarding the Flight
    Attendant's attendance record or the Company Attendance Control
    Program.

/s/ William L. Schecter

/s/ Victoria L. Frankovich

                         ARTICLE 29 / Page 10

1. The base measurement for determining the success of the Revised Attendance Control Program will be an average of the Flight Attendant total monthly pay hours charged to Personal Illness (Pay code 1) and Industrial Injury (Pay codes 21 and 22) per active Flight Attendant (MA 210) in the years 1989, 1990 and 1991 (i.e.,
   5.21 average monthly pay hours lost per Flight Attendant).

2. Should the Company's average annual pay hours charged to Personal Illness and Industrial Injury decrease, when compared with the base measurement, in any of the years covered by the term of this Agreement, the Company shall return the savings to the Flight Attendants achieving perfect attendance in the comparison year.

   a. The amount of savings shall be determined in the following way:

        (1) Determine the average annual pay hours per average active Flight Attendant charged to Personal Illness and Industrial Injury in the comparison year by totaling the pay hours charged to codes 1, 21 and 22 and dividing that total by the average active Flight Attendant headcount listed in Management Account (MA
             210).

        (2) Subtract the comparison year average active pay hours charged to personal illness and industrial injury [determined in Paragraph 2(a)(1)] from the base measurement average pay hours [determined in Paragraph 1] to obtain the average pay hours saved. If the number is positive, a saving has occurred.

        (3) Multiply the average pay hour savings [determined in Paragraph 2(a)(2)] by the average active Flight
             Attendant headcount (MA 210) in the comparison year to obtain total pay hours saved.

        (4) Multiply total pay hours saved [determined in Paragraph 2(a)(3)] by the average annual pay hour rate in the comparison year employed by the Payroll Department in determining the charges assigned to lost time in MA 218 (total Flight Attendant pay per month divided by total Flight Attendant pay hours for the month). This yields the dollar savings associated with the reduced lost time in the comparison year.

   b.   The bonuses will be distributed to individual Flight
        Attendants by no later than May 1 of each year.

   c. The gross amount of the individual Flight Attendant bonus shall be determined by dividing equally the savings [determined in Paragraph 2(a)(4)] by the number of Flight Attendants on the seniority list on December 31 of the comparison year who were active for the entire year and who achieved perfect attendance in the comparison year.

   d. Such comparison of and distribution of savings, if applicable, shall continue so long as the Revised Attendance Control Program stays in place. In the event the Revised
        Attendance Control Program is

                         ARTICLE 29 / Page 11
        modified or terminated, the comparison of and distribution of savings, if applicable, shall continue for the term of this Agreement, regardless of what attendance control program may be in effect, and shall then terminate one week prior to the amendable date of the Agreement, absent agreement to the contrary. Further, it is the intent of the parties that, absent such agreement to the contrary, this provision is not subject to the status quo provisions of the Railway Labor Act.

3. The Revised Attendance Control Program is being implemented by the Company as a test program. The duration of the test shall be twenty-four (24) months following its implementation, after which the Company shall have the right to continue or to terminate this test program and revert to the current attendance control program or such other program it may devise which is not in conflict with the collective bargaining agreement. Should the Company elect to terminate this test program, it shall provide IFFA sixty (60) days advance notice in writing. Further, the Company shall, upon request, consult with IFFA regarding the Company's plans to revise its attendance control program, but the Company shall be under no obligation to secure the agreement of IFFA prior to implementing any such revision to its attendance control program.

4. In the event the Company elects to terminate the Revised Attendance Control Program, each Flight Attendant's attendance record for the twenty-four (24) months preceding such termination will be reviewed and the appropriate discussion pursuant to the Attendance Control Program which was in effect prior to this Agreement will be initiated at such time when a Flight Attendant's subsequent attendance record so warrants.

5. The parties recognize that it is in their mutual interests to attempt to find means to reduce lost time, avoid undue criticism of Flight Attendants, limit the amount of time spent in filing and processing grievances and to return to Flight Attendants in the form of bonuses the benefit of improved attendance. The parties further recognize that it is in their mutual interests to accomplish these objectives through fair, consistent and equitable application of the Revised Attendance Control Program. To these ends, the Customer Service Panel to be established pursuant to this Agreement will, at its quarterly meetings, review the application of the Revised Attendance Control Program and confer regarding any suggested improvements to the program and/or problems brought before the Panel.


                         ARTICLE 29 / Page 12

LETTER IV - LANGUAGE OF DESTINATION (8/1/78)

                        LETTER OF AGREEMENT

                              BETWEEN

                     TRANS WORLD AIRLINES, INC.

                                AND

                        THE FLIGHT ATTENDANTS

                          IN THE SERVICE OF

                     TRANS WORLD AIRLINES, INC.

                       AS REPRESENTED BY THE

           INDEPENDENT FEDERATION OF FLIGHT ATTENDANTS

THIS LETTER OF AGREEMENT is made and entered into in accordance with the provisions of Title II of the Railway Labor Act, as amended by and between TRANS WORLD AIRLINES, INC. (hereinafter known as "Company") and the Flight Attendants as represented by the INDEPENDENT FEDERATION OF FLIGHT ATTENDANTS.

                             WITNESSETH:

                       LANGUAGE OF DESTINATION

It is agreed that procedures will be established whereby the Company may assure that one Flight Attendant on each narrow bodied aircraft (two on each wide bodied aircraft) speak the foreign language of destination,
(LOD) as determined by the Company.

Entry into the LOD program shall be voluntary in nature and participation in the LOD program shall be limited to those Flight Attendants who have successfully completed qualifying language examinations (maximum one test per language). Such examinations shall be administered at Company expense by an outside language expert(s). An employee who successfully passes the LOD exam to qualify for the Purser position will also be considered to have volunteered for the program and to be LOD qualified under the provisions of this Letter. Flight Attendants who have successfully completed the examination will not be subject to retesting in fluency more frequently than one each five (5) years.

Incumbent Flight Attendants will not be disqualified from their current classifications nor lose any rights to status previously held by reason of failure to pass a language examination or by reason of failure to submit to a language examination as described above. However, such Flight Attendants will not be designated as qualified for the LOD position.

Without regard to the language of destination requirement, recognition of all work positions by seniority bid will prevail on a flight by flight basis.

LOD Flight Attendants will not be cross-utilized between the Domestic and International operations as a result of their LOD qualifications. When the language capability on International is reduced to such level that the Company will shortly lose its ability to provide language of destination on each flight, priority bidding rights to International shall be accorded those Domestic Flight Attendants who successfully complete a language

                         ARTICLE 29 / Page 13

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

examination or the Company may assign language qualified Flight
Attendants out of training. In such event, the Company will be prepared to establish that the number of vacancies requiring a specific language exceed the number of Flight Attendants on International who speak the required language.

In case of reduction in the level of International operations at a given location, resulting in a reduction in Flight Attendants, such Flight Attendant reductions shall be in inverse order of seniority among the Flight Attendants at the location and without regard to the language of destination requirement.

Language of destination Flight Attendants shall be required to use their language capability while on board the aircraft only.

In processing trades, the language of destination requirement will be considered.

Bidding procedures will be established incorporating the following principles:

   a.   Award Service Manager and Purser bids in seniority order.

   b. If Service Manager and/or Purser does not meet language of destination requirement, block last slot(s) on sequence.

   c. Award Cabin Attendant bids in seniority order. However, the Company will not be required to award the last slot(s) to a Cabin Attendant if such Cabin Attendant does not meet the LOD requirement not previously filled on that sequence. If through the bidding process the LOD requirement is not met, the company may assign the most junior LOD qualified Cabin Attendants who have not bid those LOD flights. Such assignment will be in seniority order to the open sequences in sequential order.

Effective December 1, 1978, LOD Flight Attendants may bid or be assigned a bid sequence requiring any one of their LOD qualifications each month.

When more than one classification of Flight Attendants on a sequence speaks the language of destination, the designated LOD Flight Attendant(s) will be in the following order of assignment to that sequence, i.e., Service Manager, Purser, senior LOD qualified Cabin Attendant. The LOD designated Flight Attendant(s) will be identified during the monthly bid awards and such Flight Attendant(s) will be paid $1.25 for each block hour flown during that month.

It is understood that the provisions in the third paragraph of Articles 18-A(E)(1)and 18-B(E)(1) do not apply to language qualifications. However, if LOD is required on Domestic or International charters, LOD Flight Attendants will be assigned to charters and paid $1.25 for each block hour actually flown on those charters. Further, they will also be paid, if applicable, the greater of the charter flight or the bid flight from which they were removed. In addition, if on a scheduled basis, the charter so assigned necessitates removal

                         ARTICLE 29 / Page 14
from a subsequent bid trip(s) due to illegality, he/she shall be credited and paid for such trip(s) as though he/she had flown such subsequent trip(s). In no event will an LOD Flight Attendant be balanced under the provisions of this paragraph.

This entire Letter of Agreement shall become effective August 1, 1978.

For TRANS WORLD AIRLINES, INC.

/s/ J. C. Hilly

WITNESS:

Mary Kay Bain
M. J. Conroy
D. J. Crombie
G. M. Moran
Hank Ward

For THE INDEPENDENT FEDERATION
OF FLIGHT ATTENDANTS

/s/ Arthur Teolis

WITNESS:

V. L. Frankovich
Mary Ellen Miller
C. W. Numrich
Roberto E. Veitia


                         ARTICLE 29 / Page 15

LETTER V - LANGUAGE OF DESTINATION - [9/1/92]

September 1, 1992

Ms. Victoria L. Frankovich
President
Independent Federation of Flight Attendants
630 Third Avenue
New York, New York 10017

Dear Ms. Frankovich:

This will confirm our agreement reached during negotiations that Letter of Agreement No. VI (Language of Destination) shall be amended as follows:

   1. The Company may, without restriction, designate the language of each LOD position on international flights. The number of LOD positions on each flight shall not exceed the current limitation of two (2) positions on wide-body aircraft and one (1) position on narrow-body aircraft, except as provided by the TWA-IFFA Letter of Agreement dated July 20, 1988 ("German Corridor").

   2. Flight Attendants freely and without restriction will be allowed to permanently remove themselves from the LOD program with regard to any language or languages. TWA shall have the right to retest Flight Attendants who seek to re-enter the program.

   3. If the Company renews drafting of Language of Destination qualified Flight Attendants on International, TWA agrees, prior to the effective date of such drafting, to meet with IFFA representatives to discuss and attempt to work out alternative resolutions prior to the implementation of any involuntary LOD assignments.

   4.   Introduction of LOD on Domestic Flights.

        a. The LOD program is amended to include flights to San Juan. Any Cabin Attendant involuntarily assigned to an LOD position on a domestic San Juan flight who could otherwise hold an international line will be handled in accordance with the agreement signed July 20, 1988, regarding this subject.

        b. In order to provide language capability from time to time on certain domestic flights, excluding flights to San Juan, where, owing to marketing or code sharing arrangements, the Company will carry groups of passengers whose primary language is not English, the Company may designate one (1) LOD position for the required language on such domestic flights. In such cases the Company will inform the IFFA Scheduling Committee of the affected flights, the language to be utilized, the expected duration of the requirement and the nature of the group generating the need for LOD. Except

                         ARTICLE 29 / Page 16
             for flights to San Juan, there will be no drafting/involuntary LOD assignment on domestic flights.

   5. TWA-IFFA LOD Joint Cooperation. The Company and the Union will, upon request by either party, confer regarding the LOD program and its administration and discuss means of enhancing the program and resolving problems. It is further agreed:

        a. The Company will provide IFFA with the names of Flight Attendants who are in the LOD program on not less than a quarterly basis;

        b.   The Company will confer monthly with the IFFA
             Scheduling Committee chairperson prior to the posting of bids concerning the specific designation and assignment of LOD sequences and pairings.

        Further, it is understood by the parties that all references to the Purser category shall be deleted in the application of Letter No. VI.

                                       Very truly yours,


                                       William L. Schecter,
                                       Staff Vice President
                                       Labor Relations -- TWA

Agreed and Accepted

Victoria L. Frankovich

President -- IFFA


                         ARTICLE 29 / Page 17

LETTER VI - LANGUAGE OF DESTINATION - GERMAN CORRIDOR


                         LETTER OF AGREEMENT

                               BETWEEN

                      TRANS WORLD AIRLINES, INC.

                                AND

            INDEPENDENT FEDERATION OF FLIGHT ATTENDANTS

                             REGARDING

                          GERMAN CORRIDOR

                      LANGUAGE OF DESTINATION


   Notwithstanding the conditions governing the Language of Destination Program outlined in Letter of Agreement VI of the 1981-1984 Agreement and the Flight Attendant Pay and Work Rules document dated July 28, 1986, it is agreed that:

   1) All German qualified LOD Flight Attendants based at the domicile(s) where pairings originate which include Intra-
        Germany flying may bid (or be assigned if a Cabin Attendant) to those German LOD pairings.

   2) The Company will have the ability to staff one hundred percent (100%) German LOD capability on each bid sequence to a maximum of one Flight Service Manager and three Cabin
        Attendants.

   3) One hundred percent (100%) German language coverage for German corridor flights will take precedence over all requests for trades and self-balances. In the event of insufficient bids, involuntary Cabin Attendant LOD assignments will be made in inverse order of seniority.

   4) All German LOD Cabin Attendants participating in this marketing program by being awarded or assigned a monthly sequence will receive Two Dollars ($2.00) for each block hour flown during the month. All German LOD flight Service Managers participating in this marketing program by being awarded a monthly sequence will receive Two Dollars and Fifty Cents ($2.50) for each block hour flown during the month. Additionally, LOD qualified Flight Attendants who mutually trade into, are balanced on or otherwise assigned to a German corridor pairing will be paid Two Dollars ($2.00)/Two Dollars and Fifty Cents ($2.50), whichever is applicable, per each block hour flown on such pairing.

   5) Additionally, the Company will pay those Cabin Attendants who are initially awarded an international sequence and are subsequently assigned to the LOD position on designated domestic flights at the international rates, if applicable.

                         ARTICLE 29 / Page 18

   6) All assignments to any Language of Destination pairing or sequence will take precedence over rotating reserve obligations.

   7) Effective September 1, 1988, Flight Attendants participating in the LOD program may exercise their option to be temporarily removed from such program up to six (6) times a year on a bi-monthly basis. A LOD Flight Attendant cannot be inversed into an LOD during a month in which he/she has opted out of the program.

   8) German corridor pairings will be sequenced together to the extent possible. However, if necessary to achieve maximum utilization, German corridor pairings can be sequenced with pairings with German gateway destinations.

   This agreement does not in any way affect or prejudice either party's position in connection with outstanding grievances and/or existing litigation.

Dated: July 20, 1988

On Behalf of Trans World Airlines, Inc.:

/s/ Sharon K. Faris
    Director - Labor Relations

Witness:

/s/ Jill Swaya
    Director - Flight Attendant
    Contract Administration

On Behalf of Independent Federation of Flight Attendants:

/s/ Vicki Frankovich
    President

Witness:

/s/ Karen Lantz
    Vice-President

/s/ Cynthia de Figueiredo
    Representative

                         ARTICLE 29 / Page 19

LETTER VII - LANGUAGE OF DESTINATION [MAY 31, 1994]


                                                May 31, 1994

Ms. Victoria Frankovich
President
IFFA
630 Third Avenue
New York, New York 11017

Dear Ms. Frankovich:

It is hereby agreed that Flight Service Managers and Cabin Attendants shall be paid for use of the Language of Destination (LOD) when they work a flight segment(s) utilizing a language for which they are LOD qualified.

A mask will be available through the computer, which shall be completed by the FSM on the completion of such trip for which pay is required for services performed. This mask will be routed to the FSM's domicile. Upon receipt of the mask by the domicile, the designated supervisor will verify the LOD qualifications of the Flight Attendants and send such information to CAMS Control for payment. Payment for LOD of less than $100.00 shall be reflected in the by-weekly pay check.

If this letter accurately reflects your understanding, please sign below.


                                       Very truly yours,

                                       /s/ Bette E. Dubinsky
                                       Manager - Labor Relations

                                       Accepted and Agreed:

                                       /s/ Victoria Frankovich


                         ARTICLE 29 / Page 20

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

LETTER VIII - INFLIGHT SALES INCENTIVE PROGRAM [6/8/89]


June 8, 1989


Ms. Victoria Frankovich
President
Independent Federation of Flight Attendants
630 Third Avenue
New York, NY 10017

Dear Ms. Frankovich:

This will confirm the agreement reached in negotiation between Trans World Airlines and the Independent Federation of Flight Attendants regarding the Ambassador Boutique.

Effective immediately, the Ambassador Boutique incentive program shall be amended to award cash bonuses totalling 5% of on-board sales transactions to Flight Attendants. Each Flight Attendant will receive a bonus of 4% for items he or she sells on the aircraft which would include such items as Ambassador Boutique products, headsets and liquor, and such additional items or services as may be determined by the In-Flight Services department, on a commission basis to be determined by said department at the time, not to exceed a total of 5%. The Flight Service Manager will receive a bonus of 1% of each item sold by members of his/her crew.

                                         Very Truly Yours,

                                         J.W. Hoar

Agreed and Accepted:

/s/ Victoria L. Frankovich

                         ARTICLE 29 / Page 21

Letter IX - IN-FLIGHT SALES INCENTIVE PROGRAM [3/15/91]


March 15, 1991


Ms. Karen Lantz
Vice President
Independent Federation of Flight Attendants
630 Third Avenue
New York, NY 10017

Dear Ms. Lantz:

This will confirm the agreement reached between Trans World Airlines and the Independent Federation of Flight Attendants regarding the distribution of the Sales Incentive override on domestic narrow-body equipment.

Each April 1, 1991, with the removal of the Flight Service Manager position for domestic narrow-body equipment, the 1% override from all onboard sales previously distributed to the Flight Service Manager will not be issued to the Cabin Attendant designated per Company procedures to perform all pre and post inventories of the sale liquor product and completion of the liquor papers and sales incentive report. All other provisions of the June 8, 1989 agreement between Trans World Airlines and the Independent Federation of Flight Attendants remain in effect.


                                 Sincerely,


                                 Judith Zimmer
                                 Manager
                                 Flight Attendant Contract
                                 Administration


Agreed and Accepted by:
/s/ Karen Lantz

                         ARTICLE 29 / Page 22

LETTER X - INFLIGHT SALES INCENTIVE PROGRAM [1/27/93]


Ms. Victoria Frankovich
President
Independent Federation of
Flight Attendants
630 Third Avenue
New York, NY 10017

Dear Ms. Frankovich:

As we have discussed, TWA will shortly discontinue the sale of liquor and headsets on certain international flights. This letter will confirm our agreement concerning the payment of an additional override to flight service managers on such flights.

It is agreed that, effective January 31, 1993, on such flights the $1.00 wide-body override paid to flight service managers shall be increased to $1.25 per hour.

This agreement is intended to govern the payment of the additional override only so long as TWA is not charging passengers for liquor or headsets on such flights. If, at a later date, TWA reinstitutes such charges, then the additional $0.25/hour override shall be discontinued.

If the foregoing accurately reflects the terms of our agreement, please sign this letter where indicated below.

Very truly yours,

William L. Schecter

AGREED AND ACCEPTED:

/s/ Victoria Frankovich/WMH

Date: February 1, 1993

                         ARTICLE 29 / Page 23

LETTER XI - IN-FLIGHT SALES INCENTIVE PROGRAM [3/6/94]

                          Letter of Agreement
                                Between
                       Trans World Airlines, Inc.
                                  and

Flight Attendants employed by Trans World Airlines, Inc. as represented by the Independent Federation of Flight Attendants

RE: Sales Incentive Program

   This will confirm our understanding that monies due and owing to Flight Attendants in payment of the Sales Incentive Program will be held and issued only when the amount owed exceeds $10.00.

   Any monies earned will automatically accumulate in the Flight
Attendant's account, and the Flight Attendant will be paid in the quarter his/her respective bank reflects a $10.00 or higher balance.

   Any Flight Attendant to terminate employment will, of course, be paid in full regardless of the balance.


---------------------------------------   --------------------------------
Consent and Concur                        Consent and Concur
William Schecter                          Victoria Lee Frankovich
Staff Vice President - Labor Relations    President
Trans World Airlines, Inc.                Independent Federation of
                                          Flight Attendants

                         ARTICLE 29 / Page 24

LETTER XII - IN-FLIGHT SALES INCENTIVE PROGRAM [9/22/94]


          1994 IN-FLIGHT SALES LETTER OF AGREEMENT

Recognizing the mutual benefits to TWA and Flight Attendants from increases in in-flight sales, a joint TWA-IFFA In-Flight Sales Committee is established. The Committee will consist of IFFA Representatives, employees selected by TWA from its In-Flight Services department and Flight Attendants jointly selected by TWA and IFFA who have demonstrated ability to generate in-flight sales.

The Committee will review strategies and procedures to increase the level of in-flight sales. Such review will include an analysis of the relative benefits to TWA and the Flight Attendant workforce of increasing the sales commission paid.

The Committee will convene and commence its efforts by November 1, 1994. Flight Attendants jointly selected by TWA and IFFA will be paid by the Company.

TRANS WORLD AIRLINES, INC.

By:  /s/ Thomas Gorski
           Vice-President, In-Flight Services
           Dated: September 22, 1994

INDEPENDENT FEDERATION OF FLIGHT ATTENDANTS

By:  /s/ Victoria L. Frankovich
           President
           Dated: September 22, 1994

                         ARTICLE 29 / Page 25

LETTER XIII [9/22/94]


              JOINT STATEMENT OF MARKETING OBJECTIVE

TWA's marketing department and the IFFA have a common interest in promoting increased revenues for TWA and increased earning potential for IFFA members.

To that end, TWA and IFFA shall enter into negotiations 1) to create a marketing organization whose initial purpose is to promote TWA to travel agencies and corporate travel services and 2) increase earnings potential for members of IFFA. All personnel must 1) meet TWA's and IFFA's approval and 2) pass a TWA approved training course.

Signed by:

Trans World Airlines, Inc.
/s/ Thomas Gorski
Vice-President, Inflight Services
Date: September 22, 1994

IFFA
/s/Victoria L. Frankovich
President
Date: September 22, 1994


                         ARTICLE 29 / Page 26

LETTER XIV - PAYCHECK DISTRIBUTION


                                             June 4, 1993


Ms. Vicki Frankovich
President
Independent Federation of
  Flight Attendants
630 Third Avenue
New York, NY 10017

Dear Vicki:

This letter will confirm our agreement concerning the change of payday and paycheck distribution for the Flight Attendant work force.

The transition process for this change will begin with the pay period ending July 11, 1993. All checks will be mailed to the domiciles and to salary directives on Monday, July 12, 1993. These checks will be dated July 13, 1993 and will be available for domicile distribution on Tuesday, July 13, 1993. Checks for the following pay period ending July 25, 1993 will reflect a date of July 29, 1993 and will be available for domicile distribution on Thursday, July 29, 1993. Checks will be mailed to salary directives on Monday, July 26, 1993, arriving at most destinations by Thursday, July 29, depending upon location and zip code.

Thereafter, the Flight Attendant paychecks will be available for domicile distribution on Thursday following the close of the pay period. The Flight Attendant checks will bear a Thursday date. They will continue to be mailed on Mondays, unless preempted by a holiday which may require a Tuesday mailing. Thursday domicile distribution will remain constant. If a holiday occurs on Thursday, the domicile checks will be made available on Wednesday.

This process has been scheduled to coincide with the distribution of overtime and expense checks on July 25th.

If the foregoing accurately reflects your agreement and understanding, please sign below.

Very truly yours,
Alan R. English
Director, Labor Relations

AGREED AND ACCEPTED BY:
Victoria Frankovich

                         ARTICLE 29 / Page 27

LETTER XV - RETIREMENT SAVINGS PLAN INVESTMENT COMMITTEE

                         LETTER OF AGREEMENT

                            BY AND BETWEEN

                     TRANS WORLD AIRLINES, INC.

             AND THE FLIGHT ATTENDANTS IN THE SERVICE OF
                      TRANS WORLD AIRLINES, INC.

                          AS REPRESENTED BY

            THE INTERNATIONAL FEDERAL OF FLIGHT ATTENDANTS

   This Letter of Agreement is made by and between Trans World
Airlines, Inc. (the "Company") and the Flight Attendants in the service of the Company as represented by the IFFA (the "Union").

   The Company and the Union hereby agree to adopt an amendment to the Retirement Savings Plan for Flight Attendants of Trans World
Airlines, Inc., as amended and restated effective December 1, 1988, (the "Plan"), in accordance with the following:

   1. The Investment Committee under the Plan shall select, monitor and replace the Plan's Trustee(s), custodian(s), Recordkeeper(s), Plan Administrator (which shall not be the Company, to the extent possible), investment manager, annuity providers, accountants, auditors, other service providers and employees of the Plan. All of the fees, expenses and compensation of the service providers and employees so selected (except the costs incurred by the Company to perform administrative functions which cannot be transferred to a third party) shall be borne by the Plan, allocated to individual participants Accounts on a basis weighted by the dollar balances of their accounts.

   2. The Investment Committee shall determine all investment options and strategies, which must be deemed "prudent by ERISA standards", and the overall investment structure must be in compliance with the safe harbor guidelines issued by the Department of Labor for participant directed plans.

   3. Investment options and strategies must be comparable or superior in quality and expected return when compared to current Plan investments, giving consideration to manager performance, portfolio risk, returns, and other characteristics generally used to evaluate quality for investment portfolios.

   4. The Investment Committee may agree to daily valuation of the Plan at

                         ARTICLE 29 / Page 28
        such time as it deems appropriate.

   5. The Plan shall permit rollover contributions to the maximum extent permissive under the law.

   6. The Investment Committee shall determine all the procedural rules applicable to participants' investment directions.

   7. At such time as distribution of a Participant's Account(s) is permitted, the Participant will be given the additional option to leave his/her Account(s) is the Plan, continue self-direction of the Accounts, and direct that distributions be made to him/her at such times and in such amounts as he/she specifies, in accordance with reasonable rules promulgated by the Plan Administrator and subject to applicable law.

   8. In the event of a shutdown or liquidation of the Company the Investment Committee shall continue in its capacity under the provisions of the Plan until all Plan assets have been distributed. In this regard, rollover contributions of member-participant account(s) to other qualified plan(s) shall be allowed to the maximum extent permissible under the law.

   9. The selection, monitoring and replacement (to the extent determined necessary by the Investment Committee) of the Plan's Trustee(s), custodian(s), Recordkeeper(s), Plan Administrator, investment managers, annuity providers, accountants, auditors, other service providers and employees of the Plan shall be executed expeditiously upon order of the Investment Committee. In the event that the Investment Committee is unable to secure a third-party Plan Administrator, whether prohibited by cost or the third-party Administrator's inability to perform required Plan services, TWA will remain Plan Administrator.

   10. All Plan amendments necessary to implement this agreement will be made by the Company and the Union as soon as practical following execution of the Agreement, and such amendments shall comply with all aspects of ERISA and other pension regulations.

IN WITNESS HEREOF the parties have executed this Letter of Agreement this 5th day of January, 1993.

             TRANS WORLD AIRLINES, INC.
             By: William S. Schecter
WITNESS:
             INDEPENDENT FEDERATION OF FLIGHT ATTENDANTS
             By: William M. Hoffman
WITNESS:
Norma J. Adams

                         ARTICLE 29 / Page 29

LETTER XVI - RETIREMENT "A" PLAN ROLLOVER

                                                    September 8, 1993


William M. Hoffman
Vice President
IFFA
630 Third Avenue
New York NY 10017

Dear Bill:

This will confirm our agreement to amend the Retirement Savings Plan for Flight Attendants of Trans World Airlines. Inc. (401(k) Plan) to provide that, effective January 1, 1993, Flight Attendants who terminate and elect to take their A-Plan benefit in the form of a lump sum may roll over such lump sum directly into the 401(k) Plan. If the foregoing correctly reflects your understanding or our agreement, please sign in the place indicated below and return this letter to my office.

                                              Very truly yours,


                                              Alan R. English
                                              Director, Labor Relations


AGREED AND ACCEPTED:

William M. Hoffman

Dated: 9/9/93

                         ARTICLE 29 / Page 30

LETTER XVII - OZARK FLIGHT ATTENDANTS ENTRY INTO TWA RETIREMENT PLAN [6/15/90 AND 7/1/90]


                        SETTLEMENT AGREEMENT
                        ---------- ---------

In settlement of President's Grievance Case 89-5001, former Ozark Flight Attendants will be covered under the TWA Retirement Plan for Flight Attendants under the following provisions:

* Former Ozark Flight Attendants will become eligible for the TWA Retirement Plan for Flight attendants on the later of October 1, 1987, or the first day of the calendar month on or after completion of one year of combined service with TWA and Ozark.

* Benefits accrued to a former Ozark Flight Attendant under the TWA Retirement Plan for Flight Attendants will be equal to the larger of:

   -    benefits as normally determined under the TWA Retirement
        Plan for Flight Attendants for the period of service beginning on and after October 1, 1987; or

   - benefits as normally determined under the provisions of the former Ozark Retirement Plan accrued for the period from October 1, 1987, through June 30, 1990 except as modified below,

        - In calculating the benefits for special early retirement under the former Ozark Plan, service with TWA will be included.

        - In calculating the benefits under the former Ozark Plan for a former Ozark Flight Attendant who retires early before age 55, the benefit reduction for early retirement will be 5% per year below the age 55 and 4% per year between the ages of 65 and 55.

        - The value of the five year certain normal form under the Ozark Plan will be recognized by increasing the accrued benefit under the Ozark Plan for the period from October 1, 1987 through June 30, 1990 by 2%.

        - Disability Benefits will be determined solely on the basis of the TWA Plan.

        - Optional forms of benefits will be determined using the applicable factors under the TWA Plan unless doing so would result in some cutback in benefits in which case the Ozark optional retirement factors will be applied.

                         ARTICLE 29 / Page 31

* For purposes of determining eligibility to participate in the TWA Plan and of determining eligibility for benefits under the Ozark and TWA Plans, service with Ozark and TWA will be combined. However, except for early retirement eligibility as described above and pre-retirement survivor benefits as described below, the provisions of the Ozark Plan pertaining to eligibility for benefits will be applicable to benefits determined under the Ozark Plan and the provisions for eligibility for benefits under the TWA Plan will be applicable to benefits determined under that Plan.

* The TWA Plan provides for commencement of pre-retirement spouse's benefits at age 50 if the participant's death occurs before age 50 and charges for the death benefit protection, whereas, the Ozark Plan provides for commencement of benefits at age 55 if death occurs before age 55 and does not charge for the death benefit protection. The rules under the TWA Plan will be applied to whichever death benefit is larger as determined above for early retirement. The former Ozark employees will be charged for the death benefit protection beginning on July 1, 1990.

* The supplemental benefit payable to age 62 upon retirement at age 60, shall be limited to the benefit accrued from October 1, 1987.

Attached is the suggested amendment to the TWA Retirement plan for Flight Attendants to include former Ozark Flight Attendants in the Plan beginning October 1, 1987. Such amendments may be modified by the Company if required to obtain an Internal Revenue Service approval of such amendment provided that such modifications do not alter the intent of this agreement.

--------------------------          ----------------------------
William M. Hoffman                  Sharon K. Faris
Independent Federation              Trans World Airlines
of Flight Attendants

--------------------------          ----------------------------
Karen Lantz                         Tom McNally
Union Board Member                  Company Board Member

--------------------------          ----------------------------
Marylou Thurau                      Diane Scott
Union Board Member                  Company Board Member

Dated: June 15, 1990

                         ARTICLE 29 / Page 32

          SUGGESTED AMENDMENT TO RETIREMENT PLANS FOR THE
          -----------------------------------------------
            TWA RETIREMENT PLAN FOR FLIGHT ATTENDANTS
            -----------------------------------------

* Add the following to Article 1.17 (Plan): Effective July 1, 1990, the provisions of the pension plan that covered employees who were Flight Attendants of Ozark Air Lines, Inc. (referred to herein as Ozark Plan") are incorporated into this plan and such Ozark Plan shall have no further accrual of benefits with respect to any employee under such plan subsequent to June 30, 1990. Any former Ozark Flight Attendant who became an employee of the Company as a result of the merger of the Company and Ozark Air Lines, Inc. (referred to herein as Ozark Flight Attendant') will accrue benefits under this Plan subsequent to October 1, 1987. Benefits payable to such Ozark Flight Attendants under this Plan shall be the greater of (a) benefits accrued under the Ozark Plan for the period from October 1, 1987, through June 30, 1990, or (b) benefits accrued under this Plan subsequent to October 1, 1987. All benefits accrued with respect to such employees subsequent to October 1, 1987, will be paid from this Plan. It is not intended to include all of the applicable provisions pertaining to eligibility and determination of benefits with respect to such former Ozark Flight Attendants under the provisions of this Plan and should there be any ambiguity as a result of protecting the benefits accrued through June 30, 1990, under such Ozark Plan, that ambiguity will be resolved by applying the provisions of such Ozark Plan.

*  Add a new section (d) to Article 2.3 (Entry into Plan) as follows:
   Any other provisions of this Plan notwithstanding, an Ozark Flight Attendant shall become a Member of this Plan on the later of (i) October 1, 1987, or (ii) completion of one Year of Service.

*  Add the following to Article 1.27 (Year of Service) as follows:
   For purposes of determining eligibility for vesting benefits and other benefits under this Plan, any other provisions of this Plan notwithstanding, an Ozark Flight Attendant shall be credited with a year of service under this Plan for each Year of Continuous service under the Ozark Plan. In determining years of Continuous Service under the Ozark Plan, the Ozark plan as amended through the date of merger of the Company and Ozark Air Lines, Inc. shall be applicable. Such Years of Continuous Service shall be combined with the Years of Service credited under this plan provided, however, there shall be no duplication of Years of Service for any Ozark Flight Attendant.

* Add the following sentence to Article 5.1 (B): Such recalculations and reductions with respect to benefits accrued under the former Ozark Plan for the period from October 1, 1987, through June 30, 1990, shall be determined in accordance with such former Ozark Plan.

* Add the following sentence to Article 5.2: This benefit calculation with respect to any Ozark Flight Attendant shall be limited to the benefit accrued under this

                         ARTICLE 29 / Page 33

   Plan from October 1, 1987.

*  Add a new sentence at the end of Article 7.2 (b) (iii) as follows:
   An Ozark Flight attendant shell be charged for this protection during the period that it is in effect from July 1, 1990.

                         ARTICLE 29 / Page 34

LETTER XVIII - RECALL/BYPASS


                                                   April 23, 1991

Ms. Victoria Frankovich
President, Independent Federation of
  Flight Attendants
630 Third Avenue
New York, NY 10017

Dear Ms. Frankovich:

This letter of Agreement shall: 1) reiterate, clarify and supplement the existing recall precedence and procedures as specified in Article 12(E) and 12(G) of the TWA/IAM Working Agreement signed April 12, 1983, as modified by the lawfully implemented work rules and 2) confirm our agreement regarding the implementation of new recall bypass provisions.

I. RECALLS:

   A. Subject to and consistent with the recall bypass provisions contained in section II below, Flight Service Manager vacancies are filled by recalling as follows:

        All Flight Attendants, whether active, on furlough or on a 12(B) leave of absence who have a recall right to the Flight Service Manager position, shall be merged into a single list and recalled in seniority order to Flight Service Manager.

        In the event an active Cabin Attendant refuses recall to the Flight Service Manager position, the Cabin Attendant shall forfeit all priority recall rights.

        In the event an inactive Flight Attendant [on furlough or 12(B) leave] refuses recall to active status, he/she shall forfeit entitlement to preference in reemployment and be removed from the TWA Flight Attendant System Seniority List.

   B. Subject to and consistent with the recall bypass provisions contained in section II below, Cabin Attendant vacancies are filled in the following order:

        1. Active Flight Attendants (FSM and C/A, in seniority order, with a priority recall right to the domicile(s) where the vacancies exist.

        2. Active Flight Attendants (FSM and C/A), in seniority order, with a priority recall right to a domicile(s) where vacancies were created due to the operation of "1" above,

                         ARTICLE 29 / Page 35

        3. A continuation of the process in "2" above if further vacancies were created.

        4. Furlough of any excess Cabin Attendants at a domicile. Such Cabin Attendants may elect to displace to vacancies remaining unfilled by the operation of "1" through "3" above, elect furlough or elect 12(B) leave.

        5. Any vacancies remaining after the operation of "4" above are system vacancies and are filled in seniority order from those Flight Attendants (FSM and C/A) on furlough or 12(B) leave.

        6. Flight Attendants currently on a 12(B) leave of absence as of the signing of this Agreement may either, 1) retain their right upon recall to active status to displace, seniority permitting, the most junior Flight Attendant at the domicile from which they took a 12(B) leave or, 2) may exercise the new recall bypass provisions contained in section II below. Flight Attendants on 12(B) leaves who elect to utilize the new bypass provisions shall, while forgoing the displacement option, remain on the priority recall list indefinitely with the ability to change their bypass and/or recall preferences as described in paragraph 11(D) below. The provisions of this paragraph are applicable only to Flight Attendants on a 12(B) leave as of the date of this Agreement and shall not be applicable to Flight Attendants electing a 12(B) leave in conjunction with furlough subsequent to the date of this Agreement.

        In the event an active Cabin Attendant refuses priority recall to domicile, he/she shall forfeit all priority recall rights.

        In the event an inactive Flight Attendant [on furlough or 12(B) leave] refuses recall to active status, he/she shall forfeit entitlement to preference in reemployment and be removed from the TWA Flight Attendant System Seniority List.

II. RECALL BYPASS

    Flight Attendants shall have a recall bypass option. Upon furlough or displacement, Flight Attendants shall submit, on a form specified by the Company, their choices regarding the combination of domicile and category position(s) (e.g. JFK C/A or STL-FSM): 1) to which they will accept recall and/or, 2) for which they desire to elect recall bypass.

    A. When vacancies are to be filled by recall, Flight Attendants who have submitted a Recall/Bypass Preference Form indicating a bypass

                         ARTICLE 29 / Page 36
        election for the domicile/category vacancy being filled, shall be skipped over (bypassed) and recall shall be offered to the next junior person who has not elected bypass. Flight
                                          ---
        Attendants are eligible to indicate their preferences for recall or bypass as follows:

        1.   Active FSMs:
             a. Accept priority recall to a FSM position at the domicile from which they were furloughed/displaced;
             b. Accept priority recall to the domicile from which they were furloughed/displaced to fill a C/A vacancy; or
             c. Bypass priority recall to FSM and/or original domicile.

        2.   Active C/As:
             a. Accept priority recall to the domicile from which they were furloughed/displaced; or
             b.   Bypass priority recall to domicile.

        3.   Inactive [Furloughed/12(B) Leave] FSMS:
             a. Accept priority recall to the FSM position at the domicile from which they were furloughed/ displaced;
             b. Accept recall to the FSM position at one or more other domiciles;
             c. Accept recall to the C/A position at one or more domiciles; or
             d. Bypass recall to any one or more domicile/category positions.

        4.   Inactive [furlough/12(B) Leave] C/As:
             a. Accept priority recall to the domicile from which they were furloughed/displaced;
             b.   Accept recall to one or more other domiciles; or
             c.   Bypass recall to one or more domiciles.

   B. Recall/Bypass Preference Forms will be maintained on file by the Company and will be utilized when filling vacancies.

   C. Once a Flight Attendant has been granted priority recall to the domicile/category from which he/she was originally furloughed/displaced, the Flight Attendant shall be removed from the priority recall list.

                         ARTICLE 29 / Page 37

   D. Flight Attendants may change their preferences for Recall/Bypass by submitting a new form to the Company. Submission of a new form shall invalidate and supersede an existing form on file. All valid (fully completed) forms received by the Company by the close of business on the business day immediately preceding the announcement of a recall shall be effective for that recall. Any form received subsequent to the time specified above shall be effective for a subsequent recall.

   E. A Bypass election for either all domicile/category positions or for any one, or more, domicile/category positions shall remain valid until:

        1. Replaced by a new Recall/Bypass Preference Form, as described in paragraph 11(D) above, which indicates a desire for recall to a domicile/category position or
        2. For furloughed Flight Attendants, at the expiration of all recall rights after seven (7) years on furlough.

   F. Should a Flight Attendant, whether active, on furlough or on 12(B) leave, with a priority recall right submit an unsigned or otherwise incomplete Recall/Bypass Preference Form or fail to submit a Form, he/she shall be deemed to have selected recall to all domicile/category positions for which eligible, as indicated in paragraph 11(A) above.

   G. In the event that all Flight Attendants with remaining priority or other recall rights to a domicile/category have elected bypass, the vacancy(s) shall be filled in accordance with Article 13 of the TWA/IAM Working Agreement signed April 12, 1983 followed by new hire Flight Attendants.

        Flight Attendants who have canceled their bypass election, by submitting a new Recall/Bypass Preference Form, for a domicile/category where vacancies exist shall be recalled before any transfers are awarded. Should the Company be hiring Flight Attendants, Flight Attendants who have canceled their bypass election, by submitting a new Recall/ Bypass Preference Form, for a domicile/category where vacancies exist shall be recalled provided they have submitted their cancellation before the next group of applicants are hired by the Company. To be effective, the new Recall/Bypass Preference Form must be received by the close of business on the business day immediately preceding the action (transfer or hiring). Notwithstanding the foregoing, the Company may, at its option, cancel bypass options and recall Flight Attendants before hiring new Flight Attendants. Such a cancellation of bypass options would only occur after all other provisions for filling of vacancies had been satisfied, other than the hiring of new Flight Attendants. In such case, the cancellation of a Flight Attendant's bypass option and recall shall be accomplished in inverse seniority order from among Flight Attendants then on furlough or 12(B) leave. The inverse order of

                         ARTICLE 29 / Page 38
          recall applies only to Flight Attendants who have had their bypass option(s) canceled by the Company.

     H. In the event a domicile is closed, all priority recall rights for that domicile shall terminate and Flight
          Attendants will no longer have priority recall rights to that domicile. Such action will not affect any recall right to the Flight Service Manager category.

     I. Flight Attendants may voluntarily remove themselves from the Priority Recall List, thereby relinquishing their priority recall right, by submitting such an election in writing to the Company.

III. TIME ON FURLOUGH

     The maximum time a Flight Attendant may remain on furlough as specified in Article 12(E) of the TWA/IAM Working Agreement signed April 12, 1983 shall be extended from five (5) years to seven (7) years.

                                   Very truly yours,
                                   Alan R. English
                                   Director, Labor Relations

AGREED AND ACCEPTED:
/s/ Victoria Frankovich

                         ARTICLE 29 / Page 39

                  RECALL/BYPASS PREFERENCE FORM
                     FLIGHT SERVICE MANAGERS

CHOOSE THE DOMICILES AND POSITIONS TO WHICH YOU WILL ACCEPT
RECALL. PUT A "l" IN THE BOX NEXT TO YOUR FIRST CHOICE, "2" NEXT
TO YOUR SECOND CHOICE, ETC. DO NOT DUPLICATE ANY NUMBER. IF
YOU DO NOT DESIRE TO ACCEPT RECALL TO A PARTICULAR DOMICILE/
POSITION, ENTER A "0" IN THE BOXES NEXT TO THE DOMICILES/POSITIONS THAT ARE NOT ACCEPTABLE.YOU WILL BE BYPASS" IF RECALL IS OFFERED TO A
DOMICILE/POSITION WHICH YOU MARK "0". LEAVING A BOX BLANK IS EQUIVALENT TO PUTTING A "0" IN THE BOX.

YOU WILL BE SUBJECT TO RECALL TO ANY DOMICILE/POSITION FOR
WHICH YOU HAVE PLACED A NUMBER OTHER THAN "0" IN THE BOX. YOU WILL BE RECALLED TO YOUR FIRST CHOICE IF THAT DOMICILE/POSITION IS AVAILABLE.

IF YOU WISH UNCONDITIONAL BYPASS AT THIS TIME (MEANING THAT YOU DO NOT WISH TO BE RECALLED TO ANY POSITION) PLACE A ZERO "0" IN EVERY BOX BELOW. YOU MUST SUBMIT A NEW FORM WHEN YOU WISH TO BE CONSIDERED FOR RECALL.

FILL IN YOUR NAME AND PAYROLL NUMBER IN THE BOX BELOW. SIGN
AND DATE THIS FORM AND RETURN IT BY U.S. MAIL OR FACSIMILE TO
THE ADDRESS BELOW.  ONLY SIGNED FORMS WILL BE ACCEPTED.


                 [EXAMPLE IMAGE NOT DISPLAYED]

  -------------------------------
   SIGNATURE          DATE




           -----------------
JFK C/A
           -----------------


           -----------------
STL C/A
           -----------------


           -----------------
LAX C/A
           -----------------

                         ARTICLE 29 / Page 40

           -----------------
JFK FSM
           -----------------


           -----------------
STL FSM
           -----------------


           -----------------
LAX FSM
           -----------------


Return to
Director - Flight Crew Resources
Trans World Airlines, Inc.
(Address)

                         ARTICLE 29 / Page 41

LETTER XIX - ADVOCATE ON FURLOUGH [4/5/95]


                                                       April 5, 1995


Ms. Victoria L. Frankovich
President
Independent Federation of Flight Attendants
720 Olive Avenue, Suite 1700
St. Louis, MO 63101

Dear Vicki:


This letter confirms our agreement that any Flight Attendant who is on a furloughed status or 12(B) leave may apply for the IFFA representative and/or advocate positions as described in the re-engineering portion of the 1994 TWA-IFFA Collective Bargaining Agreement.

If a furloughed Flight Attendant or individual on 12(B) leave is a successful candidate for such position, she/he may be recalled to the active Flight Attendant payroll out of seniority order, in order to commence the job duties of an IFFA representative and/or advocate.

If the foregoing accurately states the terms of our agreement, please sign this letter where indicated below and return one copy to me.

Very truly yours,

/s/ Bette E. Dubinsky
Director
Labor Relations, Inflight

Agreed and Accepted
/s/ Victoria L. Frankovich

                         ARTICLE 29 / Page 42

LETTER XX - FLIGHT SERVICE MANAGER - NARROWBODY

                                                     February 22, 1991

Ms. Victoria L. Frankovich, President
Independent Federation of Flight Attendants
630 Third Avenue
New York, New York 10017

Dear Ms. Frankovich:

This letter shall confirm the various discussions of the parties regarding the removal of Flight Service Managers from domestic narrow body equipment and the possible removal at some future time on international narrow body equipment.

The Company maintains that it has the inherent right to remove Flight Service Managers on narrow body equipment unilaterally. IFFA's position is that the removal of Flight Service Managers from narrow body equipment is subject to the collective bargaining process.

Notwithstanding the parties' respective positions on this matter, the Union has agreed not to file a grievance or institute court action contesting the Company's present action of removing Flight Service Managers on domestic narrow body equipment. Similarly, should the Company at a later date remove Flight Service Managers from international narrow body flights, the Union has agreed not to file a grievance or institute court action contesting the removal. The Company has agreed not to cite the Union's failure to grieve this matter in any future dispute of this nature.

Should the Company, having now removed Flight Service Managers on domestic narrow body flights or, at some later time, on international narrow body flights, subsequently re-institute the position of Flight Service Manager, then such action would negate this agreement. Were the Company to again remove Flight Service Managers from either domestic or international narrow body flights, IFFA would be free to undertake any challenge as it may then deem fit.

The resolution of this matter is without prejudice to either parties' position on the underlying issues.

If the foregoing accurately states the terms of our agreement, please sign this letter where indicated below.

                                 Very truly yours,
                                 William L. Schecter
AGREED AND ACCEPTED:
/s/ Victoria L. Frankovich

                         ARTICLE 29 / Page 43

LETTER XXI -  FLIGHT SERVICE MANAGER - ROTATING RESERVE


                                           October 11, 1978


Mr. Arthur Teolis
President
Independent Federation
of Flight Attendants
630 Third Avenue
New York, New York 10017

Dear Mr. Teolis:

This will confirm our understanding reached during negotiations that if the Union notifies the Company in writing that Pursers and International Service Managers have requested that their reserve responsibilities be rotated at a particular domicile, the Company will meet with a representative of your office within sixty (60) days of receipt of the written notification to develop the necessary procedures required to be implemented in order to effect the reserve responsibility rotation.

Very truly yours,

/s/ J. C. Hilly
Vice President-Labor Relations


Agreed and Accepted:

/s/ Arthur Teolis
Arthur Teolis

                         ARTICLE 29 / Page 44

LETTER XXII - REDEPLOYMENT OF IN-FLIGHT SERVICE SUPERVISORS [6/6/76]


June 6, 1976

Mr. Ernest Mitchell
Vice President Air Transport Division
Transport Workers Union of America
1980 Broadway
New York, NY 10023

Dear Mr. Mitchell:

Upon notification from you of the ratification of the Agreement effective June 6, 1976, the Company will re-deploy its In-Flight Service Supervisors who will not be assigned to perform productive work covered by the Agreement between the Company and the TWU. This re-deployment will be completed by September 10, 1976.

Very Truly Yours,

/s/ D.J. Crombie
Senior Vice President-
Administration

                         ARTICLE 29 / Page 45

LETTER XXIII - REDEPLOYMENT OF IN-FLIGHT SERVICE SUPERVISORS [7/21/76]


July 21, 1976


Mr. Ernest Mitchell
Vice President Air Transport Division
Transport Workers Union of America
1980 Broadway
New York, New York 10023

Dear Mr. Mitchell:

I understand that there may have been some misunderstanding regarding the use of the word "re-deploy" in D. J. Crombie's letter of June 6, 1976, on the subject of the In-Flight Service Supervisor.

To avoid any possible misinterpretation of the Company's intention regarding this matter, let me restate unequivocally the Company's position.

The Company will discontinue its practice of assigning In-Flight Service Supervisors on all TWA aircraft. This commitment will be fully in effect not later than September 10, 1976.

Very truly yours,

/s/  J. C. Hilly
Staff Vice President-Labor Relations

                         ARTICLE 29 / Page 46

LETTER XXIV - CAMS HOME ACCESS/RESERVES OVER CAP


January 4, 1990


Ms. Victoria Frankovich
President
Independent Federation of Flight Attendants
630 Third Avenue
New York, NY 10017

Dear Ms. Frankovich:

I. TWA will allow Flight Attendants to subscribe voluntarily to a service ("Home Access") whereby Flight Attendants for their personal use only may have limited access to TWA's Crew Administrative Management System ("CAMS") using personal computers or other compatible terminal devices. The Home Access service will be PARS Travel Information Service ("PTIS") which those Flight Attendants who wish to subscribe must apply and contract with directly.

   The form of Home Access provided to Flight Attendants will be substantially similar to the form of Home Access provided to TWA's pilots. TWA will provide not less than the below enumerated CAMS and PARS functions through Home Access for so long as these functions are available to Flight Attendants through CAMS computer terminals at the crew domiciles and for so long as the PTIS contracted service is in effect.

   CAMS

   JXBDF  JXBGF  JXBPF       JXBUF  JXCAF
   JXFSF  JXGCF  JXNXF       JXOPF  JXPI
   JXSLF  JXTIF  JXTRADE     JXTRF  JXTW
   JXVDF  JXVGF  JXVIF       JXVPF  JXVUF

   PARS

   2     KC    KD    KGB   MB
   MD    MU    MT    S     VINR
   4A    4F    4WL   FDH   FFL
   FIP   FTP   FWI   FFI   FIA
   FOV         FWD

   In addition, JXROF, the new over-cap function for reserves, will be provided. TWA will issue brochures describing Home Access for Flight Attendants. PTIS will charge $5.00 to each Flight Attendant who subscribes to the service to establish an individual account. Thereafter, PTIS will charge $20.00 monthly for the Home Access subscription. The amounts charged by PTIS are subject to change as described in "Dial CAMS Enrollment Agreement" contained in the

                         ARTICLE 29 / Page 47
      brochure. Access to CAMS for each account is limited to a total of one hundred (100) CAMS and/or PARS transactions daily. The $20.00 monthly fee charged by PTIS provides for two (2) hours of network usage monthly as described in the brochure. TWA will not make payroll deductions of amounts due PTIS; a Flight Attendant who subscribes to Home Access will remain individually responsible for payment of PTIS' charges.

      Flight Attendants who choose to subscribe to Home Access must sign the "Computer Communications/Facilities Protection Policy" Agreement. A Flight Attendant's signature on the Computer Communication/Facilities Protection Policy shall not constitute a waiver by IFFA or the individual Flight Attendant of any right and protection granted by the TWA/IAM Working Agreement, nor does it imply that any allegation of misuse of Home Access will automatically result in discipline or discharge or satisfy just cause provisions. All such questions will be resolved in accordance with Article 16 grievance procedures.

II. TWA may, at its sole discretion, offer to Flight Attendants who hold reserve schedules the ability to waive the monthly flight limits as described in Article 18-A(D)(7)(d) of the Working Agreement signed April 12,1983. TWA will not make such offers to any Flight Attendants who hold reserve schedules unless TWA also offers to Flight Attendant who are line holders in the same status and at the same domicile the opportunity to exceed the applicable Cap in accordance with existing rules.

      When offered by TWA, a reserve Flight Attendant who elects to waive the monthly limit must notify the Company either by CAMS function JXROF or by telephone advise to Crew Schedule. Once a Flight Attendant has elected to waived the monthly limit that waiver may not be revoked.

      As the result of the waiver, the adjusted reserve monthly limit will be the applicable monthly Cap plus ten hours (10:00), provided that the adjusted limited will not exceed 85:00 hours (accumulated credit hours plus the scheduled block-to-block flight time to be flown on the last trip prior to the end of the month).

      TWA agrees to:

      a. process the Home Access subscription applications received from Flight Attendants;

      b. make available through CAMS and Home Access a new CAMS function, JXROF for use by reserve Flight Attendants who elect to waive the monthly limits as described above. The reserve adjusted monthly limit provisions of this agreement will be implemented no later than the February 1990 bid month.

III. Either TWA or IFFA may, by written notice given to the other by certified mail, return receipt requested, on or before May
      21, 1990, terminate this agreement in its entirety effective July 31, 1990. In the event of such termination, all

                         ARTICLE 29 / Page 48


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

      provisions of this agreement will become null and void after July
      31, 1990.

      In the event neither party gives such notice, this agreement shall thereafter remain in effect until terminated or changed by agreement of the parties or by operation of law.

If the above correctly sets forth our agreement, please execute both copies of this letter and return one fully executed copy to the undersigned.

                       Very truly yours,


                       TRANS WORLD AIRLINES, INC.

                       By:
                       ----------------------------------
                       John C. Crowe
                       Vice President - Operations
                       Administration

Attachment

Accepted and Agreed:

INDEPENDENT FEDERATION OF FLIGHT ATTENDANTS

By: Vicki Frankovich
Date: January 9, 1990

                         ARTICLE 29 / Page 49


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LETTER XXV - RANDOM SUBSTANCE TESTING [9/22/94]


LETTER OF AGREEMENT

JOINT TWA-IAM POLICY REGARDING SUBSTANCE ABUSE

AND SUBSTANCE TESTING

Preamble

The primary goal of this policy is to encourage employees who are experiencing difficulty with drugs or alcohol to undertake immediate and effective measures to address such problems voluntarily. While the emphasis is on voluntary treatment, the parties recognize the need for the enforcement of reasonable rules for regulating employee conduct in the work place. Recognizing that a Flight Attendant's misuse of drugs or alcohol on the job not only endangers the Flight Attendant but also threatens the safety of co-workers, members of the traveling public and emergency personnel, it is the policy of TWA and the IAM to protect the health and safety of all employees and passengers of the Company. For this reason, TWA and the IAM agree to the following Policy regarding Drug and Alcohol Use and Testing:

I. Testing - The first step in addressing the problem of drugs and alcohol in the workplace is that of identifying the substance abuser. Therefore, testing shall be conducted under the following circumstances.

      1. When there is a reasonable suspicion that an employee is under the influence of or impaired by alcohol or drugs, that employee may be required to undergo testing to confirm or disprove the suspicion. This is called testing "for cause". Any employee refusing to submit to a test where reasonable suspicion exists shall be discharged.

      2. An employee who has been found to be under the influence of or impaired by alcohol or drugs within the preceding two years may be tested at any time. This is called "follow-up" testing.

      3. Employees will be tested as required by regulations of the Department of Transportation or other governmental agency. Such testing includes both testing for cause and random testing, post-accident testing, return to duty testing, follow-up testing and pre-employment testing.

II.   Rehabilitation

      The TWA-IAM Special Health Services Program ("SHS") is an employee assistance program jointly administered by the Company and the IAM. Through SHS TWA offers treatment for employees who suffer from drug or alcohol dependency and encourages employees in the need of such treatment to seek help before they violate any of the foregoing rules. Flight Attendants in

                         ARTICLE 29 / Page 50


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      need of assistance who contact SHS representative and who elect to seek rehabilitation under SHS auspices, will, to the extent possible, be referred for appropriate treatment within their own communities. The cost of treatment will be paid through the group medical insurance policy. When a Flight Attendant, having engaged in the prohibited use of drugs or alcohol, requests the assistance of Special Health Services, such request and any referral will be held in strict confidence. Neither supervisor personnel nor Union officials, excluding Company and Union designated SHS representatives, will be informed of the nature of a Flight Attendant's participation in the program without her/his consent. If a Flight Attendant must be absent from work in order to participate in the program, such absence will normally be coded in the Company attendance records as a "personal illness".

III.  Disciplinary Guidelines

      A. Flight Attendants who are found actually drinking or possessing alcohol or using or posses sing drugs while on duty, or within twelve (12) hours prior to reporting for duty, will be subject to discipline up to and including discharge in accordance with Articles 16 and 17 of the Agreement and shall be subject to such additional penalties as may be required by Federal Aviation Administration regulations.

      B. The Company's knowledge of off duty possession or use of drugs or alcohol by a Flight Attendant within twenty-four
           (24) hours of the time such Flight Attendant reports for duty shall not be used as grounds for discipline for the first occurrence but may be grounds for testing such Flight Attendant.

      C. Flight Attendants who are suspected of drug or alcohol use who are first offenders and who are not involved in conduct which would otherwise subject them to discipline but who test positive will not be discharged, but may be required to successfully complete a rehabilitation program implemented and supervised by TWA and IAM personnel.

      D. Flight Attendants involved in conduct which would otherwise subject them to discipline and who are suspended and test negative shall be returned to work and made whole for such suspension before discipline is assessed concerning such conduct.

      E. Flight Attendants who are involved in conduct which would otherwise subject them to discipline and who test positive may be disciplined for the incident. They may not, however, be disciplined for using drugs or alcohol if the instance is the first occurrence under the policy. If such employee receives discipline less than discharge, then such employee shall, if required by TWA's Medical Review Officer (MRO) or, in the

                         ARTICLE 29 / Page 51


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

           case of alcohol, by TWA's Special Health Services, be required to successfully complete a rehabilitation program supervised by TWA and IAM personnel. Flight Attendants who do not successfully complete the rehabilitation program may be discharged.

      F. Except as provided in (A) above, and to the extent not inconsistent with requirements of the Department of Transportation, Flight Attendants who, for the first time, test positive for drugs or alcohol as a result of random tests conducted pursuant to requirements of the Department of Transportation or other governmental agency or otherwise pursuant to this Agreement shall be subject to the following terms.

           1. TWA shall initiate an investigatory meeting with the Flight Attendant pursuant to Article 16(C)(1)(a) and
                (b) of the IAM-TWA Agreement. Such meeting, which the Flight Attendant must attend, shall be held within three (3) business days following the notification to the Company by the Medical Review Officer (MRO) of a positive test result. Such meeting may be postponed by mutual agreement for up to five (5) business days if there are exceptional circumstances which would prevent the Flight Attendant from attending the meeting within the normal three (3) day time limit. In such meeting the Flight Attendant shall be given the opportunity to execute a last-chance letter of agreement (as per attached Appendix). The deadline for execution of the Letter of Agreement may be extended no later than five (5) work days following this meeting.

           2. A Flight Attendant who refuses to execute the last-chance letter of agreement shall not be given a second chance pursuant to this Policy, but shall instead be treated in accordance with all relevant provisions of Articles 16 and 17 of the IFFA-TWA Agreement.

           3. A Flight Attendant executing the last-chance letter of agreement may not return to active service without approval(s), if any, required by regulations of the Department of Transportation or other governmental agency. In most instances return to active service will be coordinated upon the Flight Attendant's participation in the substance abuse rehabilitation program selected by the Flight Attendant from the list provided by TWA's Special Health Services as determined in accordance with Section II above. If such participation is deemed necessary, the Flight

                         ARTICLE 29 / Page 52

                Attendant must successfully complete the approved rehabilitation program as a condition of return to active service.

           4. Upon return to active service, a Flight Attendant will be subject to unannounced follow-up testing as directed by the Medical Review Officer for a period of up to two (2) years.

           5. The Flight Attendant's continued employment after returning to active service shall also be conditioned upon TWA Special Health Services continual review and approval of the Flight Attendant's successful participation in the required after care, if any, as determined by the approved rehabilitation program.

           6. Flight Attendants who refuse to submit to tests required by this Agreement shall be subject to discipline, including discharge, subject to Articles 16 and 17 of the Agreement.

      G. Any Flight Attendant entering a rehabilitation program after testing positive will be subjected to follow-up testing during the course of the program and for no less than three months after successful completion of the program. However, in no event shall such follow-up testing period exceed two years from the Flight attendants return to work and if such Flight Attendant tests positive as a result of the follow-up tests, she/he may be discharged. Any Flight Attendant who tests positive within two years from the date she/he executes a Last Chance Agreement pursuant to this policy may be discharged. A Flight Attendant who tests positive at any time after two years from the date she/he executes a Last Chance Agreement pursuant to this policy shall be referred to a joint Company-Union committee for disposition of her/his case. Such committee shall be made up of one Company and one Union representative. If such committee cannot agree, the case shall be submitted to a neutral party jointly selected by the parties who is considered to be an expert in matters of this kind and such neutral shall have authority to make final determination which shall be binding upon both parties.

IV. Procedural Guidelines - Drug Testing A Flight Attendant who is required to submit to drug testing as required by regulations of the Department of Transportation or other governmental agencies shall be required to give a split sample in accordance with Federal Regulations. The split sample will be submitted to the NIDA-certified laboratory selected by the Company whereupon the primary sample will be tested. If the result of that test is verified positive by

                         ARTICLE 29 / Page 53


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

      the MRO, the Flight Attendant may request to have the split sample tested by another NIDA certified laboratory selected from a list of NIDA-certified laboratories, provided that such a request for additional testing is made within seventy-two (72) hours of the Flight Attendant being notified of a positive result. The Flight Attendant will be responsible for any costs related to the testing, but not the collection of the split sample (e.g. administrative costs, mailing costs, testing costs, etc.). In the event TWA agrees to pay the costs of or related to the testing for any other employee group, TWA shall pay such costs for Flight Attendants. If the results of both tests are positive, the final result will be deemed conclusively a positive and the validity of the tests is not subject to further review or challenge If the result of the test of the primary sample is positive and the result of the split sample is negative the final result will be deemed a negative. When a follow-up test is conducted on a Flight Attendant who has executed a last chance letter of agreement, and a split sample is collected and the results of both tests are positive, the final result will be deemed conclusively a positive and neither the validity of the tests nor the discharge of the Flight Attendant shall be subject to further review or challenge When a split sample is provided and the result of the tests of the primary sample is positive and the result of the test of the split sample is negative, the final result will be deemed a negative.

V. General Should any of this policy be in conflict with existing or future Federal laws or regulations, the parties agree that they shall meet to amend this policy to comply with such Federal laws or regulations Should state or local laws be found to be inconsistent with this policy and binding upon TWA and its employees, the parties shall meet and agree upon how the policy shall be applied in such states.

AGREED AND ACCEPTED

For IFFA:

By

/s/ Victoria L. Frankovich, President
Date: September 22, 1994

For TWA:

By

/s/ William L. Schecter
Vice President, Labor Relations
Date: September 22, 1994

                         ARTICLE 29 / Page 54

LETTER XXVI -                   JOINT DRUG POLICY
                          (APPENDIX LETTER OF AGREEMENT)


                            DATE


Name Flight Attendant
Address
City, State, Zip

Dear
    ---------------

On         , you were tested for drugs (or alcohol) pursuant to the
   --------
procedures which have been adopted pursuant to federal regulations and approved by the FAA. The test sample submitted by you on that date tested positive for drugs (or alcohol) in your system. [For drug tests only, add the following:] The result was reviewed by TWA's Medical Review Officer ("MRO") who verified the result and determined that there was no legitimate explanation for the test result that is consistent with permissible drug use.

Under the Joint TWA-IAM Drug and Alcohol Policy, you are hereby provided a one time second chance to avoid discharge and secure return to active service as a TWA Flight Attendant. This one-time second chance is subject to the following:

   1. You will initially be removed from active service from Trans World Airlines with the ability to return to active service. As a condition of such return you will, if deemed necessary, enroll in or will have completed an approved drug (alcohol) rehabilitation program prescribed by TWA's Special Health Services ("SHS"). If such participation is deemed necessary by SHS, you must successfully complete the approved rehabilitation program and receive authorization to return to active service.

   2. By signing this letter of agreement, you agree that your subsequent return to active service is conditioned upon your compliance with all requirements set forth in the Joint TWA-IAM Drug and Alcohol Policy and this letter.

   3. This letter of agreement shall constitute a full and final resolution concerning your positive drug (alcohol) test, and TWA disciplinary or other action as a result of such positive test; and you agree not to file any new grievances, complaints, or claims of any nature against TWA or IAM in connection with your positive test, discipline, or other action taken as a result thereof.

                         ARTICLE 29 / Page 55

It is important to understand, however, that the option to enroll in a rehabilitation program and sign this letter of agreement provides you a one-time opportunity for return to active service as a Flight Attendant. This one-time opportunity for return to active service will not be repeated if you violate the Joint TWA-IAM Drug and Alcohol Policy in the future. Return to active service is contingent upon satisfactory completion of the rehabilitation program, evaluation and full compliance with all post rehabilitation requirements. If you do not agree to all conditions as set forth in this letter of agreement, you shall be discharged from Trans World Airlines, Inc., subject only to procedures of Articles 16 and 17 of the TWA-IAM Basic Agreement. The requirements for participation in the rehabilitation program are as follows: You must enter a drug (or alcohol) rehabilitation program jointly approved by TWA and IAM and successfully complete (or have completed) such program in accordance with SHS guidelines and objectives to the satisfaction of TWA's Medical Review Officer and/or TWA SHS. While actively participating in the rehabilitation program, you will be coded as on "Personal Illness". Before return to active service, you will undergo another drug (alcohol) test, must pass that test, and be released to return to active duty by the MRO and/or TWA SHS in accordance with applicable governmental regulations.

In addition, you must comply with the following requirements after completing the program:

   1. You will abstain from the use of medically unauthorized drugs or illegal substances (alcohol).

   2. You agree to undergo further drug (alcohol) tests for a period of up to two (2) years, as determined following your return to duty, on an unannounced basis, at any time to ensure that you remain drug (alcohol)-free.

If you fail to comply with any of the above conditions or in the event that such a test reveals unlawful drug or alcohol use, you understand that you will be discharged from TWA and no mitigating factors will be considered and there will be no additional opportunity for reinstatement or for continued employment with TWA.

If you accept the terms and conditions of this letter of agreement and agree to be bound by the provisions of the Joint TWA-IAM Drug and Alcohol Policy you must sign and date the original of this letter and return it to me. A copy of this letter of agreement will remain in your personnel file for a period of two (2) years. I wish to make it clear to you that whether or not you sign this letter of agreement is your personal decision.

I urge you to make sure that you understand completely all of the terms and conditions of this Agreement and that you consult with a Union representative or any other person(s) you wish before making this decision.

                                 Very truly yours,

                                 In-Flight Services

                         ARTICLE 29 / Page 56

I accept all of the terms and conditions of this letter of agreement for rehabilitation and return to active service and agree to comply with all of my obligations as stated above. I acknowledge that I fully understand all of such terms and conditions and that I have had ample opportunity to review them.


Date:
     --------------------------   --------------------------------------
                                  (Flight Attendant)



Agreed and Accepted:


IAM Representative

                         ARTICLE 29 / Page 57

LETTER XXVII - DRUG TEST TECHNICIAN

Originally dated 5/18/95
Amended August 1, 1999


This letter confirms that all drug testing notification of Flight Attendants shall be provided through ACARS notification and non-IAM employee notification at domiciles. Inflight shall work with the IAM to establish an appropriate "drug notification" form to be hand-delivered to Flight Attendants at the domiciles. At outlying stations, individual notifications shall be accomplished by the Station Manager. If the Station Manager is not on-duty at the time of the scheduled notification, the Employee-in-Charge (E.I.C.) shall provide the individual notification using the appropriate "drug notification" form.

This letter confirms the agreement concerning those instances when a testing technician is not present at the drug/alcohol test facility at the time a Flight Attendant reports for a random drug and/or alcohol test.

Once notified of a random test, the Flight Attendant must proceed immediately to the test facility upon arrival of her/his flight. The Flight Attendant will be required to wait for the testing technician at the test facility for (1) one hour after scheduled or actual block in of her/his flight, whichever is later. If the testing technician does not appear at the test site within the time frame of one (1) hour as specified above, the Flight Attendant must request authorization to depart the test facility from her/his domicile supervisor on duty, during normal In- Flight office hours who will authorize such release. After close of normal office hours, the Flight Attendant must contact the Crew Schedule Manager on Duty who will authorize her/his departure from the test facility. If the test technician appears at the test facility prior to the Flight Attendants receiving authorization to depart, the Flight Attendant will be expected to proceed with the test.

/s/ Terry Hayes
    Vice-President Labor Relations
    TWA

/s/ Sherry Cooper
    IAM

Dated: 8/1/99

                         ARTICLE 29 / Page 58


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

LETTER XXVIII - MATERNITY LEAVES OF ABSENCE - UNEMPLOYMENT


October 11, 1978


Mr. Arthur Teolis
President
Independent Federation
of Flight Attendants
630 Third Avenue
New York, New York 10017

Dear Mr. Teolis:

Re: Unemployment Insurance - Maternity Leaves of Absence

This will confirm our recent discussions wherein I indicated that the Company will not oppose or controvert any application for unemployment insurance by a Flight Attendant who is required, pursuant to the provisions of Article 15(G), to take a maternity leave of absence. However, this policy will be applicable only so long as Flight Attendants do not receive sick pay and/or disability pay for pregnancy.


Very truly yours,

/s/ J. C. Hilly
Vice President
Labor Relations

Agreed and Accepted:

/s/ Arthur Teolis

                         ARTICLE 29 / Page 59

LETTER XXIX - 747SP AGREEMENT


Dated: New York, New York, November 3, 1980

As the result of negotiations conducted between the Independent Federation of Flight Attendants ("Union") and Trans World Airlines,
Inc. ("Company"), pursuant to Article 27(B) of the present Contract, the parties have agreed to the following modifications of their current collective bargaining agreement. These modifications shall effect only and solely the B-747-SP aircraft fleet presently operated by the Company and any additions thereto, which may be operated in the future:

A. Excess on Duty for Long Haul Flights

   On B-747-SP flights scheduled for 12 hours or more block to block, flight attendants shall receive $10.00 per hour or fraction thereof prorated for each hour actually flown in excess of 12 hours block to block.

   Such compensation shall be in addition to any other form of payment under the Agreement and shall not be offset or reduced in any way whatsoever.

   The amount earned under this provision shall not count towards quarterly pay or credit limitation.

B. Crew Rest Provisions (Bunks)

   In addition to the provisions of Paragraph 6(B)(S) of the current collective bargaining agreement between the parties, the Company shall provide a self-contained, walled, well-ventilated bunk compartment which may be used only by flight attendants who serve as productive crew members on B-747-SP aircraft utilized on nonstop flights scheduled for 12 or more block to block hours duration.

   The compartment may be placed in any zone on the aircraft and will be large enough to accommodate at least four (4) bunks and mattresses of adequate size and will have a safe means of access to the upper bunks. The bunks will be equipped with individual black-out curtains, emergency oxygen masks, reading lights and fresh air outlets.

   On any B-747-SP flight which has a scheduled block-to-block time of between 10:00 and 11:59 hours, the Company will provide four
   (4) First Class seats for exclusive use by flight attendants for rest and sleeping purposes. These four (4) First Class seats shall be blocked and curtained as soon as possible by the Company but in no case later than 15 days after the date of signing of this agreement. (For purposes of this provision, First Class seats are defined as being

                         ARTICLE 29 / Page 60



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

   those non-sleeper reclining type First Class seats which have the same dimensions as the normal non-sleeper First Class seat.) It is understood, however, that such blocked and curtained First Class seats may be located in the area designated "A zone", the "upper deck" or the left side of "B zone" in rows 15 and 16. They may also be placed along a bulkhead on the left or right side of the fuselage in "B zone" only if "B zone" is reconfigured to include all First Class type seats as its regular seat complement.

C. Minimum Rest at Layover Station

   Scheduled Flight Time    Scheduled Rest Time     Actual Rest Time
   (block-to-block)         (release to report)     release to report)
   ----------------         -------------------     ------------------
   :00 - 12:00                         12:00                  12:00
   12:01 - 14:00                       24:00                  24:00
   14:01 and over                      42:00                  39:00

   For purpose of this provision, the rest period is defined as being free from all duty with the Company.

   If a Flight Attendant is released at a scheduled layover station, the above-referenced rest periods are based upon the scheduled block-to-block time on the flight which assigned.

   In instances of a non-scheduled stop where the flight attendants are released for rest, the actual rest due will be determined by the actual block-to-block flight time flown during the on-duty period as dictated by the following chart:

                                                Actual Rest
   Actual Block-to-Block                     (release to report)
   ---------------------                     -------------------
   :00 - 12:00                                           12
   12:01 - 14:00                                         24
   14:01 and over                                        39

D. Crew Complement

   1.   International

        (i)  Long Haul (4 hours or more scheduled block-to-block)

             8 Cabin Attendants )
             1 Flight Purser    ) +2 additional Cabin Attendants
             1 Service Manager  ) at penalty points of  253 & 277.

             In addition:

             + 1 additional Cabin Attendant on flights scheduled with block-to-block of 12:00 hours or more with passenger load of 170 + 1 additional Cabin Attendant on flights scheduled

                         ARTICLE 29 / Page 61
              with block-to-block of 14:00 hours or more with passenger load of 250.

        (ii) Short Haul/Intra-European (3:59 hours or less scheduled block-to-block)

              7 Cabin Attendants )
              1 Flight Purser    )  +1 additional Cabin Attendant
              1 Service Manager  )  at penalty point of  225.

        (iii) Charter

              10 Cabin Attendants
              1 Flight Purser
              1 Service Manager

              In addition:

              +1 additional Cabin Attendant on flights scheduled with block-to-block of 12:00 hours or more with passenger toad of 200 +1 additional Cabin Attendant on flights scheduled with block-to-block of 14:00 hours or more with passenger load of 250.

   2.   Domestic

        (i)   Long Haul (4 hours or more scheduled block-to-block)

              8 Cabin Attendants ) +2 additional Cabin Attendants at 1 Service Manager ) penalty points of 230 & 258.

                                    OR

                                    +1 additional Cabin Attendant on
                                    flights operated between 2000 and
                                    0800, local time, that have meal
                                    service at penalty point of 230.

                                    OR

                                    +0 additional Cabin Attendant on
                                    flights operated between 2000 and
                                    0800, local time, that have no meal
                                    service.

                         ARTICLE 29 / Page 62

        (ii) Short Haul (3:59 hours or less scheduled block-to-block)

              7 Cabin Attendants ) +1 additional Cabin Attendant at 1 Service Manager ) penalty point of 200.

                                    OR

                                    +0 additional Cabin Attendant
                                    on flights operated between
                                    2000 and 0800, local time,
                                    that have no meal service.

        (iii) Charter

              10 Cabin Attendants )
              1 Service Manager   ) At all times

   3.   General Provisions for International & Domestic

        (i) Meal service will be defined as anything served on any type of tray.

        (ii) No meal service will include the service of liquor, beverage, peanuts, donuts or the like.

        (iii) All basic and additional flight attendant positions listed above will be protected by the provisions of
              Article 26.

E. This Agreement is subject to ratification by IFFA membership and approval by their Executive Board.

IN WITNESS WHEREOF the parties have signed this Agreement on November 3, 1980.

For the Company:              For the Flight Attendants in the
                              Service of Trans World Airlines, Inc. as
TRANS WORLD AIRLINES, INC.    Represented by the Independent
                              Federation of Flight Attendants

Allen S. Mathers              Victoria L. Frankovich
Director - Labor Relations    Vice President
Flight Attendants

WITNESS:                      WITNESS:
Hank Ward                     John Salvador

                         ARTICLE 29 / Page 63

LETTER XXX - RE-ENGINEERING OF TWA [9/22/94]

                         LETTER OF AGREEMENT

                        RE-ENGINEERING OF TWA

Preamble

This Agreement represents a fresh beginning and a new direction in the entire relationship between TWA and the IAM. It embodies principles of meaningful participative management of the airline and all aspects of TWA operations as they affect Flight Attendants both on and off the job; acknowledges employee ownership and the correlative interests of Flight Attendant-owners in the determination of objectives and methods of achieving the highest quality of customer service and TWA prosperity; recognizes that the purpose of management personnel and policy is to provide support for its employees in the performance of In-flight service and safety, and to eliminate and correct problems in the work environment that interfere with or distract from high quality work performance on an individual or collective basis. This Agreement therefore commits TWA and the IAM to a reengineering of the In Flight Service Department, full integration of the IAM and the Flight Attendants (collectively the IAM) into all areas and aspects of TWA operations affecting Flight Attendants, and joint decision-making on all such matters. Self-managed teams will be the basic building blocks of the In-Flight organization.

Recognizing that a re-engineering process including the improvement of TWA services, enhancement of Flight Attendant work environment and quality of life, and increase in job satisfaction and earning potential
- is an ongoing responsibility; this document represents a living and flexible covenant. TWA and the IAM shall, after its execution, continue to meet, negotiate, solve problems and improve employment opportunity on an ongoing basis.

1. Consensus Decision-Making and Responsiveness to Flight Attendants.

   Decisions involving the airline as a whole, In-Flight Services and individual Flight Attendants, affect all Flight Attendants both on and off the job. Best value decisions will be most supportive of the In-Flight Services mission, philosophy and values and will be arrived at through established steps of consensus decision making. Any Flight Attendant problem or complaint, arising in connection with any aspect of the job, will be taken seriously and addressed promptly in recognition of the value and worth that each employee brings to this airline. In a re-engineered workplace, TWA and the IAM mutually share the obligation of responsiveness to Flight Attendants.

   Flight Attendants, as represented by the IAM, have valuable experience and insights and possess a wealth of knowledge and skills that are recognized and will be utilized to the mutual advancement of the airline and the Flight Attendants.

   To these ends, in matters relating to operation of the airline as they affect Flight Attendants, policy shall be established and implemented by TWA and the IAM,

                         ARTICLE 29 / Page 64
   as co-equals, on the basis of joint decision-making and co-responsiveness to Flight Attendant employment matters, within the following structure:

   a.   President and Directing General Chairman - District Lodge
        ---------------------------------------------------------
        142 or designee(s) TWA President and Senior Officers: all
        ------------------
        matters and issues relating to overall airline policy including, but not limited to, finance; airline expansion and contraction; airline acquisition replacement/employment policy affecting all TWA employees including Flight Attendants; and the overall implementation of and improvement upon terms of this Agreement. (see paragraph 6 below)

   b.   General Chairpersons or designees - President and Vice
        ---------------------------------
        President - TWA Vice President, In-Flight Services and Department Heads: all matters and issues including administration and oversight, relating to In-Flight policy and procedures; all TWA operations as they affect Flight Attendants; and an overall implementation and improvement upon terms of this Agreement not performed in accordance with (a) above.

   c. At each domicile, IAM Domicile Chair - General Manager and Managers, In Flight: all matters and issues relating to this Agreement, and its improvement, affecting the individual domicile and Flight Attendants within the Domicile and its satellites, including grievances arising under Article 16.

   d. At each Domicile, three (3) IAM Representatives - TWA Domicile Coordinators (Supervisor): all matters and issues, relating to the providing of needed support for Flight Attendants within the domicile; and all matters relating to individual Flight Attendants or specific problems of one or more Flight Attendants involving interpretation of this Agreement or benefits, rights, and protection provided herein. Flight Attendants will be empowered and encouraged to exercise their responsibility and authority. They will be given the opportunity to use common sense, solve problems and exceed customer expectations.

   e. IAM Medical, Safety, Workers' Compensation/Benefits/Payroll Directors/Representatives (2) - TWA Director Medical; TWA Director Safety, TWA Director Workers' Compensation, TWA Director Benefits and TWA Director Payroll: all matters relating to individual Flight Attendant claims, problems and complaints relating to the aforesaid, respecting the right of the Flight Attendant to request confidentiality. In addition and in coordination with the domicile, the development by no later than January 1, 1995 of (1) the precise Flight Attendant job description - with updates as needed thereafter - including nature and extent of physical requirements; (2) programs designed to rehabilitate injured workers for earliest return to the job including such programs as, work hardening, and wellness programs.

                         ARTICLE 29 / Page 65

   f. IAM Director In-Flight Service Operations and Training - TWA In-Flight Service Operations and Training Designee: in coordination with the domiciles, all matters relating to operations and training of Flight Attendants including but not limited to new hire training, Annual Emergency Reviews, equipment and service training, and training of Flight Attendants in the ongoing re-engineering of the Airline as specified in this Agreement; and determination of need for, and selection of, Flight Attendants for Special or other Assignment in connection with temporary or permanent duties related to In-Flight Operations and Training.

   g.   IAM Director Flight Attendant Crew Operations and
        Scheduling Representatives - TWA Director Flight Attendant Crew Operations; Managers Crew Resources, Crew Schedule, Operational Planning and Variable Staffing Unit: all matters relating to policy and procedures in connection with construction of pairings/sequences; reserve utilization, away from domicile reassignment; amendments to, or improvement of, the Away From Domicile Scheduling Policy; and policies/procedures in implementing and enhancing efficiency of operation through the Variable Cabin Staffing provisions of the Agreement.

   h.   IAM Director Professional Standards and Special Health
        Services - TWA Director Special Health Services and other TWA personnel: all matters relating to overall administration of Professional Standards and Special Health Services policy as applied to Flight Attendants on general as well as individual basis.

2. Training

   Training will be essential to introduce the In-Flight team members to the concepts of union-management partnership, team building, self-management, conflict resolution and consensus decision making. The ongoing training objective will also focus on application of people skills. It is Therefore Agreed:

   a. Such training shall be jointly developed by representatives of In-Flight Services and the IAM in conjunction with such other personnel and/or outside consultant(s) as may be jointly determined.

   b. Flight Attendants shall have the ability to participate in forty (40) hours of training each year to enhance their understanding of the issues described herein.

   c. Such training may be provided in crew briefings, specific training sessions, home study, recommended reading, videos, seminars or other methods as determined in accordance with
        (a) and (b) above.

                         ARTICLE 29 / Page 66

3. Flight Attendant Crew Schedule and Operational Planning

   The timely, efficient and professional delivery of in-flight services to TWA passengers is central to the overall mission and success of the airline. TWA and the IAM mutually recognize (1) the overall importance of the In-Flight Services Department, to both TWA and to working Flight Attendants, in the delivery of TWA service and product and (2) the unique expertise and resources of the personnel, including Flight Attendants, IAM representatives and In-Flight management employees, within the In-Flight Services Department in determining the means and methods of delivery of in-flight service to the traveling public.

   Consistent with the foregoing and with principles of Participative Management embodied in this Agreement, the IAM and TWA agree:

   (1) TWA, the IAM, and outside consultants shall continue to explore the most feasible and most efficient manner of integrating TWA's Crew Scheduling, Operational Planning, Crew Allocation and Resources and Variable Staffing Unit into the In-Flight Services Department, TWA operational needs and Flight Attendant work schedules.

   (2) Effective immediately and irrespective of jurisdictional placement issues specified in (1) above, the IAM Scheduling Director and Advocates/Representatives shall, in addition to assisting individual Flight Attendants in the resolution of specific questions, problems and complaints related to scheduling or operational planning, work with TWA Scheduling and Operational Planning, Crew Allocation and Resources and Variable Staffing Unit personnel and, together with such personnel, determine Scheduling, Operational Planning and Crew Allocation and Resource policies and resolve issues of general applicability to Flight Attendants; by no later than January 1, 1995, IAM representatives and TWA representatives shall jointly determine the administrative structure of the Flight Attendant Scheduling and Operational planning, Crew Allocation and resources and Variable Staffing Unit functions and operation within the In-Flight Services Department, including lines of authority and reporting.

4. IAM Representatives

   With the exception of the President, Vice President, and in addition to the six (6) representatives enumerated in Article 16, the IAM representatives specified herein shall be paid by TWA in the manner set forth in Article 16.

5. IAM Representation

   Nothing contained in the Agreement shall abrogate in any way the rights of union representation, in grievance or otherwise, of any Flight Attendant. Any issue, grievance or complaint may be resolved by TWA and the IAM through

                         ARTICLE 29 / Page 67
   the co-equal lines of decision-making or through the procedures of
   Article 16. Any Flight Attendant may invoke the procedures of
   Article 16 over any matter or dispute arising out of the Agreement. If such dispute is not resolved either through joint decision-making or Article 16, it may be submitted to the final and binding dispute resolution procedures specified in Article 17. In proceedings conducted under Article 17, no joint decision maker directly involved in the issue at question shall participate as a member of the System Board determining the issue. Neither statements made, positions taken by the IAM representative, nor the fact that the IAM representative concurred in, the challenged decision, shall be referred to or introduced into evidence in such System Board proceeding.

6. Management/Labor Advisory Task Force

   The Management/Labor Advisory Task Force ("Task Force") established in 1994 shall become a permanent part of the corporate structure. Participation on the Task Force by the most senior officials of both the Company and its three largest unions highlights the joint commitment to the re-engineering effort and creates a decision making forum for action.

   The Task Force will meet at least once a month and will have the authority to create similar committees throughout the Company. These other committees may be department specific, issue specific, or cross departmental and/or operational lines. All such committees shall ultimately report to the Task Force. The Task Force shall continuously monitor all aspects of the Company including its structure, policies, procedures, long and short term business and financial plans, communications strategies, and any and all other matters involving the Company. The Company shall institute procedures to ensure that the recommendations of the Task Force and the committees are promptly acted upon.

   The Company shall pay the flight pay loss and expenses of the IAM representatives on the Task Force and all such committees and shall provide the necessary and appropriate insurance coverage for the performance of the duties of each IAM representatives.

   The Task Force Committee structure shall become a part of the company's Management Policies and Procedures Manual.

7. Filling of Positions in In-Flight

   In redefining the role of front line management, In-Flight Services and the IAM commit to the concepts of self-management, empowerment, consensus decision making, and team building. To that end, In-Flight Services and the IAM shall, no later than November 1, 1994 begin to jointly develop and administer a recruitment and selection process for all In-Flight personnel.

                         ARTICLE 29 / Page 68

8.  Access to Information

    The Company shall provide to the General Chairpersons of District Lodge 142 or their designee of the IAM or her/his representative, a monthly report setting forth information on the Company. The Company shall provide to the IAM's representatives on the Task Force and its related committees such information as may be required to carry out their work.

9.  Management Consultant

    By March 31, 1995, the Company shall retain a management consulting firm to fully review and analyze the Company's management structure. The members of the Task Force shall be entitled to meet regularly with this firm following its retention and to review its results prior to implementation.

10. Communication Improvement

    The Company shall make a good faith effort to improve communications within management and between management and the employees. The IAM and the Company agree to meet and to set goals achieving such improvement, including staff meetings, road shows, newsletters, surveys and financial updates. The IAM shall make its expertise and resources reasonably available to assist the Company in improving its communication with employees represented by the IAM.

TRANS WORLD AIRLINES, Inc.
By: Thomas Gorski
    Vice-President, In-Flight Services
    Date: September 22, 1994

INDEPENDENT FEDERATION
OF FLIGHT ATTENDANTS
By: Victoria L. Frankovich
    President
    Date: September 22, 1994

Amended to integrate IAM and its organizational levels by:

TRANS WORLD AIRLINES, Inc.

/s/ Terry L. Hayes
Vice President, Labor Relations

IAM

/s/ Sherry L. Cooper
General Chairperson

Date: August 1, 1999

                         ARTICLE 29 / Page 69

LETTER XXXI - ORDER OF REMOVAL - GROUND SERVICE MANUAL [9/22/94]

                    Dated:  September 9, 1994

                      ORDER OF REMOVAL - GSM


The Company agrees to review with IFFA the Order of Removal in the Ground Service Manual, specifically as it applies to XCAP and ACM classifications, and make those corrections necessary to bring the manual into contractual compliance.

TRANS WORLD AIRLINES, Inc.

By: /s/ Thomas Gorski
Vice-President, Inflight Services
Date: September 22, 1994

INDEPENDENT FEDERATION OF FLIGHT ATTENDANTS

By: /s/ Victoria L. Frankovich
President
Date: September 22, 1994

                         ARTICLE 29 / Page 70

LETTER XXXII - PREFERENTIAL BIDDING [9/22/94]


IFFA and TWA agree to a test of a Preferential Bidding Program.

1. The test will be conducted for a six (6) month period using a mutually agreed upon Flight Attendant location and category.

2. The test will commence as soon as practical once a mutually agreed upon vendor of a Preferential Bidding Program has been selected. Progress reports will be provided IFFA monthly with a targeted start-up date of 4/30/95.

3.    During the first two (2) months of the test period, Flight
      Attendants will submit bid preferences utilizing both the current TWA Crew Allocations-generated bid package and the vendor
      Preferential Bidding Program. Flight Attendants will fly the lines of the time that they are awarded from the TWA Crew Allocations CAMS bid award process.

4.    Beginning with the third month of the test period Flight
      Attendants will bid and fly lines of time awarded by the Preferential Bidding System.

5. At the conclusion of the 6-month test period, IFFA and TWA will jointly evaluate the results. If the decision is made to implement the program on a permanent basis, system-wide application will be made as soon as practical.

6. IFFA Representatives will meet with TWA Representatives on a monthly basis to review the bid awards, determine bid request satisfaction levels, correct bid award errors and identify outstanding problems concerning the bidding process.

NOTE: If the test proves successful and preferential bidding is implemented on a permanent basis, Article 18(A), (B), (C) and (D) will be affected, and the parties shall promptly meet to award related provisions so as to be consistent with preferential bidding.

TRANS WORLD AIRLINES, INC.
/s/ William L. Schecter
Vice President, Labor Relations
Date: September 22, 1994

IFFA
By: Victoria L. Frankovich
President
Date: September 22, 1994

                         ARTICLE 29 / Page 71

LETTER XXXIII - IFFA-TWA PAY STUDY COMMITTEE


September 24, 1994


There is hereby established a Joint Pay Study Committee consisting of the IFFA president or her/his designee and two other members appointed by IFFA, and the Vice President, In-Flight Services or her/his designee and two members appointed by In-Flight Services.

The Committee shall review and make recommendations concerning revisions in Flight Attendant pay structure based on industry averages; pay simplification; equalization of International and Domestic pay; and correction of contract/pay inequities and anomalies.

The Committee shall commence its review no later than January 1, 1995.

TRANS WORLD AIRLINES, Inc.

/s/ Thomas Gorski
Vice-President, In-Flight Services
Date: September 22, 1994

INDEPENDENT FEDERATION OF FLIGHT ATTENDANTS

/s/ Victoria L. Frankovich
President
Date: September 22, 1994

                         ARTICLE 29 / Page 72

LETTER XXXIV - VOLUNTARY RELEASE OF LAYOVER HOTEL ROOMS [9/22/94]

              VOLUNTARY RELEASE OF LAYOVER HOTEL ROOMS

TWA and IFFA agree to continue the Voluntary Release of Layover Hotel
Rooms.

The program will provide for a $10.00 rebate for each voluntary release of an eligible hotel room on the domestic and international operations. In order to qualify for this rebate, the Flight Attendant must follow agreed-upon procedures and notify the Company at least twelve (12 hours prior to the arrival of the inbound flight for the specific layover. A listing of eligible hotels at which this voluntary release of rooms is applicable will be provided.

Representatives of TWA and IFFA will continue to establish the procedures with the Director of Hotel Administration no later than November 1, 1994.

TRANS WORLD AIRLINES, INC.

/s/ Thomas Gorski
Vice-President, In-Flight Services
Date: September 22, 1994

INDEPENDENT FEDERATION OF FLIGHT ATTENDANTS

/s/ Victoria L. Frankovich
President
Date: September 22, 1994

                         ARTICLE 29 / Page 73

LETTER XXXV - DIRECT REPORT [5/31/94]



May 31, 1994


Ms. Victoria Frankovich
President
Independent Federation of Flight Attendants
630 Third Avenue
New York, NY 10017

Dear Ms. Frankovich:

A Flight Attendant who is scheduled to begin his/her flight assignment by a deadhead flight segment(s) out of his/her domicile/satellite shall be permitted, upon notification to Crew Schedule, to report directly to the departure station of the first working flight segment of such flight assignment. The notification to Crew Schedule must occur no later than two (2) hours prior to the departure of the domicile/satellite deadhead flight segment, giving Crew Schedule sufficient time to stand up the appropriate Flight attendants if necessary.

A Flight Attendant utilizing the provisions described in this letter of agreement, will be required to fill out a computer mask showing the waived deadhead. The Flight Attendant shall be deemed to have actually performed the deadhead assignment as scheduled except that his/her trip expenses shall commence at the scheduled departure time of the first segment that the Flight Attendant actually protects.

In the event that a layover is scheduled prior to the first segment actually worked by the Flight Attendant, he/she shall be provided with the necessary hotel accommodations. The Flight Attendant shall be required to notify the JFK Hotel Desk, using the 800 number or the mask entry in the bid package to cancel any hotel accommodations that are not needed.

The ability to "direct report" cannot be utilized for deadheads associated with charter or reserve assignments.

If this letter accurately reflects your understanding, please indicate by signing below.

                            Very truly yours,

                            /s/ Bette Dubinsky
                            Manager - Labor Relations

Agreed and Accepted:
/s/ Victoria Frankovich

                         ARTICLE 29 / Page 74

LETTER XXXVI - PTO COMPUTER MASK [6/1/94]


                                                June 1, 1994


Ms. Victoria Frankovich
President
Independent Federation of Flight Attendants
630 Third Avenue
New York, NY 10017

Dear Ms. Frankovich:

It is agreed that the company shall adjust the computer mask used by the Flight Attendants to request whole month, half month, specific dates or any range of days off for PTO. The awarding of the PTO, including last minute/short notice PTO, shall always be on a first come, first serve basis, via such computer request, documenting the date and time of each request.

The award of all requests will be by domicile positions and listed in order of input by type of PTO requested, i.e. all full month requests will be listed on a report by domicile/position, all first half month will be listed on a different report by domicile/position.

The PTO computer mask for the month will be available forty-five (45) days prior to the start of the specific month and will be open, accepting all requests until the actual contract month has come to an end.

If this letter accurately reflects your understanding, please indicate by signing below.

                                  Very truly yours,

                                  /s/ Bette E. Dubinsky
                                  Manager, Labor Relations
BED/bw

Agreed and Accepted:

Victoria Frankovich

                         ARTICLE 29 / Page 75

LETTER XXXVII - CODE 4/UBS OVERRIDE [7/28/94]


July 28, 1994

William L. Schecter
Vice President - Labor Relations
Trans World Airlines, Inc.
Building 60, Terminal 4A
JFK International Airport
Jamaica, NY 11430
                                   Re: IFFA-TWA
                                       Code 4/UBS Override
                                       -------------------

Dear Mr. Schecter:

This letter will confirm our agreement concerning the IAM's obligation to reimburse TWA for payroll-related and non-payroll-related benefits and other TWA employment costs, in excess of salary, associated with the removal of Flight Attendants from TWA flight duty at IAM request for purposes of union-related business (Code 4/UBS override). It is understood and agreed:

(1) TWA forever releases and forgives IFFA of and from any debt or obligation, if any, that may exist on IFFA's part, which IFFA expressly denies, in connection with Code 4/UBS override for Flight Attendants removed from TWA flight duty on Code 4/UBS at IFFA's request prior to August 1, 1994; this release shall become effective upon payment by IFFA to TWA of the Code 4/UBS salary and override (computed at 35% of salary), if any, for the period prior to August 1, 1994.

(2) IFFA shall pay TWA Code 4/UBS override equal to forty (40%) of salary of Flight Attendants removed from TWA flight duty, on and after August 1, 1994, on Code 4/UBS at IFFA's request for purposes of union-related business.

If the foregoing accurately reflects your understanding, please signify by signing below.

                                         Sincerely,

                                         /s/ Victoria Frankovich

Agreed and Accepted

/s/ William L. Schecter

                         ARTICLE 29 / Page 76

LETTER XXXVIII - PROFESSIONAL STANDARDS COMMITTEE


                        LETTER OF AGREEMENT

                              BETWEEN

                  TRANS WORLD AIRLINES. INC. (TWA)

            AND THE FLIGHT ATTENDANTS AS REPRESENTED BY

                              THE IAM

WHEREAS, it is in the best interests of TWA, its Flight Attendants and the travelling public to ensure the highest standards of safety and service among its Flight Attendants; and

WHEREAS, it is in the best interests of TWA and its Flight Attendants to ensure the most productive work environment with the earliest possible resolution of disputes of problems within the Flight Attendant workforce; and

WHEREAS, certain job performance issues are best addressed and resolved by and among peers.

NOW THEREFORE, IT IS AGREED:

The Company agrees that disputes that arise regarding employee conflicts and professional conduct which may come to the Company's attention may be referred to the IAM Professional Standards Committee.

The Company further agrees that this Letter will be utilized and applied in exactly the same manner as Letter of Agreement VII is applied as contained in the TWA-ALPA Agreement.

Whenever TWA refers an issue to the IAM Professional Standards Committee, the Committee shall normally have a period of thirty (30) days or such longer period as may be designated by mutual agreement, during which to attempt to resolve the problem. During such thirty day (or longer) period. TWA agrees to hold in abeyance any action it may have commenced or contemplated taking. At or before the end of the thirty day or longer period the IAM Professional Standards Committee shall make a verbal report to appropriate management either that "the problem is resolved" or that the "IAM Professional Standards Committee is unable to be of any further assistance".

In the event that successful resolution of a problem is not attained by the committee within the above thirty day (or longer) period. TWA is then free to take whatever action it deems appropriate in order to resolve the problem. In cases where TWA would elect to

                         ARTICLE 29 / Page 77
commence or continue disciplinary proceedings the delay caused by the thirty day (or longer) period to arrive at a successful resolution, will not be raised by the IAM as supporting its position. In cases where TWA commenced adverse action against a Flight Attendant prior to referring the issue to the IAM Professional Standards Committee, the disciplinary time clock will stop and the thirty day (or longer) period in which the IAM Professional Standards Committee attempted to resolve the problem shall not count toward the established time limits for the filing of a grievance. After the thirty day (or longer) period has past. the Company shall resume the time limit count continuing from the last day the count was suspended and prior to referring the issue to the IAM Professional Standards Committee.

TWA further agrees that no IAM Professional Standards Committee member will be asked or required by TWA to testify in any disciplinary case that has been previously referred to the Committee by TWA.

IT IS FURTHER AGREED:

That TWA shall, in connection with any case referred by it and if so requested by the IAM Professional Standards Committee, encourage any employee involved in a dispute to work with the Committee to attempt to attain an amicable and equitable resolution of the problem.

IT IS FURTHER AGREED:

That it will be the solemn responsibility of the members of the IAM Professional Standards Committee to uphold the highest standards of safety, service and professionalism among the work force and will accomplish that by;

   1) Aiding in the resolution of flight conduct problems which affect the safety and/or the professional conduct of a flight.

   2)   Aiding in the resolution of conflicts between Flight
        Attendants when these conflicts may affect the safety and/or the professional conduct of a flight.

   3)   Aiding in the resolution of conflicts between a Flight
        Attendant, a member of another employee group, or another individual when the conflict may affect the safety and/or professional conduct of a flight.

   4) Promoting understanding that Flight Attendant conduct off the aircraft has a favorable or unfavorable reflection upon the profession, therefore, such conduct must be addressed if it reflects negatively upon the profession.

   5) Proceeding with respect for the individual by offering supportive peer counseling which protests the individuals self-esteem.

                         ARTICLE 29 / Page 78

   6) Promoting the highest standards of professional conduct through regular communication with the Flight Attendant group through newsletters and other such vehicles.

IT IS FURTHER AGREED:

That, the proceedings of the IAM Professional Standards Committee shall be kept and remain confidential to the fullest extent practicable.

That the provisions of this Letter of Agreement and the procedures delineated herein shall in no way alter or diminish TWA's authority to ensure proficiency and air safety nor shall they abridge or infringe upon TWA's, the IAM's or a Flight Attendant's rights under the IAM - TWA Collective Bargaining Agreement.



AGREED AND ACCEPTED:
Trans World Airlines, Inc.
/s/ TERRY L. HAYES

IAM
/s/ SHERRY L. COOPER

                         ARTICLE 29 / Page 79

LETTER XXXIX - OK'ING RESERVE ASSIGNMENT AND CHANGES TO BID AWARDS
[2/9/95]

February 9, 1995

Ms. Victoria Frankovich
President
Independent Federation of Flight Attendants
720 Olive Street, Suite 1700
St. Louis, MO 63101

Dear Ms. Frankovich:

It is agreed that the Company will allow Flight Attendants to O.K. reserve assignments and changes to line holder bid awards via computer input, except during the hours of 0900 and 1000 and 2100 and 2200 daily, local domicile time. The ability to O.K. via computer will be effective with the sequence notification date and time as published in the Flight Attendant bid packages.

If the foregoing accurately states the terms of this agreement, please sign one copy where indicated below and return that fully executed copy to my office.

                                 Very truly yours,

                                 /s/ Bette E. Dubinsky
                                 Director
                                 Labor Relations, Inflight

BED: jdc

Agreed and Accepted:

/s/ Victoria Frankovich

                         ARTICLE 29 / Page 80

LETTER XL - RESERVE SPREAD [4/19/95]



April 19, 1995


Ms. Victoria Frankovich
President
IFFA
720 Olive Street, Suite 1700
St. Louis, MO 63101

Dear Ms. Frankovich:

This letter will confirm our agreement concerning the expansion of options for reserve spreads. The reserve spread options may include three, four, five and ten day spreads and may be discontinued by mutual consent of the parties with notification to the Director of Crew Scheduling no later than the first of the month preceding the effected month.

If the foregoing accurately states the terms of this agreement, please sign one copy where indicated and return that fully executed copy to my office.

                       Very truly yours,

                       /s/ Bette E. Dubinsky Director
                       Labor Relations, Inflight

BED:jdc

Agreed and Accepted:

/s/ Victoria Frankovich

                         ARTICLE 29 / Page 81

LETTER XLI - WORKERS' COMPENSATION TASK FORCE

                        LETTER OF AGREEMENT

                           BETWEEN IFFA

                   AND TRANS WORLD AIRLINES, INC.

IFFA and TWA agree that a reduction in the cost of workers' compensation is in the best interest of the Company and the work force. Therefore, TWA commits to establishing a joint task force to reduce such cost. The task force shall consist of representatives of TWA, ALPA, IAM, and IFFA. The initial meeting of the task force shall be held no later than 10/30/94.

The task force shall determine specific measures, which if implemented, will reduce workers' compensation costs to or below industry averages. Should TWA and, individually or collectively, any or all of the labor unions agree, such task force may be developed into a Joint Medical Board which shall be responsible for maintaining or improving upon these savings by reviewing:

   a)   facilities
   b)   providers
   c)   fee schedules
   d)   legal requirements
   e)   associated costs
   f)   risk assessment
   g)   problem case reviews

The task force shall immediately identify any and all areas of cost savings, related to workers' compensation and such cost saving determinations shall be implemented at the earliest practicable date, but no later than July 1, 1995.

TRANS WORLD AIRLINES, Inc.
By: /s/ Thomas Gorski
Vice-President, In-Flight Services
Date: September 22, 1994

INDEPENDENT FEDERATION OF FLIGHT ATTENDANTS
By: /s/ Victoria Frankovich
President
Date: September 22, 1994

                         ARTICLE 29 / Page 82

LETTER XLII - AMENDMENT TO ARTICLE 24(R) - DEDUCTION OF MEMBERSHIP UNION DUES [10/10/95]


October 10, 1995

Ms. Sherry Cooper
President
Independent Federation of Flight Attendants
720 Olive Street, Suite 1700
St. Louis, MO 63101

Dear Ms. Cooper:

This is to confirm the Agreement of the parties that the deduction of membership union dues pursuant to Article 24(R) of the TWA-IFFA
Collective Bargaining Agreement will be amended as follows:

Deductions of membership dues shall be made from one (1) paycheck each month provided there is a balance in the paycheck sufficient to cover the amount after all other deductions authorized by the employee relating to health benefits or pension benefits or required by law have been justified. In the event of termination of employment, there shall be no obligation of the Company to collect dues until all such other deductions (including money claims of the Company and the Credit Union) have been made, and such obligation to collect dues shall not extend beyond the pay period in which the employee's last day of work occurs.

This letter will not affect any other provision of the TWA-IFFA
Agreements.

If the foregoing accurately reflects our understanding please sign where indicated below.


                            Very truly yours,

                            /s/ Philip B. Whitcomb
                            Staff Vice President
                            Labor Relations
PBW:jdc

Agreed and Accepted:

/s/ Sherry Cooper

                         ARTICLE 29 / Page 83

LETTER XLIII - RESERVE SPREADS



August 8, 1995

Michael McDermott
Director, Contract and Scheduling
Independent Federation of Flight Attendants
720 Olive Street, Suite 1700
St. Louis, MO 63101

Dear Michael:


This letter will cancel and supersede my letter dated April 19, 1995. This letter will confirm our agreement concerning the expansion of options for reserve spreads. The reserve spread option may include two, three, four, five and ten day spreads which in combination may not exceed four separate spreads. Such Reserve Spreads or any combinations thereof may be discontinued by mutual consent of the parties with notification to the Director of Crew Scheduling no later than the first of the month preceding the effected month.

If the foregoing accurately states the terms of this agreement, please sign one copy where indicated and return that fully executed copy to my office.

                  Very truly yours,

                  /s/ Bette E. Dubinsky
                  Director
                  Labor Relations, In Flight


Agreed and Accepted:

/s/ Michael McDermott

                         ARTICLE 29 / Page 84

LETTER XLIV - DOWNTOWN LAYOVER HOTELS



August 23, 1995

Ms. Bette Dubinsky
Director, Labor Relations
Trans World Airlines, Inc.
One City Centre
515 N. Sixth Street
St. Louis, MO 63101

Re:  Downtown Layover Hotels

Dear Ms. Dubinsky:

In accordance with the IFFA/TWA Collective Bargaining Agreement, downtown layover hotels are required for Flight Attendants whose layovers are scheduled for 24 or more hours. During non-routine operations, occasionally Flight Attendants who are scheduled for downtown layovers end up with less than 24 hours from release to report and depending on the amount of delay related to non-routine operations, a Flight Attendant's legal rest could be jeopardized.

In order to ensure that Flight Attendants receive sufficient rest at layover stations, IFFA and TWA agree that scheduled downtown layover hotels may be moved to an airport hotel location where the time from release to report is reduced to less than 12 hours.

If you agree with the above, please indicate by signing below and return one fully-executed copy to me.

                            Very truly yours,

                            /s/ Michael McDermott
                            Director, Contract Administration

AGREED AND ACCEPTED:
/s/ Bette Dubinsky
TWA Director, Labor Relations

cc: V. Frankovich
    B. Hoffman
    N. Adams
    B. Jolley
    Full-Time Reps.

                         ARTICLE 29 / Page 85

LETTER XLV - RESERVE TRADING

August 24, 1995

Michael McDermott
Director, Contract and Scheduling
Independent Federation of Flight Attendants
720 Olive Street, Suite 1700
St. Louis, MO 63101

Dear Michael:

This letter of agreement confirms our understanding permitting Reserve Cabin Attendants to mutually trade flights and expand the parameters governing the Open Trading of their Spread Days.

A. Mutual Trading of Flights:
   -------------------------

   Reserve Cabin Attendants may mutually trade their entire assigned pairing no later than the report time of the first affected pairing provided:

   1.   Pairings operate on the same calendar days.

   2.   Both pairings are of the same operation.

        a.   Domestic to Domestic
        b.   International to International

B. Additional Trading of Spread Days:
   ---------------------------------

   All Reserve Spreads vacated due to move-ups prior to the beginning of the new month shall be placed in international open time for trading.

   1. All trades must maintain a period of four (4) days of availability between spread days.

   2. Trades must result in combinations that do not exceed four separate spreads.

   3. Spreads may be traded not later than fifteen (15) hours prior to the first spread affected.

   4. Effective with this agreement, two (2), three (3), four (4), and five (5) day spreads, which are on the open flight list, shall be available for trading prior to, but not on/after the first day of the new month. Any additional move-ups which occur on or after the first day of a new month, shall not create additional reserve spread trading, except those of a ten (10) day spread duration.

                         ARTICLE 29 / Page 86

If the foregoing accurately states the terms of this Agreement, please sign one copy where indicated and return one fully-executed original to my office.

                               Very truly yours,
                               /s/ Bette E. Dubinsky
                               Director
                               Labor Relations, In Flight

Agreed and Accepted

/s/  M. McDermott

                         ARTICLE 29 / Page 87

LETTER XLVI - RESERVE ASSIGNMENT SET-UP/CALL-IN PERIODS


September 28, 1995


Ms. Victoria L. Frankovich
President
Independent Federation of Flight Attendants
720 Olive Street, Suite 1700
St. Louis, MO 63101

Re: P.M. Reserve Assignment Set-up and Call-in Periods

Dear Ms. Frankovich:

This letter will confirm our agreement concerning the change in the start time of the PM. Reserve Assignment Set-up Period and the PM. Reserve Call in Period.

1. The P.M. Reserve Assignment Set-up Period shall begin at 1900
   (previous time was 2100).

2. The P.M. Reserve Call-in Period shall begin at 2000 (previous time was 2200).

3. The end time of the P.M. Reserve Call-in Period remains unchanged, ending at 0100.

4. It is further understood and agreed that all procedures requiring a Reserve Flight Attendant returning from a status that ends at midnight remain in effect.

5. A Flight Attendant who is off duty and is scheduled on a flight that is normally covered from the P.M. Set-up period will lose all rights to such trip at 1730 local domicile time. Any flight that
                               --------------
   is vacated will become a soft opening and if said flight is not used for balancing, it will be released for trading and self-balancing not later than 1800 local domicile time.

6. Trading will be suspended during the Set-up period from 1900 to 2000.

7. Only those known open flights departing not earlier than four (4) hours nor later than twenty (20) hours after the end of the Call-in period shall be assigned to a Reserve Flight Attendant.

                         ARTICLE 29 / Page 88

If the foregoing accurately states the terms of this Agreement, please sign one copy where indicated and return one fully-executed original to my office.

                              Very truly yours,
                              /s/ Bette E. Dubinsky Director
                              Labor Relations, In Flight
BED:jdc

Agreed and Accepted
/s/ Victoria L. Frankovich

                         ARTICLE 29 / Page 89

LETTER XLVII - UNION DUES



October 10, 1995

Ms. Sherry Cooper
President
Independent Federation of Flight Attendants
720 Olive Street, Suite 1700
St. Louis, MO 63101

Re: Dues Deduction

Dear Ms. Cooper:

This is to confirm the Agreement of the parties that the deduction of membership union dues pursuant to Article 24(R) of the TWA-IFFA
Collective Bargaining Agreement will be amended as follows:

Deductions of membership dues shall be made from one (1) paycheck each month provided there is a balance in the paycheck sufficient to cover the amount after all other deductions authorized by the employee relating to health benefits or pension benefits or required by law have been justified.

In the event of termination of employment, there shall be no obligation of the Company to collect dues until all such other deductions
(including money claims of the Company and the Credit Union) have been made, and such obligation to collect dues shall not extend beyond the pay period in which the employee's last day of work occurs.

This letter will not affect any other provision of the TWA-IFFA
Agreements.

If the foregoing accurately reflects our understanding please sign where indicated below.

                                    Very truly yours,

                                    /s/ Philip B. Whitcomb
                                    Staff Vice-President
                                    Labor Relations, TWA

Agreed and Accepted by:

/s/ Sherry Cooper

                         ARTICLE 29 / Page 90

LETTER XLVIII - UNIFORMS


February 7, 1996

Ms. Sherry Cooper, President
IFFA
720 Olive Street, Suite 1700
St. Louis, MO 63101

Dear Sherry:

As discussed, TWA has acquired new vendors for Flight Attendant uniform items. Presently, the prices stated in the contract, Article 5(C)(2), are inconsistent with the actual prices paid by TWA to the vendors for additional/accessory uniform items.

The enclosed comparison chart reflects the differences that presently exist between TWA costs and the IFFA contract. As is apparent several of the items are considerably less in price than as stated in the contract, enabling us to pass the savings onto the Flight Attendant work force. An increase is noted for shirts and the unisex tie, while the Flight Attendant wings, service stars and hash marks remain the same.

By this Letter of Agreement, the parties concur that the prices as stated on the enclosed form reflect the costs that will be paid by all Flight Attendants for additional/accessory uniform items.

If the foregoing accurately reflects our understanding please sign where indicated below.

                              Yours truly,

                              /s/ Bette E. Dubinsky
                              Director, Labor Relations
                              In-Flight

BED:jdc


Agreed and Accepted:

/s/ Sherry Cooper

                         ARTICLE 29 / Page 91

                     FLIGHT ATTENDANT UNIFORM COMPARISON
                     BETWEEN TWA COST AND IFFA CONTRACT

      Uniform Item                         TWA Cost     IFFA Contract
      Double-Breasted Blazer - Female       $109.50               N/A
      Single-Breasted Blazer - Female        104.50               N/A
      Double-Breasted Blazer - Male          144.50               N/A
      Single-Breasted Blazer - Male          139.50               N/A
      Skirt                                   49.50               N/A
      Slacks - Female                         57.50               N/A
      Trousers                                55.00               N/A
      Longsleeve Blouse/Shirt                 19.35             15.00
      Shortsleeve Blouse/Shirt                17.15             13.13
      Epaulet Covers                           2.50              3.13
      Serving Garment - Female                13.95             29.88
      Serving Garment - Male                  13.95             26.81

      Handbag                                 31.50             37.50
      Suitcase                                45.00             56.25
      Topcoat                                115.00               N/A
      Collar Bar                               2.25              2.58
      Pocket Square                             .50               .94
      Unisex Tie                               6.75              6.56
      Bias Cut Scarf                           3.50              6.06
      Belt                                     5.75              8.44
      Sweater                                 18.75             30.63
      Sweater Vest                            15.00             25.00
      F/A Wings                                6.25              6.25
      FSM Wings                               10.15             11.25
      Floppy Bow Tie                 Stock depleted              2.31
      FSM Pouch                                1.53              1.84
      Attache                                 50.12             62.65
      Service Stars                             .45               .45
      Hash Marks                                .45               .45
      Maternity Jumper                        60.00             61.88
      Maternity Blouse                Not available             66.00

2/5/96

                         ARTICLE 29 / Page 92

LETTER XLIX - MENTAL HEALTH/SUBSTANCE ABUSE PROGRAM


April 18, 1996

Ms. Sherry Cooper, President
Independent Federation of Flight Attendants
720 Olive Street, Suite 1700
St. Louis, MO 63101

Subject: Mental Health/Substance Abuse Program

Ref: My Correspondence Dated January 16, 1996

Dear Ms. Cooper:

Thank you for reviewing the company's proposal for an updated Mental Health/Substance Abuse Benefit Plan. This letter will confirm the agreement reached during the 1994 negotiations to modify the Mental Health/Substance Abuse benefits as described in the enclosed universal schedule which will replace the existing schedules that provide different benefit levels for each employee group.

If the foregoing and the enclosed schedule reflects your understanding of the changes we have agreed to, please sign this letter where indicated below and return one copy to me.

                       Very truly yours,

                       /s/ Bette E. Dubinsky
                       Director
                       Labor Relations In Flight

Agreed and Accepted

/s/ Sherry Cooper

                         ARTICLE 29 / Page 93

LETTER L - 757 STAFFING


                                            June 12, 1998

Sherry L. Cooper
IAM General Chairperson
IAM Local Lodge 1997

Dear Ms. Cooper:

With regard to the Boeing 757 staffing, the following are the terms of the agreement reached between Trans World Airlines, Inc. and the International Association of Machinists:

   1. Effective August 1, 1998, the basic crew staffing for 757 commercial and charter flights is established as one (1) FSM plus four (4) Cabin Attendants on Domestic flights; and one
        (1) FSM plus five (5) Cabin Attendants on International
        Flights.

   2. The Company will determine crew staffing on all 757 aircraft for International, Domestic, commercial and charter flights at or above FAA minimum requirements. Additional crew staffing above the FAA minimum requirements may be published in the monthly bid package or may be established by the Variable Cabin Staffing Unit (VSU) based on the following criteria:

        Service Type                        % Revenue Load
        ------------                        --------------
        Hot Meal                            70%
        Snack or cold meal                  85%

   3. For under-staffing payment purposes, the Company will be required to make an under-staffing payment when it does not operate 757 commercial or charter flights with the basic crew staffing.

   4. For under-staffing payment purposes, the Company will be required to make an under-staffing payment when crew staffing as published in the monthly bid package or additional staffing established by the VSU is not provided on a 757 flight segment where the actual total revenue passenger load is 70% or greater. When the actual total revenue passenger load is less than 70%, the Company will not be required to make such under-staffing payment.

   5. Such under-staffing payment, when required, shall be made to each crew member who actually worked the flight segment in accordance with the following formula:
        (a)  Number of crew members under-staffed
        (b)  Number of hours of flight segment (block-to-block)
        (c) $10.00 per hour or fraction thereof pro-rated per Flight

                         ARTICLE 29 / Page 94

                          Attendant absent.

        Multiply (a) x (b) x (c) = amount each Flight Attendant will receive as an understaffing payment in addition to all other compensation earned.

   6. Effective August 1, 1998, for pay purposes only, 757 flights arriving or departing to or from Mexico and Caribbean stations will be deemed "International" and Flight
        Attendants working such flights will be compensated at the appropriate International rates of pay set forth in Article 3 of the CBA.

   7. For staffing purposes, 757 flights arriving or departing to or from Mexico and Caribbean stations will continue to be deemed "Domestic" with a basic crew staff level of one (1) FSM plus four (4) Cabin Attendants.

   8. For scheduling purposes, 757 flights arriving or departing to or from Mexico and Caribbean stations will continue to be deemed "Domestic" and subject to all applicable provisions of Article 6 and Article 18 of the CBA.

   9. The under-staffing payment provisions will become effective July 1, 1998 based on the July bid package.

   10. This agreement is effective upon execution by the parties, is incorporated in the collective bargaining agreement signed September 22, 1994 and is subject to all provisions of the Railway Labor Act, as amended.

If this letter accurately reflects our agreement, please sign below.

                                    Very truly yours,

                                    /s/ Philip B. Whitcomb
                                    Vice-President - Labor Relations

Agreed and Accepted by:
/s/ Sherry L. Cooper
General Chairperson, IAM

                         ARTICLE 29 / Page 95

LETTER LI - PENSION PLAN CONTRIBUTIONS



March 31, 2000

Mr. William O'Driscoll
President-Directing General Chairperson
District Lodge 142
International Association of Machinists
  and Aerospace Workers
400 NE 32nd Street
Kansas City, MO 64116

Dear Mr. O'Driscoll

This letter will confirm our agreement that TWA will make certain contributions to the IAM National Pension Plan. Effective March 1, 2001, TWA will begin contributions on behalf of eligible IAM represented employees to the IAM National Pension Fund, National Pension Plan $0.50 per hour to a maximum of 173 hours per month based on flight credit hours of up to seventy-three (73) hours per month multiplied by two point three seven (2.37).

The terms and conditions of such contributions, including employee eligibility, shall be set forth in the National Pension Plan Contract. The actual contribution shall be calculated as follows:

(Flight Credit Hours (up to 73 hours) x 2.37 x hourly contribution ($0.50) = total monthly contribution.)

If this letter accurately reflects our agreement, please sign this letter where indicated below.


                            Very truly yours,

                            Terry L. Hayes
                            Vice President-Labor Relations
                            Trans World Airlines, Inc.

TLH:jdc

Agreed and Accepted:

/s/ William O'Driscoll

                         ARTICLE 29 / Page 96

LETTER LII
         PROCEDURAL LETTER OF UNDERSTANDING FOR ARTICLE 23(B)

This Letter of Understanding will provide the parameters to be followed in the selection and implementation of Article 23(B) Medical Facilities and the procedures to facilitate the application of Article 23(B).

REGIONAL MEDICAL FACILITIES

The parties agree to establish Regional Medical Facilities within one hundred twenty (120) days of ratification of a new Collective Bargaining Agreement. Regional Medical Facilities will be chosen by the parties in the areas named below. Regional Medical Panels will be chosen from Board-certified physicians on staff at the facilities. The purpose of the Regional Medical Panels is to have a physician render an impartial finding of medical condition at issue before him/her as outlined under the provisions of Article 23(B) of the TWA-IAM Flight Attendant Agreement. Either party shall have the right to require a review and approval of any Medical Panel facility every eighteen (18) months.

The third impartial physician's determination shall be final and binding upon the Company and the employee on the issue submitted.

The parties agree to establish Regional Medical Panels for the following areas:

NY Metro Area   STL  MCI  LAX  SFO  ORD
Southeastern  US (ATL/FL area)
ORF  DEN  PHX  BOS  SEA

SPECIALTIES
The Regional Medical Panels will consist of the following specialties:

1. Cardiology
2. Internal Medicine
3. Neurology
4. Orthopedics
5. Obstetrics/Gynecology
6. Occupational Medicine
7. Psychiatry/Licensed Clinical Psychologist (For Flight Attendants, the treating physician shall determine whether the examination shall be by a psychiatrist or a licensed clinical psychologist).
8. Otolaryngology

The parties agree that it may be necessary to increase the number of specialties to encompass the area of medicine that may be required in the application of Article 23(B). In the event the employee requires the services of a specialty not included in the existing panel, the parties will expand the list to include such specialty on a case-by-case basis. The parties further agree that there shall be at least two (2) physicians in each specialty on the Regional Medical Panel at each location.

                         ARTICLE 29 / Page 97

TRAVEL/MISCELLANEOUS

In the event a Flight Attendant resides more than 100 miles from any established Regional Medical Panel, he/she shall have three (3) options when attending an impartial medical examination:
(1) The Flight Attendant may choose to attend an impartial medical examination at the STL Regional Medical location; or
(2) The Flight Attendant may choose to attend an impartial medical examination at a Regional Medical location most convenient for travel from his or her residence; or
(3) The Flight Attendant may request an impartial medical examination at a location more convenient to his/her residence. In this event, the Flight Attendant's treating physician shall provide TWA Medical Services with the names of three (3) physicians (along with the appropriate curriculum vitae). TWA Medical Services shall select one of the three physicians for the scheduling of the impartial medical examination. The doctors shall not be affiliated with the treating physician and shall be board-certified in the field related to the medical examination.

In all events the Flight Attendant shall notify TWA Medical Services of his or her choice of one (1) of the three (3) options within fifteen
(15) days following the Company's notice of the Flight Attendant's ability to request a third party medical examination. In the event the Flight Attendant selects the third option, his or her treating physician shall provide TWA Medical Services with the names of the three (3) physicians no more than fifteen (15) days following the Flight Attendant's choice of the third option.

If any employee is required to travel to an area where the Article 23(B) Medical Panel physician is located, the Company shall provide positive space air transportation on TWA for the 23(B) examination. If the employee has to provide his or her own transportation, the Company will reimburse the employee for other and reasonable actual expenses such as mileage and tolls. The Company shall reimburse the employee for such other reasonable and actual expenses such as hotel and meals when necessitated by the travel. Mileage and other reimbursements will be governed by the provisions of the TWA Management Policy and Procedures Manual and will require the submission of a TWA Expense Report (Form G-118).

Example: If an employee based at MCO elects to invoke Article 23(B) and the Medical Panel physician is located at TPA, the Company will reimburse the employee for expenses incurred for the purpose of attending the examination.

                         ARTICLE 29 / Page 98

                           INDEX


SUBJECT                                                  ARTICLE
A

Accident/Incident                                        25(B)
Accidental Death and Dismemberment                       22(F)(1)
Accident Investigation Team                              25
Acquisition of Redesigned/Reconfigured Aircraft          25(E)
Addresses of Employees                                   20(J)
Adoption Leave                                           15(H)
Airport Standby                                          2(L)(2)
                                                         18(D)(8)(e)
Alternate Line Flying                                    6(A)(2)
                                                         6(X)
Alternate Line Flying Definition                         2(Q)
Attendance Control Program                               29
Automatic Trip Drop                                      18(D)(7)(f)
Availability for Flight                                  18(D)(9)
Average Line Value (ALV)                                 2(O)
Awarding of Run Selections                               18(D)(5)
Away From Domicile Policy                                18(B)(2)

B

B-747 Letter of Agreement                                29
Back Dues                                                24(Q)
Back-to-Back Flying                                      18(G)
Balance, Not Further                                     18(D)(7)(g)
Balance Avoidance (RIP, RGU)                             18(D)(7)(f)
Balancing and Limitations                                18(D)(7)(f)
Balancing, Company Same Calendar Day                     18(D)(7)(f)(1)
                                                         6(Z)
Balancing, Family Emergency                              8, 18
Balancing, Initial                                       18(D)(7)(c)
Balancing, Personal Illness                              8, 18
Bankruptcy                                               1
Bow-wave Option                                          18(D)(7))g)
Buffers                                                  6(Z)
Bulletin Boards                                          20(J)
Bulletined Vacancies                                     13(B)

C

Cabin Attendant                                          2(A)
Cabin Staffing, Additional                               26(C)
Calendar Month Limitations, Vacation                     9(G)
Call Out                                                 18(D)(8)(g)
Call-in Requirements, Reserve                            18(D)(8)(g)

                          INDEX / Page 1

CAMS Home Access                                         20
Cancellation of Bids on File                             13(D)
Category Bids, Additional                                18(B)(6)
Change in Address                                        12(D)
Change in Schedules/Availability of Information          18(B)(3)
Chart Examples of Back-to-Back Flying                    18(G)(12)
Charters                                                 18(E)
Chiropractic Care                                        22
Codeshares                                               1
Co-Terminal                                              6(E)(7)
Company Balance Limitation                               18(D)(7)(f)
Company Insignia                                         5(D)
Company Maximum Block Hours, Reserve                     18(D)(7)(e)
Company Same Day Calendar Balance                        18(D)(7)(f)(1)
                                                         6(Z)
Confirmation of Illness                                  8(B)
Contact While on Medical                                 8(L)
Continuation of Insurance                                22(F)(6)
Copies of Agreement                                      20(A)
Corporate Governance                                     1
Crew Complement, Basic                                   26(A)
Crew Meals                                               4(C)(4)
Crew Rest                                                6(T)
Customer Service Panel                                   20(G)

D

Daily Credit Rate                                        2(P)
                                                         18(F)
Daily Credit Rate, Sick Leave                            8(D)
Daily Credit Rate, Industrial                            8(I)
Deadhead Pay                                             3(CC)
Deductible                                               22(A)
Deduction of Membership Dues, Letter of Agreement        24, 29
Dental Insurance Plan Benefit                            22(C)
Dental Plan                                              22(C)
Deregulation                                             27(D)
Direct Report, Letter of Agreement                       29
Disability Retirement                                    21(B)(7)
Disability Retirement Pass                               7(G)
Discharge, Union Security                                24(F)
Discipline and Discharge                                 16(C)
Discipline/Reprimand                                     19(B)
Displacement/Involuntary Assignment                      13(C)
Displacement, Leave Expiration                           15(D)
Displacement Options                                     12(B)
Displacement Passes                                      12(G) & (M)
                                                         7(G)

                          INDEX / Page 2

Domestic Excess On Duty                                  3(DD)
                                                         6(R)(1)
Domestic Flight                                          2(I)
Domicile                                                 2(E)
Domicile Scheduling                                      18(C)
Domicile Scheduling Policy                               18(D)
Downtown Layovers (Domestic)                             4(A)(5)
Drug Testing, Duty                                       6(Y)
Drug Testing, Expense                                    4(C)(5)
Drug Testing Letters of Agreement                        29
Dues and Initiation Fee Check-Off                        24(M)
Dues and Initiation Fee (Letter of Agreement)            29
Duty Hours                                               6(D)
Duty Hours (Duty Rig) - Domestic                         6(E)(3)
Duty Hours (Duty Rig) - International                    6(E)(4)
Duty/Trip Hours, Additional                              6(E)(6)

E

Early Retirement                                         7
                                                         21(A)(1)
Employee                                                 2(C)
Enhanced Trip Option (ETO)                               6(X)
Equipment Substitution                                   6(W)
Excess Credit Hours                                      18(D)(7)(h)
Excess Pay Hours                                         8(G)
                                                         18(D)(7)(i)
Exclusive Care Provider                                  22(E)(1)(j)
Expense Allowance (Domestic)                             4(A)(1)
Expense Allowance (International)                        4(B)(3)
Expenses, General                                        4(C)
Expenses Subject to Deductible and Coinsurance           22(A)

F

FAA Minimum Staffing Requirement                         26(B)
FAA Rest                                                 6(R)
FAA Rest, Reserve                                        6(S)
Family Emergency                                         8(G)
Family Emergency Passes                                  7(K)
Fatigue, Calling Off On                                  6
Ferry Flight Assignment                                  2(N)
Filing of Permanent Bids for Transfer                    13(A)
Filling of Vacancies (Temporary Assignment)              13
Fixed Daily Credit                                       2
Flight Attendant Assignment and Bidding                  18(D)(4)
Flight Attendant Illness                                 8(D)
Flight Credit Hours                                      6(B)
Flight Pay Hours                                         6(C)

                          INDEX / Page 3

Flight Service Manager, Narrowbody                       29
Flight Service Manager, Rotating Reserve                 29
Flight Service Manager, SPA/FUR                          29
Flight Service Manager Vacancies                         13(I)
Flight Time Limitations                                  6(N)
Foreign Bases                                            27(A)
Full-Time Union Representatives                          16(B)
Furlough, Expiration                                     12(F)
Furlough, Notice of Reduction                            12(A)
Furlough, Options/Leaves of Absence                      12(B)
Furlough, Re-employment                                  12(E)
Furlough, Subsequent                                     12(K)
Furlough Pay                                             12(I)
Furlough Pay, Disqualification                           12(J)
Furlough Pay, Amount                                     12(L)

G

Grievance Procedure, Accessibility of
Transcripts and Records                                  17(E)(7)
Grievance Procedures, Appeals                            16(E)
Grievance Procedure, Company Time Limitations            16(C)(6)
Grievance Procedure, Failure to Request Step 1 Hearing   16(C)(3)
Grievance Procedure, General                             16(G)
Grievance Procedure, Investigation                       16(C)(1)
Grievance Procedure, No Pay Loss Prior to Written
Step 1 Decision                                          16(C)(7)
Grievance Procedure, Other Grievances                    16(D)
Grievance Procedure, Policy                              16(A)(3)
Grievance Procedure, Pre-Grievance                       16(D)(1)
Grievance Procedure, General (District) Grievance        16(F)
Grievance Procedure, Non-Disciplinary Discussions        16(H)
Grievance Procedure, Representation                      16(A)
Grievance Procedure, Request for Step 1 Hearing          16(C)(2)
Grievance Procedure, Untimely Grievance Appeals          16(G)(4)
Grievance Procedure, Work Day                            16(G)(7)
Grievance Settlement                                     16(G)(9)
Ground Transportation                                    4(A)(5)
Group Insurance                                          22(A)
Group Insurance, General                                 22(E)
Group/"et al" Grievances                                 16(G)(2)
GTP (Guaranteed Trip Protection)                         6(Z)
Guaranteed Days Off, Prescheduled 48's                   6(U)
Guaranteed Days Off, Reserves                            6

H

HMO Benefits                                             22
Hardship Leave                                           15(J)

                          INDEX / Page 4

Holding Time                                             6(K)
Home Health Care                                         22
Hotel Rebate                                             29

I

Industrial Injury                                        8(I)
In-Flight Performance                                    29
In-Flight Sales                                          29
Information to be Provided by Company to IAM             20(H)
Initial Balancing                                        18(D)(7)(c)
Initial Projection                                       18(D)(7)(b)
Insufficient Reserves                                    18(D)(7)(l)
Insufficient Sick Hours                                  8(F)
Insurance Benefits, Maximum Amount                       22(F)(1)(d)
Insurance, Outline of Insurance Plans                    22(F)
Insurance, Preadmission Certification/Continued
  Stay Review                                            22(A)(1)(k)
International Flight                                     2(I)(2)

J

Joint Drug Policy (Appendix Letter of Agreement)         29
Jumpseat Authority                                       7(D)
Jury Duty                                                6(Q)
Jury Duty, No Balancing                                  18(D)(7)(f)(1)(i)

L

Labor Advisory Board                                     29
Labor Protective Provisions                              1(D)
Language of Destination                                  29
Language of Destination, Pay                             3(U)
Language of Destination, Pay (757)                       29
Language Training                                        4(C)(6)
Late Check-In, Rights to Trip                            18(D)(9)(a)(3)
Layover Hotels, Downtown                                 4
Layover Hotels, Room Selection                           4(B)(2)
Leaves, Return from Leave/Company Standards              15(K)
Leaves, Return from Leave/Vacancies                      15(D)
Legal Rest at Layover Station After, One-Way Trip        18(D)(110
Legal Rest/Scheduled on Duty - Domestic                  6(R)(1)
Legal Rest/Scheduled on Duty - International             6(R)(2)
Life Insurance                                           22(D)
                                                         22(F)(5)
Local Flights                                            6(E)(5)
Lodging Expenses                                         4(A)(3)
Lounges/Day Rooms                                        4(C)(2)

                          INDEX / Page 5

Lump Sum Distribution                                    21(A)(2)
                                                         21(B)(6)
Lump Sum Notice                                          21(A)(3)
Lump Sum Rollover, Letter of Agreement                   29

M

Maternity Leave                                          15(G)
Maternity Leave Unemployment, Letter of Agreement        29
Medical Insurance                                        22
Medical Leaves                                           15(B)
Medically Fit for Duty                                   23(B)(2)
Medically Unfit for Duty                                 23(B)(1)
Mergers, Purchase, Acquisition, Absorption               27(C)
Military Leave                                           15(F)
Minimum Pay and Monthly Maximum Flight Credit
     Full-Month Flying                                   6(A)(1)
     Half-Month Flying                                   6(A)(2)
Miscellaneous Accident Program                           22
Month                                                    2(H)
Moving Expenses                                          14(A)
Mutual Transfers                                         13(H)

N

Neutral Medical Examiner                                 23(B)
Neutral Medical Panels Letter of Agreement               29
Night Pay                                                3(T)
No Unlawful Discrimination                               20(J)(7)
Non-pay Status/Flight Time Limitations                   6(P)
Normal Retirement Age                                    21(B)(4)

O

Ok'ing Assigments, Letter of Agreement                   29
Open Time Information                                    18(D)(6)
Open Time Move-up                                        18(D)(8)(i)
Operational Duty Hours                                   2(J)
Operational Duty Pay                                     3(Q)
Operational Meetings/Training                            6(H)
Operational Meetings/Training/Physicals                  4(C)(3)
Orders in Writing                                        20(B)
OSHA 2000 Logs                                           25(D)
Other Company Department, Transfer                       10(D)
Other Employment with the Company                        20(E)
Overpayments                                             20(J)(5)
Overseas Transfers                                       9(F)
Ozark-TWA Retirement, Letter of Agreement                29

                          INDEX / Page 6

P

Parking Areas                                            4(C)(7)
Parking at Other Stations                                4(C)(7)
Passes, Employee/Union Transportation                    7(C)
Passenger Complaint Letters                              19
Passes, Grievance                                        16(E)(5)
                                                         17(E)(9)
Passes, Inlaw                                            7
Passes, Me-Too Pass Policy                               7(I)
Paternity Personal Time Off                              15(I)
Pay Assignments                                          6(M)
Pay Charts                                               3(A)
Pay Study Committee, Letter of Agreement                 29
Pay, 24 in 7                                             3(V)
Paycheck Distribution                                    29

Paycheck Dues Deduction                                  24(M) - (R)
Payment for Training                                     4(C)(6)
Personal Leaves and Other Employment                     15(A)
Personnel File                                           19(A)
Personnel File, Documents One (1) Year or Older          19
Personnel File, Documents Two (2) Years or Older         19(B)
Physical Examinations                                    23(A)
Preferential Bidding                                     29
Preparation of Bid Runs                                  18(D)(3)
Prescription Drug Program                                22(B)
Probationary Employees                                   10(G)
Probationary Period                                      19(G)
Professional Standards                                   29
PTO Computer Mask Letter of Agreement                    29

R

Railway Labor Act                                        17(E)
Railway Labor Act                                        20(I)
Random Drug Testing Pay                                  3(X)
Recall/Bypass Letter of Agreement                        29
Recall/Bypass Preferences & Transfers                    12(H)
Recognition                                              1(A)
Reduced Rates                                            7(E)-(G)
Reduction in Force/Recall/Preference to Assignment       10(B)
Re-engineering TWA                                       29
Regional Jets                                            1
Release from Call-in Period                              18(D)(8)(g)
Relief After 4 Hours                                     6(O)
Relief from Duty, 24 in 7 - Domestic                     6(S)
Reserve                                                  2(K)
Reserve Assignments                                      18(D)(8)(c)
Reserve Complement                                       18(D)(8)(b)

                          INDEX / Page 7


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

Reserve Guarantee                                        3(S)
Reserve List                                             18(D)(8)(k)
Reserve Recording                                        18(D)(8)(j)
Reserve Spreads                                          6(V)
Reserve, Maximum Block Scheduled                         18(D)(7)(e)
Reserve, Set-up Period/Call-in Period                    18(D)(8)(c)
Reserve Trading                                          29
Residence Standby                                        2(L)
Retirement Passes - Age 45                               7(F)
Retirement Passes - Age 50                               7(E)
Retirement Plan, Summary                                 21(B)
Retirement Savings Plan [401(k)]                         21(C)
Retirement Savings Plan Investment Committee Letter      29
Retirement, Contingent Annuitant Option                  21(B)(9)
Retirement, Freeze of Benefit Accruals                   21(A)(4)
Retirement, Lump Sum Option                              21
Retirement, Optional Forms of Benefit                    21(B)(10)
Retirement, Participant Eligibility                      21(B)(3)

S

Safety Committee, Composition                            25(A)
Satellite                                                2(F)
Satellites                                               18(F)
Scheduling Committee                                     18(B)(1)
Scheduling Committee, Reimbursement                      18(B)(4)
Scheduling, General                                      18(A)
Scheduling, Maximum Utilization                          18(D)(7)(a)
Scope                                                    1(B)
Seniority Lists, Posting                                 11(A)
Seniority Lists, Protest                                 11(C)
Seniority, Accruals                                      10(A)
Seniority, Retention                                     10(C)
Sequence Notification/Balancing                          18(D)(9)(a)
Service Manager                                          21(B)
Service Manager Emergency Downgrade                      3(W)
Service Manager Override                                 3(R)
Service Manager Temporary Upgrade                        3(AA)
Short Term Disability                                    22(F)(2)
Sick Leave Allowance                                     8(A)(1)
Sick Leave, Prevention of Sick Leave Abuse               8(K)
Sick Leave, Return to Duty Deadline                      18(D)(9)(a)(2)
Soft Time Openings                                       18(D)(9)(a)(2)
Special Assignment                                       3(BB)
Special Assignment/Loan/Promotion                        10(C)
Special Care Facility, Inpatient Care Limitation         22
Split Vacations                                          9(H)
Spread Days                                              18(D)(8)(l)
Staffing - 757                                           29

                          INDEX / Page 8

Standby Duty                                             2(L)
                                                         6(I)
Standby Penalties                                        3(Y)
Standby, Residence/Airport Standby                       18(D)(8)(e)
Statute of Limitations (Grievances)
Step 1 Hearing                                           16(C)(4)
System Board of Adjustment                               17
System Board of Adjustment, Jurisdiction                 17(E)(2)
System Scheduling                                        18(B)

T

Tag Ends                                                 2(I)(3)
Taxi Expense                                             4(A)(4)
Temporary Vacancies                                      13(E)
Terminating Employee Vacation Pay                        9(D)
Time Limits for Grievance Filing                         16(C)(2)
                                                         16(G)(1)
Trading of Flights                                       18(D)(10)
Trading, Requests for Open Time                          18(D)(7)(j)
Training and Special Assignment                          6(G)
Transfers at Company Request                             14(C)
Transfers, Expense and Mileage                           14(A)
Transfers, Travel Time and Report for Duty               14(B)
Trip Drop During Month                                   18(D)(7)(f)(5)
Trip Drop, No Automatic Trip Drop During Month           18(D)(7)(f)(6)
Trip Hours (Trip Rig)                                    6(E)
Trip Hours Formula Proration Charts                      18(H)
Trip Pay and Credit                                      6(D)
Trips Missed PIL Bank                                    8(D)
                                                         8(E)(1)

U

Unavailable During Call-in Period, Reserve               18(D)(8)(h)
Uniform Items, Basic/Additional                          5(B)
Uniform Point System                                     5(D)
Union Business Override (UBS) Letter of Agreement        29
Union Leaves                                             15(C)
Union Materials in Flight Attendant Mailboxes            20(J)(4)
Union Security, Delinquency                              24(E)
Union Security, Membership  in Good Standing             24(A)
Union Security, Requirement to Maintain Membership       24(B)
Union Security, Revocation of Dues Check-off             24(N)
Unprotected Flight/Domicile Layover Station              18(D)(9)(b)
Unprotected Flights                                      18(D)(7)(k)
Utilization                                              18(D)(7)

                          INDEX / Page 9

V

Vacation, Bidding and Posting Procedures                 9(B)
Vacation, Reserve                                        18(D)(8)(a)
Vacation Credit and Pay                                  6(F)
Vacation Increment Pay                                   3(Z)
Vacations, Accrual and Days Allowed                      9(A)
Variable Staffing Unit (VSU)                             26

W

Wage Controls, Deferrals, Cut-Backs                      27(E)
Wellness Program                                         22
Wide-body Aircraft                                       2(M)
Workers' Compensation Payments                           8(I)
Workers' Compensation Task Force                         29

X

XCAP-ACM Removal Letter of Agreement                     29
XCAP Procedures                                          7(D)

                          INDEX / Page 10